   As filed with the Securities and Exchange Commission on November 24, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
                     ChipPAC International Company Limited
                                 ChipPAC, Inc.
         ChipPAC Liquidity Management Hungary Limited Liability Company
                          ChipPAC Luxembourg S.a.R.L.
                           ChipPAC Korea Company Ltd.
                                ChipPAC Limited
                            ChipPAC (Barbados) Ltd.
           (Exact name of registrants as specified in their charters)
  British Virgin Islands            3674                    66-0573152
        California                  3674                    77-0463-48
          Hungary                   3674                    98-0209814
        Luxembourg                  3674                    98-0209817
     Republic of Korea              3674                    98-0209695
  British Virgin Islands            3674                    98-0209699
         Barbados                   3674                    98-0209821
      (State or other         (Primary Standard          (I.R.S. Employer
      Jurisdiction of   Industrial Classification Code) Identification No.)
     incorporation or
       organization)            --------------
               3151 Coronado Drive, Santa Clara, California 95404
                           Telephone: (408) 486-5900
   (Address, including zip code, and telephone number, including area code of registrants' principal executive offices)
                                --------------
                               Dennis P. McKenna
                      President & Chief Executive Officer
                                 ChipPAC, Inc.
                                --------------
               3151 Coronado Drive, Santa Clara, California 95404
                                 (408) 486-5900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
    Copies of all communications, including communications sent to agent for service, should be sent to:
                                Eva Herbst Davis
                                Kirkland & Ellis
                       300 South Grand Avenue, Suite 3000
                         Los Angeles, California 90071
                                 (213) 680-8400
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                --------------
   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   Proposed
                                                     Amount        Maximum         Proposed
       Title of Each Class of Securities             to be      Offering Price Maximum Aggregate    Amount of
               to be Registered                    Registered    Per Unit(1)   Offering Price(1) Registration Fee
-----------------------------------------------------------------------------------------------------------------
12 3/4% Series B Senior Subordinated Notes Due
 2009..........................................   $150,000,000       100%        $150,000,000        $41,700
-----------------------------------------------------------------------------------------------------------------
Guarantees of 12 3/4% Series B Senior
 Subordinated Notes Due 2009(2)................        --             --              --               (3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)The guarantors are affiliates of the registrant and have guaranteed the Series B notes being registered.
(3)Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the Series B notes being registered.
                                --------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not sell these notes until the registration statement filed with the          +
+Securities and Exchange Commission and any applicable state securities        +
+commission becomes effective. This prospectus is not an offer to sell these + +notes and we are not soliciting offers to buy these notes in any state where +
+the offer or sale is not permitted.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED             , 1999

PROSPECTUS

Exchange Offer for $150,000,000
12 3/4% Senior Subordinated Notes Due 2009 of ChipPAC International Company Limited

                                  -----------

                          Terms of the Exchange Offer:

 . We are offering to        . The terms of the notes
  exchange the notes          to be issued are
  that we sold in a           identical to the
  private offering for        outstanding notes,
  new registered              except for the
  exchange notes.             transfer restrictions
                              and registration
                              rights relating to the
                              outstanding notes.

 . The exchange offer
  expires 5:00 p.m., New
  York City time,
              , 2000,
  unless extended.

                            . The parent company of
                              the issuer and some of
                              its direct and
                              indirect subsidiaries
                              will guarantee the
                              exchange notes with
                              unconditional
                              guarantees that will
                              effectively rank
                              junior in right of
                              payment to their
                              senior debt.

 . You may withdraw your
  tender of notes at any
  time before the
  expiration of the
  exchange offer.

 . We will exchange all
  of the outstanding
  notes that you validly
  tender and do not
  validly withdraw.

                            . There is no existing
                              market for the
                              exchange notes, and we
                              do not intend to apply
                              for their listing on
                              any securities
                              exchange.

 . We believe that the
  exchange of the notes
  will not be a taxable
  exchange for U.S.
  federal income tax
  purposes.

                            . If you are a broker-
                              dealer and you
                              acquired existing
                              notes as a result of
                              market-making or other
                              trading activities,
                              you must acknowledge
                              that you will deliver
                              this prospectus, as it
                              may be amended or
                              supplemented, in
                              connection with any
                              resale of exchange
                              notes that you acquire
                              in exchange for the
                              existing notes.

 . We will not receive
  any proceeds from the
  exchange offer.

 . This exchange offer is
  subject to customary
  conditions, which we
  may waive.

  You should carefully consider the risks described beginning on page 12 before tendering your notes.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................     1

Risk Factors..............................................................    12

Forward-Looking Statements................................................    21

Industry Data.............................................................    21

Use of Proceeds...........................................................    22

Capitalization............................................................    23

The Exchange Offer........................................................    24

Unaudited Pro Forma Condensed Combined Financial Data.....................    32

Selected Historical Financial Data........................................    36

Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................    38

Industry..................................................................    46

Business..................................................................    49

Management................................................................    61

Principal Shareholders....................................................    66

The Recapitalization......................................................    69

Certain Relationships and Related Transactions............................    71

Description of Other Financing Arrangements...............................    75

Description of the Exchange Notes.........................................    79

Material Income Tax Consequences..........................................   121

Plan of Distribution......................................................   122

Where You Can Find More Information.......................................   123

Legal Matters.............................................................   123

Experts...................................................................   123

Index to Combined Financial Statements....................................   F-1

Index to Unaudited Interim Condensed Consolidated Financial Statements....  F-39

Glossary..................................................................   G-1

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

   This summary highlights selected information from the prospectus. It does not contain all of the information that is important to you in order to understand this exchange offer or the terms of the exchange notes. Unless the context requires otherwise, "ChipPAC," "Company," "we," "our," "ours" and "us" refer to ChipPAC, Inc. and its subsidiaries. ChipPAC International Company Limited, the issuer of the notes in the exchange offer, is a wholly owned subsidiary of ChipPAC, Inc. ChipPAC reports on a calendar year basis. See the "Glossary" section for a description of certain other terms used in this prospectus.

                            Overview of Our Business

   We are one of the world's largest providers of packaging and test services for manufacturers in the semiconductor industry. We offer complete portfolios of packaging and test solutions and we are one of the largest providers of high-margin, ball grid array packages, or BGA packages, the most advanced mass-produced semiconductor package. A semiconductor package is a container that protects and insulates the enclosed semiconductor chip and attaches to a printed circuit board. As a result, packages are an integral part of the basic functionality of semiconductors and contribute to their overall performance. We provide packaging and test services to approximately 70 customers worldwide, including approximately 40 customers in the United States who represented 92.8% of our sales during 1998. Our customers include some of the world's largest and most prominent semiconductor manufacturers, such as Atmel Corporation, Intel Corporation, International Business Machines Corporation, LSI Logic Corp., Lucent Technologies, Inc., Samsung Electronics Co., Ltd. and STMicroelectronics N.V. Today, most major semiconductor manufacturers use independent packaging and test service providers for at least a portion of their packaging and test needs. We expect this outsourcing trend to continue as semiconductor manufacturers focus on their core strengths, such as chip design and wafer fabrication.

   Our executive and sales headquarters are in the United States and our packaging facilities are in Korea and China. During 1998, we packaged over
792.9 million units and generated $334.1 million in revenues, $63.7 million in gross profit, $32.2 million in net income and $86.3 million in EBITDA. For the nine-month period ended September 30, 1999, we packaged over 885.2 million units and generated $267.7 million in revenues, $39.9 million in gross profit, $3.3 million in net loss and $58.4 million in EBITDA. For the nine month period ended September 30, 1999, we incurred one time charges for a change of control expense and loss from early extinguishment of debt in the amount of $11.8 million and $1.4 million, respectively.

   In 1984, our semiconductor packaging business began operating as a separate division of Hyundai Electronics, one of the world's largest seminconductor manufacturers and a member of the Hyundai Group, the Korean conglomerate. As of August 5, 1999, we are no longer majority-owned by Hyundai Electronics as a result of the recapitalization and other transactions described in this prospectus.

                                   Operations

   We offer our customers a full array of semiconductor packages for both traditional and advanced semiconductor products. The semiconductor production process can be broadly divided into three primary stages:

     (1) fabricating a wafer;

    (2) slicing the wafer into multiple die and assembling those die into finished devices, which is referred to as "packaging"; and

     (3) testing of finished devices and other back-end processes.

   We provide outsourced services for the final two stages of this semiconductor production process. We offer the following packaging and test services to our customers:

   Substrate, or BGA, packaging, which comprised 61.8% of our 1998 revenues. Substrate packaging, also referred to as BGA packaging, represents the newest and fastest growing area in the semiconductor packaging industry and is characterized by a semiconductor die placed directly on a plastic or tape laminate substrate, which is a mini printed circuit board. We are continuously developing new BGA packaging services and BGA assembly techniques, including chip scale BGA packaging, which is characterized by a package size of less than
1.2 times the size of the device. Benefits of BGA packaging over traditional leaded packaging include:

  .  smaller size;

  .  higher pin count, or number of connections to a printed circuit board;

  .  greater reliability;

  .  better electrical signal integrity; and

  .  easier attachment to a printed circuit board.

   Leaded packaging, which comprised 35.5% of our 1998 revenues. Traditional leaded packages are the most widely used packaging type, are found in almost every electronics application and are characterized by a semiconductor die encapsulated in a plastic mold compound with metal leads surrounding the perimeter of the device. In 1998, leaded packaging comprised over half of total industry packaging volume. Leaded packaging is used in a variety of applications, including automobiles, household appliances, desktop computers and telecommunications. We offer a wide range of lead counts and body sizes for use in many different applications.

   Test services, which comprised 2.7% of our 1998 revenues. Semiconductor testing measures and ensures the performance, functionality and reliability of a packaged device, and requires knowledge of the specific applications and functions of the devices being tested. We provide our customers with semiconductor test services for a number of device types, including logic, mixed signal and memory devices.

                             Competitive Strengths

   We believe the following attributes have helped us become one of the world's largest providers of packaging and test services for semiconductor manufacturers:

   .  demonstrated technology leadership;

   .  growing blue chip customer base;

   .  low-cost infrastructure;

   .  efficiency and quality leader;

   .  major investments in packaging facilities; and

   .  experienced management team.

                               Business Strategy

   Our business strategy focuses on:

   .  maintaining high-quality customer service;

   .  increasing penetration with existing customers;

   .  expanding customer base through technology leadership; and

   .  maintaining low-cost structure.

                              The Recapitalization

   On August 5, 1999, affiliates of Bain Capital, Inc. and SXI Group LLC, a portfolio concern of Citicorp Venture Capital Ltd., which we refer to collectively as the "Equity Investors," and management acquired a controlling interest in ChipPAC from Hyundai Electronics and Hyundai Electronics America through a series of transactions, including a merger into ChipPAC, Inc. of a special purpose corporation organized by the Equity Investors. The merger was structured to be accounted for as a recapitalization. Specifically:

  . the Equity Investors, and other parties, invested $92.0 million to acquire common stock of ChipPAC, Inc. which represented approximately 90.2% of its common stock outstanding immediately following the recapitalization;

  . the prior stockholders of ChipPAC, Inc. retained a portion of their common stock in ChipPAC, Inc. equal to $10.0 million, or approximately 9.8% of ChipPAC, Inc.'s common stock outstanding immediately following the recapitalization; and

  . the prior stockholders received as consideration for the remainder of their common stock (i) an aggregate of $385.0 million in cash and (ii) mandatorily redeemable convertible preferred stock payable for up to an aggregate of $70.0 million.

   These events are collectively referred to as the "recapitalization." You should refer to the information in the section entitled "The Recapitalization" for a more detailed description of the transactions summarized above.

   In connection with the recapitalization, we entered into several agreements with Hyundai Electronics and Hyundai Electronics America pursuant to which we received, among other things, licenses to use technologies used in our business and transitional operational, administrative and utility services. We have also leased certain facilities from Hyundai Electronics and Hyundai Electronics America. See "Certain Relationships and Related Transactions" for more information on these agreements.

   In order to finance the recapitalization, we completed the transactions set forth in the section entitled "Use of Proceeds."

   Our current corporate structure after giving effect to the recapitalization is as follows:

                               The Exchange Offer

   The exchange offer relates to the exchange of all of ChipPAC International Company Limited's outstanding 12 3/4% Senior Subordinated Notes due 2009 for an equal aggregate principal amount of ChipPAC International Company Limited's new 12 3/4% Series B Senior Subordinated Notes due 2009. The exchange notes will be obligations of ChipPAC International Company Limited entitled to the benefits of the indenture governing the notes, which is the legal document governing the outstanding notes.

Registration Rights         You have the right to exchange your outstanding
Agreement.................  notes for registered notes with terms that are identical in all material respects. This exchange offer is intended to satisfy this right. After this exchange offer is complete, you will no longer be entitled to the benefits of the exchange or registration rights granted under the registration rights agreement which we entered into as part of the offering of the outstanding notes.

The Exchange Offer........  We are offering to exchange $1,000 principal amount of exchange notes, which have been registered under the Securities Act, for each $1,000 principal amount of outstanding notes. Your outstanding notes must be properly tendered and accepted to be exchanged. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                            $150,000,000 in aggregate principal amount of our notes is currently outstanding.

                            We will issue the registered exchange notes on or promptly after the expiration of this exchange offer.

Expiration Date...........  This exchange offer will expire at 5:00 p.m.,
                            New York City time, on             , 2000,
                            unless we decide to extend the expiration date.

Conditions to the           We will not complete this exchange offer if it
Exchange Offer............  violates applicable law or staff interpretations of the Securities and Exchange
                            Commission. This exchange offer is not
                            conditioned upon any minimum principal amount of our outstanding notes being tendered.

Resale of the Exchange      We believe that the exchange notes may be
Notes.....................  offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act. We have based this belief on letters issued in connection with past offerings of this kind in which the staff of the Securities and Exchange Commission has interpreted the laws and regulations relating to the resale of notes to the public without the requirement of further registration under the Securities Act. See Shearman & Sterling
                            (available July 2, 1993); Morgan Stanley & Co.
                            Incorporated (available June 5, 1991); and
                            Exxon Capital Holdings Corporation (available
                            May 13, 1989). In order for the exchange notes to be offered for resale, resold or otherwise transferred:

                            . you must acquire the exchange notes in the
                              ordinary course of your business;

                            . you must not intend to participate, and have no
                              arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in this exchange offer;

                            . you must not be a broker-dealer who purchased
                              your outstanding notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act; and

                            . you must not be an "affiliate" of ours within the
                              meaning of Rule 405 under the Securities Act.

                            If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against this liability.

                            Each broker-dealer that is issued exchange notes in this exchange offer for its own account in exchange for outstanding notes which were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

                            A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes issued to it in this exchange offer. We have agreed that, for a period of 180 days after the date this exchange offer is completed, we will make this prospectus and any amendment or supplement to this prospectus available to a broker-dealer for use in connection with resales.

                            We are not offering to exchange with you, and will not accept surrenders for exchange from you, in any jurisdiction in which this exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction. Furthermore, if you acquire the exchange notes, you are responsible for compliance with securities or blue sky laws regarding resales. We assume no responsibility for compliance with these requirements.

Accrued Interest on the
Exchange Notes and the
Outstanding Notes.........
                            Each exchange note will bear interest from its issuance date. The holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest on those notes to, but not including, the issuance date of the exchange notes. This interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

                            Consequently, if you exchange your outstanding notes for exchange notes you will receive the same interest payment on February 1, 2000, which is the first interest payment date with respect to the outstanding notes and the exchange notes, that you would have received if you had not accepted this exchange offer.

Procedures for Tendering    If you wish to tender your notes for exchange
Notes.....................  in this exchange offer, you must transmit to the notes exchange agent, on or before the expiration date either:

                            . an original or a facsimile of a properly
                              completed and duly executed copy of the letter of transmittal accompanying this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

                            . if the notes you own are held of record by The
                              Depository Trust Company in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the notes exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, the Depository Trust Company will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you. The Automated Tender Offer Program allows you to electronically transmit your acceptance of the exchange offer to The Depository Trust Company instead of physically completing the delivering a letter of transmittal to the notes exchange agent.

                            In addition, you must deliver to the notes exchange agent on or before the expiration date:

                            . if you are effecting delivery by book-entry
                              transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the notes exchange agent at The Depository Trust Company as required by the procedures for book-entry transfers described in this prospectus under the heading "The Exchange Offer--Procedures for Tendering"; or

                            . if necessary, the documents required for
                              compliance with the guaranteed delivery
                              procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."

                            By executing and delivering the accompanying letter of transmittal or effecting delivery by book-entry transfer, you are representing to us that, among other things:

                            . the person receiving the exchange notes in this
                              exchange offer, whether or not that person is the holder, is receiving them in the ordinary course of business;

                            . neither you nor any other person receiving the
                              exchange notes in the exchange offer has an arrangement or understanding with any person to participate in the distribution of the exchange notes and that you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

                            . neither you nor any other person receiving the
                              exchange notes in the exchange offer is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

Special Procedures for
Beneficial Owners.........
                            If you are a beneficial owner of the notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes in this exchange offer, you should promptly contact the person in whose name your notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery         If you wish to tender your outstanding notes
Procedures................  and:

                            . time will not permit your notes or other required
                              documents to reach the notes exchange agent by the expiration date; or

                            . the procedure for book-entry transfer cannot be
                              completed on time;

                            you may tender your notes in compliance with the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.........  You may withdraw the tender of your outstanding notes at any time before 5:00 p.m., New York
                            City time, on             , 2000 which is the
                            expiration date.

Acceptance of Outstanding
Notes and Delivery of
Exchange Notes............  Except under the circumstances described above under "Conditions to the Exchange Offer," we will accept for exchange any and all outstanding notes which are properly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The exchange notes issued in this exchange offer will be delivered promptly following the expiration date.

United States Federal Tax
Consequences..............
                            Based on the advice of our counsel, we believe the exchange of your outstanding notes for the exchange notes will not be a taxable exchange for United States federal income tax purposes. See "Material Income Tax Considerations."

Exchange Agent............  Firstar Bank of Minnesota, N.A. is serving as the notes exchange agent in connection with the exchange offer. The notes exchange agent will assist us in the exchange offer by performing various administrative functions on our behalf.

                               The Exchange Notes

Issuer....................  ChipPAC International Company Limited, a wholly owned subsidiary of ChipPAC, Inc.

General...................  The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that:

                            . the exchange notes will bear a Series B
                              designation to differentiate them from the outstanding notes;

                            . the exchange notes have been registered under the
                              Securities Act and, therefore, will not bear legends restricting their transfer; and

                            . the holders of exchange notes will not be
                              entitled to rights under the registration rights agreement.

                            The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the same indenture under which the outstanding notes were issued.

Total Amount of Exchange
Notes Securities Offered..
                            $150,000,000 aggregate principal amount of 12 3/4% Series B Senior Subordinated Notes Due 2009.

Maturity Date.............  August 1, 2009.

Interest Payment Dates....  February 1 and August 1 of each year, beginning
                            February 1, 2000.

Optional Redemption.......  We cannot redeem the exchange notes prior to
                            August 1, 2004, except as discussed below.
                            Until August 1, 2002, we can choose to redeem the exchange notes in an amount not to exceed 35.0% of the sum of the original principal amount of the exchange notes with money ChipPAC, Inc. raises in equity offerings described herein, as long as:

                               . we pay the holders of the exchange notes a
                                 redemption price of 112 3/4% of the principal amount of the exchange notes, plus accrued but unpaid interest to the date of redemption; and

                               . at least 65.0% of the original aggregate
                                 principal amount of the exchange notes (plus any additional exchange notes issued under the indenture) remains outstanding after each such redemption.

                            On or after August 1, 2004, we can redeem some or all of the exchange notes at the redemption prices listed in the "Description of the Exchange Notes--Optional Redemption" section of this prospectus, plus accrued but unpaid interest to the date of redemption.

Change of Control.........  If a Change of Control of ChipPAC, Inc. occurs, subject to certain conditions, we must give holders of the exchange notes an opportunity to sell to us their exchange notes at a purchase price of 101.0% of the principal amount of the exchange notes, plus accrued and unpaid interest. The term "Change of Control" is defined in the "Description of the Exchange Notes--Change of Control" section of the prospectus.

Ranking...................  The exchange notes will be our senior subordinated unsecured obligations. They will rank senior in right of payment with any of our future Subordinated Indebtedness, equal in right of payment with any of our existing and future Senior Subordinated Indebtedness and subordinated in right of payment to any of our existing and future Senior Indebtedness. The exchange notes are effectively subordinated to indebtedness and other liabilities of ChipPAC, Inc.'s subsidiaries which are not guarantors. As of September 30, 1999, we had approximately $300 million of Senior Indebtedness, and none of our subsidiaries, whether or not such subsidiary is a guarantor, had any Senior Indebtedness. The terms "Senior Indebtedness," "Senior Subordinated Indebtedness" and "Subordinated Indebtedness" are defined in the "Description of the Exchange Notes--Certain Definitions" section of this prospectus.

Guaranties................  The Issuer's parent, ChipPAC, Inc., and the following direct, and indirect subsidiaries of ChipPAC, Inc. are guarantors of the exchange notes: ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC Korea Company Ltd., ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management Hungary Limited Liability Company.

                            Each guarantor has provided a full and
                            unconditional guarantee of the payment of the principal, premium and interest on the exchange notes on a senior subordinated basis.

                            The guaranties by the guarantors are
                            subordinated to all existing and future Senior Indebtedness of such guarantors. Substantially all of our operations are conducted through ChipPAC Limited and its Korean and Chinese subsidiaries. ChipPAC's Chinese subsidiaries are not guarantors. See "Description of the Exchange Notes--Guaranties" and "Risk Factors-- Our ability to pay our obligations under the exchange notes may be reduced because ChipPAC's Chinese operating subsidiaries are not guarantors of the exchange notes."

Basic Covenants of the      The indenture governing the exchange notes
Indenture.................  contains covenants that limit our ability and the ability of subsidiaries (other than
                            subsidiaries we have designated as unrestricted subsidiaries) to:

                               . incur or guarantee additional indebtedness;

                               . pay dividends and make distributions;

                               . make investments and other restricted
                                 payments;

                               . permit payment or dividend restrictions on
                                 our subsidiaries;

                               . transfer or sell assets;

                               . create liens;

                               . engage in transactions with affiliates; and

                               . consolidate or merge.

                            These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes--Certain Covenants."

Use of Proceeds...........  We will not receive any cash proceeds from the issuance of the exchange notes.

   For more complete information about the exchange notes, see "Description of the Exchange Notes."

                          Principal Executive Offices

   ChipPAC, Inc.'s executive offices are located at 3151 Coronado Drive, Santa Clara, California 95054 and its telephone number is (408) 486-5900. ChipPAC International Company Limited's executive offices are located at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands and its telephone number is (284) 494-2233.

  Summary Historical and Unaudited Pro Forma Combined Financial and Operating
                                      Data

   The following summary financial historical data for the four years ended December 31, 1998 were derived from the audited combined financial statements of ChipPAC included elsewhere in this prospectus. The summary unaudited pro forma data for the nine month period ended September 30, 1999, were derived from our unaudited combined financial statements which, in the opinion of management, reflect all adjustments necessary for the fair presentation of the financial condition and results of operations for such period.

   The summary unaudited pro forma combined statements of operations and other operating data for the nine month period ended September 30, 1999 give effect to the recapitalization as if it had occurred on January 1, 1998. The summary unaudited pro forma balance sheet data at September 30, 1999 give effect to the recapitalization as if it had occurred on September 30, 1999. Our historical information reflected in the Pro Forma Combined Financial Statements represents the accounts and operations of Hyundai Electronics with respect to ChipPAC. During the period covered by our Combined Financial Statements, its activities were conducted as part of Hyundai Electronics' overall operations, and separate financial statements were not prepared. Our Combined Financial Statements were prepared from the historical accounting records of Hyundai Electronics and include various allocations for costs and expenses. Therefore, the Combined Statement of Operations of ChipPAC may not be indicative of the results of operations that would have resulted if ChipPAC had operated on a stand-alone basis. All of the allocations and estimates reflected in our Combined Financial Statements are based on assumptions that we believe are reasonable under the circumstances and that have been reviewed by Hyundai Electronics America. "EBITDA" as presented below has been adjusted to exclude certain historical charges and credits. EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flow as a measure of liquidity, as determined in accordance with GAAP.

   The following summary unaudited pro forma combined financial data are intended for informational purposes and should not be considered indicative of either the future results of operations or the results that might have occurred if the recapitalization had been consummated on the indicated date or had been in effect for the period presented. The following table should be read in conjunction with "Capitalization," "Unaudited Pro Forma Condensed Combined Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical combined financial statements and the notes related thereto included elsewhere in this prospectus.

                                                                          Unaudited
                            Fiscal Year Ended December 31,             Pro Forma Nine
                          ------------------------------------------  Month Period Ended
                            1995      1996        1997        1998    September 30, 1999
                          --------  --------    --------    --------  ------------------
                                          (Dollars in thousands)
Statement of Operations
 Data:
Revenue.................  $179,234  $191,655    $289,429    $334,081       $267,671
Gross profit............    20,707    24,990      60,191      63,716         39,879
Selling, general and
 administrative (1).....    11,943    14,753      19,052      15,595         14,416
Research and
 development............     1,724     2,617       4,052       7,692          8,628
Write-down of impaired
 assets (2).............       --        --       11,569         --             --
                          --------  --------    --------    --------       --------
Operating income........  $  7,040  $  7,620    $ 25,518    $ 40,429       $ 16,835
                          ========  ========    ========    ========       ========
Balance Sheet Data (at September 30, 1999):
Cash and cash equivalents...................................                 33,142
Accounts receivable.........................................                 34,679
Inventories.................................................                 12,420
Total assets................................................                322,461
Total debt..................................................                300,000
Total shareholders' deficit.................................                109,749
Other Financial Data:
Depreciation and
 amortization...........  $ 27,917  $ 26,632    $ 40,682    $ 45,855       $ 41,850
Capital expenditures
 (3)....................    51,462   118,971     136,594      63,523         29,062
Ratio of earnings to
 fixed charges (4)......       1.4x      -- (4)      -- (4)      4.3x           -- (4)
EBITDA (5)..............  $ 34,957  $ 34,252    $ 77,769    $ 86,284       $ 58,436
Total cash interest
 expense (6)............                                                     11,840
Ratio of EBITDA to total
 cash interest expense
 (7)....................                                                        4.9x

--------
   Footnotes to table appear on following page.

Footnotes to table on previous page.
(1) Includes management fees charged by Hyundai.
(2) At December 1997, in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, we recorded a charge of $11.6 million to write down the value of certain assets which had been identified as economically impaired, as a result of management's decision to discontinue certain product lines or which were judged to be in excess of foreseeable requirements.
(3) Includes capital leases.
(4) For purposes of this computation, earnings are defined as income (loss) before provision for income taxes and fixed charges. Fixed charges are the sum of (a) interest costs, (b) the portion (approximately one-third) of operating lease rental expenses that are representative of the interest factor and (c) the pre-tax effect of preferred stock dividend requirements. Earnings for 1996 and 1997 and the nine month period ended
    September 30, 1999 were inadequate to cover fixed charges by $2.7 million, $55.8 million, and $6.5 million, respectively. Earnings for the year ended December 31, 1997 included a non-cash foreign currency loss of $69.7 million and a non-cash asset impairment charge of $11.6 million.
(5) "EBITDA" is defined herein as operating income plus depreciation, amortization, and, in 1997, non-cash charges related to write-downs of impaired assets. EBITDA is presented because we believe it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to those disclosed by other companies. See footnote (6) in "Unaudited Pro Forma Condensed Combined Financial Data" for the reconciliation of net income to EBITDA as defined above.
(6) Total cash interest expense represents the pro forma interest expense less amortization of deferred debt issuance costs.
(7) For purposes of this computation, EBITDA is defined at (5) and cash interest expense is defined at (6). For the nine month period ended September 30, 1999 we generated EBITDA of $58.4 million and incurred cash interest expense of $11.8 million resulting from interest charges of $12.1 million less debt issuance amortization of $0.3 million.

                                  RISK FACTORS

   You should carefully consider the risks described below in addition to the other information set forth in this prospectus before making an investment in the exchange notes.

Holders of existing notes who fail to exchange their existing notes may be unable to resell their notes.

   We did not register the outstanding notes under the federal or any state securities laws, nor do we intend to register them following the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of outstanding notes do not exchange their notes in the exchange offer, they lose their right to have their notes registered under the federal securities laws, subject to certain limitations. As a result, a holder of outstanding notes after the exchange offer may be unable to sell their notes.

Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

   The exchange notes will be issued to you in exchange for your notes only after timely receipt by the exchange agent of:

    . your notes; and

    . a properly completed and executed Letter of Transmittal and all of the required documentation; or

    . a book-entry delivery by transmittal of an agent's message through The Depository Trust Company.

   If you want to tender your notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery.

   Neither we nor the exchange agent or any of its affiliates are under any duty to give you notification of defects or irregularities with respect to tenders of existing notes for exchange. Existing notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to their existing transfer restrictions. In addition, if you tender your notes in the exchange offer to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the federal securities laws in connection with any resale transaction. For additional information, please refer to "The Exchange Offer" and "Plan of Distribution" sections of this prospectus.

Our substantial indebtedness could adversely affect our financial health, make us vulnerable to adverse economic and industry conditions and prevent us from fulfilling our obligations under these exchange notes.

   To finance the recapitalization, we incurred a significant amount of indebtedness. The following chart sets forth important credit information, assuming we had completed this offering as of the date, or at the beginning of the periods, specified below and applied the proceeds as intended:

                                                           At September 30, 1999
                                                           Pro Forma (unaudited)
                                                           ---------------------
                                                              (in thousands)
      Total indebtedness..................................       $300,000
      Shareholders' deficit...............................        112,249

                                                                      Nine
                                                                     Months
                                                                      Ended
                                                                    September
                                        Years Ended December 31,       30,
                                        --------------------------  ----------
                                        1994  1995  1996 1997 1998  1998  1999
                                        ----  ----  ---- ---- ----  ----  ----
      Ratio of earnings to fixed
       charges......................... 2.0x  1.4x   --   --  4.3x  5.1x   --

   For the years ended December 31, 1996 and 1997 and the nine month period ended September 30, 1999, earnings were insufficient to cover fixed charges by $2.7 million $55.8 million and $6.5 million, respectively.

   Our substantial indebtedness could have important consequences to you. For example, it could:

    . make it more difficult for us to satisfy our obligations with respect to the exchange notes;

    . increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

    . place us at a competitive disadvantage relative to our competitors that have less debt; and

    . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Furthermore, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

   For purposes of the computation of pro forma ratio of earnings to fixed charges in the table above, earnings are defined as income (loss) before provision for income taxes and fixed charges. Fixed charges are the sum of (a) interest costs and (b) the portion (approximately one-third) of operating lease rental expenses that are representative of the interest factor.

Despite our current levels of indebtedness, we still may be able to incur substantially more debt which could increase the risks created by our substantial indebtedness.

   We may be able to incur substantial additional indebtedness in the future. For example, our senior credit facilities permit us to borrow up to an additional $70.0 million to finance working capital requirements and capital expenditures, and for trade letters of credit. All of these borrowings will be secured by all of our assets and those of certain of our subsidiaries. The addition of new debt to our current debt levels could intensify the debt-related risks that we now face that are described above. See "Description of Other Financing Arrangements--Senior Credit Facilities" and "Description of the Exchange Notes."

Your right to receive payments on the exchange notes is junior to ChipPAC International Company Limited's existing and, possibly future, senior indebtedness and all of the guarantors' senior indebtedness. It is possible, therefore, that you may receive no compensation of any kind with respect to the exchange notes if there is a bankruptcy, liquidation or similar proceeding affecting us.

   We may not have sufficient funds to satisfy our obligations with respect to the exchange notes. The exchange notes and the guarantees rank behind all of our existing indebtedness and all of our future borrowings, except any future indebtedness that expressly provides that it ranks with, or subordinated in right of payment to, the exchange notes and the guarantees. As a result, upon any distribution to our creditors, in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property. We will have to pay the holders of debt senior to the exchange notes in full before we can make any payment to you with respect to the exchange notes.

   In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on some of our senior debt (including borrowings under the senior credit facilities) and may be blocked for specified periods in the event of some non-payment defaults on senior debt.

   As a holder of the exchange notes, you will typically have equal rights to your ratable share, along with all of our suppliers and vendors to which we owe money, commonly referred to as trade creditors, and other holders of debt of the same class as the exchange notes, of any assets remaining after we have paid off all of the debt senior to the exchange notes. However, the indenture requires that amounts otherwise payable to holders of exchange notes in a bankruptcy, liquidation or similar proceeding be paid to holders of debt senior to the exchange notes instead. Consequently, holders of the exchange notes may receive less, ratably, than holders of trade payables or other debt of the same class in any such proceeding.

ChipPAC International Company Limited, the issuer of the exchange notes, will rely on intercompany loans through ChipPAC, Inc.'s direct and indirect subsidiaries to satisfy obligations of its indebtedness; as a result, if these subsidiaries are not able to make payments on these intercompany loans, we may not be able to pay you interest on the exchange notes when due.

   ChipPAC International Company Limited has no business operations of its own and its only assets are intercompany notes and the capital stock of its subsidiaries, none of which will have any substantial assets other than intercompany loans or conduct any business of their own other than intercompany financing. Thus, the only source of cash for ChipPAC International Company Limited to pay interest on the exchange notes will be through payments of interest and principal on intercompany notes, capital contributions from ChipPAC, Inc. or dividends or distributions from ChipPAC, Inc.'s subsidiaries, which dividends or distributions would be funded through payments on intercompany notes. We will rely principally on funds generated by ChipPAC, Inc.'s operating subsidiaries to fund payments on the exchange notes and other indebtedness. If such subsidiaries are unable to make payments on their intercompany loans, we may not be able to satisfy obligations under our debt instruments, including payment of interest on the senior credit facilities and the exchange notes.

Our ability to pay our obligations under the exchange notes may be reduced because ChipPAC's Chinese operating subsidiaries are not guarantors of the exchange notes.

   ChipPAC's Chinese subsidiaries are not guarantors of the exchange notes. However, the historical combined financial information and the pro forma combined financial information included in this prospectus are presented on a combined basis and include the Chinese entities. After giving effect to the recapitalization, the aggregate revenue and EBITDA for the Chinese entities, for the year ended December 31, 1998, would have been approximately $13.8 million and a loss of $3.0 million, respectively, and their combined fixed assets at September 30, 1999 would have been approximately $78.0 million.

   Since ChipPAC's Chinese subsidiaries will not guarantee the exchange notes, holders of the exchange notes will have to rely solely on dividends or distributions from ChipPAC's Korean and British Virgin Islands subsidiaries to satisfy their respective obligations under the exchange notes should ChipPAC's Chinese subsidiaries be unable to make dividends or distributions.

The exchange notes will not be secured by any of our assets. Our obligations under the senior credit facilities are secured by our assets and those of certain of our subsidiaries, and the senior lenders will have a prior claim to our assets if we become insolvent, are liquidated or if our senior secured indebtedness is accelerated.

   The exchange notes and the guarantees will not be secured by any of our assets. Our obligations under the senior credit facilities will be secured by a first priority pledge of all our capital stock, a perfected first priority security interest in substantially all of our assets and those of our subsidiaries and a first priority pledge of all intercompany loans among:

    . ChipPAC International Company Limited and each of ChipPAC Luxembourg
      S.a.R.L., ChipPAC Assembly and Test (Shanghai) Company, Ltd. and ChipPAC Limited, respectively;

    . ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management Hungary
      Limited Liability Company; and

    . ChipPAC Liquidity Management Hungary Limited Liability Company and
      ChipPAC Korea Company, Ltd.

   If we become insolvent or are liquidated, or if payment under the senior credit facilities or under other secured senior indebtedness is accelerated, the lenders under the senior credit facilities or holders of such other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law and under documents pertaining to the senior credit facilities or such other senior debt. Accordingly, holders of such secured senior indebtedness will have a prior claim to our assets. See "Description of Other Financing Arrangements--Senior Credit Facilities" and "Description of the Exchange Notes."

The senior credit facilities and the indenture governing the exchange notes limit us in significant respects.

   The senior credit facilities and the indenture governing the exchange notes contain restrictions on us that could increase our vulnerability to general adverse economic and industry conditions by limiting our flexibility in planning for and reacting to changes in our business and industry. Specifically, these restrictions limit our ability, among other things, to:

    . incur additional debt;

    . pay dividends and make other distributions;

    . prepay subordinated debt;

    . make investments and other restricted payments;

    . enter into sale and leaseback transactions;

    . create liens;

    . sell assets; and

    . enter into transactions with affiliates.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the exchange notes.

   If we undergo a change of control as defined in the indenture governing the exchange notes, we must offer to buy back the exchange notes for a price equal to 101.0% of the principal amount of the exchange notes, plus any accrued and unpaid interest. In addition, our senior credit facilities prohibit us from repurchasing the exchange notes until we first repay the senior credit facilities in full. If we fail to repurchase the exchange notes in that circumstance, we will go into default under both the indenture governing the exchange notes and under the senior credit facilities. Any future debt which we incur may also contain restrictions on repayment upon a change of control. If any change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. These buyback requirements may also delay or make it harder for others to effect a change of control. However, some other corporate events, such as leveraged recapitalizations that would increase our level of indebtedness, would not constitute a change of control under the indenture governing the exchange notes. See "Description of Other Financing Arrangements--Senior Credit Facilities" and "Description of the Exchange Notes--Change of Control."

Federal and state laws allow courts, under specific circumstances, to void the exchange notes and the subsidiary guarantees and require note holders to return payments received from us or the subsidiary guarantors.

   A significant portion of the net proceeds from the offering of the existing notes was used to pay for our common stock outstanding prior to the recapitalization and vested options to purchase our common stock. If a bankruptcy proceeding or a lawsuit is initiated by our unpaid creditors, the debt which we incurred to finance the recapitalization, including the exchange notes and the guarantees, may be reviewed under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws. Under these laws, indebtedness incurred by us to consummate the recapitalization could be voided, or claims in respect of the debt could be subordinated to all other debt if, among other things, we:

    . received less than reasonably equivalent value or fair consideration for the incurrence of such debt;

    . were insolvent or rendered insolvent by reason of such incurrence;

    . were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

    . intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

   In addition, you may be required to return to us, or to a fund for the benefit of creditors, any payments received from us in respect of the exchange notes.

   The measures of insolvency will vary depending upon the fraudulent transfer law applied in any proceeding to determine whether such a transfer has occurred. Generally, however, a debtor would be considered insolvent if:

    . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

    . the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

    . it could not pay its debts as they become due.

   We believe that we received fair market value for the indebtedness we incurred in connection with the recapitalization. On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the recapitalization, we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged or will not have incurred debts beyond our ability to pay such obligations as they mature. We cannot assure you, however, as to what standard a court would apply in making such determination, or that a court would agree with our conclusions in this regard.

Our operations could be materially adversely effected if our relationship with Hyundai, our owner prior to the recapitalization, deteriorates.

   Our facilities in Ichon, Korea occupy a portion of a building located on property owned by Hyundai, our former owner. In addition, our operations at this site are dependent upon various service and support personnel employed by Hyundai. An unfavorable change in our relations with Hyundai could prevent us from gaining access to and effectively managing this facility and its operations which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Our operating results may be adversely affected by market forces in the semiconductor industry which are beyond our control.

   Our business is substantially affected by market conditions in the semiconductor industry, which is highly cyclical and, at various times, has been subject to significant economic downturns characterized by reduced product demand, rapid erosion of average selling prices and production overcapacity. Beginning in 1997 and continuing through the end of 1998, intense competition and a general slowdown in the semiconductor industry worldwide resulted in decreases in the average selling prices of many of our packaging services. We expect that average selling prices for our services will continue to decline in the future. A decline in average selling prices for these services, if not offset by reductions in the costs of providing those services or by a shift to higher margin services, would decrease our gross profits and could have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   In addition, we increase our level of operating expenses and investment in packaging services capacity based on customer demand forecast(s) and anticipated revenue growth. If our revenues do not grow as anticipated or the forecasts upon which we rely are inaccurate, and we are unable to decrease these expenses, our business, financial condition and operating results would be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our inability to provide new packaging and test services could adversely affect our business.

   The semiconductor packaging and test industry is characterized by rapid increases in the diversity and complexity of packaging services. As a result, we expect that we will need to continually introduce more advanced package designs in order to respond to competitive industry conditions and customer requirements. The requirement to develop and maintain advanced packaging capabilities and equipment could require significant research and development and capital expenditures in future years. In addition, advances in technology typically lead to rapid and significant price decreases and lower margins for older packaging types and may lead to our current services becoming less competitive. Any failure by us to achieve advances in package design or to obtain access to advanced package designs developed by others could have a material adverse effect on our business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our research and development efforts may not yield profitable and commercially viable services for years.

   Our research and development efforts may not yield commercially viable packages or test services, if at all, for anywhere from one to two years. The qualification process is conducted in various stages which may take up to an additional year to complete, and during each stage there is a substantial risk that we will have to abandon a potential package or test service which is no longer marketable and in which we have invested significant resources. In the event we are able to qualify new packages, a significant amount of time will have elapsed between our investment in such packages and the receipt of any related revenues.

The intensity of competition in our industry could result in downward pressure on pricing, or loss of our customers which could adversely affect our operating results.

   We face substantial competition from a number of established independent packaging companies and with the internal capabilities of many of our largest customers. Each of our primary competitors has significant operational capacity, financial resources, research and development operations, and established relationships with many large semiconductor companies which are current or potential customers of ours. The presence of these competitors may result in downward price pressure in our industry. Furthermore, our competitors may in the future capture our existing or potential customers through superior responsiveness, service quality, product design, technical competence or other factors which we view as the principal elements of competition in our industry. In addition, our primary customers may, in the future, shift more of their packaging and test service demand internally. Each of the factors could have a material adverse effect on our business, financial condition and results of operations.

Our results may be adversely affected by reduced quality of our packaging and test services.

   The semiconductor packaging process is complex and involves a number of precise steps. Defective packaging can result from a number of factors, including the level of contaminants in the operational environment, human error, equipment malfunction, use of defective materials and plating services and inadequate sample testing. From time to time, we expect to experience lower than anticipated yields as a result of such factors, particularly in connection with any expansion of capacity or change in processing steps. In addition, our yield on new packaging will be lower during the period necessary for us to develop the requisite expertise and experience with such processes. Any failure by us to maintain high quality standards or acceptable yields, if significant and sustained, could result in the loss of customers, delays in shipments, increased costs and cancellation of orders.

Our business may be adversely affected by the loss of, or reduced purchases by, Intel, Atmel Corporation, LSI Logic or any other large customer. Additionally, we may encounter difficulties in soliciting new customers.

   In 1998, sales of packaging and test services to Intel, Atmel Corporation and LSI Logic accounted for approximately 67.0%, 10.1% and 9.8% of our net revenues, respectively, and sales to our top five customers in the aggregate accounted for approximately 89.7% of total net revenues. If any of our key customers were to purchase significantly less of our services in the future, such decreased level of purchases could have a material adverse effect on our business, financial condition and results of operations.

   Semiconductor packaging companies must pass a lengthy and rigorous qualification process that can take up to six months at a cost to the customer of $250,000 to $300,000. If we fail to qualify packages with potential customers or customers with which we have recently become qualified do not use our services, then our customer base could become more concentrated with a limited number of customers accounting for a significant portion of our revenues. Moreover, we believe that once a semiconductor company has selected a particular packaging company's services, the former generally relies on that vendor's packages for specific applications and, to the extent possible, subsequent generations of that vendor's packages. Accordingly, it may be difficult to achieve significant sales to a particular or potential customer once another vendor's packages have been selected by that customer unless there are compelling reasons to do so, such as significant performance or cost advantages.

Economic crisis in the Pacific Rim region where our suppliers are located could prevent us from securing adequate supplies of materials which could adversely affect our operations.

   All of our materials suppliers are located in the Pacific Rim. Historically, over half of our substrate costs were incurred from the purchase of materials from Japanese suppliers. In the future, we expect that a growing portion of these materials will be supplied by sources in Korea and Taiwan. Several countries in this region have experienced currency devaluation and/or difficulties in financing short-term obligations. We cannot assure you that the effect of this economic crisis on our suppliers will not impact operations, or that the effect on our customers in that region will not adversely affect both the demand for our services and the collectibility of receivables.

   We obtain the direct materials to fill orders for our packaging and test services directly from vendors. To maintain competitive packaging operations, we must obtain from our vendors, in a timely manner, sufficient quantities of acceptable materials at expected prices. We source most of our materials, including critical materials such as lead frames, laminate substrates and gold wires, from a limited group of suppliers. We purchase all of our materials on a purchase order basis and have no long-term contracts with any suppliers. From time to time, vendors have extended lead times or limited the supply of required materials to us because of vendor capacity constraints and, consequently, we have experienced difficulty in obtaining acceptable materials on a timely basis. Our business, financial condition and results of operations could be materially and adversely affected if our ability to obtain sufficient quantities of materials and other supplies in a timely manner were substantially diminished or if there were significant increases in the costs of materials that we could not pass on to our customers.

Our inability to protect our intellectual property could adversely affect our business. We license critical technology from Hyundai and Motorola. Our failure to extend the Motorola sublicense after it expires on December 31, 2002 could adversely affect our business.

   We seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other security measures. With respect to patents, we cannot assure you that any applications we file for patent protection will be granted, or, if granted, will offer meaningful protection. Additionally, we cannot assure you that our competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our packaging services, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

   Any patents and utility model, design right and computer program right registrations obtained with respect to technology that we developed prior to the recapitalization are owned by Hyundai Electronics. In connection with the recapitalization, we entered into a patent and technology license agreement pursuant to which Hyundai Electronics granted us a license to use certain intellectual property rights in our semiconductor packaging and test activities. We expect to seek patents and utility model, design right and computer program right registrations, as applicable, on new packaging process and package design technologies that we develop as a means of protecting technology and market position.

   We have a non-exclusive sublicense from Hyundai to use certain patented BGA technologies owned by Motorola. Motorola may also license such patents to others, including our competitors. These BGA technologies contributed to 61.8% of our net revenues in 1998. After expiration of this sublicense on December 31, 2002, we may be unable to utilize such BGA technologies if this sublicense is not extended or otherwise renewed. Alternatively, in the event that we are able to renew this arrangement, we cannot assure you that it will be on the same terms as currently exist. Any failure to extend or renew this sublicense arrangement with respect to Motorola's patented BGA technologies could cause us to incur substantial liabilities and to suspend the packaging services and processes that utilize these technologies.

   We may in the future receive communications from third parties claiming that we may be infringing certain of such parties' patents and other intellectual property rights. Any infringement claim or other litigation against or by us could have a material adverse effect on our business, financial condition and results of operations.

The loss of our skilled personnel or our key executive officers could have a material adverse effect on our business.

   Our competitiveness within our industry will depend in large part upon whether we can attract and retain skilled technical and marketing personnel and can retain members of our executive team. Competition for skilled personnel is intense, and we cannot assure you that we will be successful in attracting and retaining the technical personnel or executive managers we require to develop new and enhanced packaging and test services and to continue to grow and operate profitably.

Our operations could be negatively affected by future labor problems.

   As of September 30, 1999, over half of our employees were represented by the ChipPAC Korea Labor Union. In addition, one of our Chinese subsidiaries experienced labor protests and a two day work stoppage in July 1998 in connection with proposed work force reductions. We cannot assure you that issues with the labor union or other employees will be resolved favorably for us in the future, that we will not experience significant work stoppages in future years or that we will not record significant charges related to those work stoppages.

Our business could be adversely affected by changes in political and economic conditions in foreign countries, particularly in Asia.

   For 1996, 1997 and 1998, we generated approximately 38.2%, 17.6% and 7.2% of total revenues, respectively, from international markets, primarily from customers in the Pacific Rim. In addition, all of the facilities currently used to provide our packaging services are located in Korea and China and many of our customers' operations are located in countries outside of the United States. We cannot determine to what extent our future operations and earnings may be affected by new laws, new regulations, changes in or new interpretations of existing laws or regulations or other consequences of doing business outside the U.S., particularly in Korea and China.

Fluctuations in the exchange rate of the U.S. dollar and foreign currencies could have a material adverse effect on our financial performance and results of operations.

   A portion of our costs and revenues are denominated in other currencies, such as the South Korean Won and the Chinese RMB. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect our costs of goods sold and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on our results of operations cannot be accurately predicted. From time to time, we have engaged in, and may continue to engage in, exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, we cannot assure you that any hedging technique we may implement will be effective.

We could suffer adverse tax and other financial consequences if U.S. or foreign taxing authorities do not agree with our interpretation of applicable tax laws.

   Our corporate structure is based, in part, on certain assumptions about the various tax laws, including withholding tax, and other relevant laws of the applicable non-U.S. jurisdictions. We cannot assure you that foreign taxing authorities will agree with our interpretations or that they will reach the same conclusions. Our interpretations are not binding on any taxing authority and, if such foreign jurisdictions were to change or to modify the relevant laws, we could suffer adverse tax and other financial consequences or have the anticipated benefits of our corporate structure materially impaired. See "Material Income Tax Considerations."

We are controlled by two principal shareholders and their interests may conflict with your interests.

   ChipPAC International Company Limited, the issuer of the existing notes and the exchange notes, is a wholly owned subsidiary of ChipPAC, Inc. Affiliates of Bain Capital, Inc. and SXI Group LLC, together with members of our management, own approximately 90.0% of the issued and outstanding voting stock of ChipPAC, Inc. Consequently, these owners will have the ability to control our business and affairs by virtue of their ability to elect a majority of ChipPAC, Inc.'s board of directors. The directors have the authority to make decisions affecting ChipPAC, Inc.'s capital structure, including the issuance of additional indebtedness. In addition, a shareholders agreement that was signed at the closing of the recapitalization entitles affiliates of Bain Capital, Inc. and the SXI Group LLC to fill six of eight seats on the board of directors of ChipPAC, Inc. We cannot assure you that the interests of Bain Capital, Inc. and SXI Group LLC do not or will not conflict with the interests of the holders of the outstanding notes or of the exchange notes. See "Principal Shareholders" and "Certain Relationships and Related Transactions."

Our failure, or the failure of our customer or suppliers, to address informational technology issues related to the year 2000 could adversely affect our operations.

   Our inability to remedy unforeseen Year 2000 problems or the failure of third parties to do so may cause a business interruption or shutdown, financial loss, regulatory action, reputational harm or result in liability to third parties. We cannot assure you that our Year 2000 program or the programs of our customers or suppliers will be effective, that our estimate about the timing and costs of completing our program will be accurate or that all remediation will be complete by the Year 2000. In addition, we have entered into arrangements with Hyundai Electronics and Hyundai Electronics America for business support services. We cannot assure you that Hyundai Electronics and Hyundai Electronics America will be Year 2000 compliant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of ChipPAC--Year 2000 Compliance."

You may not be able to resell your exchange notes or may have to sell them at a discount if an active trading market does not develop.

   The exchange notes are new securities for which there currently is no market. We have been informed by the initial purchasers of the outstanding notes, Credit Suisse First Boston Corporation and Donaldson Lufkin & Jenrette Securities Corporation, that they intend to make a market in the exchange notes. However, they are not obligated to do so and may cease their market-making activities at any time. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The exchange notes are expected to be eligible for trading by qualified buyers in the PORTAL market. The PORTAL market acts as a facilitator of SEC Rule 144A and provides regulatory oversight for the clearance and settlement of domestic and foreign debt and equity securities through designated clearing and depository organizations. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through The Nasdaq National Market. In addition, both the liquidity and the market price quoted for the exchange notes may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects, or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active or stable trading market will develop for the exchange notes.

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements regarding, among other things, our financial condition and business strategy. Also, statements that contain words such as "believes," "expects," "anticipates," "intends," "estimated" or similar expressions are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. While we believe that these expectations and projections are reasonable, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including, among other things:

    . our dependence on continuous introduction of new services based on the latest technology;

    . our ability to compete in the intensely competitive semiconductor and personal computer component industries;

    . risks associated with our international business activities and with acquisitions and integration of acquired companies;

    . our dependence on proprietary information and technology and key personnel;

    . our fluctuating quarterly results and product liability exposure;

    . our response to general economic conditions, including economic conditions related to the semiconductor and personal computer industries; and

    . those other risks identified in the "Risk Factors" section of this prospectus.

   We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                 INDUSTRY DATA

   In this prospectus, we rely on and refer to information regarding the semiconductor market and its segments and competitors from Dataquest, Electronic Trends Publications, International Data Corporation, Semiconductor Industry Association, Worldwide Semiconductor Test Services, The McClean Report (1999 edition), market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of the information and have not independently verified it.

                                USE OF PROCEEDS

   We used the gross proceeds of approximately $417.7 million from the offering of the existing notes, the senior credit facility and the equity investment made in connection with the recapitalization together with cash on hand:

    . to pay approximately $257.3 million in recapitalization consideration which is subject to post-closing adjustments for working capital, capital expenditures, research and development expenditures and our EBITDA in each of the four calendar years following the recapitalization. See "Description of Other Financing Arrangements-- Hyundai Preferred Stock";

    . to repay approximately $127.7 million of existing Hyundai debt; and

    . to pay fees and expenses associated with the merger and related transactions of approximately $32.7 million.

   We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing these exchange notes as contemplated in this prospectus, we will receive existing notes in like principal amount, the terms of which are the same in all material respects to the exchange notes. The existing notes surrendered in exchange for the exchange notes will be retired, canceled and not reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our debt.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 1999. The information in the following table should be read in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the historical combined financial statements and the exchange notes related thereto included elsewhere in this prospectus.

                                                                        At
                                                                   September 30,
                                                                       1999
                                                                   -------------
                                                                      Actual
                                                                   -------------
                                                                   (in millions)
Long-term debt (including current portion):
Existing senior credit facility and capital leases................    $  --
Senior Credit Facilities:
  Revolving Credit Facility (1)...................................       --
  CapEx Facility (2)..............................................       --
  Term Loan Facilities (3)........................................     150.0
  Senior Subordinated Notes Due 2009..............................     150.0
                                                                      ------
    Total long-term debt..........................................     300.0
Hyundai Redeemable Preferred Stock (4)(5).........................      71.4
Shareholders' equity (deficit)....................................    (109.7)
                                                                      ------
    Total capitalization..........................................    $261.7
                                                                      ======

--------
(1) Borrowings of up to $50.0 million are available under the revolving credit facility. We did not draw upon the revolving credit facility in connection with the recapitalization.
(2) Borrowings of up to $20.0 million are available under the capex facility for acquiring equipment and making certain other capital expenditures. We did not draw upon the capex facility in connection with the recapitalization.
(3) Borrowings of up to an aggregate of $150 million were available under the two term loan facilities. Both term loan facilities were fully drawn at the closing of the recapitalization to finance the consideration paid in the recapitalization.
(4) Hyundai Electronics may receive up to an additional $55.0 million in cash during the four-year period beginning January 1, 1999 if we exceed certain levels of EBITDA as set forth in the recapitalization agreement. For more information on the Hyundai Preferred Stock see, "Description of Other Financing Arrangements--Hyundai Preferred Stock."
(5) The Hyundai Preferred Stock is mandatorily redeemable on the eleventh anniversary of the closing of the Recapitalization, and will accrue dividends from the date of issuance at a rate of 12.5% per annum over the life of the securities, will not pay cash dividends during the five years and six months following the Recapitalization. As discussed in footnote (4) above however, up to $20.0 million of the Hyundai Preferred Stock and the related accrued dividends may be redeemed during the four-year period following the Recapitalization. See "Description of Other Financing Arrangements--Hyundai Preferred Stock."

                               THE EXCHANGE OFFER

   This is a summary of the material provisions of the registration rights agreement entered into by and among ChipPAC International Company Limited, the guarantors named therein and the initial purchasers as of July 29, 1999. It does not purport to be complete and reference is made to the provisions of the registration rights agreement which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

   In connection with the issuance of the existing notes pursuant to a purchase agreement dated as of July 22, 1999 by and among ChipPAC International Company Limited, the guarantors named therein and the initial purchasers, the initial purchasers and their respective assignees became entitled to the benefits of the registration rights agreement.

   The registration rights agreement requires us to file the registration statement of which this prospectus is a part for a registered exchange offer relating to an issue of exchange notes identical in all material respects to the existing notes but containing no restrictive legend. Under the registration rights agreement, ChipPAC International Company Limited is required to:

    . file a registration statement not later than 150 days following the date of original issuance of the existing notes (the "Issue Date");

    . use its reasonable best efforts to cause the registration statement to become effective no later than 210 days after the Issue Date;

    . use its reasonable best efforts to keep the exchange offer effective for not less than 30 days (or longer if required by applicable law) after the date that notice of the exchange offer is first mailed to holders of the existing notes; and

    . use its reasonable best efforts to consummate the exchange offer on or prior to the 60th day following the date on which the exchange offer registration statement is initially declared effective.

   The exchange offer being made pursuant to this prospectus, if commenced and consummated within the time periods described above, will satisfy those requirements under the registration rights agreement.

   Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept any and all existing notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City
time, on the expiration date which is          , 2000, or such later date and
time as to which the exchange offer has been extended. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes pursuant to the exchange offer. However, existing notes may be tendered only in integral multiples of $1,000.

   The form and terms of the exchange notes are substantially the same as the form and terms of the existing notes except that:

    . the exchange notes bear an exchange note designation and a different
      CUSIP number from the existing notes;

    . the exchange notes have been registered under the federal securities laws and will not bear legends restricting the transfer thereof as the existing notes do; and

    . the holders of the exchange notes will generally not be entitled to rights under the registration rights agreement, which rights generally will be satisfied when the exchange offer is consummated.

   The exchange notes will evidence the same debt as the tendered existing notes and will be entitled to the benefits of the same indenture under which the existing notes were issued. As of the date of this prospectus, $150,000,000 aggregate principal amount of existing notes were outstanding.

   Holders of existing notes do not have any appraisal or dissenters' rights under the laws of the Territory of the British Virgin Islands or the indentures relating to such exchange notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder.

   We shall be deemed to have accepted validly tendered existing notes when, as and if we have given oral or written notice thereof, such notice if given orally, to be confirmed in writing, to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from our company.

   If any tendered existing notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted existing notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

   Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. For additional information, please refer to the "--Fees and Expenses" section of this prospectus.

Expiration Date; Extensions; Amendments

   The expiration date is 5:00 p.m., New York City time, on          , 2000,
unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

   In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, such notice if given orally, to be confirmed in writing, and will issue a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right:

    . to delay accepting any existing notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice, such notice if given orally, to be confirmed in writing, of such delay, extension or termination to the exchange agent, or

    . to amend the terms of the exchange offer in any manner.

   Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

   The exchange notes will bear interest from their date of issuance. Holders of existing notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on February 1, 2000 to persons who are registered holders of the exchange notes on January 15, 2000. Interest on the existing notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

   Interest on the exchange notes is payable semi-annually on each February 1 and August 1, commencing on February 1, 2000.

Procedures for Tendering

   Only a registered holder of existing notes may tender such exchange notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the existing notes and any other required documents, or cause The Depository Trust Company to transmit an agent's message as described below in connection with a book-entry transfer, to the exchange agent prior to the expiration date. To be tendered effectively, the existing notes, the Letter of Transmittal or agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "-- Exchange Agent" prior to the expiration date. Delivery of the existing notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

   The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the existing notes that such participant has received and agrees:

    . to participate in the Automated Tender Option Program;

    . to be bound by the terms of the Letter of Transmittal; and

    . that we may enforce such agreement against such participant.

   By executing the Letter of Transmittal or agent's message, each holder will make to us the representations set forth above in the fourth paragraph under the heading "--Purpose and Effect of the Exchange Offer."

   The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and the company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or agent's message.

   The method of delivery of existing notes and the Letter of Transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No Letter of Transmittal or existing notes should be sent to any of ChipPAC International Company Limited or any of its affiliates. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

   Any beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. For additional information, please refer to the "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution referred to below, unless the existing notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or for the account of an eligible institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System, which we refer to as an "eligible institution."

   If the Letter of Transmittal is signed by a person other than the registered holder of any existing notes listed therein, such notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such notes with the signature thereon guaranteed by an eligible institution.

   If the Letter of Transmittal or any existing notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence to our satisfaction of their authority to so act must be submitted with the Letter of Transmittal.

   We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the existing notes at the book-entry transfer facility, The Depository Trust Company, which we refer to as the "book-entry transfer facility," for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of existing notes by causing such book-entry transfer facility to transfer such existing notes into the exchange agent's account with respect to the existing notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of the existing notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, unless an agent's message is transmitted to and received by the exchange agent in compliance with the Automated Tender Option Program on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures, the tender of such notes will not be valid. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered existing notes and withdrawal of tendered existing notes will be determined by ChipPAC International Company Limited, in its sole discretion, which determination will be final and binding. ChipPAC International Company Limited reserves the absolute right to reject any and all existing notes not properly tendered or any existing notes our acceptance of which would, in the opinion of ChipPAC International Company Limited's counsel, be unlawful. ChipPAC International Company Limited also reserves the right to waive any defects, irregularities or conditions of tender as to particular existing notes. ChipPAC International Company Limited may not waive any condition to the exchange offer unless such condition is legally waivable. In the event such a waiver by ChipPAC International Company Limited gives rise to the legal requirement to do so, ChipPAC International Company Limited will hold the exchange offer open for at least five business days thereafter. ChipPAC International Company Limited's interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as ChipPAC International Company Limited shall determine. Although ChipPAC International Company Limited intends to notify holders of defects or irregularities with respect to tenders of existing notes, neither ChipPAC International Company Limited, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tender of existing notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any existing notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

   Holders who wish to tender their existing notes and whose existing notes are not immediately available, who cannot deliver their existing notes, the Letter of Transmittal or any other required documents to the exchange agent, or who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

      (a) the tender is made through an eligible institution;

      (b) prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, setting forth the name and address of the holder, the certificate number(s) of such existing notes and the principal amount of existing notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the Letter of Transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent's message, together with the certificate(s) representing the existing notes, or a confirmation of book-entry transfer of such notes into the exchange agent's account at the Book-Entry Transfer Facility, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

      (c) the certificate(s) representing all tendered existing notes in proper form for transfer, or a confirmation of a book-entry transfer of such existing notes into the exchange agent's account at the book entry transfer facility, together with a Letter of Transmittal, of facsimile thereof, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date of the exchange offer.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

   To validly withdraw a tender of existing notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

    . specify the name of the person having deposited exchange notes to be withdrawn, which we refer to as the "depositor";

    . identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at the book entry transfer facility to be credited;

    . be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the existing notes register the transfer of such notes into the name of the person withdrawing the tender; and

    . specify the name in which any such existing notes are to be registered, if different from that of the depositor.

   All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us and shall be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the existing notes so withdrawn are validly retendered. Any existing notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Conditions

   Notwithstanding any other term of the exchange offer, ChipPAC International Company Limited shall not be required to accept for exchange, or exchange notes for, any existing notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such existing notes, if:

    . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in ChipPAC International Company Limited's sole judgment, might materially impair ChipPAC International Company Limited's ability to proceed with the exchange offer, or any material adverse development has occurred in any existing action or proceeding with respect to ChipPAC International Company Limited or any of its subsidiaries; or

    . any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in ChipPAC
      International Company Limited's sole judgment, might materially impair ChipPAC International Company Limited's ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer; or

    . any governmental approval has not been obtained, which approval
      ChipPAC International Company Limited shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

   If ChipPAC International Company Limited determines, in its sole discretion, that any of the conditions are not satisfied, ChipPAC International Company Limited may:

    . refuse to accept any existing notes and return all tendered existing notes to the tendering holders;

    . extend the exchange offer and retain all existing notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such existing notes as described in "--Withdrawal of Tenders" above; and

    . waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered existing notes which have not been withdrawn.

Exchange Agent

   Firstar Bank of Minnesota, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

   By Registered or Certified Mail or                    By Hand:
   Overnight Courier: Firstar Bank of     Firstar Bank of Minnesota, N.A. 101
 Minnesota, N.A. 101 East Fifth Street   East Fifth Street St. Paul, Minnesota
  St. Paul, Minnesota 55101-1860 Attn:   55101-1860 Attn: Frank P. Leslie, III
          Frank P. Leslie, III

                                 By Facsimile:
                        (For Eligible Institutions Only)
                                 (651) 229-6415

                             Confirm by Telephone:
                                 (651) 229-2600

   Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

   The expenses of soliciting tenders will be borne by ChipPAC International Company Limited. The principal solicitation is being made by mail however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of ChipPAC International Company Limited and its affiliates.

   ChipPAC International Company Limited has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. ChipPAC International Company Limited, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   ChipPAC International Company Limited will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the existing notes, which is face value, as reflected in ChipPAC International Company Limited's accounting records on the date of exchange. Accordingly, ChipPAC International Company Limited will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized as deferred financing costs and amortized over the term of the exchange notes.

Consequences of Failure to Exchange

   The existing notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such existing notes may be resold only:

    . to ChipPAC International Company Limited, upon redemption thereof or otherwise;

    . so long as the existing notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

    . in accordance with Rule 144 under the Securities Act;

    . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act;

    . pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to ChipPAC International Company Limited; or

    . pursuant to an effective registration statement under the Securities
      Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

   With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not such person is the holder, other than a person that is an "affiliate" of ChipPAC International Company Limited within the meaning of Rule 405 under the Securities Act, in exchange for existing notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives exchange notes for its own account in exchange for existing notes, where such existing notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

   As contemplated by these no-action letters and the registration rights agreement, each holder who participates in the exchange offer will be required to represent to ChipPAC International Company Limited in the Letter of Transmittal that:

    . any exchange notes received by it will be acquired in the ordinary course of its business;

    . at the time of the consummation of the exchange offer such holder will have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

    . such holder is not an "affiliate" of ChipPAC International Company
      Limited within the meaning of the Securities Act; and

    . any additional representation that in the written opinion of counsel to ChipPAC International Company Limited are necessary under then-existing interpretations of the SEC in order for the exchange registration statement to be declared effective.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

   The following unaudited pro forma condensed combined statements of operations for the nine month period ended September 30, 1999 and the year ended December 31, 1998, which we refer to as the "Pro Forma Financial Statements," have been derived by the application of pro forma adjustments to our combined results included elsewhere in this prospectus.

   The Pro Forma statements of operations give effect to the recapitalization as if it had occurred on January 1, 1998. EBITDA as presented below has been adjusted to exclude certain historical charges and credits as described in Note 6.

   The Pro Forma Financial Statements do not purport to represent what our financial position or results of operations would have actually been had the recapitalization in fact occurred on such dates, or to project results of operations for any future period. The Pro Forma Financial Statements should be read in conjunction with the "Capitalization," "Prospectus Summary--Summary Historical and Unaudited Pro Forma Combined Financial and Operating Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the historical combined financial statements and the notes related thereto included elsewhere in this prospectus.

   During the periods covered by our Combined Financial Statements, our activities were conducted as part of Hyundai Electronics' overall operations, and separate financial statements were not prepared. Our Combined Financial Statements were prepared from the historical accounting records of Hyundai Electronics and include various allocations for costs and expenses. Therefore, our Combined Statement of Operations may not be indicative of the results of operations that would have resulted if we had operated on a stand-alone basis. All of the allocations and estimates reflected in our Combined Financial Statements are based on assumptions that we believe are reasonable under the circumstances and that have been reviewed by Hyundai Electronics America.

                                                   Nine-Month Period Ended
                                                     September 30, 1999
                                               -------------------------------
                                                           Pro Forma    Pro
                                               Historical Adjustments  Forma
                                               ---------- ----------- --------
                                                       (in thousands)
Unaudited Pro Forma Condensed Combined
 Statement of Operations:
Revenues......................................  $267,671    $   --    $267,671
Costs of revenues.............................   227,792        --     227,792
                                                --------    -------   --------
Gross profit..................................    39,879        --      39,879
Operating expenses:
  Selling, general and administrative (1).....    14,416        --      14,416
  Research and development....................     8,628        --       8,628
  Change of control expense (2)...............    11,842    (11,842)       --
                                                --------    -------   --------
Operating income..............................     4,993     11,842     16,835
Interest expense (3)..........................    12,089     13,515     25,604
Interest income...............................    (2,334)       --      (2,334)
Foreign currency (gain) loss..................      (506)       --        (506)
Other (income) expense, net...................      (566)       --        (566)
                                                --------    -------   --------
Income (loss) before provision for income
 taxes and extraordinary item.................    (3,690)    (1,673)    (5,363)
Provision (benefit) for income taxes (4)......    (1,823)      (859)    (2,682)
Extraordinary loss (5)........................     1,372     (1,372)       --
                                                --------    -------   --------
Net income (loss).............................  $ (3,239)   $   558   $ (2,681)
                                                ========    =======   ========
Other Data:
EBITDA (6)........................................................... $ 58,436
Depreciation and amortization (7)....................................   41,601
Capital expenditures (including capital leases)......................   29,062

                                               Year Ended December 31, 1998
                                              -------------------------------
                                                          Pro Forma    Pro
                                              Historical Adjustments  Forma
                                              ---------- ----------- --------
                                                      (in thousands)
Unaudited Pro Forma Condensed Combined
 Statement of Operations:
Revenues.....................................  $334,081   $    --    $334,081
Costs of revenues............................   270,365        --     270,365
                                               --------   --------   --------
Gross profit.................................    63,716                63,716
Operating expenses:
  Selling, general and administrative (1)....    15,595        --      15,595
  Research and development...................     7,692        --       7,692
                                               --------   --------   --------
Operating income.............................    40,429                40,429
Interest expense (3).........................    13,340     20,798     34,138
Interest income..............................    (1,276)       --      (1,276)
Foreign currency (gain) loss.................   (24,670)       --     (24,670)
Other (income) expense, net..................       168        --         168
                                               --------   --------   --------
Income before provision for income taxes.....    52,867     20,798     32,069
Provision (benefit) for income taxes (4).....    20,564    (14,150)     6,414
                                               --------   --------   --------
Net income (loss)............................  $ 32,303   $ (6,648)  $ 25,655
                                               ========   ========   ========
Other Data:
EBITDA (6).......................................................... $ 86,284
Depreciation and amortization.......................................   45,855
Capital expenditures (including capital leases).....................   63,523

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                   Nine-Month Period Ended September 30, 1999
                        and Year Ended December 31, 1998

   1. In connection with the recapitalization, we entered into advisory agreements with the Equity Investors pursuant to which the Equity Investors will provide financial, advisory and consulting services. In exchange for such services, the Equity Investors are entitled to receive fees billed at the Equity Investors' customary rates for actual time spent performing such services plus reimbursement for out-of-pocket expenses. There are no minimum levels of service required to be provided. Commencing with the fiscal quarter ended March 31, 2000, when and if we achieve EBITDA for the preceding twelve-month period in excess of $81.2 million, the Equity Investors will be entitled to an annual advisory fee, the amount of which is limited by our senior credit agreements. As there are no minimum levels of required service and because the annual advisory fee would not commence until after December 31, 1999 and is dependent upon achieving a certain EBITDA level, no amounts related to the Equity Investors' advisory fees have been included in the pro forma operating results.

   2. As a result of the Recapitalization, the Company was contractually required to make a one-time change of control payment to its unionized Korean employees of approximately $11.8 million. The payment was recorded as an operating expense during the quarter ended September 30, 1999. This amount has been excluded from the pro forma operating results for the nine-month period ended September 30, 1999, as it represents a one-time charge directly related to the transaction.

   3. The increase to pro forma interest expense as a result of the recapitalization is summarized as follows:

                                                Nine Month
                                               Period Ended       Year Ended
                                            September 30, 1999 December 31, 1998
                                            ------------------ -----------------
                                                       (in thousands)
   Interest on Term Loan Facilities--
    8.86%.................................       $ 9,966            $13,288
   Interest on Exchange Notes--12.75%.....        14,344             19,125
   Interest on Revolving Credit Facility--
    8.54%.................................           --                 --
   Interest on CapEx Facility--8.54%......           --                 --
   Bank commitment fees/Capital leases....           --                 --
                                                 -------            -------
   Cash interest expense..................        24,310             32,413
   Amortization of debt issuance costs....         1,294              1,725
   ($13.8 million over an 8 year
    amortization period)
                                                 -------            -------
   Interest expense from recapitalization
    debt requirements.....................        25,604             34,138
   Less: historical interest expense......        12,089             13,340
                                                 -------            -------
   Net increase...........................       $13,515            $20,798
                                                 =======            =======

   An increase or decrease in the assumed weighted average interest rate on the senior credit facilities of 0.125% would change pro forma interest expense by $141,000 and $187,500 for the nine month period ended September 30, 1999 and the year ended December 31, 1998 respectively.

   4. Under the terms of the recapitalization agreement, Hyundai Electronics was required to reorganize the ChipPAC entities into a distinct group of subsidiaries owned by ChipPAC, Inc. If the reorganization had taken place on January 1, 1998, ChipPac would have had an effective tax rate of approximately 20% for 1998. Based on the expected 1999 results, the expected effective tax rate for 1999 is approximately 50%. These adjustments reflect the income tax adjustment required to result in a pro forma income tax provision based on these effective tax rates and the tax effects of the pro forma adjustments described herein.

   5. The Company incurred an extraordinary loss of $1.4 million related to the early retirement of debt upon the recapitalization of the Company. This amount has been excluded from the pro-forma operating results from the nine-month period ended September 30, 1999.

                            STATEMENT OF OPERATIONS

                   Nine Month Period Ended September 30, 1999
                        and Year Ended December 31, 1998

   6. "EBITDA" is defined herein as operating income, plus depreciation and amortization and in 1997, non-cash charges related to write-downs of impaired assets. EBITDA is presented because we believe it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to those disclosed by other companies. The following table reconciles net income (loss) with EBITDA for the historical statements of operations for each of the four years ended December 31, 1998 and the pro-forma nine month period ended September 30, 1999.

                                                                  Unaudited Pro
                                                                   Forma Nine
                                                                      Month
                                                                  Period Ended
                                  Year Ended December 31,         September 30,
                              ----------------------------------  -------------
                               1995    1996      1997     1998        1999
                              ------- -------  --------  -------  -------------
                                              (in thousands)
Net income (loss) as
 reported...................  $    98 $(5,625) $(46,118) $25,906     $(2,681)
Provision for (benefit from)
 income taxes...............    1,977   2,883    (9,671)   6,477      (2,682)
Non-operating (income)
 expense items:
  Foreign currency (gains)
   losses...................    1,012   5,041    69,669  (24,670)       (506)
  Interest income...........      --     (108)      (96)  (1,276)     (2,334)
  Interest expense..........    3,151   5,780    10,972   33,824      25,604
  Other (income) expenses,
   net......................      802    (351)      762      168        (566)
                              ------- -------  --------  -------     -------
Operating income as
 reported...................    7,040   7,620    25,518   40,429      16,835
Adjustments to arrive at
 EBITDA as defined:
  Depreciation and
   amortization.............   27,917  26,632    40,682   45,855      41,601
  Write-down of impaired
   assets...................      --      --     11,569      --          --
                              ------- -------  --------  -------     -------
EBITDA as defined above.....  $34,957 $34,252  $ 77,769  $86,284     $58,436
                              ======= =======  ========  =======     =======

   7. Depreciation and amortization for the nine months ended September 30, 1999 exclude $0.3 million of amortization of debt insurance cost. This amount is included as interest expense.

                       SELECTED HISTORICAL FINANCIAL DATA

   The following table presents our selected historical combined statements of operations, balance sheet, and other data for the periods presented. No separate financial information for ChipPAC International Company Limited has been provided in this prospectus because (a) ChipPAC International Company Limited does not itself conduct any operations but rather all operations of ChipPAC, Inc. are conducted by ChipPAC, Inc. or by its direct or indirect subsidiaries; (b) ChipPAC International Company Limited has no material assets; and (c) ChipPAC, Inc. and certain of its subsidiaries are unconditionally guaranteeing the exchange notes on an unsecured, senior subordinated basis. This information should only be read in conjunction with our audited and unaudited combined financial statements and the related exchange notes thereto, "Unaudited Pro Forma Condensed Combined Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all included elsewhere in this prospectus. The data for each of the four years ended December 31, 1998 have been derived from ChipPAC's combined financial statements which have been audited by PricewaterhouseCoopers LLP, whose report appears elsewhere in this prospectus.

                                                                                        Nine-Month Period
                                                                                              Ended
                                         Year Ended December 31,                          September 30,
                          ------------------------------------------------------------  ------------------
                             1994       1995       1996           1997          1998      1998      1999
                          ----------- --------  -----------    -----------    --------  --------  --------
                          (unaudited)           (Dollars in thousands)                     (unaudited)
Statement of Operations
 Data:
Revenue.................   $149,310   $179,234  $   191,655    $   289,429    $334,081  $237,969  $267,671
Costs and expenses:
 Cost of revenue........    129,068    158,527      166,665        229,238     270,365   186,000   227,792
 Selling, general and
  administrative
  expenses..............     13,407     11,805       11,431         15,853      15,067    10,396    14,416
 Research and
  development expenses..      1,095      1,724        2,617          4,052       7,692     4,895     8,628
 Management fees charged
  by affiliate..........        --         138        3,322          3,199         528       528       --
 Write-down of impaired
  assets (1)............        --         --           --          11,569         --        --        --
 Change in control
  expenses (2)..........        --         --           --             --          --        --     11,842
                           --------   --------  -----------    -----------    --------  --------  --------
Operating income........      5,740      7,040        7,620         25,518      40,429    36,150     4,993
Interest expense........      2,423      3,151        5,780         10,972      13,340    10,037    12,089
Interest income.........        --         --          (108)           (96)     (1,276)     (491)   (2,334)
Foreign currency (gains)
 losses (3).............       (562)     1,012        5,041         69,669     (24,670)  (20,427)     (506)
Other (income) expense,
 net....................        --         802         (351)           762         168       (50)     (566)
                           --------   --------  -----------    -----------    --------  --------  --------
Income (loss) before
 income taxes...........      3,879      2,075       (2,742)       (55,789)     52,867    47,081    (3,690)
Provision for (benefit
 from) income taxes.....      1,492      1,977        2,883         (9,671)     20,564    17,933    (1,823)
Extraordinary item:
 Loss from early
  extinguishment of
  debt, net of related
  income tax benefit
  (4)...................        --         --           --             --          --        --      1,372
                           --------   --------  -----------    -----------    --------  --------  --------
Net income (loss).......   $  2,387   $     98  $    (5,625)   $   (46,118)   $ 32,303  $ 29,148  $ (3,239)
                           ========   ========  ===========    ===========    ========  ========  ========
Balance Sheet Data (at
 end of period):
Cash and cash
 equivalents............   $  5,416   $  2,602  $     2,323    $     3,067    $ 68,767  $ 33,013  $ 33,142
Working capital.........                                           (20,240)    (29,637)  (26,436)   30,097
Total assets............     98,112    127,984      215,932        233,241     359,472   313,970   322,461
Total long-term debt,
 including current
 portion................     21,995     52,468      109,053        152,410     133,715   138,006   300,000
Total shareholders'
 equity (deficit).......     34,066     11,559       53,692          9,472     113,191    82,342  (109,749)
Other Financial Data:
Capital expenditures....     38,635     51,462      118,971        136,594      63,523    52,111    29,062
Ratio of earnings to
 fixed charges (5)......        2.0x       1.4x         -- (6)         -- (6)      4.3x      5.1x      --  (6)

--------
(1) At December 1997, in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, ChipPAC recorded a charge of $11.6 million to write down the value of certain assets which had been identified as economically impaired, as a result of management's decision to discontinue certain product lines or which were judged to be in excess of foreseeable requirements.
(2) The $11.8 million change in control charge in the nine-month period ended September 30, 1999 was a special bonus paid to employees of ChipPAC's Korean subsidiary arising from the change in control.

(3) The foreign currency gains and losses were primarily the result of U.S. Dollar denominated debt of ChipPAC's Korean subsidiary. In accordance with U.S. GAAP, as the U.S. Dollar/South Korean Won exchange rates change, resulting foreign currency exchange gains/(losses) are recorded in ChipPAC's Combined Statement of Operations.
(4) The extraordinary loss of $1.4 million, net of tax effects, represents costs related to the early retirement of debt, necessary under the recapitalization of the company on August 5, 1999.
(5) For purposes of this computation, earnings are defined as income (loss) before provision for income taxes and fixed charges. Fixed charges are the sum of (a) interest costs and (b) the portion (approximately one-third) of operating lease rental expenses that are representative of the interest factor. Earnings for 1996 and 1997 and for the nine months ended September 30, 1999, were inadequate to cover fixed charges by $2.7 million, $55.8 million and $6.5 million, respectively. Earnings for the year ended December 31, 1997 included a non-cash foreign currency loss of $69.7 million and a non-cash asset impairment charge of $11.6 million.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis of the financial condition and results of operations covers periods prior to the completion of the recapitalization. In connection with the recapitalization, we entered into financing arrangements and, as a result, we have a different capital structure. Accordingly, the results of operations for periods subsequent to the recapitalization will not necessarily be comparable to prior periods. The following discussion should be read in conjunction with the combined financial statements contained elsewhere in this prospectus.

Overview

   We are one of the world's largest providers of packaging and test services to the semiconductor industry. We offer complete portfolios of packaging and test solutions and are one of the largest providers of high-margin, BGA packages, the most advanced mass-produced semiconductor packages. We provide packaging and test services to approximately 70 customers worldwide, including approximately 40 in the United States who represented approximately 92.8% of our revenues in 1998. Our customers include some of the world's largest and most prominent semiconductor manufacturers such as Atmel Corporation, Intel Corporation, International Business Machines Corporation, LSI Logic Corp., Lucent Technologies, Inc., Samsung Electronics Co., Ltd. and STMicroelectronics N.V. We maintain executive and sales headquarters in the United States and our packaging and test facilities are located in Korea and China. We maintain sales offices in Asia, Europe, and the United States. Research and development activities are conducted in Korea and the United States.

   In 1984, our packaging business began operating as a separate division of Hyundai Electronics, one of the world's largest semiconductor manufacturers and a member of the Hyundai Group, the Korean conglomerate. In 1997, ChipPAC, Inc. was incorporated as a distinct entity and established as the parent of a stand-alone worldwide business. Following the recapitalization, Hyundai Electronics continues to own approximately 10.0% of our outstanding common stock and also holds redeemable preferred stock having an aggregate liquidation preference of approximately $70.0 million. In addition, Hyundai Electronics may receive up to an additional $55.0 million of cash during the four-year period beginning January 1, 1999 if we exceed certain levels of EBITDA as set forth in the recapitalization agreement. Hyundai Electronics is entitled to receive 33.3% of the amount by which our EBITDA (as defined in the recapitalization agreement) exceeds $116.5 million, $171.3 million, $198.5 million and $231.8 million, respectively, in each of the first four years following the recapitalization. In the event the final $20.0 million of such $55.0 million in cash is required to be paid to Hyundai Electronics, it shall be paid by the mandatory redemption of an equal amount, including dividends, of Hyundai Preferred Stock.

   Our revenues consist of fees charged to our customers for the packaging and testing of their integrated circuits, which we refer to as ICs. From 1995 to 1998, net revenues increased from $179.2 million to $334.1 million, primarily from the growth of BGA packaging. We are the second largest provider of outsourced BGA packaging services worldwide, and one of two key suppliers of BGA packaging services to Intel, whom we believe represents over 40% of the independent packaging market today. The capital investments made by Hyundai Electronics from 1995 to 1997 totaled approximately $300 million and provided us with the capacity necessary to support this growth in advanced packaging services, along with providing capacity to support future growth. By 1998, we possessed the scale required to provide our services to other customers who required BGA packaging services. We also have a significant business in leaded packaging, which accounted for 35.5% of our sales in 1998.

   The following table sets forth the composition of revenue by product group and test services, as a percentage of total revenues:

                                              Fiscal Year Ended     Nine Month
                                                December 31,       Period Ended
                                              -------------------  September 30,
                                              1996   1997   1998       1999
                                              -----  -----  -----  -------------
BGA..........................................   3.5%  37.7%  61.8%      68.7%
Leaded.......................................  92.2   59.5   35.5       28.8
Testing......................................   4.3    2.8    2.7        2.5
                                              -----  -----  -----      -----
  Total...................................... 100.0% 100.0% 100.0%     100.0%
                                              =====  =====  =====      =====

   For the year ended December 31, 1998, over 95% of our revenues were denominated in U.S. Dollars with the remainder denominated primarily in Korean Won. Prior to 1999, our purchases of raw materials were made primarily in U.S. Dollars and Japanese Yen. Since the beginning of 1999, however, almost all purchases of raw materials have been made in U.S. Dollars. Labor and overhead costs at our facilities in Korea and China have been incurred in the local currencies of those countries. Our historical borrowings have been primarily made in U.S. Dollars. Our monetary assets and liabilities are primarily denominated in U.S. Dollars.

   The historical financial statements of ChipPAC Korea and ChipPAC China have been translated into U.S. Dollars using the local currency of those respective countries as the functional currency. The assets and liabilities of these entities have been translated at the exchange rates in effect on the balance sheet dates, and the revenues and expenses have been translated using the weighted average exchange rates for the periods measured.

   Historically, our foreign currency gains and losses have arisen primarily from the holding of monetary assets and liabilities denominated in U.S. Dollars by ChipPAC Korea and did not have a cash impact. ChipPAC Korea's U.S. Dollar denominated liabilities consist primarily of long- and short-term debt, and accounts payable, while its U.S. Dollar monetary assets consist primarily of intercompany receivables from other ChipPAC entities. From 1995 until December 31, 1998, ChipPAC Korea's U.S. Dollar-denominated liabilities exceeded its U.S. Dollar monetary assets. During this period, our reported foreign currency losses upon depreciation of the value of the Won and foreign currency gains upon the appreciation of the Won. From December 31, 1998 through March 31, 1999, ChipPAC Korea's U.S. Dollar monetary assets exceeded its U.S. Dollar-denominated liabilities.

   Upon completion of the recapitalization, management decided to change the functional currency of ChipPAC Korea and ChipPAC China from the respective local currencies to the U.S. Dollar, effective October 1, 1999. The change in functional currency to the U.S. Dollar reflects significant changes in the nature of our business including an overall increase in the level of U.S. Dollar sales, purchasing, and borrowings, as well as the planned change in ownership from a Korean-based parent company to a U.S.-based parent company. The use of the U.S. Dollar as the functional currency for ChipPAC Korea and ChipPAC China will not impact the cash flows of ChipPAC Korea or ChipPAC China or or us as a whole.

Quarterly Results

   The following table sets forth our unaudited historical quarterly sales, gross profit and EBITDA in thousands of U.S. Dollars:

                                      1997                                1998                            1999
                         ----------------------------------  ----------------------------------  ------------------------
                           Q1       Q2       Q3       Q4       Q1       Q2       Q3       Q4       Q1       Q2      Q3
                         -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
Revenues................ $53,130  $67,662  $82,052  $86,585  $77,130  $78,020  $82,818  $96,113  $85,548  80,853  101,270
Gross profit............   3,228   13,298   19,308   24,357   23,196   12,862   15,911   11,747   13,417   9,684   16,778
EBITDA..................   5,795   17,826   24,768   29,380   27,180   18,827   22,423   17,854   19,368  15,273   23,795
Gross margin............     6.1%    19.7%    23.5%    28.1%    30.1%    16.5%    19.2%    12.2%    15.7%   12.0%    16.6%
EBITDA margin(1)........    10.9%    26.3%    30.2%    33.9%    35.2%    24.1%    27.1%    18.6%    22.6%   18.9%    23.7%

(1) EBITDA margin represents EBITDA, defined herein, as operating income plus depreciation, amortization and, in 1997, non cash charges related to write downs of impaired assets, as a percentage of revenue.

   The above table illustrates the cyclical and seasonal nature of our financial performance, although management believes that as a provider of packaging and test services, we are less susceptible to cyclical fluctuations than the semiconductor industry as a whole. We have historically experienced steadily rising revenue levels during the course of the year, peaking in the fourth quarter, due to a peak in demand from the personal computer industry in the fourth quarter of the year.

   BGA revenues have risen steadily throughout the period as a result of increased sales to Intel, our largest customer. The decline in leaded packaging revenue in 1998 arose from soft market conditions prevalent throughout the semiconductor industry and from our decision to discontinue certain unprofitable product lines.

Results of Operations

   The following table sets forth our results of operations based on the percentage relationship of certain items to revenues during the periods shown:

                                                                Nine-Month
                                                                  Period
                                       Year Ended December    Ended September
                                               31,                  30,
                                       ---------------------  ----------------
                                       1996   1997    1998     1998     1999
                                       -----  -----  -------  -------  -------
Weighted average exchange rate of Won
 per U.S. Dollar...................... 804.7  939.0  1,388.9  1,425.7  1,194.7
                                       =====  =====  =======  =======  =======
Historical Statement of Operations
 Data:
Revenue............................... 100.0% 100.0%   100.0%   100.0%   100.0%
Gross margin..........................  13.0   20.8     19.1     21.8     14.9
Selling, general & administrative.....   6.0    5.5      4.5      4.3      5.4
Research & development................   1.4    1.4      2.3      2.1      3.2
Write down of impaired assets.........   --     4.0      --       --       --
Management fees.......................   1.7    1.1      0.2      0.2      --
Change of control expenses............   --     --       --       --       4.4
                                       -----  -----  -------  -------  -------
Operating income......................   3.9%   8.8%    12.1%   15.2 %     1.9%
                                       =====  =====  =======  =======  =======
Other Financial Data:
Depreciation & amortization...........  13.9%  14.1%    13.7%    13.6%    15.6%
Capital expenditures..................  62.1   47.2     19.0     21.9     10.9

Nine-Month Period Ended September 30, 1999 Compared to Nine-Month Period Ended September 30, 1998

   Revenues: Net revenues in the first nine months of 1999 increased 12.5% to $267.7 million, compared with $238.0 in the first nine months of 1998. This increase came primarily from sales growth in BGA packaging services, revenues from which increased by 35.1% from $136.0 million to $183.8 million. This increase was partially offset by a decline in revenues from leaded packages services from $94.7 million to $77.1 million. The strong growth in BGA revenues was driven primarily by higher volumes of BGA packaging services sold to Intel, ChipPAC's leading customer, partially offset by lower average selling prices. Additionally, ChipPAC started to ship BGA packages to new customers including nVIDA, IBM, Lucent and Level One during the first nine months of 1999. The decline in leaded product revenues was driven by the continuing soft market conditions in the semiconductor industry present during the second half of 1998, and has been partially offset by strengthening market conditions during the first nine months of 1999.

   Gross Profit: Gross profit decreased to $39.9 million in the first nine months of 1999 from $52.0 million resulting in gross margin of 14.9% in the first nine months of 1999 compared to 21.8% for the same period in 1998. The gross profit experienced during the first nine months of 1998 was significantly higher than usual due to the large depreciation of the Korean Won which averaged 1,425.7 Won per U.S. Dollar during the first nine months of 1998 compared to an average exchange rate of 1,194.7 Won per U.S. Dollar during the first nine months of 1999. This exchange rate resulted in lower costs for overhead and labor in 1998.

   Selling, General and Administrative: Selling, general and administrative expenses increased 38.7% to $14.4 million in the first nine months of 1999 compared to $10.4 million during the first nine months of 1998. As a percentage of sales, these expenses increased from 4.3% to 5.4% of sales during the same period. This increase was due to the additional expenses associated with hiring new personnel in the areas of administration, sales and marketing necessary to strengthen our worldwide infrastructure.

   Research and Development: Research and development expenses increased to $8.6 million in the first nine months of 1999 compared to $4.9 million in the first nine months of 1998. As a percentage of sales, these expenses increased to 3.2% of sales in the first nine months of 1999 as compared to 2.1% of sales in the first nine months of 1998. The increase in the level of research and development expenses was due to a combination of our increased spending on BGA packaging technology and the establishment of a prototype development center in Santa Clara, California at the end of 1998.

   Management fees charged by affiliate: From 1995 to June 30, 1998, Hyundai charged fees to ChipPAC for the use of technology and technical support for our facility in China. This agreement was terminated on June 30, 1998. ChipPAC is fully capable of providing such support today.

   Interest Income: For the first nine months of 1999, interest income increased to $2.3 million from $0.5 million for the first nine months in 1998. Most of the interest income was earned from cash invested in time deposits. During the first nine months of 1999, ChipPAC maintained an average cash balance exceeding $55.8 million. During the first nine months of 1998, ChipPAC did not have a significant cash balance as substantially all cash was transferred to Hyundai. ChipPAC does not expect to maintain significant cash balances going forward.

   Interest Expense: Interest expense for the first nine months of 1999 increased 20.4% to $12.1 million from $10.0 million for the first nine months of 1998.

   Foreign Currency (Gains) Losses: During the first nine months of 1998, ChipPAC incurred a net non-cash foreign currency gain of $20.4 million which arose from ChipPAC Korea's holding of U.S. Dollar-denominated liabilities in excess of U.S. Dollar monetary assets and from an appreciation in the value of the Won. During the first nine months of 1999, ChipPAC incurred a non-cash foreign currency gain of $0.1 million.

   Other Income (Expense): Other income increased from $0.1 million in the first nine months of 1998 to $0.6 million for the first nine months of 1999. The decline in other income arose principally from a decline in the gains from the sale of excess production equipment.

   Income Taxes: Income tax benefit was $1.8 million in the first nine months of 1999 compared to $17.9 million expense for the first nine months of 1998. The estimated effective tax rate is approximately 50% in 1999 versus the historic effective tax rate of approximately 38.1% in 1998. The effective tax rates during both periods were adversely affected by losses by ChipPAC's operations in China, for which no tax benefit was realized.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   Revenues: Net revenues in 1998 increased 15.4% to $334.1 million from $289.4 million in 1997. This increase was primarily due to sales growth in BGA packaging, which grew approximately 89.2% for 1998 as compared to the prior year. As a percentage of total revenues, BGA packaging revenues increased from 37.7% in 1997 to 61.8% in 1998. Revenues from leaded packaging services declined to $118.5 million in 1998 from $172.1 million in 1997. The decline in revenues from leaded packaging services arose from a combination of soft market conditions in the semiconductor industry in 1998 and from management's decision to discontinue several unprofitable product lines in the fourth quarter of 1997. Testing revenues increased from $8.2 million to $9.3 million as a result of management's efforts to increase sales in the test area.

   Gross Profit: Gross profit increased 5.9% to $63.7 million in 1998 from $60.2 million in 1997. Gross margin declined to 19.1% in 1998 from 20.8% in 1997. The decline in gross margin arose primarily from soft market conditions prevailing in the semiconductor industry during 1998, which led to lower average selling prices. The decline of gross margin was partially offset by higher volumes of BGA packaging services sold, reductions in materials costs from suppliers, cost reduction programs and a decline in labor and overhead costs due to devaluation of the Won against the U.S. Dollar.

   Selling, General and Administrative: Selling, general and administrative expenses decreased 5.0% to $15.1 million in 1998 from $15.9 million in 1997. As a percentage of sales, these expenses decreased to 4.5% in 1998 from 5.5% in 1997. The decrease in selling, general and administrative expenses arose primarily from a weaker Won which was partially offset by an increase in administrative and sales infrastructure costs incurred in connection with the implementation of a new corporate infrastructure, including the addition of the new senior management team.

   Research and Development: Research and development expenses increased to $7.7 million in 1998 from $4.1 million in 1997. As a percentage of sales, these expenses increased to 2.3% in 1998 from 1.4% in 1997. Research and development costs grew in 1998 primarily due to the effect from having a full year's expenses from the R&D center established at Chandler, Arizona, and from additional spending for BGA development.

   Management fees charged by affiliate: From 1995 to June 30, 1998, Hyundai charged us fees for the use of technology and technical support for our facility in China. In 1998, the management fees charged by Hyundai declined to $0.5 million from $3.2 million charged in 1997. The decline in the level of management fees reflects the decline in the need for such support from Hyundai, which led to the termination of the agreement effective June 30, 1998.

   Write down of impaired assets: In accordance with U.S. GAAP, management reviews all assets for possible impairment arising from changes in technology and market conditions. At December 1997, we recorded a charge of $11.6 million to write down certain equipment as a result of a combination of management's decision to discontinue certain unprofitable product lines and from the identification of certain production equipment judged to be in excess of foreseeable requirements. There were no assets identified as impaired during 1998.

   Interest Income: Interest income increased to $1.3 million in 1998 compared to $0.1 million during 1997. Prior to July 1, 1998, our Korean operations did not have any significant cash balances because it existed as a division of Hyundai. As a division, almost all cash receipts and disbursements were handled through Hyundai. Most of the interest income earned in 1998 was earned during the second half of 1998 by our investments of surplus cash in time deposits.

   Interest Expense: Interest expense for 1998 increased to $13.3 million from $11.0 million during 1997. The increase arose from a combination of an increase in the average level of bank debt from approximately $157 million during 1997 to $168 million in 1998 and from increases in the interest rates charged to us by our lenders.

   Foreign Currency (Gains) Losses: During 1998, we incurred a non-cash gain of $24.7 million as the value of the Korean Won increased from 1,696 Won per Dollar at December 31, 1997 to 1,196 Won per Dollar at December 31, 1997.

   Other Income (Expense): Net other expense declined to $0.2 million in 1998 from $0.8 million in 1997. Most of the 1997 net other expense consisted of losses recorded on the disposition of surplus equipment. There were no significant gains or losses on disposition of equipment during 1998.

   Income Taxes: We recorded a provision for income taxes of $20.6 million during 1998 compared with a tax benefit of $9.7 million on a pretax loss of $55.8 million for 1997. Our effective tax rate was 38.9% in 1998. Our effective tax rate in 1997 was not meaningful since we incurred losses in 1997. The effective tax rates during both periods were adversely affected by losses incurred by our operations in China, for which no tax benefit was realized.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

   Revenues: Revenues increased 51.0% to $289.4 million in 1997 from $191.7 million in 1996. This increase was due to the mass production of a newly developed BGA package causing revenues from BGA packaging services to increase from $6.8 million in 1996 to $109.1 million in 1997. Revenues from leaded packaging services declined 2.6% to $172.1 million in 1997 from $176.7 million in 1996. Revenues from test services remained flat at $8.2 million.

   Gross Profit: Gross profit increased 140.9% to $60.2 million in 1997 from $25.0 million in 1996. Gross margin as a percentage of revenue increased to 20.8% in 1997 compared to 13.0% for 1996. Gross profit in

1997 increased from 1996 primarily due to the emergence of BGA packaging services which carried higher margins and economies of scale arising from the substantially higher level of sales of BGA packaging services, primarily to Intel.

   Selling, General and Administrative: Selling, general and administrative expenses increased 38.7% to $15.9 million in 1997 from $11.4 million in 1996. As a percent of sales, these expenses decreased to 5.5% in 1997 from 6.0% in 1996. The increase in the level of expenses arose from the establishment of a new corporate management staff based in the United States, from an increase in the level of customer support costs in Korea, and from an increase in the level of administrative expense allocated by Hyundai.

   Research and Development: Research and development expenses increased 54.8% to $4.1 million in 1997 from $2.6 million in 1996. As a percent of sales, these expenses remained level at 1.4% for both 1996 and 1997. The increase in the level of research and development expenses reflected our efforts to develop capabilities in BGA packaging services.

   Management fees charged by affiliate: Management fees represented fees charged by Hyundai for technology and technical support for our facility in China. The fees charged in 1997 which were $3.2 million was approximately the same as the $3.3 million charged in 1996.

   Write down of impaired assets: In accordance with U.S. GAAP, management reviews all assets for possible impairment arising from changes in technology and market conditions. At December 1997, we recorded a charge of $11.6 million to write down certain equipment as a result of a combination of management's decision to discontinue certain product lines and from the identification of certain production equipment judged to be in excess of foreseeable requirements.

   Interest Income: Interest income earned during 1997 and 1996 was insignificant because, as a division of Hyundai, we did not have any significant cash balances.

   Interest Expense: Interest expense for 1997 increased to $11.0 million from $5.8 million during 1996. The increase arose from net additional borrowing made during 1996 and 1997 for capital equipment.

   Foreign Currency (Gains) Losses: During 1997, we incurred a non-cash loss of $69.7 million as the Korean Won devalued from 845 Won per Dollar at December 31, 1996 to 1,696 Won per Dollar at December 31, 1997. During 1996, we incurred a non-cash loss of $5.0 million as the Korean Won devalued from 775 Won per Dollar at December 31, 1995 to 845 Won per Dollar at December 31, 1996.

   Other Income (Expense): We had net other expense of $0.8 million in 1997 compared to net other income of $0.4 million in 1996. In 1997, the $0.8 million arose largely from losses taken on the disposition of surplus production equipment. In 1996, we had $0.4 million of miscellaneous income.

   Income Taxes: We recorded a tax benefit of $9.7 million in 1997 compared to a tax expense of $2.9 million in 1996. In both years, the effective tax is not meaningful because we incurred pre-tax losses.

Liquidity and Capital Resources

   We have a borrowing capacity of $50.0 million for working capital and general corporate purposes under the revolving credit facility. In addition, borrowings of up to $20.0 million are available for acquiring equipment and making certain other capital expenditures under the capex facility. We may borrow and repay under the capex facility until August 5, 2001. Amounts that we repay under the capex facility after August 5, 2001 may not be reborrowed by us later. The final maturity for both these facilities will be on August 5, 2005. We did not draw upon these facilities in connection with the recapitalization.

   Our ongoing primary cash needs are for operations and equipment purchases. Prior to the recapitalization, we met a significant portion of our cash requirements from a combination of (1) short- and long-term bank loans and (2) capital contributions from Hyundai.

   Hyundai Electronics has invested significant amounts of capital to increase our packaging and test services capacity. The capital investments made by Hyundai Electronics from 1995 to 1997 totaled approximately $300 million, and as a result, we believe that our facilities have sufficient capacity for future growth without significant capital expenditures in the near future. We intend to spend approximately $40.9 million in capital expenditures in 1999, a decline of 35.6% from the $63.5 million spent in capital expenditures in 1998, and a decline of 70.1% from the $136.6 million spent in 1997. Through 2000, we intend to spend approximately $35.0 million in capital expenditures to increase capacity for our micro BGA packaging in order to support our three-year contract with Hyundai to package an agreed upon amount of their RDRAM devices. If Hyundai does not provide the agreed upon RDRAM devices, then Hyundai will reimburse us for the underutilized equipment which will be depreciated over three years.

   At the closing of the recapitalization, our debt consisted of $300.0 million of borrowings which were comprised of $150.0 million in term loan facilities and $150.0 million of senior subordinated notes. We also had $70.0 million of preferred stock and approximately $100.0 million of newly contributed equity.

   We believe that our existing cash balances, cash flow from operations, available equipment lease financing, and the net proceeds from the recapitalization will be sufficient to meet our projected capital expenditures, working capital and other cash requirements.

Year 2000 Compliance

   We recognize the need to ensure that our operations will not be adversely impacted by year 2000 computer hardware and software failures and embedded chip or processor failures. Issues relating to the year 2000 are the result of computer programs and certain embedded-chip systems being written or developed using two digits rather than four to define the applicable year. Any computer programs or embedded-chip systems that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of our operations, including, among other things, a temporary inability to process transactions, obtain materials, provide packaging and test services, generate invoices, or engage in similar normal business activities.

   As of September 30, 1999, we had completed a formal review of all of the computer hardware, software systems, communications equipment and equipment used in our packaging and test processes. Our review included analysis of all potentially affected business and process systems. Computer code which was non-compliant was replaced or corrected, and when this was not possible, the systems were replaced. Additionally, the systems have been tested for compliance. We believe that all of our systems and equipment necessary for our packaging and test process are 100% year 2000 compliant in all material respects.

   We have completed a survey of the year 2000 readiness of all of the suppliers which are material to us. As part of the survey, these material suppliers completed and returned to us a written questionnaire which we had provided to them. The survey indicated that all of our material suppliers are fully year 2000 compliant. Therefore, we believe that there will be no material adverse effect on our business as a result of year 2000 problems or issues experienced by our suppliers. If any of our suppliers do experience year 2000 problems, our contingency plans include procuring critical supplies from alternate suppliers, and we have arranged to do so if necessary.

   We do not have any information concerning the year 2000 compliance status of our customers. If any significant customers do not successfully and in a timely manner achieve year 2000 compliance, our business or operations could be materially adversely affected.

   Approximately $600,000 has been spent on year 2000 compliance issues through September 30, 1999. While failure of any critical technology components to operate properly in the year 2000 could adversely affect our operations, we believe that resolution of the year 2000 issue will not require additional material costs and will not have a material adverse effect on our results of operations.

   Year 2000 contingency plans for our information technology operations include manual procedures for routing accounting, financial and product information to support on-time delivery and processing of our customers' products. If we experience interruptions in operations, we are prepared to correct the problems while sustaining our operations manually.

   While we currently expect no material adverse affect on our business, financial condition or results of operations due to year 2000 issues, our beliefs and expectations are based on certain assumptions that ultimately may prove to be inaccurate. We cannot assure you that if we do experience problems associated with year 2000 issues or if our material suppliers or customers experience such problems, that it will not have a material adverse effect on us.

Derivative Financial Instruments

   Since October 1998, we have entered into foreign forward contracts to mitigate the effect of foreign currency movements on the cost of materials and equipment. The contracts entered into require the purchase of Korean Won or Japanese Yen, and the delivery of U.S. Dollars, and generally have maturities which do not exceed three months. Because the contracts entered into to date do not qualify as hedges under generally accepted accounting principles, the gains and losses from these contracts have been recorded as foreign currency gains and losses. We had a net gain of $2.2 million and no gain or loss arising in 1998 and through the first three quarters of 1999, respectively, from forward foreign currency contracts.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires us to recognize all derivatives on the balance sheet at fair value. Derivatives which are not hedges must be adjusted to fair value through net income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. SFAS 133 is effective for years beginning after June 15, 2000, but companies can adopt it as of the beginning of any fiscal quarter that begins after June 1998. We are evaluating the requirements of SFAS 133, but do not expect this pronouncement to materially impact our financial position or results of operations.

   We have adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, issued in June 1997. This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic area and major customers. This statement supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. We operate in one segment and accordingly, do not report product segment information but will report geographic and significant customer revenue.

   We have adopted Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, issued in March 1998 by the Accounting Standards Executive Committee. SOP 98-1 provides guidance on when costs related to software developed or obtained for internal use should be capitalized or expensed. The adoption of this statement has not had a material effect upon our combined results of operations, financial position or cash flows.

Quantitative and Qualitative Disclosure about Market Risk

   We are exposed to financial market risks, including changes in interest rates and foreign currency exchange rates. We utilize derivative financial instruments but do not use derivative financial instruments for speculative or trading purposes. We have long-term debt that carries fixed interest rates. Fluctuations in interest rates would not have a material effect on our financial position, results of operations and cash flows. A majority of our revenue and capital spending is transacted in U.S. dollars. We do, however, enter into transactions in other currencies, primarily the Korean Won. With effect from October 1, 1999 we have changed the functional currency of ChipPAC Korea and ChipPAC China from their respective local currencies to the U.S. Dollar. The use of the U.S. Dollar as the functional currency will not have a material impact on our financial position, results of operations and cash flows.

                                    INDUSTRY

   The production of a semiconductor is a complex process that requires increasingly sophisticated expertise. The production process can be broadly divided into three primary stages: (1) fabricating a wafer; (2) slicing the wafer into multiple die and processing these die into finished devices, which is referred to as "packaging"; and (3) testing of finished devices and other back-end processes.

   The three primary steps of the semiconductor production process are illustrated below:

   According to International Data Corporation, worldwide semiconductor market revenues were approximately $125.0 billion during 1998. Since 1993, the global semiconductor market has expanded at a compound annual growth rate of approximately 10.4%. The worldwide semiconductor market can be divided into three segments:

    . microcomponents, including microprocessors and microcontrollers, which process data, such as the Pentium Microprocessor;

    . memory devices, which store data, such as Dynamic Random Access
      Memory, which is referred to as DRAM; and

    . moving and shaping devices, which move and share electronic signals around a printed circuit board, such as logic, analog, discrete and power devices and chipsets.

   Manufacturers have not outsourced packaging in their production of microcomponents or volatile memory devices such as DRAM. Outsourcing to date has been focused on the moving and shaping segment of the market. Historically, leaded packages, which are characterized by metal leads around the perimeter of the package connecting it to the printed circuit board, were the predominant package types used in the industry. In 1995, manufacturers began large scale production of BGA packaging, which offer significant advantages over leaded packaging. BGA packages are characterized by a grid of tiny metal balls on the bottom of the package that connect the device to the printed circuit board.

   According to International Data Corporation, the semiconductor industry's revenues are expected to grow at a compound annual growth rate of 13.2% from 1998 to 2003. Semiconductor growth continues to be driven by strong end-user demand for computers, telecommunications and consumer products, which require semiconductors characterized by greater functionality, increased speed and smaller size. In 1998, according to Electronic Trends Publications, total packaging revenues for the semiconductor industry were $16.1 billion of which revenues from independent packaging companies, like us, represented $6.1 billion, or 38.0%, of total packaging revenues. Independent packaging revenues are expected to grow at a compound annual growth rate of 16.2% from 1998 to 2003. Revenues for BGA packaging services, the fastest growing component of the independent packaging market, are expected to grow at a compound annual growth rate of 32.6% over the same period. Today, most major semiconductor manufacturers use independent packaging and test service providers for at least a portion of their packaging and test needs. We expect this outsourcing trend to continue as semiconductor manufacturers focus on their core strengths, such as chip design and wafer fabrication.

 Trend Toward Outsourcing of Semiconductor Packaging and Test Services

   Historically, semiconductor companies primarily manufactured semiconductors in their own facilities. Independent semiconductor packaging and test services were used only when semiconductor companies' production requirements exceeded their capacity constraints. In recent years, however, semiconductor companies have begun to face increasing time-to-market pressures, shorter product life cycles, accelerating advancements in packaging technology and rapidly expanding capital expenditure requirements. As a result of this challenging environment, the need for semiconductor companies to outsource their semiconductor packaging and test needs has grown dramatically. Principal factors contributing to this are as follows:

   Significant Capital Expenditures Are Required For Semiconductor Manufacturing. Semiconductor packaging and test services have evolved into increasingly complex processes that require a substantial investment in specialized equipment and facilities. For example, the capital investment in facilities and equipment necessary for a processing line capable of packaging 100 million BGA packages per year can be as much as $200 million. As a result of these substantial costs, equipment must be utilized at a high capacity level in order to be cost effective. However, it has become increasingly difficult for semiconductor companies to sustain high levels of capacity utilization due to ever-shorter product life cycles and the need to continuously update or replace packaging equipment to accommodate new products. Independent providers of packaging and test services, on the other hand, can use existing equipment at high utilization levels over a longer period of time by providing services for a broad range of customers.

   Moreover, as the cost to build a new wafer fabrication facility has increased to over $1 billion, semiconductor companies have been forced to concentrate their capital resources on core wafer manufacturing activities. As a result, semiconductor companies are increasingly using independent packaging and test providers who are able to invest capital to develop new packaging and test capacity. We believe that as the cost to construct new wafer fabrication facilities continues to increase, semiconductor manufacturers will increasingly seek to outsource their packaging and test needs.

   Time-to-Market Pressures are Increasing For Semiconductor Companies. End-users are increasingly demanding more sophisticated electronic products in a market in which product life cycles are becoming more compressed and manufacturers that are "first to market" can earn significant rewards. As a result, semiconductor companies are increasingly seeking to shorten their time-to-market for new products. Having the right packaging technology and capacity in place is a critical factor in reducing time-to-market. Semiconductor companies frequently do not have the equipment or expertise to implement new packaging solutions or sufficient time to develop these capabilities before introducing a new product into the market. For this reason, semiconductor companies are increasingly utilizing the resources and capabilities of independent packaging and test companies to deliver their new products to market more quickly.

   "Fabless" Semiconductor Companies are Focusing Exclusively on Semiconductor Design Process. There has been a recent growth of "fabless" semiconductor companies, which are companies that outsource all of their manufacturing and all of their packaging and test service needs. Their core competency and focus is entirely on the semiconductor design process. According to Dataquest, sales by fabless semiconductor companies grew from $3.2 billion in 1993 to $9.1 billion in 1997, representing 3.7% and 6.7%, respectively, of the worldwide market for semiconductors. Revenues of fabless semiconductor companies are expected to grow at a compounded annual growth rate of 26.4% from 1998 to 2002. The significant growth in the number of fabless semiconductor companies has been driven in large part by the ability of such companies to effectively outsource virtually every significant step of the semiconductor manufacturing process. This development has allowed fabless semiconductor companies to introduce new semiconductors very quickly without committing significant amounts of capital and other resources to manufacturing. We believe that increases in the number of fabless semiconductor companies will continue to be a significant driver of growth in the independent semiconductor manufacturing industry.

   Sophisticated Expertise and Technological Innovation Are
Necessary. Semiconductor companies are facing ever-increasing demands for miniaturization, higher lead counts for more connections and improved thermal and electrical performance from IC packaging. As a result, semiconductor packaging is now viewed as an enabling technology requiring sophisticated expertise and technological innovation. Independent providers of packaging and test services have developed substantial expertise in packaging and test technology. Moreover, the multitude of packaging and test options required to support the proliferation of new semiconductor technologies makes it extremely difficult for semiconductor companies to invest their time and resources in packaging research and development and capacity. Semiconductor companies, having found it difficult to keep pace using their internal resources, have come to rely increasingly on the independent packaging and test services providers as a key source for a new technology development and innovation.

                                    BUSINESS

Company Overview

   We are one of the world's largest providers of packaging and test services for manufacturers in the semiconductor industry. We offer complete portfolios of packaging and test solutions and are one of the largest providers of high-margin, ball grid array, or BGA, packages, the most advanced mass-produced semiconductor package. A semiconductor package is a container that protects and insulates the enclosed semiconductor chip and attaches to a printed circuit board. As a result, packages are an integral part of the basic functionality of semiconductors and contribute to their overall performance. We provide packaging and test services to approximately 70 customers worldwide, including approximately 40 customers in the United States who represented 92.8% of our sales during 1998. Our customers include some of the world's largest and most prominent semiconductor manufacturers, such as Atmel Corporation, Intel, International Business Machines Corporation, LSI Logic Corp., Lucent Technologies, Inc., Samsung Electronics Co., Ltd. and STMicroelectronics N.V.

   Today, most major semiconductor manufacturers use independent packaging and test service providers for at least a portion of their packaging and test needs. We expect this outsourcing trend to continue as semiconductor manufacturers focus on their core strengths, such as chip design and wafer fabrication. Our executive and sales headquarters are in the United States and our packaging facilities are in Korea and China. During 1998, we packaged over
792.9 million units and generated $334 million in revenues and $86 million in EBITDA. For the nine-month period ended September 30, 1999, we packaged over
885.2 million units and generated $267.7 million in revenues and $58.4 million in EBITDA.

   In 1984, our packaging business began operating as a separate division of Hyundai Electronics, one of the world's largest semiconductor manufacturers and a member of the Hyundai Group, the Korean conglomerate. At that time, we began providing packaging and test services to third parties. In 1995, we identified an opportunity to become a leader in providing high-margin, advanced substrate packaging services, such as BGA. From 1995 to 1997, Hyundai Electronics invested approximately $300 million in plant and equipment in order to give us the capacity necessary to provide advanced packaging and test services. As a result of this strategic shift to high-margin, BGA packaging services, we have developed strong relationships with leading semiconductor companies in the various market segments of the semiconductor industry and have become a leader in BGA technology. In 1997, ChipPAC, Inc. was established as a stand-alone, worldwide business and was incorporated as a distinct entity. Since the year ended December 31, 1995 through September 30, 1999, our revenues have grown at a compound annual growth rate of 41.1%, and our EBITDA has grown at a compound annual growth rate of 49.3%.

Competitive Strengths

   Demonstrated technology leadership. We are the world's second largest provider of outsourced, high-margin, advanced BGA packaging services. We offer one of the most complete portfolios of packaging and test solutions in the industry, focusing on high end solutions, with approximately 61.8% of our revenues in 1998 derived from BGA packaging services. BGA is currently the industry's most advanced mass produced packaging technology and outsourced BGA revenues are currently expected to grow at a compound annual growth rate of 32.6% from 1998 through 2003. We also continue to invest in research and development of next-generation packaging such as flip chip technology. We believe that maintaining our technology leadership is critical to meet the needs of our high-end customers, like Intel, who often require advanced packaging techniques. Intel was an early adopter of BGA technology, and in 1998, we estimate that Intel accounted for more than 40.0% of independent worldwide BGA packaging consumption. Packaging services provided to Intel accounted for approximately 67.0% of our revenues during 1998. The recent opening of our state-of-the-art research and development facilities in Chandler, Arizona and Santa Clara, California demonstrate our commitment to maintaining a technology leadership position. These facilities allow us to better service our customers through the development of new packaging solutions.

   Growing blue chip customer base. We are a leading supplier of packaging services to a number of tier one customers, including Intel, LSI Logic and Atmel and are expanding our list of customers to include additional industry leaders. New customers include IBM, Lucent, nVIDIA, Level One and NEC. These customers are expected to generate significant revenues in 1999. Leading IDMs require early access to advanced packaging services because they manufacture products which require first-to-market technologies. Our close relationships with IDMs help to further develop our technology and position us to benefit from the high unit volumes of these major semiconductor manufacturers. Additionally, to become a qualified packager, a packaging company must pass a lengthy and rigorous qualification process that can take up to nine months for each packaging type. As a result, we believe semiconductor companies are generally reluctant to switch packaging suppliers once such suppliers have been qualified.

   Low-cost infrastructure. Our packaging facilities are located in Korea and China, affording us a highly competitive cost structure. Currently, high-end BGA packaging services are provided in Korea, while most of our higher volume leaded packaging services are provided in China. In addition, we believe that our early entry into the BGA market and our subsequent investment in capacity for these services have allowed us to achieve significant economies of scale through higher utilization rates and lower materials costs.

   Efficiency and quality leader. We consistently rank among the top service providers to our customers. We have received numerous quality awards from our customers, including supplier of the year recognition from Atmel and LSI Logic and, most recently, Intel's Preferred Quality Supplier Award. We are one of the most efficient packagers as measured by yields, cycle time, delivery and quality. Throughout 1998, we maintained a 99.8% yield on BGA packaging services which management believes is the highest for BGA packaging services. Our customers monitor the yield we are achieving on their ICs on a real time basis. Our strength separates us from our competition for two primary reasons: (1) management believes no other independent packaging company can ramp up from the R&D phase to full scale production faster than us; (2) once at full scale production levels, no other independent packaging company maintains the same level of yield and cycle time performance as us. This efficiency is due to:

    . our engineers' skills in providing our customers with unique, specialized solutions;

    . our operational excellence program, which focuses on quality, cycle time and continuous improvement; and

    . our state-of-the-art facilities and equipment.

   Major investments in packaging facilities. Most of our major investments in plant and capital equipment are already in place. From 1995 to 1997, Hyundai Electronics invested approximately $300 million in our plant and equipment in order to give us the necessary capacity to provide advanced packaging and test services. Investments included the purchase of advanced capital equipment and the construction of our packaging facility in China, which allows us to move most of our high-volume leaded packaging services operations to China from Korea. As a result, we believe that our facilities have sufficient capacity to allow us to grow without significant capital expenditures in the near future.

   Experienced management team. Our management team averages over 23 years of semiconductor industry experience. Our President and Chief Executive Officer, Dennis McKenna, has over 26 years of industry experience and has held various management positions at TRW, Inc., Oki Semiconductor (a division of Oki America, Inc.) and Hyundai Electronics. Under his tenure, which began in 1995, we have significantly increased our revenues and earnings and also procured the Intel account, our largest customer. As a result, we are one of the world's top two providers of BGA packaging services.

Business Strategy

   Maintain high-quality customer service. We approach our customer relationships with the knowledge that we are an integral part of their design process and technology strategy. To achieve the highest possible customer satisfaction, we employ a high concentration of resources for each customer through a team approach. Each team is comprised of business development, technical solutions and order management professionals who are familiar with a customer's specific organization, product, procedural and logistical requirements. In addition, we plan to engage in electronic commerce with many of our customers to transfer documents, collaborate on product design and development, receive detailed forecasts from our customers, receive customer orders, track our customers' work-in-process and furnish invoices to our customers. Also, in late 1997, we established a design and materials characterization center to provide BGA and leaded packaging designs, as well as electrical and thermal modeling services, in order to better assist our customers in shortening their product development cycles.

   Increase penetration with existing customers. Our goal is to increase our share of our customers' packaging business by providing superior customer service, providing quality packaging with the highest yield rates and providing new and advanced, high-quality packaging services, like BGA. Our customers today are leading semiconductor companies, including AMD, IBM, Intel, LSI Logic, Lucent, Samsung Electronics and STMicroelectronics, which are leaders in multiple semiconductor market segments, including flash memory, personal computer chipsets, memory chips, system ICs, wireless ICs, communications ICs, and mass storage ICs. According to The McClean Report (1999 edition), these companies accounted for approximately 38% of worldwide semiconductor revenues in 1998. All of these customers compete in large segments within the semiconductor industry and are on the leading edge of the trend to smaller, thinner, lighter and higher performance packaging. Our customers and these market applications also drive the next generation of packaging technology. Seamless integration with our customers' research and development efforts can further strengthen our customer relationships.

   Expand customer base through technology leadership. The key to expanding our customer base will be the development of new packaging technology. Within the last two years, we have introduced six new packages: mBGA(TM) (micro BGA), PBGA, TBGA, M/2/BGA(TM), EconoCSP(TM) and FBGA-T. In the last six months, we have either qualified or begun the qualification process for 13 new customers, including nVIDIA Corporation and Broadcom Corporation. In 1999, we established a U.S. research and development center that allows customers to validate future packaging options early in the development process. Research and development spending was approximately 2.3% of revenues during 1998, which is comparable to that of the independent packaging industry, but is significantly lower than that of most semiconductor manufacturing companies. We have 80 engineers dedicated to new packaging development.

   Maintain low-cost structure. We believe that a low-cost infrastructure is critical to our ongoing success in a highly competitive marketplace. As a result, we have initiated several programs to further increase the efficiency of our packaging processes, such as adopting a standard set of equipment to handle and process existing and potential packaging types. This equipment set strategy will reduce our requirements for space, utilities, materials and manpower.

   We are also taking steps to streamline our cost structure for existing processes, including initiating a materials cost reduction program, including gold wire diameter reduction, process simplification and use of quick cure mold compound; and adopting new inventory management, materials procurement and logistics procedures.

Our Services

   We offer semiconductor packaging and test services to the semiconductor industry. During 1998, approximately 97.2% and 2.8% of our revenues were derived from packaging and test services, respectively. During the nine month period ended September 30, 1999, approximately 97.5% and 2.5% of our revenues were derived from packaging and test services, respectively.

Packaging

   We have provided semiconductor packaging and test services to third parties since 1984, and offer a broad range of packaging formats for a wide variety of electronics applications. Our two types of packaging services, leaded and substrate (BGA), contributed to approximately 61.8% and 35.5% of revenues, respectively, for 1998.

   Leaded Packaging. Leaded packaging is the most widely recognized packaging type and is used in almost every electronics application, including automobiles, household appliances, desktop and notebook computers, and telecommunications. Leaded packages have been in existence since semiconductors were first produced, and in 1998 comprised over half of the total industry packaging volume. Leaded packages are characterized by a semiconductor die encapsulated in a plastic mold compound with metal leads surrounding the perimeter of the package. With leaded packages the die is attached to a leadframe, which is a flat lattice of wires. The die is then encapsulated in a plastic or ceramic package, with the ends of the leadframe wires protruding from the edges of the package to enable connection to a printed circuit board. This packaging type has evolved from packages designed to be plugged into the printed circuit board by inserting the leads into holes on the printed circuit board to the more modern surface-mount design, in which the leads or pins are soldered to the surface of the printed circuit board. Specific packaging customization and evolutionary improvements are continually being engineered to improve electrical and thermal performance, shrink package sizes and enable multi-chip capability.

   We offer a wide range of lead counts and body sizes within this packaging group to satisfy customer die size variations. Our traditional leaded packages are at least three millimeters in thickness and include MQFP, PDIP, PLCC and SOIC. Our advanced leaded packages are thinner than our traditional leaded packages, approximately 1.4 millimeters in thickness, and have a finer pitch because the leads are closer together, allowing for a higher pin count and greater functionality in a smaller package size. Our advanced leaded packages include TQFP, TSOP, TSSOP and SSOP.

Leaded Package Profile
                       (LOGO OF LEADED PACKAGE PROFILE])
                               (LOGO OF ChipPAC)

   Substrate, or BGA, Packaging. BGA packaging represents the newest and fastest growing area in the packaging industry and is used primarily in high-growth end markets, including computing platforms and networks, hand held consumer products such as wireless technologies, personal digital assistants and video cameras, and home electronics, such as DVDs and home video game machines. BGA technology was first introduced as a solution to problems associated with the increasingly high lead counts required for advanced semiconductors. As the number of leads surrounding the integrated circuit increased, high lead count packages experienced significant electrical shorting problems. The BGA methodology solved this problem by effectively creating leads on the bottom surface of the package in the form of small bumps or balls. In a typical BGA package, the semiconductor die is placed on top of a plastic or tape laminate substrate rather than a leadframe. The die is connected to the circuitry in the substrate by a series of fine gold wires that are bonded to the top of the substrate near its edges. On the bottom of the substrate is a grid of metal balls that connect the packaged device to a printed circuit board. Benefits of BGA packaging over leaded packaging include:

    . smaller size;

    . greater pin count, or number of connections to the printed circuit board;

    . greater reliability;

    . better electrical signal integrity; and

    . easier attachment to a printed circuit board.

   We supply our customers with substantially the entire family of BGA packaging services offered in the marketplace today, including:

    . Standard BGA. Standard BGA packaging has a grid array of balls on the underside of the integrated circuit, and is utilized in high-performance applications, such as personal computer chipsets, graphic controllers and microprocessors. A standard BGA package generally has a high pin count, usually greater than 100 pins. Standard BGA packages have better thermal and electrical performance than leaded packages. They also feature more advanced surface mount technology, allowing for easier handling in the packaging process. Standard BGA packaging services accounted for all of our BGA packaging revenues in 1998.

BGA Package Profile
                         (LOGO OF BGA PACKAGE PROFILE)
(LOGO OF ChipPAC)

    . Chip Scale BGA. Chip scale BGA packaging includes all packages where the package is less than 1.2 times the size of the silicon die. Chip scale BGA is a substrate-based package that is designed for memory devices and other high pin count semiconductors, which generally contain fewer than 100 pins, and require dense ball arrays in very small package sizes, such as wireless telephones and personal digital assistants, video cameras, digital cameras and wireless pagers. We recently secured a three-year contract with Hyundai Electronics to package their RDRAM devices using mBGA(TM), or micro BGA, packaging, a chip scale BGA packaging technology. Although none of our 1998 BGA revenues were derived from chip scale BGA packaging, we expect that chip scale packaging will contribute to our future revenues as a result of the Hyundai Electronics mBGA(TM), or micro BGA, contract and contracts with other customers requiring the smaller chip scale BGA package.

   We are continually developing new BGA technologies and BGA packaging techniques. One of our research and development facilities is working to develop prototypes of flip chip BGA packaging whereby the silicon die is directly attached to the substrate using solder rather than wire bonds. This improves heat dissipation and the electrical performance of the chip. Flip chip BGA technology can be used in a wide array of applications ranging from consumer products to highly sophisticated application specific integrated circuits, referred to as "ASIC," digital signal processors, referred to as "DSPs," and memory packages. While we believe that flip chip BGA represents the next generation of BGA packaging technology, we believe that standard BGA and chip scale BGA packaging will continue to experience long life cycles like many of our leaded packaging solutions.

   The following chart summarizes the packaging services we offer:

        Percentage
         of 1998
        Packaging
         Revenues         Packaging Types*         Applications                  Pin Count
        ----------        ----------------         ------------                  ---------
Leaded    31.8%    Traditional: PDIP, PLCC, QFP,   Telecommunications,              8-304
                                MQFP, SOIC, SOJ,   automobiles, household
                                TSOC, LQFP, SSOP   appliances, and desktop and
                                and iQUAD(TM)      notebook computers

           6.1%    Advanced: TQFP, TSOP and TSSOP  Personal computers and          32-176
                                                   telecommunications

BGA       61.8%    Standard BGA: PBGA,             Personal computer chipsets,    119-371
                                 M/2/BGA(TM),      graphic controllers and
                                 TBGA, EPBGA       microprocessors

           --      Chip Scale BGA: EconoCSP(TM),                                   36-280
                                   eBGA(TM),       Wireless telephones,
                                   M2CSP(TM) and   personal digital assistants,
                                   FBGA-T          video cameras and wireless
                                                   pagers

           0.2%    Flip Chip BGA: FlipPAC(TM),                                    36-1732
                                  RamPAC(TM) and   High-end consumer products,
                                  FlashPAC(TM)     application specific
                                                   integrated circuits, digital
                                                   signal processors and memory
                                                   packages

--------
*The full names of these packages are set forth in the "Glossary."

 Testing Services

   We also provide our customers with semiconductor test services for a number of device types, including logic, mixed signal and memory devices. Semiconductor testing measures and ensures the performance, functionality and reliability of a packaged device, and requires knowledge of the specific applications and functions of the devices being tested. In order to enable semiconductor companies to improve their time-to-market, streamline their operations and reduce costs, there has been an increasing trend toward outsourcing both packaging and test services. We have begun to capitalize on this trend by enhancing our test service capabilities.

   In order to test the capability of a semiconductor device, a semiconductor company will provide us with its proprietary test program and specify the test equipment to run that program. In some instances, our customers may consign their test equipment to us. Our test operators place devices to be tested on a socketed load board and insert the load board into the test equipment which then tests the devices using software programs developed and supplied by our customers. The cost of any specific test and the time, usually measured in seconds, to run a test vary depending on the complexity of the semiconductor device and the customer's test program. When we provide test services for a packaging type, we run the test against every device it packages.

   In addition to final test services, we also provide "burn in" test services. Through "burn in," a semiconductor is inserted into a socket and subjected to extreme hot and cold temperatures over a period of time. "Burn in" tests are typically conducted to determine overall reliability under extreme conditions.

   We expect test services to become an important component of our revenues during the next several years as customers seek to reduce the time-to-market for their products by outsourcing both their packaging and test services.

 Other Services

   We also provide a full range of other related services, including:

   Design and Characterization Services. We offer design and characterization services at our Chandler, Arizona and Ichon, Korea facilities. When the selection of a package is critical to the overall development of a semiconductor device, our design engineers at these facilities select, design and develop the appropriate package for that device by simulating the semiconductor's performance and end-use environment.

   Dry Pack Services. In order to prevent the failure of any semiconductors due to exposure to moisture during shipping, we "dry pack" most of our packaged integrated circuits in specially-sealed, environmentally-secure containers.

   Tape and Reel Services. Many electronic assembly lines utilize "tape and reel" methods whereby semiconductors are attached to a tape to enable faster attachment to the printed circuit board. We offer a service whereby we ship packaged and tested devices on a tape and reel mechanism rather than on a tray, to facilitate the assembly process.

   Drop Shipment. In order to enable semiconductor companies to improve their time-to-market and reduce supply chain and management costs, we offer drop shipment services whereby we ship packaged semiconductor devices directly to those companies that purchase such devices from our customers.

Customers

   We provide packaging and test services to over 70 customers worldwide, including approximately 40 in the United States. Our customers include some of the world's largest and most prominent semiconductor manufacturers such as Atmel Corporation, Intel Corporation, International Business Machines Corporation, LSI Logic Corp., Lucent Technologies, Inc., Samsung Electronics Co., Ltd. and STMicroelectronics N.V. In 1998, approximately 67.0% of our revenues were derived from Intel, and 10.1% and 9.8% of our revenues were derived from Atmel and LSI, respectively. For the nine month period ended September 30, 1999, approximately 7.2% and 6.2% of our revenues were derived from Atmel and LSI, respectively. We anticipate that this customer concentration will decrease as new customers for which we have already become qualified and customers with which we are undergoing qualification, such as International Business Machines, Lucent Technologies Inc. and nVIDIA Corporation, begin to ship semiconductor devices to us for packaging. In 1998, we derived approximately 92.8% of our revenues from sales in the U.S., 5.1% in Asia and 2.1% in Europe.

   In general, our customers principally rely on at least two independent packagers. A packaging company must pass a lengthy and rigorous qualification process that can take up to three months for a typical leaded package and cost the customer $100,000 to $200,000 or can take more than six months for a typical BGA package and cost the customer $250,000 to $300,000. Once a primary packager has been selected, that packager gains insight into its customer's business operations and an understanding of its products while strengthening the overall working relationship. These factors, combined with the pressures of a semiconductor company to meet the time-to-market demands of its customers, results in high switching costs for semiconductor companies, making them adverse to changing suppliers or adding additional suppliers. We have been successful in attracting new customers because we are one of a few independent packaging and test companies that offers a complete line of BGA packaging services.

   Our success in becoming one of the world leaders in BGA technology is due in significant part to our being selected as one of the key suppliers to Intel. BGA technology is used in almost every personal computer that is built today, and Intel was the first semiconductor company to demand BGA technology solutions from independent packagers. In 1998, Intel accounted for approximately 90.0% of the industry's worldwide personal computer chipset revenues and approximately 80.0% of worldwide personal computer chipset units. Due to the significant volume of Intel semiconductors sold worldwide, in 1998, we believe Intel accounted for more than 40.0% of worldwide BGA packaging consumption. We are currently one of two suppliers of BGA packaging technology to Intel. In 1999, we were awarded Intel's Preferred Quality Supplier award.

   As a result of the Intel account, we have been able to grow our infrastructure to support the development of advanced BGA technology. In doing so, we have gained an early advantage relative to our competitors in:

    . packaging capability;

    . yield enhancement;

    . quality; and

    . reliability.

Furthermore, we have developed the expertise to use BGA technology across almost all Intel business groups, including personal computer chipsets, graphic controllers, memory, networking and communications. Intel does not currently outsource packaging services for any of its microprocessors, including the Pentium and Celeron lines. Both Intel and ChipPAC have resources dedicated to continuing the support of BGA packaging.

Marketing, Sales and Customer Support

   We provide sales support to our customers through an international network of offices located in:

    . United States

     . Santa Clara, California (our executive offices)

     . San Diego, California

     . Chandler, Arizona

     . Boston, Massachusetts

     . Dallas, Texas

    . Kampen, The Netherlands

    . Tokyo, Japan

    . Shanghai, China

    . Ichon, Korea

    . Singapore

   Our account managers, applications engineers, customer service representatives and sales support personnel form teams that focus on a specific customer or geographic region. Our 60 marketing, sales support and customer service personnel's performance is measured by each team's revenue achievements and number of design "wins," providing a new service to an existing customer or signing up a new customer. In 1998, approximately 92.8% of our revenues were derived from U.S.-based customers. As is industry practice, we have no long-term customer contracts; rather, customers deliver near-term forecasts to guide us on anticipated volumes. As a result, we have no meaningful backlog statistics. Because substantially all of our materials inventory is purchased based on customer forecasts, we carry small quantities of such inventory and we have relatively low finished goods inventory.

   Our marketing efforts focus on creating a brand awareness and familiarity with ChipPAC and its advanced device packaging technologies and an understanding of its end-user market applications in networking, memory, storage, graphics and wireless. We emphasize that we are a leader in advanced packaging and test technology, supplying a broad line of packaging and test services to the semiconductor industry. We target engineers and executive level decision makers through the delivery of "white papers" at industry conferences, quarterly mailings of technical brochures and newsletters, advertisements in trade journals and our website.

   We engage in semi-annual and quarterly reviews of all of our customers; we regularly collect data from different segments of the semiconductor industry, for example, personal computers, wireless telephony, video and digital cameras, etc.. When possible, we work closely with our customers to design and develop packaging and test solutions for their new products. These "co-development" or "sponsorship" projects can be critical when customers seek large scale early market entry with a significant, new product. Task teams assigned by both ChipPAC and its customers work together to design and develop new solutions and to analyze and review the outcomes to ascertain if a project's objectives are being met in a cost-effective manner. Depending on the project, the cost of development may be borne entirely by us or may be shared with the customer.

Suppliers

   Our packaging operations depend upon obtaining adequate supplies of materials on a timely basis. The principal materials used in our packaging process are lead frames, rigid and flexible substrates, gold wire and molding compound. We purchase materials based on the stated demand forecasts of our customers. Our customers are responsible for the costs of unique materials which go unused, particularly those lead frames and substrates that are ordered on the basis of customer-supplied forecasts. We work closely with our primary materials suppliers to insure the availability and timeliness of materials supplies, and we are not dependent on any one supplier for a substantial portion of our materials requirements. We have no significant supply contracts or arrangements with any supplier of materials, and we typically purchase materials by entering into written purchase orders. Historically, over half of our substrate costs were incurred from the purchase of materials from Japan. We expect that a growing portion of these substrate materials in the next several years will be supplied by sources in Korea and, to some extent, Taiwan.

   Our packaging operations and expansion plans also depend on obtaining adequate supplies of equipment on a timely basis. To that end, we work closely with our major equipment suppliers to insure that equipment deliveries are on time and the equipment meets our stringent performance specifications.

Operations and Facilities

   Our packaging process begins by cutting customer supplied wafers into individual die using a high speed precision saw. For leaded packaging, the individual die are then mounted onto metal strips called lead frames, which are generally made of copper with selective silver plating on which a pattern of input/output, or I/O, leads has been cut. For BGA packaging, individual die are placed onto plastic or tape laminate substrates which are miniature printed circuit boards. Next, very fine gold wires, with an average diameter of about
0.001 inch, are attached to the die and the lead frame or substrate, as applicable. These gold wires provide the electrical connection between the electronic circuits on the die and the I/O points of the lead frame or substrate. Each die is then encapsulated in a plastic casing and marked.

   For leaded packaging, the next step consists of plating the protruding leads with a tin alloy which facilitates soldering when the finished chips are placed onto a printed circuit board. The die then go through a series of mechanical stamping processes where the leads are then trimmed and formed into the requisite finished shape. For BGA packaging, the next step consists of attaching tiny solder balls to the bottom of the substrates. The completed devices then undergo a final inspection before being packed and shipped to customers according to customers' specifications. We are not responsible for shipping customer packaged products; customers either retrieve their finished packaged products directly from our facilities or third parties deliver the finished packaged products to the airport to be retrieved by customers.

   Our operations are conducted through five operating facilities pursuant to contracts entered into by ChipPAC Limited, our British Virgin Islands operating subsidiary. Our corporate headquarters are located in Santa Clara, California, and we provide all packaging, warehousing and test services through our facilities in Ichon and Chungju, Korea and Shanghai, China. Our Chungju facility provides electroplating services on chips from the Ichon facility. Our Chungju facility was founded in 1983 and is both ISO-9002 and QS-9000 certified. The Ichon facility was founded in 1985 and is both ISO-9002 and QS-9000 certified. The Shanghai facility was founded in 1994 and is also ISO-9002 certified and QS-9000 certified. The following chart summarizes our packaging and research and development facilities:

                                                                      Principal Packaging or
                                                                             Service
                          Owned/                                        Provided or Being
   Facility Location      Leased Sq. Ft.     Functions/Services             Developed
   -----------------      ------ ------- -------------------------- --------------------------
Santa Clara, California.  Leased  40,000 Executive offices,         Flip Chip BGA and Quick-
                                         Research and               Turn BGA Development
                                         Development, Sales and
                                         Marketing
Chandler, Arizona.......  Leased   5,000 Research and Development,  Design and
                                         Sales and Marketing        Characterization Services
Shanghai, China.........   Owned 442,000 Packaging and Test         Traditional Leaded BGA
                                         Services                   Packaging and Test
                                                                    Services
Ichon, Korea............  Leased 474,000 Packaging and Test         Advanced Leaded and BGA
                                         Services; Research and     Packaging and Test
                                         Development                Services
Chungju, Korea..........  Leased 129,000 Electroplating chips from              --
                                         Ichon, Korea

Competition

   The packaging and test industry is highly fragmented. Our primary competitors and their locations are as follows:

    . Advanced Semiconductor Engineering, Inc. -- Taiwan

    . ASE Test Limited -- Taiwan and Malaysia

    . Amkor Technology, Inc. -- USA

    . ASAT, Ltd. -- Hong Kong

    . Hana Microelectronics Public Co., Ltd. -- Hong Kong and Thailand

    . Siliconware Precision Industries Co., Ltd. -- Taiwan

    . Shinko Electric Industries Co., Ltd. -- Japan

    . ST Assembly Test Services Limited -- Singapore

   Each of these companies has significant packaging capacity, financial resources, research and development operations, marketing and other capabilities, and has been operating for some time. These companies also have established relationships with many large semiconductor companies which are current or potential customers of ours. We also compete with the internal packaging and test capabilities of many of our largest customers. We believe the principal elements of competition in the independent semiconductor packaging market include time-to-market, breadth of packaging services, technical competence, design services, quality, yield, customer service and price. We believe that we generally compete favorably in these areas.

   Due in significant part to the lengthy and costly process of qualifying a supplier, most semiconductor manufacturers generally have two sources of packaging services.

Research and Development

   Our research and development efforts are focused on developing new packaging designs and process capabilities and on improving the efficiency and capabilities of our existing packaging and test services. We believe that technology development is one of the key success factors in the packaging market and we believe that we have a distinct advantage in this area. Within the last two years, we have introduced six new packages: mBGA(TM), PBGA, TBGA, M/2/BGA(TM), EconoCSP(TM) and FBGA-T.

   In 1999, we established a U.S. research and development center that allows customers to validate future flip chip packaging options early in the development process by giving such customers direct access to flip chip materials, equipment and our engineering expertise.

   As of September 30, 1999, we employed approximately 70 full-time research and development personnel. Since we partner with the semiconductor manufacturers that are our customers, research and development costs have not historically represented a material percentage of our revenues. During 1998, we spent approximately $7.7 million on research and development.

Employees

   As of September 30, 1999, we employed 3,795 full-time employees, of whom approximately 80 were employed in research and development, 3,575 in packaging and test services and 236 in marketing, sales, customer service and administration.

   Approximately 1,806 of our employees at the Ichon, Korea facility are represented by ChipPAC Korea Labor Union and are subject to a collective bargaining agreement which provides for provisions with respect to salary and wages through May 1, 2000 and expires on May 1, 2001. We believe that we have good relationships with our employees and unions.

Intellectual Property

   Our ability to develop and provide advanced packaging technologies and designs for our customers depends in part on our proprietary know-how, trade secrets and other non-patented, confidential technologies, which we either own or license from third parties. We also have licenses to use numerous third party patents, patent applications and other technology rights, as well as certain trademark rights, in the operation of our business. Pursuant to the patent and technology license agreement that ChipPAC Limited entered into with Hyundai Electronics, which we refer to as the Hyundai Electronics License, in connection with the recapitalization, we obtained a non-exclusive license to use certain intellectual property in connection with our packaging activities. Following expiration of its initial term on December 31, 2003, the Hyundai Electronics License may be extended by us from year to year upon payment of a nominal annual license fee. Hyundai Electronics may terminate the Hyundai Electronics License prior to December 31, 2003 if we breach the Hyundai Electronics License and do not cure within the applicable time period, or in the event of our bankruptcy or similar event, or if a force majeure event prevents performance of the agreement.

   ChipPAC Limited has entered into a License Agreement with Tessera, Inc. which we refer to as the Tessera License, pursuant to which we have obtained a worldwide, royalty-bearing, non-exclusive license under certain Tessera patents, technical information and trademarks relating to Tessera's proprietary IC packages, most significantly its mBGA(TM), or micro BGA, packages. The Tessera License will run until the expiration of the last Tessera patent licensed thereunder.

   Further, in connection with the recapitalization, ChipPAC Limited obtained a non-exclusive, royalty-free sub license from Hyundai Electronics under certain patents owned by Motorola for use in connection with our BGA packaging process. The initial term of our sub license under the Motorola patents will expire on December 31, 2002. This sublicense requires Hyundai Electronics to use commercially reasonable efforts to extend or renew its license from Motorola prior to expiration thereof on December 31, 2002 and obtain from Motorola the right to grant ChipPAC Limited a sublicense on the same terms and conditions as those of any such extended or renewed license.

   Our primary trademark and trade name is "ChipPAC." We own or are licensed to use other secondary trademarks, but none of these trademarks are considered of primary importance to our business.

Environmental Matters

   We are subject to liabilities and compliance obligations arising under environmental, health and safety laws. These laws impose various controls on the quality of our air and water discharges and on the generation, storage, handling, discharge, treatment, transportation and disposal of chemicals which we use, and on employee exposure to hazardous substances in the workplace. It is our policy to comply with all applicable environmental, health and safety laws and regulations, and we believe we are currently in material compliance with all such applicable laws and regulations. In September 1996, we received ISO 14001 certification for our facilities in Ichon and Chongju by Lloyd's Register Quarterly Assurance.

   Significant regulatory and public attention has been focused on the environmental impact of semiconductor packaging operations and the risk of chemical releases from such operations. Environmental, health and safety laws could require us to incur capital and operational costs to maintain compliance and could impose liability to remedy the effects of hazardous substance contamination. We do not anticipate making material environmental capital expenditures in fiscal years 1999 and 2000. There can be no assurance that applicable environmental, health and safety laws will not in the future impose the need for additional capital equipment or other process requirements upon us, curtail our operations, or restrict our ability to expand operations. The adoption of new environmental, health and safety laws, the failure to comply with new or existing laws, or issues relating to hazardous substances could subject to future material liability.

Legal Proceedings

   We are not involved in any legal proceedings, the outcome of which we believe would have a material adverse effect on our business, financial condition or results of operations. From time to time, however, we are subject to claims that arise in the ordinary course of business, and we maintain insurance that we believe to be adequate to cover these claims.

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth certain information about the persons who are the directors and executive officers of ChipPAC, Inc.

             Name         Age                     Position
             ----         ---                     --------
      Dennis P. McKenna   49  President, Chief Executive Officer and Director,
                              ChipPAC, Inc.
      Tony Lin            50  Chief Financial Officer, ChipPAC, Inc.
      Gregory S.          42  Vice President, Worldwide Sales, ChipPAC, Inc.
       Bronzovic
      Marcos Karnezos     55  Vice President, Technology, ChipPAC, Inc.
      (Peter) Phang Guk   51  President, ChipPAC Assembly
       Bing                   and Test (Shanghai) Company Ltd.
      S. N. Lee           55  President and Chief Executive Officer, ChipPAC
                              Korea Company, Ltd.
      David Dominik       43  Director, ChipPAC, Inc.
      Edward Conard       42  Director, ChipPAC, Inc.
      Prescott Ashe       32  Director, ChipPAC, Inc.
      Michael A. Delaney  45  Director, ChipPAC, Inc.
      Paul C. Schorr IV   32  Director, ChipPAC, Inc.
      Joseph Martin       51  Director, ChipPAC, Inc.
      Chong Sup Park      51  Director, ChipPAC, Inc.

   Dennis P. McKenna has been President and Chief Executive Officer of ChipPAC, Inc. since October 1997; he was appointed to these positions when ChipPAC, Inc. was incorporated as a separate United States corporation. From October 1995 to January 1997, he served as Senior Vice President of the Components Group for Hyundai Electronics. He joined Hyundai Electronics in January 1993 and served as Vice President and General Manager of the Semiconductor Group until October 1995. Prior to joining Hyundai Electronics, Mr. McKenna, who has over 26 years of industry experience, held management positions at TRW, Inc. and Oki Semiconductor, a division of Oki America, Inc.

   Tony Lin has served as Chief Financial Officer of ChipPAC, Inc. since November 1997. From June 1993 to September 1997, he was the Chief Financial Officer and Vice President, Finance at Integrated Packaging Assembly Corp.

   Gregory S. Bronzovic joined ChipPAC, Inc. in April 1998 and has served as Vice President North American Sales, ChipPAC, Inc. since that time. From September 1998 to the present he has also served as Vice President, Worldwide Sales, ChipPAC, Inc. From January 1995 until April 1998, he was Director of Sales, Hyundai America; prior to that time he served as Western Area Manager, Hyundai America from February 1994.

   Marcos Karnezos has been Vice President, Technology of ChipPAC, Inc. since October 1998. From December 1996 to October 1998, he served as Vice President, Technology at Signetics KP. Prior to that, he was Vice President, Technology at ASAT, Ltd. from October 1992 to December 1996.

   (Peter) Phang Guk Bing was appointed as President, ChipPAC Assembly and Test (Shanghai) Company Ltd. in November 1999. He was also recently appointed as President, Chief Executive Officer and Chief Financial Officer of ChipPAC International Company Limited, ChipPAC (Barbados) Ltd and ChipPAC Limited. From July 1998 to October 1999, he served as Vice President of Operations at ChipPAC (Shanghai) Company Ltd. From September 1994 to June 1998, he was employed by Silicon Systems Singapore, where he was Director of Manufacturing Support Engineering and, prior to that, Director of Assembly Operations.

   S. N. Lee has been President and Chief Executive Officer, ChipPAC Korea Company, Ltd. since July 1998. Mr. Lee served as Senior Vice President from April 1986 through December 1995, and as Executive Vice President from October 1996 through June 1998 of the Assembly and Test Division of Hyundai Electronics, the predecessor of ChipPAC Korea Company, Ltd. From January 1996 to October 1996, Mr. Lee served as Senior Vice President of the LCD Division of Hyundai Electronics.

   David Dominik joined Bain Capital in 1990 as a Managing Director. Prior to joining Bain Capital, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies. Previously, Mr. Dominik was a venture capital investor and assistant to the Chairman of Genzyme Corporation, a biotechnology firm. From 1982 to 1984, Mr. Dominik was a management consultant at Bain & Company. Mr. Dominik serves on the board of directors of Therma-Wave, Inc., Dynamic Details, Incorporated and OneSource Information Services, Inc.

   Edward Conard joined Bain Capital in 1993 as a Managing Director. Prior to joining Bain Capital, Mr. Conard was a director of Wasserstein Perella from 1990 to 1992 where he headed the firm's Transaction Development Group. Previously, Mr. Conard was a Vice President at Bain & Company, where he headed the firm's operations practice and managed major client relationships in the industrial manufacturing and consumer goods industries. Mr. Conard currently serves on the boards of Waters Corporation, Cambridge Industries, Dynamic Details Inc., Medical Specialties Group, Inc., Alliance Commercial Laundry, Inc. and U.S. Synthetics, Inc.

   Prescott Ashe joined Bain Capital in 1991 and has been a Principal of Bain Capital since 1998. Prior to Bain Capital, Mr. Ashe was a management consultant at Bain & Company. Mr. Ashe currently serves on the board of directors of Dynamic Details, Incorporated.

   Michael A. Delaney has been Managing Director of Citicorp Venture Capital Ltd., an investor in the SXI Group LLC, since 1989. Mr. Delaney is also a director of GVC Holding, JAC Holdings, CORT Business Services, Inc., Palomar Technologies, Inc., SC Processing, Inc., Triumph Group, Inc., CLARK Material Handling Inc., MSX International, Delco Remy International, Inc., International Knife and Saw, Inc., Fabri-Steel Products, Inc., Aetna Inc., AmeriSource Health Corporation and Allied Digital Technologies Inc.

   Paul C. Schorr IV has been Vice President, Equity Investments for Citicorp Venture Capital Ltd., an investor in the SXI Group LLC, since June 1996. Prior to that, Mr. Schorr was Engagement Manager in Management Consulting at McKinsey & Company. Mr. Schorr serves on the board of directors of KEMET Corporation, Sybron Chemicals and Fairchild Semiconductor Corporation.

   Joseph Martin has been Executive Vice President and Chief Financial Officer of Fairchild Semiconductor Corp. since 1997, prior to which time he was Vice President of Finance, Worldwide Operations for National Semiconductor Corp. since 1989. Mr. Martin is also a director of Fairchild Semiconductor Corp.

   Chong Sup Park joined Hyundai Electronics in 1983 and has been Chairman of Hyundai Electronics America since November 1999. From February 1995 to October 1999, he served as President and Chief Executive Officer of Hyundai Electronics America and Maxtor Corporation. Mr. Park is also a director of Maxtor Corporation, Dot Hill Systems Corporation, and Viador, Inc.

Compensation of Directors

   We reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

   In addition, we pay Mr. Martin and Dr. Park compensation that is commensurate with arrangements offered to directors of companies that are similar to ChipPAC, Inc. for their services as directors.

   We will also enter into agreements with Mr. Martin and Dr. Park for the grant of stock options to purchase shares of our Class A common stock. The options granted pursant to these agreements will be subject to vesting beginning in August 2000.

Executive Compensation

                           Summary Compensation Table

   The following table sets forth, for the year ended December 31, 1998, the compensation paid to the Chief Executive Officer and the four next most highly compensated executive officers of ChipPAC whose total annual salary and bonus was in excess of $100,000 for fiscal year 1998. For ease of reference, we refer to each of these executive officers throughout this section as a "named executive officer" and collectively as the "named executive officers."

                                                                     Long-Term
                                      Annual Compensation         Compensation(2)
                               ---------------------------------- ----------------
                                                                     Securities     All Other
Name and Principal       Year                      Other Annual      Underlying    Compensation
Position                 Ended  Salary   Bonus   Compensation (1) Options/SARS (#)     (3)
------------------       -----  ------  -------- ---------------- ---------------- ------------
Dennis P. McKenna....... 1998  $325,012 $165,925      $7,200          300,000         $6,565
 President and Chief
 Executive Officer,
 ChipPAC, Inc.
Tony Lin................ 1998   175,805   50,925       6,000          100,000          6,059
 Chief Financial
 Officer, ChipPAC, Inc.
Richard L. Groover(4)... 1998   167,205   32,886       6,000           75,000          5,767
 Vice President,
 Engineering, ChipPAC,
 Inc.
Gary J. Breton(4)....... 1998   167,967   44,686      45,073(5)        75,000          3,659
 Vice President,
 China Operations,
 ChipPAC, Inc.
Gregory S. Bronzovic.... 1998   136,210   42,137       4,500           75,000          2,850
 Vice President,
 Worldwide Sales,
 ChipPAC, Inc.

--------
(1) Includes a car allowance but excludes perquisites and other personal benefits or property aggregating less than the lesser of either: (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for the applicable named officer.
(2) At the closing of the recapitalization on August 5, 1999, all options held by the named executive officers were canceled in the case of unexercised options, or converted into the right to receive cash, in the case of vested options. The options set forth in this summary compensation table are no longer outstanding. See "Option Grants" below for more information on option grants to our management.
(3) Includes amounts contributed (a) under our 401(k) plan for 1998 as follow:
    Mr. McKenna--$4,999; Mr. Lin--$4,317; Mr. Groover--$4,126; Mr. Bronzovic-- $2,388; and Mr. Breton--$2,009 and (b) for premiums for a life insurance policy as follow: Mr. McKenna--$1,566; Mr. Lin--$1,742; Mr. Groover--$1641; Mr. Bronzovic--$462; and Mr. Breton--$1,650.
(4) Mr. Groover and Mr. Breton are no longer employed by us.
(5) Includes an overseas allowance of $22,800 and relocation reimbursement of $22,273.

Employment Agreements

 Mr. McKenna

   Mr. McKenna is employed pursuant to an employment agreement with us. The agreement provides that Mr. McKenna will serve as our President and Chief Executive Officer. The initial term of the agreement terminates on December 31, 2001 and automatically renews for successive one-year periods unless either party notifies the other of his or its intention not to renew the agreement. Under the agreement, we pay Mr. McKenna a base salary of $400,000 per year, subject to increases approved by the board of directors, plus a bonus of up to 80% of his base salary upon attainment by us of financial performance targets set forth in the agreement. Mr. McKenna will receive a pro rated bonus for the remainder of 1999. The agreement also provides for customary fringe benefits.

   We have agreed to pay Mr. McKenna a bonus equal to twice his base salary plus a portion of his annual bonus if we terminate Mr. McKenna for any reason other than cause, or if Mr. McKenna terminates his employment for good reason. If Mr. McKenna dies before the end of his employment period, we will pay his estate a pro rated portion of the bonus he would have earned in the year of his death.

   The agreement also provides that, should Mr. McKenna continue to serve as President and Chief Executive Officer following a change of control of ChipPAC, the provisions of the employment agreement shall remain in force and effect following the change of control.

 Mr. Lin and Mr. Bronzovic

   Mr. Lin and Mr. Bronzovic are employed pursuant to letter agreements with us. Each letter agreement provides that Mr. Lin and Mr. Bronzovic are employees-at-will and that either party has the right to terminate the employment relationship at anytime with or without cause.

   Mr. Lin's letter agreement provides that he serves as Chief Financial Officer. Mr. Lin's current base salary is $181,597. In addition to his base salary, Mr. Lin is eligible to earn an annual bonus targeted at 30% of his base salary based on the attainment of certain ChipPAC and personal performance goals.

   Mr. Bronzovic's letter agreement provides that he serves as Vice President, Worldwide Sales. Mr. Bronzovic's current base salary is $178,180. In addition to his base salary, Mr. Bronzovic is eligible to earn an annual bonus targeted at $100,000.

   Mr. Lin's and Mr. Bronzovic's letter agreements provides for certain perquisites, such as automobile allowances, and customary personal benefits.

Management Incentive Agreements

   Mr. Lin and Mr. Bronzovic are parties to management incentive agreements with us under which they are entitled to receive payments from us in the event of a change of control or, subject to conditions described in the management incentive agreements, in the event their employment is terminated or they resign. The recapitalization was a change of control as defined in the management incentive agreements. Mr. Groover and Mr. Breton were parties to such agreements prior to termination of their employment with us. Mr. McKenna's employment agreement, described above, amended and restated the management incentive agreement to which he was a party.

   Following the recapitalization, we paid cash to the named executive officers in return for the vested options held by each of these officers. The amount of those cash payments was $40,500, $15,750, $11,813, $11,813 and $8,438 in the
case of Messrs. McKenna, Lin, Groover, Breton and Bronzovic, respectively.

   In addition, if Mr. Lin's or Mr. Bronzovic's employment is terminated without cause or if they resign for good reason, in each case before February 5, 2000, we are required to pay Mr. Lin or Mr. Bronzovic cash in an amount equal to a percentage of their annual base salary and target bonus, together with unpaid vacation, salary and unreimbursed expenses. The applicable percentage of annual base salary and bonus is 50.0% for Mr. Lin and 25.0% for Mr. Bronzovic. No such payment was made to Mr. Groover or Mr. Breton upon their termination of employment with us.

   Mr. McKenna and Mr. Lin also received special bonuses of $100,000 and $50,000, respectively, in connection with the closing of the recapitalization.

Option Grants

   Pursuant to the recapitalization agreement, each option to purchase our common stock that was outstanding prior to the recapitalization was, in the case of unvested options, canceled, and in the case of vested options, converted into the right to receive cash from ChipPAC, Inc. immediately prior to the recapitalization.

1999 Stock Purchase and Option Plan

   Our board of directors has adopted the ChipPAC, Inc. 1999 Stock Purchase and Option Plan, or the "1999 Stock Plan," which authorizes the granting of stock options and the sale of Class A common stock or Class L common stock to current or future employees, directors, consultants or advisors of ChipPAC, Inc. or its subsidiaries. Under the 1999 Stock Plan, a committee of the board of directors is authorized to sell or otherwise issue Class A common stock or Class L common stock at any time prior to the termination of the 1999 Stock Plan in such quantity, at such price, on such terms and subject to such conditions as established by the committee up to an aggregate of 15,500,000 shares of Class A common stock and 500,000 shares of Class L common stock, including shares of common stock with respect to which options may be granted, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of September 30, 1999, no shares of Class A common stock or Class L common stock or options to purchase such stock were outstanding under the 1999 Stock Plan.

Qualified 401(k) and Profit Sharing Plan

   We maintain a qualified 401(k) and profit sharing plan. Employees are permitted to contribute up to 15.0% of their annual compensation to our 401(k) plan, not to exceed $10,000 per year. Under the plan, we make matching contributions of up to 50.0% of the first 6.0% of annual deferral per participant, subject to the IRS limits. We contributed and expensed $119,000 in 1998, $49,000 in 1997 and $11,000 in 1996.

Pension Plans and Deferred Compensation Plans

   We do not maintain any pension plans or deferred compensation plans other than the 401(k) and profit sharing plan described above. In connection with the recapitalization, certain members of management may receive deferred compensation arrangements. The terms of these arrangements have not yet been finalized.

Management Equity Sale

   Under the 1999 Stock Plan, we intend to enter into purchased stock agreements, which we refer to as purchase agreements, with certain of our senior employees, including Mr. McKenna, Mr. Lin and Mr. Bronzovic, among others. Under these purchase agreements, some of our senior-level employees may purchase shares of our Class A common stock and Class L common stock. We may loan some of these senior-level employees up to 50% of the purchase price of the common stock purchased under these purchase agreements. These loans will be represented by promissory notes between the employee and us. The common stock purchased under the purchase agreements will be subject to vesting and is also subject to repurchase upon termination of the employee's employment with us.

                             PRINCIPAL SHAREHOLDERS

   ChipPAC International Company Limited is a wholly-owned subsidiary of ChipPAC, Inc. ChipPAC, Inc.'s outstanding equity securities consist of Class A common stock, Class L common stock, Hyundai Preferred Stock and Intel Preferred Stock. The shares of Class A common stock entitle the holder to one vote per share on all other matters to be voted upon by shareholders. The Class L common stock is identical to the Class A common stock except that the Class L common stock is nonvoting and is entitled to a preference over the Class A common stock with respect to any distribution to holders of our capital stock, equal to the original cost of such share plus an amount which accrues at a rate of 12.5% per annum, compounded quarterly. The Class L Common Stock is convertible into Class A Common Stock upon an initial public offering. See "Certain Relationships and Related Transactions."

   Hyundai Electronics and Hyundai Electronics America own all of the issued and outstanding Hyundai Preferred Stock. Intel owns all of the issued and outstanding Intel Preferred Stock. Holders of the Hyundai Preferred Stock and the Intel Preferred Stock have no right to vote on any matters to be voted on by the stockholders of ChipPAC, Inc.

   The following table sets forth certain information as of September 30, 1999 regarding the approximate beneficial ownership of (1) each person known to us to own more than 5% of the outstanding voting securities of ChipPAC, Inc. and
(2) the voting securities of ChipPAC, Inc. held by each director of ChipPAC, Inc., each named executive officer and all of such directors and named executive officers as a group. Unless otherwise noted, to our knowledge, each of such stockholders has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each director and named executive officer is 3151 Coronado Drive, Santa Clara, California 95054.

                                                         Class A Common Stock
                                                         Shares Beneficially
                                                                Owned
                                                       ------------------------
                                                         Number of   Percentage
Name and Address                                          Shares      of Class
----------------                                       ------------- ----------
Principal Stockholders:
Bain Capital Funds (1)................................ 40,995,003.17    44.7%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, Massachusetts 02116
SXI Group LLC (2).....................................    40,500,000    44.1%
 c/o Citicorp Venture Capital, Ltd. 399 Park Avenue
 New York, NY 10043
Hyundai Electronics America...........................     9,000,000     9.8%
 3101 North First Street
 San Jose, California 95134
Directors and Executive Officers:                                --      --
Dennis P. McKenna.....................................           --      --
Tony Lin..............................................           --      --
Gregory S. Bronzovic..................................           --      --
Marcas Karnezos.......................................           --      --
David Dominik (3).....................................  8,468,975.98     9.2%
Edward Conard (4).....................................  8,468,975.98     9.2%
Prescott Ashe (5).....................................  8,468,975.98     9.2%
Michael A. Delaney (6)................................    40,500,000    44.1%
Paul C. Schorr IV(7)..................................    40,500,000    44.1%
Joseph Martin (8).....................................
Chong Sup Park........................................
All Directors and named executive officers as a group
 (11 persons)......................................... 48,968,975.98    53.3%

--------
(1) Includes: (a) 31,520,958.49 shares of Class A common stock owned by Bain Capital Fund VI, L.P. ("Fund VI"), whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is Bain Capital Investors VI, Inc., a Delaware corporation wholly owned by W. Mitt Romney;
    (b) 4,617,715.49 shares of Class A common stock owned by BCIP Associates II ("BCIP II"), whose managing partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (c) 728,085.59 shares of Class A common stock owned by BCIP Associates II-B ("BCIP II-B"), whose managing partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (d) 1,156,306.49 shares of Class A common stock owned by BCIP Trust Associates II, L.P. ("BCIP Trust II"), whose general partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (e) 329,309.41 shares of Class A common stock owned by BCIP Trust Associates II-B ("BCIP Trust II-B"), whose general partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (f) 1,637,559 shares of Class A common stock owned by BCIP Associates II-C ("BCIP II-C"), whose managing partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (g) 105,068.70 shares of Class A common stock owned by PEP Investments Pty, Ltd. ("PEP"), whose controlling persons are Timothy J. Sims, Richard J. Gardell, Simon D. Pillar and Paul J. McCullagh; and (h) Sankaty High Yield Asset Partners, L.P. ("Sankaty"), whose sole general partner is Sankaty High Yield Asset Investors, LLC, whose managing member is Sankaty High Yield Asset Investors, Ltd., a Bermuda corporation wholly owned by W. Mitt Romney.
(2) SXI Group LLC is a portfolio concern of Citicorp Venture Capital Ltd.
(3) Includes: (a) 4,617,715.49 shares of Class A common stock owned by BCIP II, a Delaware general partnership of which Mr. Dominik is a general partner;
    (b) 1,156,306.49 shares of Class A common stock owned by BCIP Trust II, a Delaware limited partnership of which Mr. Dominik is a general partner; (c) 105,068.70 shares of Class A common stock owned by PEP, a New South Wales limited company for which Mr. Dominik has a power of attorney. Mr. Dominik disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Mr. Dominik's address is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(4) Includes: (a) 4,617,715.49 shares of Class A common stock owned by BCIP II, a Delaware general partnership of which Mr. Conard is a general partner,
    (b) 1,156,306.49 shares of Class A common stock owned by BCIP Trust II, a Delaware limited partnership of which Mr. Conard is a general partner; (c) 105,068.70 shares of Class A common stock owned by PEP, a New South Wales limited company for which Mr. Conard has a power of attorney. Mr. Conard disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Mr. Conard's address is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(5) Includes: (a) 4,617,715.49 shares of Class A common stock owned by BCIP II, a Delaware general partnership of which Mr. Ashe is a general partner, (b) 728,085.59 shares of Class A common stock owned by BCIP II-B, a Delaware limited partnership of which Mr. Ashe is a general partner; (c) 1,156,306.49 shares of Class A common stock owned by BCIP Trust II, a Delaware limited partnership of which Mr. Ashe is a general partner; and
    (d) 329,301.41 shares of Class A common stock owned by BCIP Trust II-B, a Delaware limited partnership of which Mr. Ashe is a general partner. Mr. Ashe disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Mr. Ashe's address is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(6) Includes all shares of Class A common stock owned by SXI Group LLC, a portfolio concern of Citicorp Venture Capital, Ltd. Mr. Delaney is both an investor in SXI Group LLC, a member of its Board of Representatives and a Managing Director of Citicorp Venture Capital, Ltd. Accordingly, Mr. Delaney may be deemed to beneficially own all such shares held by SXI Group LLC. Mr. Delaney disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Mr. Delaney's address is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, New York, New York 10043.
(7) Includes all shares of Class A common stock owned by SXI Group LLC, a portfolio concern of Citicorp Venture Capital, Ltd. Mr. Schorr is both an investor in SXI Group LLC, a member of its Board of Representatives and a Managing Director of Citicorp Venture Capital, Ltd. Accordingly, Mr. Schorr may
   be deemed to beneficially own all such shares held by SXI Group LLC. Mr. Schorr disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Mr. Schorr's address is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, New York, New York 10043.
(8) Includes all shares of Class A common stock owned by SXI Group LLC, a portfolio concern of Citicorp Venture Capital, Ltd. Mr. Martin is an investor in SXI Group LLC and, accordingly, may be deemed to beneficially own all such shares held by SXI Group LLC. Mr. Martin disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Mr. Martin's address is c/o Fairchild Semiconductor Corporation, 333 Western Avenue, South Portland, Maine 04106.

                              THE RECAPITALIZATION

   The recapitalization and related transactions resulted in, among other things:

    . the Equity Investors and other parties owning approximately 90.2% of the outstanding common stock of ChipPAC, Inc. and Hyundai Electronics and Hyundai Electronics America owning approximately 9.8% of the outstanding common stock;

    . the creation of several new foreign subsidiaries of ChipPAC, Inc., including ChipPAC International Company Limited, the issuer of the exchange notes;

    . the organization of the new direct and indirect subsidiaries and the existing direct and indirect subsidiaries of ChipPAC, Inc. into a distinct group of operating subsidiaries and a distinct group of borrowing subsidiaries; and

    . the issuance of the preferred stock to Hyundai and the implementation of the new senior credit facilities described under "Description of Other Financing Arrangements--Senior Credit Facilities."

   Prior to the recapitalization, Hyundai Electronics owned: (1) all of the outstanding equity of ChipPAC Korea Company, Ltd., which we refer to as ChipPAC Korea, and which leases our Ichon, Korea and Chungju, Korea facilities; and (2) all of the outstanding equity of Hyundai Electronics (Shanghai) Company Ltd. which was renamed ChipPAC (Shanghai) Company Limited after the recapitalization and which we refer to as ChipPAC China I and which owns, among other things, ChipPAC's Shanghai, China facility and (3) 82.0% of the outstanding equity of Hyundai Electronics America. The remaining 18% was owned by another 100% owned Hyundai subsidiary. Hyundai Electronics directly owns certain intellectual property rights used in our business.

   Hyundai Electronics America, in turn, owned all of the outstanding stock of ChipPAC, Inc. prior to the recapitalization. ChipPAC, Inc. owned all of the outstanding equity of ChipPAC Assembly and Test (Shanghai) Company, Ltd., which we refer to as ChipPAC China II.

   The steps described below were taken in order to complete the recapitalization. Please refer to the diagram at the end of this section for information on our current corporate structure.

    . Through a series of restructuring transactions involving entities controlled by Hyundai Electronics and Hyundai Electronics America, ChipPAC, Inc. became the indirect owner of all of the outstanding equity of ChipPAC Korea, ChipPAC China I and ChipPAC China II.

    . Hyundai Electronics formed ChipPAC Limited as a new subsidiary and ChipPAC (Barbados) Ltd. as a new subsidiary of ChipPAC, Inc. ChipPAC (Barbados) Ltd. is now a wholly-owned subsidiary of ChipPAC, Inc. and ChipPAC Limited is now a wholly-owned subsidiary of ChipPAC (Barbados) Ltd. ChipPAC Limited owns all of the outstanding equity of ChipPAC China I and ChipPAC China II and 99.9% of the outstanding equity of ChipPAC Korea. ChipPAC (Barbados) Ltd. owns the remaining 0.1% of the outstanding equity of ChipPAC Korea.

    . Hyundai sold the rights to substantially all of the intellectual property used in our business, including rights under our agreements with Intel Corporation, to ChipPAC Limited.

    . Hyundai Electronics formed a subsidiary of ChipPAC, Inc. named
      ChipPAC Operating Limited, which owned all of the outstanding equity of two additional entities formed by Hyundai Electronics, ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management.

    . The Equity Investors, together with other investors, invested an aggregate of approximately $92.0 million cash in ChipPAC, Inc. through the merger of ChipPAC Merger Corp., a newly-formed, wholly-owned subsidiary of the Equity Investors, in exchange for approximately 90.2% of the common stock of ChipPAC, Inc. after the completion of the recapitalization steps.

    . ChipPAC International Limited, the issuer of the outstanding notes and the exchange notes was merged with and into ChipPAC Operating Limited and renamed ChipPAC International Company Limited.

    . Concurrently with the recapitalization described above, we borrowed
      $150 million under the term loan facilities. We used all the proceeds from the term loan facilities, the issuance of the outstanding notes and the equity issuance to repay existing third party indebtedness and to purchase most of Hyundai Electronics and Hyundai Electronics America's equity interest in us and our subsidiaries and the intellectual property used in our business and to pay certain other accounts in conjunction with the recapitalization.

   Our current corporate structure is as follows:

                    [CORPORATE STRUCTURE CHART APPEARS HERE]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Because this is a summary, it does not contain all of the information that maybe important to you. You should read the complete document before making an investment decision. These documents have been filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find Additional Information."

Recapitalization Agreement

   On March 13, 1999, ChipPAC, Inc., ChipPAC Merger Corp., Hyundai Electronics and Hyundai Electronics America entered into the recapitalization agreement, as amended. Pursuant to the recapitalization agreement, the transactions described in "The Recapitalization" section were consummated. As part of the recapitalization, we also paid fees and expenses related to the financing of the recapitalization.

   Pursuant to the recapitalization agreement, Hyundai Electronics and Hyundai Electronics America agreed to jointly indemnify us against any and all losses resulting from any misrepresentation or breach of warranty made by ChipPAC in the recapitalization agreement, a claim for which must be made (in most cases) no later than 24 months after the closing of the recapitalization. The indemnification obligations of Hyundai Electronics and Hyundai Electronics America under the recapitalization agreement are generally subject to a $3.85 million minimum aggregate threshold amount and limited to a maximum aggregate amount payable of no more than $38.5 million; provided, however, that in certain cases where indemnification obligations are not subject to such payment limitation, if the amount of any indemnification obligation would exceed 50.0% of the total consideration to be paid to Hyundai Electronics and Hyundai Electronics America, then the recapitalization may be rescinded. In addition, Hyundai Electronics and Hyundai Electronics America have jointly agreed to indemnify us for any and all losses and liabilities:

    . that are owed to third parties and are in the nature of "successor liability" or which are caused by the pre-closing conduct of Hyundai Electronics or its affiliates (with certain exceptions); and

    . that (i) we may incur within ten years of the recapitalization and
      (ii) which relate to patent infringement claims brought by specified third parties (the indemnification obligations are limited to $5.0 million in this instance).

   In addition, we will indemnify Hyundai Electronics and Hyundai Electronics America against any and all losses arising out of a breach of any of ChipPAC Merger Corp.'s representations or warranties, covenants or agreements set forth in the recapitalization agreement, subject to limitations set forth therein.

   Hyundai Electronics and Hyundai Electronics America have also agreed for a period of four years after the closing of the recapitalization not to provide semiconductor packaging or test services to any person or any entity anywhere in the world, except for fabricated products for its semiconductor units. Hyundai Electronics and Hyundai Electronics America have also agreed for a period of two years after the closing of the recapitalization not to offer employment to (or hire) any of our current or former employees, other than any employee that was terminated by us on or prior to December 1, 1998.

   In conjunction with the transfer of control of ChipPAC, Inc. and its subsidiaries in the recapitalization, Hyundai Electronics and Hyundai Electronics America, or their affiliates, entered into or amended a number of ancillary agreements with certain of our subsidiaries, including:

    . utility and service agreements with ChipPAC Korea to provide it with utility service at its Ichon and Chungju, Korea facilities;

    . an information technology services agreement relating to maintenance and support of our computer hardware and software; and

    . a lease for our Ichon and Chungju, Korea facilities and a sublease for our Santa Clara, California facility.

   All of these ancillary agreements are on terms we believe are market and customary.

Advisory Agreements

   In connection with the recapitalization, we entered into advisory agreements with the Equity Investors pursuant to which the Equity Investors may provide financial, advisory and consulting services to us. In exchange for such services (if and when provided), the Equity Investors will be entitled to receive fees billed at the Equity Investors' customary rates for actual time spent performing such services plus reimbursement for out-of-pocket expenses; provided that, commencing with the quarter ended March 31, 2000, when and if we achieve EBITDA, as calculated through the twelve-month period ended March 31, 2000, in excess of $81.2 million, the Equity Investors will each be entitled to an annual advisory fee, the amount of which will be limited by our senior credit agreements, for the remaining term of the advisory agreement. There are no minimum levels of service required to be provided pursuant to the advisory agreements. In connection with the recapitalization, the Equity Investors received a one-time fee of 1.0% of the aggregate value of the recapitalization, which fees are included in the $32.7 million of fees and expenses identified in "Use of Proceeds." In addition, the Equity Investors will each receive a fee not to exceed 1.0% of the aggregate value of any acquisition, divestiture or financing transaction of ChipPAC, Inc. in which the Equity Investors are involved. Each advisory agreement will remain in effect for an initial term of ten years, subject to termination by the Equity Investors or us upon written notice 90 days prior to the expiration of the initial term or any extension thereof. Each advisory agreement includes customary indemnification provisions in favor of each of the Equity Investors.

Shareholders Agreement

   In connection with the recapitalization, ChipPAC, Inc., each of the Equity Investors and all of the other non-management equity holders, including Hyundai Electronics, Hyundai Electronics America and Intel, entered into a shareholders agreement that, among other things, provides for restrictions on the transfer of shares and certain preemptive rights. Also pursuant to the shareholders agreement, our board of directors will be comprised of

    . the chief executive officer of ChipPAC, Inc.,

    . three representatives designated by Bain Capital,

    . three representatives designated by SXI Group LLC and

    . one representative designated collectively by Hyundai Electronics and Hyundai Electronics America.

Registration Agreement

   ChipPAC, Inc., the Equity Investors and certain of their designees, Hyundai Electronics, Hyundai Electronics America and Intel entered into a registration agreement which provides for "demand' registration rights to cause us to register under the Securities Act all or part of the shares of our stock, as well as "piggyback" registration rights. Specifically, the registration agreement provides that:

      (1) the holders of a majority of our registrable securities may require us, at our expense, to register any or all of the stock held by them on a "long-form' registration statement or, if available, a "short-form' registration statement;

     (2) after an offering of our stock to the public and subject to certain exceptions, (a) at any time, the holders of a majority of the registrable securities held by Hyundia Electronics or Hyundai America may require one "long form' or "short form' registration at our expense and (b) before August 5, 2006, the holders of a majority of the registrable securities held by Intel may also require one "long form' or "short form' registration at our expense; and

      (3) all holders of registrable securities may request that their eligible stock be included whenever we register any of our securities under the Securities Act, with certain exceptions.

   We have agreed to indemnify all holders of registered securities against certain liabilities, including liabilities under the Securities Act.

Transition Services Agreement

   We entered into a transition services agreement with Hyundai Electronics and Hyundai Electronics America whereby Hyundai Electronics and Hyundai Electronics America will continue to provide certain administrative and other services to us for amounts to be determined depending upon the type and number of services performed. Services to be provided by Hyundai Electronics and Hyundai Electronics America pursuant to the transition services agreement include:

    . purchasing assistance;

    . transit insurance;

    . water freight services;

    . uniform and travel services;

    . office space in Tokyo, Japan;

    . services of employees located in Tokyo, Japan; and

    . consulting services.

Patent and Technology License Agreement

   We entered into a patent and technology license agreement with Hyundai Electronics, pursuant to which we received a non-exclusive license to use intellectual property in connection with our semiconductor packaging activities. Following the expiration of its initial term on December 31, 2003, the patent and technology license agreement may be extended by us from year to year upon payment of a nominal annual license fee. Hyundai Electronics may terminate the patent and technology license agreement prior to December 31, 2003 if we breach the agreement and do not cure within the applicable time period, or in the event of bankruptcy or similar event, or if a force majeure event prevents performance of the agreement.

Services Agreement

   We entered into an agreement with Hyundai Electronics for the packaging of Hyundai Electronics' (mu)BGA (micro BGA) chips. Pursuant to the services agreement, we must procure sufficient capital equipment to meet Hyundai's packaging requests. The initial term of the agreement expires on June 30, 2002, subject to earlier termination for cause.

Intel Materials Agreement

   On August 5, 1999, ChipPAC Limited and Intel entered into the Intel Materials Agreement pursuant to which Intel will outsource to ChipPAC Limited a portion of its semiconductor packaging needs. In return, we will provide Intel with rebates based upon the volume of packaging services outsourced to us. Rebates are estimated and accrued as current liabilities based on projected sales and the rebate percentages stated in the agreement. The Intel Materials Agreement covers semiconductor packaging services for which Intel has an ongoing purchasing requirement and for which we are a qualified source and where costs, yields and quality are equal to that of the same services provided by other semiconductor packaging companies.

   The Intel Materials Agreement also provides that Intel will not enter into other agreements for packaging services that contain provisions relating to competitive pricing and volume guarantees similar to those contained in the Intel Materials Agreement. This restriction only applies to agreements with semiconductor packaging companies that (i) are qualified to provide packaging services to Intel and (ii) provide the same type of packaging services provided by us.

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

   The Intel Materials Agreement also obligates us to first offer to Intel rights to use intellectual property related to certain new packaging services technology developed by us. Following the expiration of its initial term on December 31, 2001, the Intel Materials Agreement may be extended upon the mutual consent of ChipPAC Limited and Intel.

Intel Stock Purchase Agreement

   Immediately following the recapitalization, we entered into the stock purchase agreement with Intel. Pursuant to this agreement, we issued to Intel
(i) the Intel Preferred Stock, which has an initial aggregate liquidation preference of $10.0 million, and (ii) the Intel Warrant, which entitles Intel to purchase $5.0 million of our common stock at a 20.0% discount to the initial public offering price, when and if we complete an initial public offering of our common stock. See "Description of Other Financing Arrangements--Intel Preferred Stock; Intel Warrant."

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                  DESCRIPTION OF OTHER FINANCING ARRANGEMENTS

Senior Credit Facilities

   General. On August 5, 1999, in connection with the recapitalization, ChipPAC International Company Limited entered into several senior loan facilities, which we refer to as the senior credit facilities, with Credit Suisse First Boston, New York Branch, or CSFB, as administrative agent, and certain other financial institutions, which we refer to as the senior lenders. The senior credit facilities consist of:

    . two tranches of term loans, which we refer to as the term loan facilities, of $70.0 million, which we refer to as "Term Loan A" and $80.0 million, which we refer to as "Term Loan B";

    . a revolving loan, which we refer to as the revolving credit facility, including letters of credit, of up to $50.0 million; and

    . a capital expenditure facility, which we refer to as the capex facility, in an amount of up to $20.0 million.

   Purposes. We must use the amounts available under the senior credit facilities as follows:

    . the term loan facilities must be used to pay a portion of the cash consideration to be paid in the recapitalization and to pay related fees and expenses;

    . the revolving credit facility may be used for our working capital and general corporate purposes;

    . the capex facility may be used only for acquiring equipment or making certain other capital expenditures.

   Repayment and Final Maturity. The different senior credit facilities are due as follows:

    . Revolving Credit Facility will mature on July 31, 2005.

    . CapEx Facility will mature on July 31, 2005 and will amortize beginning 25.5 months after the closing of the recapitalization over approximately four years.

    . Term Loan A will amortize in each of the first five years according to a schedule to be determined with the balance maturing on July 31, 2005.

    . Term Loan B will amortize in each of the first six years according to a schedule to be determined with the balance maturing on July 31, 2006.

   We may repay any portion of the revolving credit facility which is outstanding without premium or penalty from time to time, other than payment of breakage costs and reimbursement of the senior lenders' actual re-deployment costs under certain circumstances.

   Also, it is mandatory that we repay any outstanding borrowings under the senior credit facilities out of a portion of net cash proceeds we receive from certain asset sales, insurance recovery and condemnation events, certain equity issuances and annual excess cash flow.

   Availability. The entire amount of the term loan facilities was drawn at the closing of the recapitalization; any amount of the term loan facilities that we repay may not be reborrowed by us later. We may borrow under the revolving credit facility until final maturity and letters of credit will be available until the fifth business day prior to final maturity of the revolving credit facility. We may reborrow any amounts of the revolving credit facility that we repay. We may borrow and repay under the capex facility until July 31, 2001. Amounts of the capex facility that we repay after July 31, 2001 may not be borrowed by us later.

   Security; Guaranty. The senior credit facilities provide that all of our indebtedness be secured as fully as is permitted by applicable law by substantially all of the assets of ChipPAC, Inc., ChipPAC International Company Limited, and the assets of each of ChipPAC, Inc.'s present and future direct and indirect subsidiaries, including without limitation:

    . a first priority pledge of all the capital stock of all present and future subsidiaries; and

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

    . perfecting a first priority (subject to customary exceptions) security interest in, and mortgages on, substantially all tangible and intangible assets (to the extent permitted by applicable law) of ChipPAC, Inc. and each of its present and future direct and indirect subsidiaries.

   In addition, in order to maximize tax benefits pursuant to certain withholding tax treaties among several of the jurisdictions in which subsidiaries of ours are located, we made a series of direct and indirect intercompany loans among these subsidiaries, which we refer to as the intercompany loans. Each of the intercompany loans is evidenced by an intercompany note (which will be pledged to the senior lenders as part of the assets of each of ChipPAC's subsidiaries), and each of the borrowers under the intercompany loans has executed security agreements in favor of the lenders of these loans.

   Finally, each present and future subsidiary of ours (other than our subsidiaries in China) has (to the extent permitted by applicable law) guaranteed our obligations under the senior credit facilities by executing a guaranty in favor of the senior lenders.

   Interest. The interest rates under the senior credit facilities are, at our option, either (a) the base rate, which is the higher of the Agent's prime lending rate and the Federal Funds Effective Rate plus 0.5%, plus a margin or
(b) adjusted LIBOR plus a margin.

   The margins of the different loans under the senior credit facilities, except Term Loan B, were set initially as described below. In the future, however, the margins on Term Loan A, the revolving credit facility and the capex facility will vary according to a pricing grid based upon our consolidated leverage ratio.

    . the initial margin on Term Loan A, the revolving credit facility and the capex facility are 2.25% over the base rate and 3.25% over adjusted LIBOR; and

    . the margin on Term Loan B is 3.00% over the base rate and 4.00% over adjusted LIBOR.

   Fees. We have agreed to pay certain fees in connection with the senior credit facilities, including:

    . letter of credit fees;

    . agency fees; and

    . commitment fees.

   Covenants. The senior credit facilities require that we meet certain financial tests, including, without limitation, a maximum leverage ratio, a minimum interest coverage ratio and minimum fixed charge coverage ratio. The senior credit facilities also contain covenants which, among other things and subject to certain exceptions, restrict our ability to:

    . incur liens or engage in sale-leaseback transactions;

    . transact with affiliates;

    . incur indebtedness and contingent obligations;

    . declare dividends or redeem or repurchase capital stock;

    . prepay, redeem or repurchase indebtedness;

    . change the business being conducted;

    . make loans and investments;

    . engage in mergers, acquisitions, consolidations and asset sales; and

    . make capital expenditures.

   The senior credit facilities also require that we satisfy certain customary affirmative covenants and provide certain customary indemnifications in favor of the senior lenders.

   Events of Default. The senior credit facilities contain customary events of default, including, without limitation, payment defaults, breaches of representations and warranties in all material respects, covenant defaults, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, cross-defaults to certain other indebtedness and a change in control.

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

Hyundai Preferred Stock

   In connection with the recapitalization, we issued to Hyundai Electronics and Hyundai Electronics America 70,000 shares of Class B preferred stock, which we refer to as the Hyundai Preferred Stock, which has an initial aggregate liquidation preference of $70.0 million. Dividends on the Hyundai Preferred Stock accrue on a daily basis from August 5, 1999 at a rate of 12.5% per annum. Until February 5, 2005, dividends will not be paid in cash, but will be capitalized as accumulated and unpaid dividends. All dividends accruing on the Hyundai Preferred Stock from and after such period will be paid in cash, semiannually, beginning after February 5, 2005. In the event we fail to pay any such dividend when due, the dividend rate on the Hyundai Preferred Stock will immediately increase by 2.5% per annum and the holders of a majority of the outstanding Hyundai Preferred Stock will have the exclusive right to nominate and elect one additional member of our board of directors, in each case until there is no longer any such default. The Hyundai Preferred Stock has a scheduled redemption date of August 5, 2010 and is otherwise redeemable by us at any time in our sole discretion. All of the shares of Hyundai Preferred Stock will be held by either Hyundai Electronics or Hyundai Electronics America. The prior written consent of the holders of a majority of the outstanding Hyundai Preferred Stock are required to amend, modify or waive the terms of the Hyundai Preferred Stock. The exchange notes will be senior in right of payment to the Hyundai Preferred Stock.

   In addition, Hyundai Electronics may receive up to an additional $55.0 million in cash during the four-year period beginning January 1, 1999 if we exceed certain levels of EBITDA as set forth in the recapitalization agreement. Hyundai Electronics is entitled to receive 33.3% of the amount by which our EBITDA (defined in the recapitalization agreement as net income before interest, taxes, depreciation, amortization, extraordinary items and advisory fees) exceeds $116.5 million, $171.3 million, $198.5 million and $231.8 million, respectively, in each of the first four years following the recapitalization. In the event the final $20.0 million of such $55.0 million in cash is required to be paid to Hyundai Electronics, it shall be paid by the mandatory redemption of an equal amount of Hyundai Preferred Stock.

Intel Preferred Stock

   Pursuant to the Intel Stock Purchase Agreement, we issued 10,000 shares of Class A 10.0% preferred stock to Intel, which we refer to as the Intel Preferred Stock.

   Dividends on the Intel Preferred Stock accrue on a daily basis from the date of issuance at a rate of 10.0% per annum, payable when and as declared by the board of directors; provided, however, that dividends will be paid prior to the payment of any dividends with respect to any of our capital stock or equity securities which we refer to as junior securities, other than the Hyundai Preferred Stock. Dividends on each share of Intel Preferred Stock will accrue from the date of issuance of the Intel Preferred Stock to the first to occur of:

     (1) the date upon which the face value ($1,000 per share) of such share of Intel Preferred Stock plus all accrued but unpaid dividends is paid;

     (2) the date upon which such share of Intel Preferred Stock is converted into common stock (as described below); or

     (3) the date upon which such share of Intel Preferred Stock is acquired by us.

   At any time, and from time to time, holders of the Intel Preferred Stock may convert all or any portion of such Intel Preferred Stock into shares of common stock at an initial conversion price equal to 150.0% of the weighted average price per share of common stock paid by the Equity Investors in connection with the recapitalization, with the purchase price subject to certain adjustments. The Intel Preferred Stock is convertible into not less than 6.25% of our Class L common stock and Class A common stock, before taking into account any shares of our common stock issued or issuable to employees, officers or directors of ChipPAC, Inc. or our subsidiaries or financing sources.

   In the event of any liquidation, dissolution or winding up of ChipPAC, Inc., holders of the Intel Preferred Stock will be entitled to receive, prior to any distribution to the holders of junior securities, an amount equal to the face value ($1,000 per share) of the Intel Preferred Stock plus all accrued and unpaid dividends thereon. In addition, each of the following will be deemed a liquidation, dissolution or winding up of ChipPAC, Inc.:

    . any sale by us of all or substantially all of its assets;

    . any consolidation or merger of ChipPAC, Inc. as a result of which holders of our common stock possessing the voting power to elect a majority of the board of directors immediately prior to such consolidation or merger cease to own capital stock of the surviving corporation possessing the voting power to elect a majority of the surviving corporation's board of directors; or

    . any issuance, sale or transfer to any third party of our capital stock as a result of which holders of our outstanding capital stock possessing the voting power to elect a majority of the board of directors immediately prior to such sale cease to own capital stock of ChipPAC, Inc. possessing the voting power to elect a majority of the board of directors (each of the foregoing, a "Liquidation Event").

   At any time and from time to time after August 1, 2005, we have the right to redeem all or any portion of the Intel Preferred Stock then outstanding at a redemption price per share equal to the greater of (i) its fair market value and (ii) its face value ($1,000 per share) plus all accrued and unpaid dividends thereon plus a redemption premium of 10.0%. The premium shall decrease ratably from year to year and shall be zero on or after August 1, 2010. In addition, in the event that we do not complete an underwritten initial public offering of shares of our common stock with gross proceeds in excess of $50.0 million on or prior to August 1, 2001, holders of not less than a majority of the Intel Preferred Stock may require us to redeem all or a portion of the Intel Preferred Stock at a price per share equal to such stock's face value ($1,000 per share) plus all accrued and unpaid dividends thereon; provided, however, that any such redemption will be subject to all restrictions of applicable law and our debt and equity financing arrangements.

   Each share of Intel Preferred Stock has that number of votes equal to the number of shares of voting common stock then issuable upon the conversion of that share of Intel Preferred Stock. Except as required by law or as provided in the following sentence, holders of the Intel Preferred Stock are entitled to vote on all matters submitted to the stockholders for a vote and will vote together with holders of our common stock as a single class. The prior written consent of the holders of at least 66.7% of the outstanding Intel Preferred Stock is required for:

    . any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefits of, the Intel Preferred Stock;

    . any action that authorized, created or issued any new shares of any class of stock having preferences superior to the Intel Preferred Stock, other than any issuance of the Hyundai Preferred Stock; or

    . any action that reclassifies any outstanding shares of capital stock into shares having preferences or priority as to dividends or assets senior to the preference of the Intel Preferred Stock.

   The exchange notes are senior in right of payment to the Intel Preferred
Stock.

Intel Warrant

   Pursuant to the Intel Stock Purchase Agreement we issued the Intel Warrant to Intel. The Intel Warrant provides that, for 180 days after we have completed our first underwritten public offering, Intel is entitled to purchase $5.0 million of our common stock at a 20.0% discount to its initial public offering price. This right is subject to expiration prior to completion of such 180 day period in the event that we are sold. Intel, at its election, may exercise the Intel Warrant in whole or in part and on one or more occasions.

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

                       DESCRIPTION OF THE EXCHANGE NOTES

General

   You can find the definition of certain terms used in this description under the subheading of "Certain Definitions." In this description, unless the context requires otherwise, the words "ChipPAC," "Company," "we," "our," "ours" and "us" refer only to ChipPAC, Inc. and not to any of its subsidiaries. The "Issuer" refers to ChipPAC International Company Limited, a wholly owned subsidiary of ChipPAC, Inc.

   ChipPAC International Company Limited will issue the exchange notes pursuant to an indenture dated July 29, 1999 by and among itself, ChipPAC, Inc. and Firstar Bank of Minnesota, N.A., as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

   The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that:

    . the exchange notes will bear a Series B designation;

    . the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

    . the holders of the exchange notes will not have some of the rights under the registration rights agreement, including the provision providing for liquidated damages relating to the timing of this exchange offer.

   The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture. The exchange notes will rank equally with the outstanding notes if all of the outstanding notes are not exchanged in this exchange offer.

   The following description is only a summary of the material provisions of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indenture because it, and not this description, defines your rights as holders of the exchange notes. You may request copies of these agreements at our address set forth under "Where You Can Find More Information."

Brief Description of the Exchange Notes and the Guaranties

 The Exchange Notes

   These exchange notes:

    . are unsecured senior subordinated obligations of ChipPAC
      International Company Limited;

    . rank equally in right of payment with any future senior subordinated
      Indebtedness of ChipPAC International Company Limited;

    . are subordinated in right of payment to all existing and future
      Senior Indebtedness of ChipPAC International Company Limited; and

    . are senior in right of payment to any future Subordinated Obligations of ChipPAC International Company Limited.

 The Guaranties

   The Company Guaranty and each Subsidiary Guaranty:

    . unconditionally guarantee the obligations of ChipPAC International
      Company Limited under the exchange notes;

    . rank equally in right of payment with any future senior subordinated
      Indebtedness of the Guarantor; and

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

    . are senior subordinated obligations of the Company and the relevant
      Subsidiary Guarantor, as the case may be.

Principal, Maturity and Interest

   The exchange notes will be limited in aggregate principal amount to $150.0 million. ChipPAC International Company Limited will issue the exchange notes in denominations of $1,000 and any integral multiple of $1,000. The exchange notes will mature on August 1, 2009. Subject to our compliance with the covenant described under the caption "--Certain Covenants--Limitation on Indebtedness," we are permitted to issue more notes, which we refer to as Additional Notes, under the indenture in an unlimited principal amount. Any such Additional Notes that are actually issued will be treated as issued and outstanding exchange notes and as the same class as the existing notes for all purposes of the indenture and this "Description of the Exchange Notes," unless the context indicates otherwise.

   Interest on these exchange notes will accrue at the rate of 12 3/4% per annum and will be payable semiannually in arrears on August 1 and February 1, commencing on February 1, 2000. We will make each interest payment to the holders of record of these exchange notes on the immediately preceding July 15 and January 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

   Interest on these exchange notes will accrue from the last interest payment date on which interest was paid on the existing note surrendered in exchange thereof, or, if no interest has been repaid on such existing note, from the date of the original issue. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

   Except as set forth below under this section or under the section "Redemption for Changes in British Virgin Islands Withholding Taxes," we will not be entitled to redeem the exchange notes at our option prior to August 1, 2004.

   On and after August 1, 2004, we will be entitled at our option to redeem all or a portion of these exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on August 1 in the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  106.375%
      2005...........................................................  104.250
      2006...........................................................  102.125
      2007 and thereafter............................................  100.000%

   In addition, prior to August 1, 2002, we may at our option on one or more occasions redeem exchange notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of exchange notes (which includes Additional Notes, if any) originally issued under the indenture at a redemption price of 112 3/4% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by the Company, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such exchange notes is contributed to the equity capital of ChipPAC International Company Limited); provided, however, that:

     (1) at least 65% of such aggregate principal amount of exchange notes, which includes Additional Notes, if any, remains outstanding immediately after the occurrence of each such redemption, other than exchange notes held, directly or indirectly, by the Company or its Affiliates; and

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

     (2) each such redemption occurs within 60 days after the date of the closing of the related Equity Offering.

Selection and Notice of Redemption

   If we are redeeming less than all the exchange notes at any time, the trustee will select exchange notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

   Exchange notes redeemed in part will be redeemed only in principal amounts of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed at its registered address.

   If any exchange note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. We will issue a new exchange note in principal amount equal to the unredeemed portion of the original exchange note in the name of the holder thereof upon cancellation of the original exchange note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.

Withholding Taxes

   All payments made under or with respect to the exchange notes or under or with respect to the Guaranties must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes or any province or territory thereof or by any taxing authority therein, which we refer to as taxes, unless any of ChipPAC International Company Limited or the guarantors is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. If ChipPAC International Company Limited or a guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the exchange notes or under or with respect to a Guaranty, ChipPAC International Company Limited or such guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction with respect to Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a Holder (an "Excluded Holder") to the extent such Holder is subject to such Taxes by reason of its being connected with the British Virgin Islands or any province or territory thereof otherwise than by the mere holding of the exchange notes or the receipt of payments thereunder or the enforcement of its rights and obligations under the exchange notes or a Guaranty. ChipPAC International Company Limited and the guarantors will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. ChipPAC International Company Limited or the guarantor will furnish to the Holder, within 30 days after the payment of any Taxes, certified copies of tax receipts evidencing such payment by ChipPAC International Company Limited or a guarantor. ChipPAC International Company Limited will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (1) any Taxes (including penalties, interest and expenses arising therefrom or with respect thereto) imposed or levied and paid by such Holder as a result of payments made under or with respect to the exchange notes or under or with respect to a Guaranty and
(2) any Taxes so levied or imposed and paid by such Holder with respect to any reimbursement under the foregoing clause (1) , but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

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

   At least 30 days prior to each date on which payment under or with respect to the exchange notes or the Guaranties is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case promptly thereafter), if any of ChipPAC International Company Limited or the guarantors is obligated to pay Additional Amounts with respect to such payment, ChipPAC International Company Limited or such guarantor will deliver to the trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as necessary to enable the trustee to pay such Additional Amounts to Holders of the exchange notes on the payment date.

   ChipPAC International Company Limited or the guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the exchange notes or a Guaranty, the indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the exchange notes or a Guaranty, excluding such taxes, charges or similar levies imposed by any jurisdiction other than (1) the British Virgin Islands, (2) any other jurisdiction in which any of ChipPAC International Company Limited or the guarantors is organized, resident or engaged in business for tax purposes, (3) any jurisdiction in which any successor to ChipPAC International Company Limited or the guarantors is organized, resident or engaged in business for tax purposes or (4) any jurisdiction in which a paying agent is located. In addition, ChipPAC International Company Limited and the guarantors will agree to indemnify the Holders (on an after-tax basis) for any such taxes paid by such Holders.

   The obligations described under this heading shall survive any termination, defeasance or discharge of the Indenture.

Redemption for Changes in British Virgin Islands Withholding Taxes

   The exchange notes may be redeemed, at the option of ChipPAC International Company Limited, at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest if any, to the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant interest payment date), in the event ChipPAC International Company Limited has become or will become obligated to pay for reasons outside its control, and after taking reasonable measures to avoid such obligation, on the next date on which any amount would be payable with respect to the exchange notes, any Additional Amounts as a result of a change in or an amendment to the laws, including any regulations promulgated thereunder, of the British Virgin Islands, or any political subdivision or taxing authority thereof or therein, or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; provided, however, that (1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which Additional Amounts are due and payable in respect of the exchange notes and (2) at the time any such redemption notice is given, such obligation to pay Additional Amounts remains in effect. Prior to giving any notice of redemption pursuant to this provision, ChipPAC International Company Limited will deliver to the applicable trustee
(1) an Officers' Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred and (2) an Opinion of Counsel in the British Virgin Islands to the effect that ChipPAC International Company Limited has become or will become obligated to pay such Additional Amounts as a result of such amendment or change.

Guaranties

   The Company and each of the Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the exchange notes. Each Subsidiary Guaranty will be limited as necessary to prevent such Subsidiary Guaranty from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors--Federal and state laws allow courts, under specific circumstances, to void debts and require holders of some high yield securities to return payments received from debtors."

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   Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

   If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero.

   Pursuant to the indenture, ChipPAC International Company Limited, the Company or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation;" provided, however, that if the surviving Person is not ChipPAC International Company Limited, the Company or such Subsidiary Guarantor, as the case may be, ChipPAC International Company Limited's obligations with respect to the exchange notes, the Company's obligations under the Company Guaranty or such Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by such surviving Person.

   A Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty:

     (1) upon the sale or other disposition (including by way of consolidation or merger) of all or substantially all the capital stock of such Subsidiary Guarantor in one or more related transactions; or

     (2) upon the sale, assignment, transfer or disposition of all or substantially all the assets of such Subsidiary Guarantor in one or more related transactions;

in each case other than to ChipPAC International Company Limited or an Affiliate of ChipPAC International Company Limited and as permitted by the indenture.

Ranking

 Exchange Notes and Guaranties versus Senior Indebtedness.

   The indebtedness evidenced by the exchange notes, the Company Guaranty and the Subsidiary Guaranties will be senior subordinated obligations of ChipPAC International Company Limited, the Company and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the exchange notes and the payment of the Company Guaranty and any Subsidiary Guaranty is subordinate in right of payment, as set forth in the indenture, to the prior payment in full in cash when due of all Obligations with respect to Senior Indebtedness of ChipPAC International Company Limited, the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of ChipPAC International Company Limited, the Company and such Subsidiary Guarantor under the Credit Agreement.

   As of September 30, 1999,

     (1) the Senior Indebtedness of ChipPAC International Company Limited is approximately $150.0 million, all of which is secured indebtedness under the Credit Agreement;

      (2) the Senior Indebtedness of the Company is approximately $150.0 million, consisting of the Company's senior guaranty of ChipPAC
  International Company Limited's obligations under the Credit Agreement; and

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     (3) the Senior Indebtedness of the Subsidiary Guarantors is
  approximately $150.0 million, consisting of the Subsidiary Guarantors' senior guaranty of ChipPAC International Company Limited's obligations under the Credit Agreement.

In addition, ChipPAC International Company Limited has additional availability of $70.0 million for borrowings of Senior Indebtedness under the Credit Agreement. Although the indenture contains limitations on the amount of additional Indebtedness that ChipPAC International Company Limited, the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness is substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness."

 Guaranties versus Other Liabilities of Subsidiaries.

   All of our operations are conducted through our subsidiaries that are not subsidiaries of ChipPAC International Company Limited. Our Chinese subsidiaries are not guaranteeing the exchange notes or ChipPAC International Company Limited's obligations under the Credit Agreement. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders, if any, of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of creditors of ChipPAC International Company Limited, including holders of the exchange notes, even if such obligations do not constitute Senior Indebtedness. The exchange notes, the Company Guaranty and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders of such non-guarantor subsidiaries of the Company. See "Risk Factors--Your right to receive payments on these exchange notes is junior to ChipPAC International Company Limited's existing Senior Indebtedness and possibly all of its future borrowings. Further, the Guaranties of these exchange notes are junior to all the guarantors' existing senior indebtedness and possibly to all of their future borrowings."

   As of September 30, 1999, the total liabilities of our non-guarantor subsidiaries are approximately $69.1 million. Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the indenture. See "--Certain Covenants--Limitation on Indebtedness."

 Exchange Notes and Guaranties versus Other Senior Subordinated Indebtedness.

   Only Indebtedness of ChipPAC International Company Limited, the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the exchange notes, the Company Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the indenture. The exchange notes, the Company Guaranty and each Subsidiary Guaranty will in all respects rank equally with all other Senior Subordinated Indebtedness of ChipPAC International Company Limited, the Company and the relevant Subsidiary Guarantor, respectively. All Indebtedness of a Subsidiary of ours that is not a Subsidiary Guarantor will be structurally senior to the exchange notes.

   ChipPAC International Company Limited, the Company and each Subsidiary Guarantor have agreed in the indenture that they will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

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 Payment of Exchange Notes.

   We are not permitted to pay principal of, premium, if any, or interest on, the exchange notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not repurchase, redeem or otherwise retire any exchange notes (collectively, "pay the exchange notes") if either of the following (each, a "Payment Default") occurs:

     (1) any Obligations with respect to Senior Indebtedness are not paid in full when due; or

     (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the exchange notes without regard to the foregoing if ChipPAC International Company Limited and the trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

   During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the exchange notes for a period (a "Payment Blockage Period") commencing upon the receipt by the trustee (with a copy to ChipPAC International Company Limited) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

     (1) by written notice to the trustee and ChipPAC International Company Limited from the Person or Persons who gave such Blockage Notice;

     (2) because no defaults continue in existence which would permit the acceleration of the maturity of any Designated Senior Indebtedness at such time; or

     (3) because such Designated Senior Indebtedness has been repaid in full in cash.

   Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists, we are permitted to resume payments on the exchange notes after the end of such Payment Blockage Period. The exchange notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice is delivered to the trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.

   Upon any payment or distribution by ChipPAC International Company Limited upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshaling of assets of ChipPAC International Company Limited or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to ChipPAC International Company Limited or its property:

     (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness before the Noteholders are entitled to receive any payment or distribution; and

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

     (2) until all Obligations with respect to Senior Indebtedness are paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of exchange notes may receive certain Capital Stock and subordinated debt obligations.

   If a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

   If payment of the exchange notes is accelerated because of an Event of Default, we or the trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, none of ChipPAC International Company Limited, the Company or any Subsidiary Guarantor may pay the exchange notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the exchange notes only if the Indenture otherwise permits payment at that time.

   The obligations of the Company under the Company Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by the Company or by a Subsidiary Guarantor pursuant to the Company Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be. The terms of the subordination provisions described above with respect to ChipPAC International Company Limited's obligations under the exchange notes apply equally to the Company and a Subsidiary Guarantor and the obligations of the Company and such Subsidiary Guarantor under the Company Guaranty or a Subsidiary Guaranty, as the case may be.

   By reason of the subordination provisions contained in the indenture, in the event of insolvency, creditors of ChipPAC International Company Limited, the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of ChipPAC International Company Limited, the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of ChipPAC International Company Limited who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

   The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the exchange notes pursuant to the provisions described under "--Defeasance," if the foregoing subordination provisions were not violated at the time the respective amounts were deposited pursuant to such defeasance provisions.

Book-Entry, Delivery and Form

   We will initially issue the exchange notes in the form of one or more global exchange notes, which we refer to as the Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

   The Depository has advised ChipPAC International Company Limited as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code,

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

and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

   ChipPAC International Company Limited expects that pursuant to procedures established by the Depository, upon the deposit of the Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of exchange notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository, with respect to participants' interests, the participants and the indirect participants, with respect to the owners of beneficial interests in the Global Note other than participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

   So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related exchange notes evidenced by the Global Note for all purposes of such exchange notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the exchange notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated exchange notes and will not be considered to be the owner or holder of any exchange notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   We will make payments of principal of, premium, if any, and interest on exchange notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

   We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants or indirect participants.

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

   Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor ChipPAC International Company Limited will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Exchange Notes

   Subject to certain conditions, the exchange notes represented by the Global Note are exchangeable for certificated exchange notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

     (1) the Depository notifies ChipPAC International Company Limited that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to appoint a qualified successor within 90 days;

     (2) we in our discretion at any time determine not to have all the exchange notes represented by the Global Note; or

     (3) a default entitling the holders of the exchange notes to accelerate the maturity thereof has occurred and is continuing.

   Any note that is exchangeable as above is exchangeable for certificated exchange notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

Same-Day Payment

   The indenture requires us to make payments in respect of exchange notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Change of Control

   Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that ChipPAC International Company Limited repurchase such Holder's exchange notes at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the "parent entity"), if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;

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

      (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors (A) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (B) who were elected to the Board of Directors pursuant to the Shareholders Agreement, as amended, modified or supplemented from time to time) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

   Within 30 days following any Change of Control (but subject to compliance with the immediately succeeding paragraph), ChipPAC International Company Limited shall mail a notice to each Holder with a copy to the Trustee stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require ChipPAC International Company Limited to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control;

     (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by ChipPAC International Company Limited, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

   If the terms of the Credit Agreement prohibit ChipPAC International Company Limited from making the foregoing offer upon a Change of Control or from purchasing any notes pursuant thereto, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, ChipPAC International Company Limited covenants to:

     (1) repay in full all indebtedness outstanding under the Credit Agreement or offer to repay in full all such indebtedness and repay the indebtedness of each lender who has accepted such offer; or

     (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the notes as described above.

   ChipPAC International Company Limited must first comply with the covenant described above before it will be required to purchase notes in the event of a Change of Control; provided, however, that ChipPAC International Company Limited's failure to comply with the covenant described in the preceding sentence or to make a Change of Control offer because of any such failure shall constitute a Default described in clause (4) under "--Defaults" below (and not under clause (2) thereof). As a result of the foregoing, a holder of the notes may not be able to compel ChipPAC International Company Limited to purchase the notes unless ChipPAC International Company Limited is able at the time to refinance all indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

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

   ChipPAC International Company Limited shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, ChipPAC International Company Limited shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

   The Change of Control purchase feature is a result of negotiations between ChipPAC International Company Limited and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinances or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

   The Credit Agreement will prohibit us from purchasing any notes, and will also provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when ChipPAC International Company Limited is prohibited from purchasing notes, ChipPAC International Company Limited could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If ChipPAC International Company Limited does not obtain such a consent or repay such borrowings, ChipPAC International Company Limited will remain prohibited from purchasing notes. In such case, ChipPAC International Company Limited's failure to comply with this covenant would constitute a Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of notes.

   Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

   The Indenture contains covenants including, among others, the following:

   Limitation on Indebtedness. (a) We shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness, except that ChipPAC and ChipPAC International Company Limited may Incur Indebtedness if, after giving pro forma effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

   (b) Notwithstanding the foregoing paragraph (a), ChipPAC and its Restricted Subsidiaries may Incur the following Indebtedness:

     (1) Indebtedness of us or any Restricted Subsidiary Incurred pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate

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  principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $50.0 million and (B) the sum of (x) $20.0 million, (y) 50% of the book value of our inventory and that of our Restricted Subsidiaries and (z) 80% of the book value of our accounts receivables and that of our Restricted Subsidiaries; provided, however, that such Indebtedness may only be Incurred by a Restricted Subsidiary if such Indebtedness, when added together with the amount of all other Indebtedness Incurred by Restricted Subsidiaries pursuant to this clause (1) and then outstanding, does not exceed an amount equal to 50% of the greater of (x) the amount in clause (A) above and (y) the amount determined in clause (B) above;

     (2) Indebtedness of ChipPAC International Company Limited Incurred pursuant to any Term Loan Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $190.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

     (3) Indebtedness of ChipPAC International Company Limited Incurred prior to August 5, 2001 pursuant to any Capital Expenditure Facility (and Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed $20.0 million;

     (4) Indebtedness of us or any Restricted Subsidiary owed to and held by us or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (5) Indebtedness consisting of the exchange notes (other than Additional Notes);

     (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this covenant);

     (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5), (6), (8) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (8), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

     (8) Indebtedness of a Person Incurred and outstanding on or prior to the date on which such Person was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in anticipation of, in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary); provided, however, that after giving pro forma effect thereto, (a) the Consolidated Coverage Ratio increases as a consequence of such incurrence and related acquisition and (b) the Consolidated Coverage Ratio is at least 1.5 to 1.0;

     (9) Hedging Obligations of ours or any Restricted Subsidiary under or with respect to Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

     (10) Indebtedness of ours or any Restricted Subsidiary in respect of performance bonds, completion guarantees and surety or appeal bonds entered into by us and the Restricted Subsidiaries in the ordinary course of their business;

     (11) Indebtedness consisting of the Guaranties and Guarantees of other Indebtedness otherwise permitted to be Incurred pursuant to the Indenture;

     (12) Indebtedness of ours or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five business days of Incurrence;

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     (13) Indebtedness (including Capital Lease Obligations) Incurred by us or any of our Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed the greater of (A) $15.0 million and (B) 5% of Total Assets (in each case including any Refinancing Indebtedness with respect thereto);

     (14) Indebtedness Incurred by us or any of our Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business including, without limitation, letters of credit to procure raw materials, or in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

     (15) Indebtedness of ours issued to any of our directors, employees, officers or consultants or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the exchange notes, is not secured by any of our assets or our Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the exchange notes and Refinancing Indebtedness in respect thereof, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause
  (15) and then outstanding, does not exceed $5.0 million;

     (16) Indebtedness arising from agreements of our or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of ours, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by us and our Restricted Subsidiaries in connection with such disposition;

     (17) Indebtedness arising from the Recapitalization Agreement providing for indemnification, adjustment of purchase price, earn out or other similar business obligations; and

     (18) Indebtedness of ours or a Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of ChipPAC and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (17) above or paragraph (a) above) does not exceed $20.0 million.

   (c) Notwithstanding the foregoing, we shall not, and shall not permit any Restricted Subsidiary to, Incur any Refinancing Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the exchange notes or the relevant Guaranty, as applicable, to at least the same extent as such Subordinated Obligations.

   (d) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, ChipPAC International Company Limited, in its sole discretion, will classify such item of Indebtedness at the time of its Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

   (e) Notwithstanding paragraphs (a) and (b) above, neither we nor ChipPAC International Company Limited shall, and we shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of ChipPAC International Company Limited, the ChipPAC or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness (other than trade payables incurred in

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  the ordinary course of business) that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the exchange notes or the relevant Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

   (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

   Limitation on Restricted Payments. (a) We shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time that we or such Restricted Subsidiary makes such Restricted
Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) we are not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum (without duplication) of:

       (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the exchange notes are originally issued to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

       (B) the aggregate Net Cash Proceeds received by us from the issuance or sale of, or capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of ours and other than an issuance or sale to an employee stock ownership plan or to a trust established by us or any of our Subsidiaries for the benefit of employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to us or any Subsidiary or Indebtedness Guaranteed by us or any Subsidiary) and the fair market value (as determined in good faith by resolution of our Board of Directors) of property (other than cash that would constitute Temporary Cash Equivalents or a Related Business) received by us or a Restricted Subsidiary subsequent to the Issue Date as a contribution to its common equity capital (other than from a Subsidiary or that was financed with loans from us or any Restricted Subsidiary);

       (C) the amount by which Indebtedness of ours or any Restricted Subsidiary is reduced on our consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of ours subsequent to the Issue Date of any Indebtedness ours or any Restricted Subsidiary convertible or exchangeable for our Capital Stock (other than Disqualified Stock) (less the amount of any cash, or the fair value of any other property, distributed by us or any Restricted Subsidiary upon such conversion or exchange); and

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       (D) an amount equal to the sum of (i) the net reduction in
    Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to us or any Restricted Subsidiary from such Person, and
    (ii) the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by us or any Restricted Subsidiary in such Person.

   (b) The provisions of the foregoing paragraph (a) shall not prohibit:

     (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, our Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of ours or an employee stock ownership plan or to a trust established by us or any of our Subsidiaries for the benefit of employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to us or any Subsidiary of ours or Indebtedness Guaranteed by us or any Subsidiary of ours); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

     (3) any purchase or redemption of Disqualified Stock of ChipPAC or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of ChipPAC or a Restricted Subsidiary which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

     (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "CLimitation on Sales of Assets and Subsidiary Stock;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

     (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the exchange notes pursuant to the covenant described under "Change of Control" above (including the purchase of the exchange notes tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that

       (A) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

       (B) we would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; and

       (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments.

      (6) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

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     (7) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of the agreements (including employment and consulting agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed the sum of:

       (x) $5.0 million;

       (y) the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph
    (a) above); and

       (z) the cash proceeds of any "Key man" life insurance policies that are used to make such repurchases; provided further, however, that (A) such repurchases shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above.

     (8) payments required pursuant to the terms of the Recapitalization Agreement to consummate the recapitalization pursuant to the terms of the Recapitalization Agreement; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

     (9) payments in respect of the Hyundai Earn-out pursuant to the terms of the Recapitalization Agreement as in effect on the Issue Date; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

     (10) payments of in-kind dividends when due or the accrual or cumulation of dividends on the Hyundai Preferred Stock pursuant to the terms of such Hyundai Preferred Stock as in effect on the Recapitalization Closing Date; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

       (11) payments of cash dividends when due on and after 5 1/2 years from the Recapitalization Closing Date on the Hyundai Preferred Stock pursuant to the terms of such Hyundai Preferred Stock as in effect on the Recapitalization Closing Date; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

       (12) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

     (13) payments not to exceed $200,000 in the aggregate solely to enable us to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

       (14) Restricted Payments not to exceed $15.0 million payable on Capital Stock (including Disqualified Stock) issued to customers, clients, suppliers or purchasers or sellers of goods or services of ours or a Restricted Subsidiary in connection with a strategic investment in us or a Restricted Subsidiary by such customers, clients, suppliers or purchasers or sellers of goods or services; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

     (15) Restricted Payments not exceeding $15.0 million in the aggregate for any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; or

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     (16) the distribution, as a dividend or otherwise, of shares of Capital
  Stock or assets of an Unrestricted Subsidiary provided that the fair market value (as determined in good faith by our Board of Directors) of such shares of Capital Stock or assets shall not exceed the amount of the Investments that were made (and not subsequently reduced pursuant to clause
  (3)(D) of paragraph (a) above) by us in such Unrestricted Subsidiary and were treated as Restricted Payments or were included in the calculation of the amount of Restricted Payments previously made; provided, however, that
  (A) such distributions shall be excluded in the calculation of the amount of Restricted Payments and (B) any net reduction in Investments in such Unrestricted Subsidiary resulting from such distribution shall be excluded from the calculation of amounts under clause (3)(D) of paragraph (a) above;

     (17) Restricted Payments not exceeding $7.5 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

   Limitation on Restrictions on Distributions from Restricted Subsidiaries. We shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to us or any Restricted Subsidiary or pay any Indebtedness owed to ChipPAC International Company Limited or us, (b) make any loans or advances to ChipPAC International Company Limited or us or (c) transfer any of its property or assets to ChipPAC International Company Limited or us, except:

     (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture, the exchange notes and the Guaranties), or, in the case of the Credit Agreement, as in effect on the Recapitalization Closing Date;

     (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by us (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by us) and outstanding on such date;

     (3) any encumbrance or restriction pursuant to an agreement (A) evidencing Indebtedness Incurred without violation of the Indenture or (B) effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that in the case of clauses (A) and (B), the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are, in the good faith judgment of the Board of Directors, no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements of such Restricted Subsidiary in effect at, or entered into on, the Issue Date or the Recapitalization Closing Date;

     (4) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or in licenses entered into in the ordinary course of business to the extent such licenses restrict the transfer of the license or the property licensed thereunder;

     (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (6) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

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     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) above;

     (8) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (9) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (10) any restriction arising under applicable law, regulation or order;

     (11) any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Person that is in effect on the date such Person is acquired by us or a Restricted Subsidiary;

     (12) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

     (13) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Recapitalization Closing Date.

   Limitation on Sales of Assets and Subsidiary Stock. (a) We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) we or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration thereof received by us or such Restricted Subsidiary is in the form of cash or cash equivalents; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by us or such Restricted Subsidiary, as the case may be, pursuant to one or more of the following:

       (A) to the extent we elect (or are required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of ChipPAC International Company Limited or Indebtedness (other than any Disqualified Stock) of ours or another Restricted Subsidiary of ours (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the closing date of such Asset Disposition and the receipt of such Net Available Cash;

       (B) to the extent we elect, to acquire Additional Assets within one year from (or enter into a binding commitment to acquire Additional Assets, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within two years from) the later of the closing date of such Asset Disposition and the receipt of such Net Available Cash; and

       (C) to the extent we elect, or to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
    (B), to make an offer to the holders of the exchange notes (and to holders of other Senior Subordinated Indebtedness of ChipPAC International Company Limited designated by ChipPAC International Company Limited) to purchase exchange notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, we or such Restricted Subsidiary shall permanently retire such Indebtedness and, in the case of any revolving facility, shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, we and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash

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from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or used to temporarily reduce loans outstanding under any revolving credit facility.

   For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of ours or any Restricted Subsidiary and the release of us or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition,

     (y) securities, exchange notes or other obligations received by us or any Restricted Subsidiary from the transferee that are promptly converted by us or such Restricted Subsidiary into cash; and

     (z) any Additional Assets (so long as such Additional Assets were acquired for fair market value in connection with the transaction giving rise to such Asset Disposition, as determined in good faith by the board of directors of the Company or such Restricted Subsidiary, as applicable), which Additional Assets shall be deemed to have been acquired pursuant to clause (A) of the preceding paragraph in connection with such Asset Disposition.

   (b) In the event of an Asset Disposition that requires the purchase of the exchange notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(3)(C) above, ChipPAC International Company Limited will be required to purchase exchange notes tendered pursuant to an offer by ChipPAC International Company Limited for the exchange notes (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the exchange notes (and any other Senior Subordinated Indebtedness) tendered exceeds the Net Available Cash allotted to the purchase thereof, ChipPAC International Company Limited will select the exchange notes (and any other Senior Subordinated Indebtedness) to be purchased on a pro rata basis but in denominations of $1,000 or multiples thereof. ChipPAC International Company Limited shall not be required to make such an offer to purchase exchange notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

   (c) ChipPAC International Company Limited shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of exchange notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, ChipPAC International Company Limited shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

   Limitation on Affiliate Transactions. (a) We shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of ours involving aggregate consideration in excess of $2.5 million (an "Affiliate Transaction") unless the terms thereof:

     (1) are no less favorable to us or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) have been approved by a majority of the disinterested members of the Board of Directors; and

     (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to us and our Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making such determinations to be on terms that are not less favorable to us and our Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not an Affiliate of ours.

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   (b) The provisions of the foregoing paragraph (a) shall not prohibit;

     (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments;"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

     (3) the grant of stock options or similar rights to our employees and directors or those of our Restricted Subsidiaries pursuant to plans or agreements approved by the Board of Directors;

     (4) loans or advances to employees, directors, officers or consultants
  (A) in the ordinary course of business or (B) otherwise in an aggregate amount not to exceed $5.0 million in the aggregate outstanding at any one time;

     (5) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of employees, directors, officers or consultants of ours or any Subsidiary in the ordinary course of business;

     (6) any transaction exclusively between or among us and our Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited by the Indenture;

     (7) the payment of management, consulting and advisory fees and related expenses made pursuant to the Advisory Agreements as in effect on the Recapitalization Closing Date and the payment of other customary management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which fees and expenses are made pursuant to arrangements approved by our board of directors or that of such Restricted Subsidiary in good faith;

     (8) any Affiliate Transaction with Hyundai Electronics and its Affiliates pursuant to written agreements in effect on the Recapitalization Closing Date and as amended, renewed or extended from time to time; provided, however, that any such amendment, renewal or extension shall not contain terms which are materially less favorable to us and our Restricted Subsidiaries than those in the agreements in effect on the Recapitalization Closing Date;

     (9) any agreement with us or any Restricted Subsidiary as in effect as of the Recapitalization Closing Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to us or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Recapitalization Closing Date;

     (10) the existence of, or the performance by us or any of our Restricted Subsidiaries of obligations under the terms of, the Shareholders Agreement and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by us or any of our Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Recapitalization Closing Date shall only be permitted by this clause
  (10) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to us or any such Restricted Subsidiary in any material respect;

     (11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to us and our Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

     (12) the issuance or sale of any of our Capital Stock (other than Disqualified Stock).

   Merger and Consolidation. Neither ChipPAC International Company Limited nor we shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the British Virgin Islands or of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not us or ChipPAC International Company Limited) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of ChipPAC International Company Limited or us, as applicable, under the Indenture and the Company Guaranty or the exchange notes, as applicable;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness" or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for us and our Restricted Subsidiaries immediately prior to such transaction;

     (4) ChipPAC International Company Limited or us, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture comply with the Indenture;

     (5) In the event that the merging corporation (i.e., the Company or ChipPAC International Company Limited, as applicable) is organized and existing under the laws of the British Virgin Islands and the Successor Company is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or in the event that the merging corporation is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company is organized and existing under the laws of the British Virgin Islands (any of the foregoing events are referred to herein as a "Foreign Jurisdiction Merger"), ChipPAC International Company Limited or ChipPAC, as applicable, shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts and at the same times as would have been the case if such transaction had not occurred; and

     (6) In the event of a Foreign Jurisdiction Merger, ChipPAC International Company Limited or ChipPAC, as applicable, shall have delivered to the Trustee an Opinion of Counsel in the British Virgin Islands (or other applicable jurisdiction) to the effect that (A) any payment of interest or principal under or with respect to the exchange notes or the Guaranties will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from the Taxes described under "--Withholding Taxes" and
  (B) no other taxes on income (including capital gains) will be payable under the laws of the British Virgin Islands or any other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes in respect of the acquisition, ownership or disposition of the exchange notes, including the receipt of interest or principal thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the exchange notes in carrying on a business in the British Virgin Islands or other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes.

provided, however, that clause (3) above shall not apply (x) if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of such transaction is to change the jurisdiction of incorporation of ChipPAC International

Company Limited or the Company or (y) in the case of a merger of ChipPAC International Company Limited or the Company with or into a Wholly Owned Subsidiary of ours.

   The Successor Company shall be the successor to us or ChipPAC International Company Limited, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, ChipPAC International Company Limited or us under the Indenture, and the predecessor Issuer or Company, except in the case of a lease, shall be automatically released from its obligations under the Company Guaranty, the exchange notes and the Indenture.

   We will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

     (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a supplemental indenture or Guaranty Agreement, as applicable, all the obligations of such Subsidiary under the Indenture or its Subsidiary Guaranty and under the exchange notes and the Indenture;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) we deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture or Guaranty Agreement, if any, complies with the Indenture.

   The provisions of clauses (1) and (2) above shall not apply to any one or more transactions involving a Subsidiary Guarantor which constitute an Asset Disposition if we have complied with the applicable provisions of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" above.

   Future Guarantors. In the event that, after the Issue Date, we form or otherwise acquire, directly or indirectly, any Restricted Subsidiary, we shall cause such Restricted Subsidiary to Guarantee the exchange notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in the Indenture and the Subsidiary Guaranty Agreement; provided, however, in the event we or a Restricted Subsidiary forms or otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction other than the United States and such jurisdiction prohibits by law, regulation or order such Restricted Subsidiary from providing a Guarantee, we shall use all commercially reasonable efforts (including pursuing required waivers) over a period up to one year, to provide such Guarantee; provided, however, that we shall not be required to use such commercially reasonable efforts with respect to such subsidiaries for more than a one-year period or such shorter period as we shall determine in good faith that we have used all commercially reasonable efforts. If we or such Restricted Subsidiary is unable during such period to obtain an enforceable Guarantee in such jurisdiction, then such Restricted Subsidiary shall not be required to provide a Guarantee of the exchange notes pursuant to the Subsidiary Guaranty so long as such Restricted Subsidiary does not Guarantee any other Indebtedness of ours and our Restricted Subsidiaries.

   Limitation on Assets of Non-Subsidiary Guarantors. We shall not permit our Restricted Subsidiaries that are not Subsidiary Guarantors, excluding ChipPAC Assembly and Test (Shanghai) Company, Ltd. and ChipPAC (Shanghai) Company Ltd. or any successors thereto, to collectively hold at any one time more than 33 1/3% of the consolidated assets of ours and our Restricted Subsidiaries.

   Limitation on Sale of the Capital Stock of ChipPAC International Company Limited. For so long as any of the exchange notes are outstanding, ChipPAC International Company Limited will continue to be, directly or indirectly, a Wholly Owned Subsidiary of ours.

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

   SEC Reports. Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections at the times specified for such filings under such Sections. However, we will not be required to file any reports, documents or other information if the SEC will not accept such a filing.

Defaults

   Each of the following is an Event of Default:

     (1) a default in the payment of interest or any Additional Amounts on the exchange notes when due, continued for 30 days;

     (2) a default in the payment of principal of any note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

     (3) the failure by us, ChipPAC International Company Limited or any Subsidiary Guarantor to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

     (4) the failure by us or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations in the covenants described above under "--Change of Control" (other than a failure to purchase the exchange notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase the exchange notes), "--Limitation on Affiliate Transactions," "--Future Guarantors," "--Limitation on Assets of Non-Subsidiary Guarantors," "--Limitation on Sale of the Capital Stock of ChipPAC International Company Limited" or "-- SEC Reports;"

     (5) the failure by us or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture;

     (6) Indebtedness of ours, ChipPAC International Company Limited or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision");

      (7) certain events of bankruptcy, insolvency or reorganization of us, ChipPAC International Company Limited or a Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money in excess of $10.0 million is entered against us, ChipPAC International Company Limited or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or

     (9) the Company Guaranty or any Subsidiary Guaranty of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Company Guaranty or such Subsidiary Guaranty) or the ChipPAC or any Significant Subsidiary that is a Subsidiary Guarantor denies or disaffirms its obligations under the Company Guaranty or its Subsidiary Guaranty, as the case may be.

   However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding exchange notes notify ChipPAC International Company Limited and us of the default and ChipPAC International Company Limited or ChipPAC does not cure such default within the time specified after receipt of such notice.

   If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding exchange notes may declare the principal of and accrued but unpaid interest on all the exchange notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the Credit Agreement and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after receipt by ChipPAC International Company Limited and us and the Representative under the Credit Agreement of such declaration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of us or ChipPAC International Company Limited occurs and is continuing, the principal of and interest on all the exchange notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the exchange notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding exchange notes may rescind any such acceleration with respect to the exchange notes and its consequences.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the exchange notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the exchange notes unless:

     (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding exchange notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) the holders of a majority in principal amount of the outstanding exchange notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

   Subject to certain restrictions, the holders of a majority in principal amount of the outstanding exchange notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

   The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the exchange notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the exchange notes. In addition, ChipPAC International Company Limited is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. ChipPAC International Company Limited also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action ChipPAC International Company Limited is taking or proposes to take in respect thereof.

Amendments and Waivers

   Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the exchange notes then outstanding (including consents obtained in connection with a tender offer or exchange for the exchange notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the exchange notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, no amendment may, among other things:

     (1) reduce the amount of exchange notes whose holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any note;

     (3) reduce the principal of or extend the Stated Maturity of any note;

     (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption" or "--Redemption for Changes in British Virgin Islands Withholding Taxes" above;

     (5) make any note payable in money other than that stated in the note;

     (6) impair the right of any holder of the exchange notes to receive payment of principal of and interest on such holder's exchange notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's exchange notes;

     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

     (8) make any change in the Company Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

   In addition, any amendment to the subordination provisions of the Indenture that would adversely affect the Holders of the exchange notes will require the consent of the Holders of at least 75% in aggregate principal amount of the exchange notes then outstanding. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

   Without the consent of any holder of the exchange notes, ChipPAC International Company Limited and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of ChipPAC International Company Limited under the Indenture (provided, that ChipPAC International Company Limited or ChipPAC delivers to the Trustee the Opinions of Counsel described in clauses five and six of "Certain Covenants--Merger and Consolidation" if such opinions are required pursuant to the provisions of such clauses), to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes (provided that the uncertificated exchange notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated exchange notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the exchange notes, to release a Subsidiary Guaranty when permitted by the Indenture, to secure the exchange notes, to add to our covenants and those of our Restricted Subsidiaries for the benefit of the holders of the exchange notes or to surrender any right or power conferred upon us and our Restricted Subsidiaries, to make any change that does not adversely affect the rights of any holder of the exchange notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

   The consent of the holders of the exchange notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

   After an amendment under the Indenture becomes effective, ChipPAC International Company Limited is required to mail to holders of the exchange notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the exchange notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

   The exchange notes will be issued in registered form and will be transferable only upon the surrender of the exchange notes being transferred for registration of transfer. ChipPAC International Company Limited may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

   ChipPAC International Company Limited and ChipPAC at any time may terminate all of our obligations under the exchange notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the exchange notes, to replace mutilated, destroyed, lost or stolen exchange notes and to maintain a registrar and paying agent in respect of the exchange notes. ChipPAC International Company Limited or ChipPAC at any time may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants-- Merger and Consolidation" above ("covenant defeasance").

   ChipPAC International Company Limited and ChipPAC may exercise our legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If ChipPAC International Company Limited or ChipPAC exercises our legal defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default with respect thereto. If ChipPAC International Company Limited or ChipPAC exercises our covenant defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "--Defaults" above or because of the failure of us to comply with clause
(3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above or the failure of ChipPAC International Company Limited or any Subsidiary Guarantor to comply with the limitation under the third paragraph under "--Certain Covenants--Merger and Consolidation" above. If ChipPAC International Company Limited or ChipPAC exercises our legal defeasance option or our covenant defeasance option, we and each Subsidiary Guarantor will be released from all of its obligations with respect to the Company Guaranty or its Subsidiary Guaranty, as the case may be.

   In order to exercise either defeasance option, ChipPAC International Company Limited or ChipPAC must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the exchange notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (i) an Opinion of Counsel to the effect that Holders of the exchange notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law) and (ii) an Opinion of Counsel in each of the British Virgin Islands and any other jurisdiction in which ChipPAC International Company Limited or ChipPAC is organized, resident or engaged in business for tax purposes to the effect that (A) Holders of the exchange notes will not recognize income gain or loss for purposes of the tax laws of such jurisdiction as a result of such legal defeasance or covenant defeasance, as applicable, and will be subject for purposes of the tax laws of such jurisdiction to income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred and (B) payments from the defeasance trust will be free or exempt from any and all withholding and other taxes of whatever nature of such jurisdiction or any political subdivision or taxing authority thereof or therein, except in the case of a payment made to a Holder which is subject to such tax by reason of such Holder's carrying on a business in the British Virgin Islands or such other jurisdiction.

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Concerning the Trustee

   Firstar Bank of Minnesota, N.A. is to be the Trustee under the Indenture and has been appointed by us as Registrar and Paying Agent with regard to the exchange notes.

   The Holders of a majority in principal amount of the outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of exchange notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing Law

   The Indenture provides that it and the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Enforceability of Judgments

   Since substantially all the operating assets of ChipPAC International Company Limited, ChipPAC and their Subsidiaries are outside the United States, any judgment obtained in the United States against ChipPAC International Company Limited, ChipPAC or a Subsidiary Guarantor, including judgments with respect to the payment of principal, interest, Additional Amounts, redemption price and any purchase price with respect to the exchange notes, may not be collectible within the United States.

   ChipPAC International Company Limited has been informed by its British Virgin Island counsel, Harney Westwood & Riegels, that in such counsel's opinion the laws of the British Virgin Islands applicable therein permit an action to be brought in a court of competent jurisdiction in the British Virgin Islands on a final and conclusive judgment in personam of a United States federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York (the "New York Court"), respecting the enforcement of the exchange notes or the Indenture (including the Company Guaranty and the Subsidiary Guaranties), that is not impeachable as void or voidable under the laws of the State of New York and that is for a sum certain in money if (i) the New York Court that rendered such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the British Virgin Islands and in accordance with the British Virgin Islands' conflict of laws rules (and submission by ChipPAC International Company Limited, the Company and the Subsidiary Guarantors in the Indenture to the jurisdiction of the New York Court will be sufficient for this purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the British Virgin Islands applicable therein; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriator, public or penal laws; (iv) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the British Virgin Islands; and (v) the action to enforce such judgment is commenced within six years after the date of such judgment. Furthermore, ChipPAC International Company Limited has been advised by such counsel that they do not know of any reason under present laws of the British Virgin Islands for avoiding recognition of such judgment of New York Court under the Indenture (including the Company Guaranty and the Subsidiary Guaranties) or on the exchange notes based upon a reasonable interpretation of public policy.

Consent to Jurisdiction and Service

   The Indenture provides that ChipPAC International Company Limited, ChipPAC and each Subsidiary Guarantor will appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent for actions brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

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Certain Definitions

   "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

   "Advisory Agreements" mean each of the advisory agreements by and between ChipPAC, Inc., ChipPAC Limited, ChipPAC International Company Limited and each Principal entered into on the Recapitalization Closing Date, as the same may be amended from time to time in a manner that is not more disadvantageous to us in any material respect than the original agreement as in effect on the Recapitalization Closing Date.

   "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of our Voting Stock (on a fully diluted basis) or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by us or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than us or a Restricted Subsidiary), (2) all or substantially all the assets of any division or line of business of ours or any Restricted Subsidiary or (3) any other assets of ours or any Restricted Subsidiary outside of the ordinary course of our business or that of such Restricted Subsidiary (other than, in the case of (1), (2) and (3) above, (w) a disposition by a Restricted Subsidiary to us or by us or a Restricted Subsidiary to a Restricted Subsidiary, (x) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (y) sales or other dispositions of obsolete, uneconomical, negligible, worn-out or surplus assets in the ordinary course of business (including but not limited to equipment and intellectual property) and
(z) disposition of assets with a fair market value of less than $1,000,000); provided, however, that a disposition of all or substantially all of our assets and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger and Consolidation" and not by the provisions of the "--Limitation on Sales of Assets and Subsidiary Stock" covenant.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the exchange notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of

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determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

   "Bain" means Bain Capital, Inc.

   "Banks" has the meaning specified in the Credit Agreement.

   "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

   "Board of Directors" means the Board of Directors of ChipPAC or any committee thereof duly authorized to act on behalf of such Board.

   "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

   "Capital Expenditure Facility" means the capital expenditure facility contained in the Credit Agreement.

   "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Company Guaranty" means the Guarantee by us of ChipPAC International Company Limited's obligations with respect to the exchange notes contained in the Indenture.

   "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if ChipPAC or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

     (2) if ChipPAC or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if ChipPAC or such Restricted

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  Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period we or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of ours or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to us and our continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent we and our continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (4) if since the beginning of such period ChipPAC or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into us or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by us or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of ChipPAC (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

   "Consolidated Interest Expense" means, for any period, our total interest expense and that of our consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by us or our Restricted Subsidiaries, without duplication:

     (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, in each case, determined in accordance with GAAP;

     (2) amortization of debt discount and debt issuance cost;

     (3) capitalized interest;

     (4) non-cash interest expenses;

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

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     (6) net costs associated with Hedging Obligations involving any Interest
  Rate Agreement (including amortization of fees) determined in accordance with GAAP;

     (7) dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all of our Disqualified Stock, in each case held by Persons other than us or a Wholly Owned Subsidiary;

     (8) interest actually paid by us or a Restricted Subsidiary under any Guarantee of Indebtedness of any other Person; and

     (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than us) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the recapitalization and the financing thereof and (B) the amortization during such period of other capitalized financing costs.

   "Consolidated Net Income" means, for any period, the net income of us and our consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than us) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, our equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to us or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) our equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by us or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to us, except that (A) subject to the exclusion contained in clause (4) below, our equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restrictions during such period to us or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) our equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any of our assets or those of our consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) any extraordinary or unusual gains or losses and the related tax effect in accordance with GAAP;

     (6) any translation gains and losses due solely to fluctuations in currency values and the related tax effect in accordance with GAAP;

     (7) any cash charges resulting from the recapitalization to the extent such cash charges are paid or payable by Hyundai Electronics, Hyundai Electronics America or any of their Affiliates;

     (8) the cumulative effect of a change in accounting principles.

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   Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to us or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

   "Credit Agreement" means the Credit Agreement entered into by and among ChipPAC International Company Limited, ChipPAC, certain of its Subsidiaries, the lenders referred to therein and Credit Suisse First Boston, as Administrative Agent, together with the related documents thereto (including without limitation the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

   "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or beneficiary.

   "CVC" means Citicorp Venture Capital, Ltd.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Senior Indebtedness" with respect to any Person means (1) the Bank Indebtedness; provided, however, that Bank Indebtedness outstanding under any Credit Agreement that is Refinanced in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and
(2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the exchange notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the exchange notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Change of Control" and under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." Notwithstanding the foregoing, the Intel Preferred Stock as in effect on the date of issuance will be deemed not to constitute Disqualified Stock.

   "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

     (1) all income tax expense of ours and our consolidated Restricted Subsidiaries;

     (2) depreciation expense of ours and our consolidated Restricted Subsidiaries;

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

     (3) amortization expense of ours and our consolidated Restricted Subsidiaries (excluding amortization expense (other than the amortization of capitalized financing costs) attributable to a prepaid cash item that was paid in a prior period); and

     (4) all other non-cash charges of ours and our consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to us by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

   "Equity Offering" means a primary offering of our Capital Stock (other than Disqualified Stock).

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board and (3) such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit or standard contractual indemnities, in each case in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Guaranty" means the Company Guaranty and each Subsidiary Guaranty, as applicable.

   "Guaranty Agreement" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

   "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

   "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

   "Hyundai Earn-out" means the cash payment to Hyundai Electronics of up to an additional $55.0 million during the four-year period following January 1, 1999 in the event we exceed certain levels of EBITDA as set forth in the Recapitalization Agreement; provided, however, in the event the final $20.0 million of such $55.0

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million in cash is required to be paid to Hyundai Electronics, it shall be paid by the mandatory redemption of an equal amount of Hyundai Preferred
Stock.

   "Hyundai Electronics" means Hyundai Electronics Industries Company Ltd., a Republic of Korea corporation.

   "Hyundai Preferred Stock" means the 12.5% mandatorily redeemable Preferred Stock issued to Hyundai Electronics and/or Hyundai Electronics America in connection with the recapitalization.

   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, and the issuance as interest or dividend payments of pay-in-kind securities having identical terms to the underlying security and which pay-in-kind securities were contemplated on the issue date of such underlying security, in each case shall not be deemed the Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by exchange notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts and accrued expenses payable arising in the ordinary course of business);

      (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP.

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   "Intel" means Intel Corporation.

   "Intel Preferred Stock" means the 10.0% convertible Preferred Stock issuable to Intel pursuant to the Stock Purchase Agreement dated August 5, 1999 by and between Intel and ChipPAC, Inc.

   "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

   "Investment" with respect to any Person means all investments by such person in other persons in the forms of any direct or indirect advance, loan (other than (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and (B) commission, travel and similar advances to officers and employees made in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such other Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments:"

     (1) "Investment" shall include the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of our at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, we shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) our "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

   "Issue Date" means the date on which the exchange notes are originally issued.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

   "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

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     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

   "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

   "Permitted Holders" means the Principals and any Related Party thereto and
(2) any group of investors if deemed to be a "person" (as such terms is used in Section 13(d)(3) of the Exchange Act) by virtue of the Shareholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that

     (1) a Principal is party to such Shareholders Agreement,

     (2) the persons party to the Shareholders Agreement, as so amended, supplemented or modified from time to time that were not parties and are not Affiliates of persons who were parties, to the Shareholders Agreement as of the Recapitalization Closing Date, together with their respective Affiliates (collectively, the "New Investors"), are not direct or indirect beneficial owners (determined without reference to the Shareholders Agreement) of more than 50% of the Voting Stock owned by all parties to the Stockholders' Agreement as so amended, supplemented or modified, and

     (3) the New Investors, individually or in the aggregate, do not, directly or indirectly, have the right, pursuant to the Shareholders Agreement (as so amended, supplemented or modified from time to time) or otherwise to designate more than 50% of the members of our Board of Directors or any direct or indirect parent entity of ours.

   "Permitted Investment" means an Investment by us or any Restricted Subsidiary in:

     (1) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, us or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (3) Temporary Cash Investments;

     (4) receivables owing to us or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as ChipPAC or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees, directors, officers or consultants made in the ordinary course of our business or that of such Restricted Subsidiary;

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     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to us or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock;"

     (9) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of our business and otherwise in compliance with the Indenture; and

     (10) so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (10) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of (A) $30.0 million and (B) 7.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

   "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

   "Principal" means Bain and SXI Holders.

   "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that were

     (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or

     (2) implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all such reductions in costs had been effected as of the beginning of such period.

   "Recapitalization" means the plan of recapitalization and merger pursuant to the Agreement and Plan of Recapitalization and Merger dated as of March 13, 1999 as amended on or prior to the Issue Date, among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp.

   "Recapitalization Closing Date" means August 5, 1999.

   "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of ours or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that

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

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of ours or (y) Indebtedness of ours or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Related Business" means any business related, ancillary or complementary to our businesses and those of our Restricted Subsidiaries on the Issue Date.

   "Related Party" with respect to any Principal means:

     (1) any controlling stockholder, or 80% (or more) owned Subsidiary of such Principal;

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1); or

     (3) any Affiliate of any Principal.

   "Representative" means any trustee, agent or representative (if any) for an issue of our Senior Indebtedness; provided, however, that if and for so long as any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Senior Indebtedness.

   "Restricted Payment" with respect to any Person means:

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock in their capacity as such (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to us or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any of our Capital Stock held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of ours (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into our Capital Stock that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

     (4) the making of any Investment in any Person (other than a Permitted Investment).

   In determining the amount of any Restricted Payment made in property other than cash, such amount shall be the fair market value of such property at the time of such Restricted Payment, as determined in good faith by the Board of Directors.

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   "Restricted Subsidiary" means any Subsidiary of ours (including ChipPAC
International Company Limited) that is not an Unrestricted Subsidiary.

   "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, any such revolving credit facility.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby ChipPAC or a Restricted Subsidiary transfers such property to a Person and ChipPAC or a Restricted Subsidiary leases it from such Person.

   "SEC" means the Securities and Exchange Commission.

   "Secured Indebtedness" means any Indebtedness of ours secured by a Lien.

   "Senior Indebtedness" of any Person means all (1) Bank Indebtedness of or guaranteed by such Person, whether outstanding on the Issue Date or thereafter Incurred, and (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including interest thereon, in respect of (A) Indebtedness for money borrowed, (B) Indebtedness evidenced by exchange notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the obligations under the exchange notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of such Person to any subsidiary of such Person, (ii) any liability for Federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior by its terms to any other Indebtedness or other obligation of such Person or
(v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist if the Representative of the Lenders thereunder shall have received an officers' certificate of ChipPAC to the effect that the issuance of such Indebtedness does not violate such covenant and setting forth in reasonable detail the reasons therefor).

   "Senior Subordinated Indebtedness" means (1) with respect to ChipPAC International Company Limited, the exchange notes and any other Indebtedness of ChipPAC International Company Limited that specifically provides that such Indebtedness is to rank pari passu with the exchange notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of ChipPAC International Company Limited which is not Senior Indebtedness of ChipPAC International Company Limited and (2) with respect to ChipPAC or a Subsidiary Guarantor, their respective Guarantees of the exchange notes and any other Indebtedness of such Person that specifically provides that such Indebtedness ranks pari passu with such Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

   "Shareholders Agreement" means the Shareholders Agreement entered into on the Recapitalization Closing Date by and among Hyundai Electronics, Hyundai Electronics America, SXI Group LLC, certain Bain Related Parties and ChipPAC, Inc.

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of ours within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

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

   "Subordinated Obligation" means any Indebtedness of ChipPAC International Company Limited, of us or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of ChipPAC International Company Limited, the exchange notes or, in the case of ChipPAC or such Subsidiary Guarantor, its Guaranty, pursuant to a written agreement to that effect.

   "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

   "Subsidiary Guarantor" means each of ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC Korea Company Ltd., ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management Hungary Limited Liability Company and any other subsidiary of ours that Guarantees ChipPAC International Company Limited's obligations with respect to the exchange notes.

   "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of Issuer's obligations with respect to the exchange notes.

   "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement, dated the Recapitalization Closing Date between the Subsidiary Guarantors and ChipPAC International Company Limited.

   "SXI Group LLC" means SXI Group LLC, a Delaware limited liability company.

   "SXI Holders" means (1) CVC, (2) SXI Group LLC and (3) any officer, employee or director of CVC or any trust, partnership or the entity established solely for the benefit of such officers, employers or directors.

   "Temporary Cash Investments" means any of the following:

     (1) any evidence of indebtedness, maturing not more than one year after the date of investment by us, ChipPAC International Company Limited or any other Restricted Subsidiary, issued by the United States of America or any instrumentality agency thereof, or by the Republic of Korea or any instrumentality or agency thereof, or by the Asian Development Bank, the World Bank or any other supranational organization (collectively, "Government Entities") and guaranteed or otherwise backed, directly or indirectly fully as to principal, premium, if any, and interest, by the Government Entity issuing such indebtedness;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of ours) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

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

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

   "Term Loan Facilities" means the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

   "Total Assets" means our total consolidated assets and those of our Restricted Subsidiaries, as set forth on our most recent consolidated balance sheet.

   "Unrestricted Subsidiary" means (1) any Subsidiary of ours that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of ours (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, ChipPAC or any other Subsidiary of ChipPAC that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) we could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

   Except as described under "--Certain Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether we have complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary the Capital Stock of which (other than directors' qualifying shares) is at least 95% owned by us or one or more Wholly Owned Subsidiaries.

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                        MATERIAL INCOME TAX CONSEQUENCES

United States Federal Income Taxation

   The following discussion, including the opinion of counsel described below, is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. The Internal Revenue Service may take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conditions. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Some holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's existing notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

   Kirkland & Ellis, U.S. counsel to ChipPAC International Company Limited, has advised us that in its opinion, the exchange of the existing notes for exchange notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the existing notes. Rather, the exchange notes received by a holder will be treated as a continuation of the existing notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging existing notes for exchange notes pursuant to the exchange offer.

British Virgin Islands Taxation

   The following discussion is based upon the Income Tax Ordinance (Cap. 206), as amended, the International Business Companies Act (Cap. 291), as amended, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

   In general, there is no British Virgin Islands income, corporation or profits tax, withholding tax, capital gains tax, or capital transfer tax payable by Holders of the exchange notes other than Holders ordinarily resident in the British Virgin Islands. The exchange notes and documents relating to the issue, transfer or redemption are not subject to any stamp or similar duty in the British Virgin Islands.

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                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days from the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the commencement of the exchange offer, all dealer effecting transactions in the exchange notes may be required to delivery a prospectus.

   We will not receive any proceeds from any sales of the exchange notes by broker dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange notes offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about our company, the subsidiary guarantors and the exchange notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement for a more complete understanding of the document or matter.

   After the registration statement becomes effective, we will be subject to the informational requirements of the Exchange Act of 1934, and will file periodic reports, registration statements and other information with the SEC. You may read and copy the registration statement and any of the other documents we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

   If for any reason we are not subject to the reporting requirements of the Securities Exchange Act of 1934 in the future, we will still be required under the indenture governing the notes to furnish the holders of such notes with certain financial and reporting information. See "Description of the Exchange Notes--Covenants--Reports" for a description of the information we are required to provide.

                                 LEGAL MATTERS

   Certain legal matters with regard to the validity of the exchange notes will be passed upon for us by Kirkland & Ellis (a partnership including professional corporations), Chicago, Illinois. Certain partners of Kirkland & Ellis are partners in Randolph Street Partners, which acquired less than 1.0% of our common stock in connection with the closing of the recapitalization. Kirkland & Ellis has, from time to time, represented, and may continue to represent, Bain Capital and certain of its affiliates (including ChipPAC and its direct and indirect subsidiaries) in connection with certain legal matters.

                                    EXPERTS

   The financial statements as of December 31, 1998, 1997, and 1996 and for each of the four years in the period ended December 31, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                     Index to Combined Financial Statements

                                                                            Page
                                                                            ----
  Report of Independent Accountants........................................ F-2

  Combined Balance Sheets.................................................. F-3

  Combined Statements of Operations........................................ F-4

  Combined Statement of Shareholders' and Divisional Equity................ F-5

  Combined Statements of Cash Flows........................................ F-6

  Notes to Combined Financial Statements................................... F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Shareholders

   In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of shareholders' and divisional equity, and of cash flows present fairly, in all material respects, the financial position of ChipPAC at December 31, 1996, 1997, and 1998, and the results of their operations and their cash flows for each of the years in the four year period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   As discussed in Note 3 to the financial statements, the Company's ultimate parent, Hyundai Electronics Industries, Co. Ltd. (HEI) is located in the Republic of Korea. The Republic of Korea has experienced volatility in its currency and interest rates which has affected the operations of most Korean companies, including HEI. HEI has provided certain financial support to the Company in the past and is a guarantor of the Company's debt.

May 17, 1999, except for the
 last paragraph of Note 14
 as to which the date is
 June 11, 1999
San Jose, California

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

                            COMBINED BALANCE SHEETS

                                 (In thousands)

                                                          December 31,
                                                   ----------------------------
                                                     1996      1997      1998
                                                   --------  --------  --------
                     ASSETS
                     ------
Current assets:
  Cash and cash equivalents......................  $  2,323  $  3,067  $ 68,767
  Receivable from shareholder....................       --        --      4,922
  Accounts receivable, less allowance for
   doubtful accounts of $85, $375, and $1,162....    20,694    30,156    37,729
  Inventories....................................    10,896    14,149    10,325
  Deferred taxes.................................       696     4,193       803
  Prepaid expenses and other current assets......     1,149       957     2,923
                                                   --------  --------  --------
    Total current assets.........................    35,758    52,522   125,469
Property, plant and equipment, net...............   172,291   170,226   229,002
Other assets.....................................     7,883    10,493     5,001
                                                   --------  --------  --------
    Total assets.................................  $215,932  $233,241  $359,472
                                                   ========  ========  ========
             LIABILITIES AND EQUITY
             ----------------------
Current liabilities:
  Accounts payable...............................  $ 15,190  $ 17,468  $ 61,853
  Accrued expenses and other liabilities.........     4,337     5,824     7,677
  Short-term debt................................    12,075    34,479    18,777
  Current portion of long-term debt..............    16,351    13,256    31,954
  Current portion of HEI long-term debt..........     1,597     4,473     2,610
  Payables to affiliates.........................     6,448     6,659    22,918
                                                   --------  --------  --------
    Total current liabilities....................    55,998    82,159   145,789
                                                   --------  --------  --------
Long-term debt, less current portion.............    81,772   116,694    80,943
HEI long-term debt, less current portion.........     9,333    17,987    18,208
Other long-term liabilities......................    15,137     6,929     1,341
                                                   --------  --------  --------
    Total liabilities............................   162,240   223,769   246,281
                                                   --------  --------  --------
Commitments and contingencies (Notes 8, 9 and 14)
Shareholders' and divisional equity..............
  Divisional equity, preferred stock and paid in
   capital.......................................    70,769    97,075   180,091
  Shareholder receivable-HEA.....................       --     (7,466)  (37,626)
  Accumulated deficit............................   (16,236)  (62,354)  (39,752)
  Accumulated other comprehensive income (loss)..      (841)  (17,783)   10,478
                                                   --------  --------  --------
    Total shareholders' and divisional equity....    53,692     9,472   113,191
                                                   --------  --------  --------
    Total liabilities and equity.................  $215,932  $233,241  $359,472
                                                   ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                                    ChipPAC

 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

                       COMBINED STATEMENTS OF OPERATIONS

                                 (In thousands)

                                              Year Ended December 31,
                                        --------------------------------------
                                          1995      1996      1997      1998
                                        --------  --------  --------  --------
Revenue................................ $170,164  $174,119  $275,503  $328,877
Revenue from affiliates................    9,070    17,536    13,926     5,204
                                        --------  --------  --------  --------
Total revenue..........................  179,234   191,655   289,429   334,081
Cost of revenue........................  158,527   166,665   229,238   270,365
                                        --------  --------  --------  --------
Gross profit...........................   20,707    24,990    60,191    63,716
Operating expenses:
  Selling, general & administrative....   11,805    11,431    15,853    15,067
  Research & development...............    1,724     2,617     4,052     7,692
  Management fees charged by affiliate.      138     3,322     3,199       528
  Write down of impaired assets........      --        --     11,569       --
                                        --------  --------  --------  --------
    Total operating expenses...........   13,667    17,370    34,673    23,287
                                        --------  --------  --------  --------
Operating income.......................    7,040     7,620    25,518    40,429
  Non-operating income (expenses):
  Interest income......................      --        108        96     1,276
  Interest expense.....................   (3,151)   (5,780)  (10,972)  (13,340)
  Foreign currency gains (losses)......   (1,012)   (5,041)  (69,669)   24,670
  Other income (expenses), net.........     (802)      351      (762)     (168)
                                        --------  --------  --------  --------
    Non-operating income (expenses)....   (4,965)  (10,362)  (81,307)   12,438
                                        --------  --------  --------  --------
Income (loss) before income taxes......    2,075    (2,742)  (55,789)   52,867
Provision for (benefit from) income
 taxes.................................    1,977     2,883    (9,671)   20,564
                                        --------  --------  --------  --------
Net income (loss)...................... $     98  $ (5,625) $(46,118) $ 32,303
                                        ========  ========  ========  ========
Other comprehensive income:
  Currency translation gain (loss).....      387    (1,318)  (16,942)   28,261
                                        --------  --------  --------  --------
Comprehensive income (loss)............ $    485  $ (6,943) $(63,060) $ 60,564
                                        ========  ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

           COMBINED STATEMENT OF SHAREHOLDERS' AND DIVISIONAL EQUITY

                                 (In thousands)

                           Divisional
                            Equity,              Accumulated
                           Preferred    Share-   Other Com-
                           Stock and    holder   prehensive   Accum-
                            Paid-in   Receivable   Income     ulated
                            Capital      HEA       (Loss)    Deficit    Total
                           ---------- ---------- ----------- --------  -------
Balances at January 1,
 1995.....................  $44,685        --     $     90   $(10,709) $34,066
  Capital decrease........  (22,992)       --          --         --   (22,992)
  Currency translation
   gain...................      --         --          387        --       387
  Net income..............      --         --          --          98       98
                            -------    -------    --------   --------  -------
Balances at December 31,
 1995.....................   21,693        --          477    (10,611)  11,559
  Capital increase........   49,076        --          --         --    49,076
  Currency translation
   loss...................      --         --       (1,318)       --    (1,318)
  Net loss................      --         --          --      (5,625)  (5,625)
                            -------    -------    --------   --------  -------
Balances at December 31,
 1996.....................   70,769        --         (841)   (16,236)  53,692
  Capital increase........   26,306        --          --         --    26,306
  Advances to HEA.........      --     $(7,466)        --         --    (7,466)
  Currency translation
   loss...................      --         --      (16,942)       --   (16,942)
  Net loss................      --         --          --     (46,118) (46,118)
                            -------    -------    --------   --------  -------
Balances at December 31,
 1997.....................   97,075     (7,466)    (17,783)   (62,354)   9,472
  Capital increase........   82,953        --          --         --    82,953
  Advances to HEA.........      --     (30,160)        --         --   (30,160)
  Amortization of stock
   option compensation....       63        --          --         --        63
  Currency translation
   gain...................      --         --       28,261        --    28,261
  Dividends declared by
   CPK....................      --         --          --      (9,701)  (9,701)
  Net income..............      --         --          --      32,303   32,303
                            -------    -------    --------   --------  -------
Balances at December 31,
 1998.....................  180,091    (37,626)     10,478    (39,752) 113,191
                            =======    =======    ========   ========  =======


   The accompanying notes are an integral part of these financial statements.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (In thousands)


                                               Year Ended December 31,
                                          ------------------------------------
                                           1995      1996      1997     1998
                                          -------  --------  --------  -------
Cash flows provided by operating
 activities:
 Net income (loss)......................  $    98  ($ 5,625) ($46,118) $32,303
 Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
   Depreciation and amortization........   27,917    26,632    40,682   45,855
   Write down of impaired assets........      --        --     11,569      --
   Provision for inventory and accounts
    receivable..........................      799       120     3,502     (425)
   Foreign currency (gains) losses......    1,012     5,041    69,669  (24,670)
   (Gain) loss on sale of equipment.....      791       (16)      515       26
   Changes in assets and liabilities:...
     Accounts receivable................   (3,149)   (4,025)  (10,092) (12,740)
     Inventories........................   (2,025)     (354)  (16,122)   9,089
     Prepaid expenses and other assets..   (3,803)   (1,077)  (16,471)  11,859
     Advances (to) from affiliates......   (1,679)    1,933     2,418    4,671
     Accounts payable...................   (4,876)     (908)    5,006   39,979
     Accrued expenses and other current
      liabilities.......................    7,401    (3,872)   (2,569)     126
     Other long-term liabilities........    5,774     1,403     1,226   (7,326)
                                          -------  --------  --------  -------
      Net cash provided by operating
       activities.......................   28,260    19,252    43,215   98,747
                                          -------  --------  --------  -------
Cash flows used in investing activities:
 Acquisition of property and equipment..  (39,695) (104,359) (110,693) (61,332)
 Proceeds from sale of equipment........       51       240        17    1,635
                                          -------  --------  --------  -------
      Net cash used in investing
       activities.......................  (39,644) (104,119) (110,676) (59,697)
                                          -------  --------  --------  -------
Cash flows provided by financing
 activities:
 Advances (to) from HEA.................      --        --     (7,466) (30,160)
 Proceeds from short-term loans.........   93,942    83,513    86,014   63,391
 Repayment of short-term loans..........  (78,990)  (90,800)  (63,612) (79,093)
 Proceeds from term loans...............   20,749    49,396    39,511   10,185
 Repayment of long-term debt and capital
  leases................................   (2,047)   (7,110)  (17,181) (31,795)
 Dividend paid..........................      --        --        --       --
 Contributions to (withdrawals from)
  paid in capital.......................  (22,992)   49,076    26,306   82,953
                                          -------  --------  --------  -------
      Net cash provided by financing
       activities.......................   10,662    84,075    63,572   15,481
                                          -------  --------  --------  -------
Effect on cash from changes in exchange
 rates                                     (2,092)      513     4,633   11,169
                                          -------  --------  --------  -------
Net increase (decrease) in cash            (2,814)     (279)      744   65,700
Cash and cash equivalents at beginning
 of period..............................    5,416     2,602     2,323    3,067
                                          -------  --------  --------  -------
Cash and cash equivalents at end of
 period                                   $ 2,602  $  2,323  $  3,067  $68,767
                                          =======  ========  ========  =======
Supplemental disclosure of noncash
 investing and financing activities
 Acquisition of equipment under capital
  leases................................  $11,767  $ 14,612  $ 25,901  $ 2,191
                                          =======  ========  ========  =======
 Dividend declared and accrued as
  affiliate payable.....................      --        --        --   ($9,701)
                                          =======  ========  ========  =======
Supplemental disclosure of cash flow
 information
 Income taxes paid in cash                    --        --        --   $   195
                                          =======  ========  ========  =======
 Interest paid in cash..................  $ 2,999  $  5,338  $ 10,364  $12,708
                                          =======  ========  ========  =======

   The accompanying notes are an integral part of these financial statements.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1: Business and Basis of Presentation

Business and Organization

   ChipPAC (the "Company") is a provider of packaging and testing services to the worldwide semiconductor industry. The Company packages and tests integrated circuits from wafers provided by its customers. The Company markets its services worldwide, with emphasis on the North American market. The Company's packaging and testing operations are located in the Republic of Korea ("South Korea" or "Korea") and People's Republic of China ("China").

   The Company represents the combination of three business units of Hyundai Electronics Industries Co., Ltd. ("HEI") which operate collectively as HEI's worldwide packaging and testing operations. These three business units historically consisted of the Assembly and Test Division of HEI, Hyundai Electronics Co. (Shanghai) Ltd. ("HECS"), and the Assembly and Test Division of Hyundai Electronics America ("HEA"), a majority owned subsidiary of HEI. Sales and marketing services were primarily performed by the Assembly and Test Division of HEA, and packaging and testing services were performed by HECS and the Assembly and Test Division of HEI.

   On September 30, 1997, HEA transferred its Assembly and Test Division into a separate corporation, known as ChipPAC, Inc. ("CPI"). On June 30, 1998, HEI transferred its Assembly and Test Division into a separate company known as ChipPAC Korea Co., Ltd. ("CPK"). These transfers were accounted for at historical cost and the accompanying financial statements include the accounts of these business units for all periods presented. In December 1998, CPI formed a subsidiary in China, known as ChipPAC Assembly and Test Co., Ltd. ("CATS"). CATS and HECS operate as a single business unit and the Company intends to merge the two subsidiaries into a single legal entity in the future. For purposes of this report, references to HECS include CATS.

   HEI intends to reorganize the ownership of the four legal entities so that they operate under single ownership by CPI, as the parent company. On March 13, 1999 HEI and HEA entered into an agreement with a U.S. investment group to recapitalize the Company. See Note 14: Subsequent Events.

Basis of Presentation

   The accompanying combined financial statements include the accounts of CPI, CPK, HECS and CATS, or the divisional accounts of the predecessor Assembly and Test Divisions for periods prior to the business transfers referred to above, and reflect the combined financial position, results of operations, and cash flows of these entities. All inter-company or inter-divisional transactions have been eliminated in the combination.

   The combined statements of operations include all revenue and costs attributable to the Company including an allocation of the costs of shared facilities, costs of general and administrative services and overhead costs of HEI and HEA. For the periods prior to the legal formations of CPI and CPK, such allocated expenses were determined according to allocation bases deemed appropriate for the nature of each expense item, including relative headcount, relative occupancy of shared facilities, and relative sales volume. Costs allocated by HEI and HEA after the legal formations were based on services rendered, the costs of which were specified by affiliate agreements. In addition, subsequent to the legal formations, CPI and CPK established internal administrative and support functions, significantly reducing their reliance on HEI and HEA for such services. Since inception, HECS has generally maintained its own internal administrative and support functions and was not allocated any costs by HEI. Management fees charged by HEI to HECS have been included in the combined results of operations and varied based on the level of services provided by HEI.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Management believes that the allocation methods used are reasonable. However, the financial information included herein may not be representative of the combined financial position, results of operations, and cash flows of the Company in the future or what they would have been had the Company operated as a separate entity during the periods presented.

Note 2: Summary of Significant Accounting Policies

Accounting Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses in the financial statements and accompanying notes. Significant estimates made by management include those related to the useful lives of property, plant and equipment, allowances for doubtful accounts and customer returns, inventory realizability, contingent assets and liabilities and allocated expenses, among others. Actual results could differ from those estimates, and such differences may be material to the combined financial statements.

Cash and Cash Equivalents

   The Company considers all highly liquid investments, purchased with an original maturity of six months or less to be cash equivalents.

Financial Instruments

   The amounts reported for cash and cash equivalents, accounts receivable, certain other assets, accounts payable, certain accrued and other liabilities, and short-term and long-term debt approximate fair value due to their short maturities or market interest rates. Obligations due to or receivable from related parties have no ascertainable fair value as no market exists for such instruments.

Inventories

   Inventories are stated at the lower of cost (computed using first-in, first-out method) or market value.

Property, Plant and Equipment

   Property, plant and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to ten years except for building facilities and building improvements in Shanghai, China which are depreciated over thirty and fifteen years, respectively. In addition, land use rights in Shanghai, China are amortized over fifty years. Assets under capital leases and leasehold improvements are amortized over the shorter of the asset life or the remaining lease term. Amortization of assets under capital leases is included with depreciation expense. Upon disposal or sale, the Company removes the asset and accumulated depreciation from its records and recognizes the gain or loss in operations.

   During 1996, CPK revised the estimated~ useful lives used in computing depreciation of equipment acquired on and after July 1, 1996. The effects of the change are reported prospectively. Had the revised estimated useful lives been used, depreciation expense would have been approximately $300,000 and $1.2 million less than the amounts presented in the combined financial statements for the years ended December 31, 1995 and 1996, respectively.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   In calculating depreciation, CPK has estimated a residual value of approximately 10% of the cost of assets acquired on or before December 31, 1994. For assets acquired on or after January 1, 1995, CPK has estimated no residual values to more accurately reflect annual depreciation. The residual values of assets acquired on or before December 31, 1994 are depreciated over three years following the year in which the assets were otherwise fully depreciated. For each of the years ended December 31, 1995, 1996 and 1997, depreciation of residual values of $1.2 million was charged to operations.

   The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Lived Assets and Long- Lived Assets to be Disposed of" effective January 1, 1996. The Company reviews property, plant and equipment and other long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no impact in the year of adoption. The Company recognized an impairment write down in 1997, see Note 4.

Concentration of Credit Risk and Major Customers

   Financial instruments which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable and cash and cash equivalents.

   The Company's customers are comprised of companies in the semiconductor industry located primarily in the United States. Credit risk with respect to the Company's trade receivables is mitigated by selling to well established companies, performing ongoing credit evaluations and maintaining frequent contact with customers. The allowance for doubtful accounts is based upon the expected collectibility of the Company's accounts receivable. At December 31, 1996, two customers accounted for 32% and 30% of the outstanding trade receivables, respectively. At December 31, 1997, three customers accounted for 27%, 23%, and 17% of the outstanding trade receivables, respectively. At December 31, 1998, two customers accounted for 68% and 13% of outstanding trade receivables, respectively. Loss of or default by these customers could have an adverse effect upon the Company's financial position, results of operations and cash flows.

   During the year ended December 31, 1995, two customers accounted for 13% and 12% of the Company's revenue, respectively. During the year ended December 31, 1996, two customers accounted for 24% and 13% of the Company's revenue, respectively. During the year ended December 31, 1997, two customers accounted for 45% and 15% of the Company's revenue, respectively. During the year ended December 31, 1998, two customers accounted for 67% and 10% of the Company's revenue, respectively.

   Cash and cash equivalents are deposited with banks in the United States, Korea and China. Deposits in these banks may exceed the amount of insurance provided on such deposits; however, the Company is exposed to loss only to the extent of the amount of cash reflected on its balance sheet. The Company has not experienced any losses on its bank cash deposits.

Revenue Recognition

   The Company recognizes revenue upon shipment of packaged semiconductors to its customers. The Company does not take ownership of customer-supplied semiconductors as these materials are sent to the Company on a consignment basis. Accordingly, the customer supplied materials are not reflected in revenue or in cost of revenue.

Research and Development Costs
   Research and development costs are charged to expense as incurred.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Accounting for Income Taxes

   The accompanying combined financial statements present income taxes as if each of the combined companies filed its income taxes on a separate return basis. The Company accounts for deferred income taxes using the liability method whereby deferred tax assets and liabilities are recorded for temporary differences between amounts reported in the financial statements and amounts that would have been reported had the combined companies filed separate income tax returns. A valuation allowance is provided for deferred tax assets when it is more likely than not that all or a portion of the deferred tax assets will not be realized through future operations. The provision for income taxes represents taxes that would have been payable for the current period, plus the net change in deferred tax amounts.

Foreign Exchange Contracts

   In the ordinary course of business the Company enters into foreign exchange forward contracts to mitigate the effect of foreign currency movements associated with its international operations. The contracts entered into require the purchase of Korean won or Japanese yen, and the delivery of US dollars, and generally have maturities which do not exceed six months. To date contracts entered into by the Company do not qualify as hedges and therefore are included in foreign currency gains and losses in the period in which the exchange rates change. There were no deferred gains or losses at December 31, 1998. At December 31, 1998 the Company had outstanding forward contracts to purchase Japanese yen totaling $25.5 million.

Foreign Currency Translation

   The Company's functional currencies of its foreign operations are the local currencies. The assets and liabilities, and revenues and expenses of these foreign combined companies have been translated using the exchange rate at the balance sheet date and the weighted average exchange rate for the period, respectively. The net effect of the translation of the accounts of the Company's foreign combined companies has been included in equity as a cumulative translation adjustment. The net effect of adjustments that arise from exchange rate changes on transactions denominated in a currency other than local currency are reported as foreign currency gains or losses in the accompanying combined statements of operations.

Stock-Based Compensation

   Under the contemplated reorganization plan described below, CPI's current stock option plan will be terminated at the closing of the reorganization, and each option holder will receive from the Company, cash compensation for each vested share in accordance with the reorganization agreement.

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for CPI's employee stock purchase options. Accordingly, compensation for stock purchase options is measured by the excess of the fair market value of CPI's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure of pro-forma information required under SFAS No. 123, "Accounting for Stock-Based Compensation".

Recent Accounting Pronouncements

   June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives which are not hedges must be adjusted to fair value through net income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of assets, liabilities, or firm commitments

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. SFAS 133 is effective for years beginning after June 15, 1999, but companies can early adopt as of the beginning of any fiscal quarter that begins after June 1998. The Company is evaluating the requirements of SFAS 133, but does not expect this pronouncement to materially impact the Company's financial position or results of operations.

   The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997. This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic area and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". The Company operates in one segment and accordingly, does not report product segment information but will report geographic and significant customer revenue.

   The Company has adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", issued in March 1998 by the Accounting Standards Executive Committee. SOP 98-1 provides guidance on when costs related to software developed or obtained for internal use should be capitalized or expensed. The adoption of this statement has not had a material effect upon the Company's combined results of operations, financial position or cash flows.

Note 3: Risks and Uncertainties

   The Company's business involves certain risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, dependence on a cyclical industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which the Company operates is very competitive. As a result of these industry and market characteristics, key elements of competition in the independent semiconductor packaging market include breadth of packaging offerings, time-to-market, technical competence, design services, quality, production yields, reliability customer service and price. The Company's customer base is highly concentrated with one customer accounting for 67% of revenue for the year ended December 31, 1998. As a result, any de-commitment from major customers for products could have an adverse impact on the Company's financial position, results of operations and cash flows.

Korea

   The Korean economy suffered a period of economic turmoil beginning in 1997 which has resulted in the devaluation of the Korean currency and volatility in interest rates. A significant portion of the Company's assets and operations are located in Korea. Also, a significant portion of the Company's debt is guaranteed by HEI and its Chairman, and the Company has relied upon the these guarantees. It is reasonably possible that further deterioration in the Korean economy and a decline in the value of the Korean currency could have an adverse effect on the ability of the ultimate parent and its Chairman to continue to guarantee the debt of and otherwise provide support for the Company.

   The Korean government has recently announced restructuring plans directed at rationalizing certain industries. Based on such a government directive, HEI has recently announced plans to acquire LG Semicon Company, a leading competitor of HEI.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The majority of CPK's employees are represented by an organized labor union and are subject to a collective bargaining agreement.

China

   A significant portion of the Company's assets and operations are owned by HECS and are located in China. HECS is subject to the laws and regulations of China including regulations governing the maintenance of business permits and operating licenses. HECS operates under a business license granted by the local municipal government. It is reasonably possible that additional business licensure requirements may be applied by the National government that would pertain to HECS.

Liquidity

   At December 31, 1998, the Company had current liabilities in excess of current assets amounting to $20.3 million. Additionally, the Company has experienced significant currency devaluations in South Korea which has increased its cost to procure materials manufactured outside South Korea and increased its cost to service obligations payable in United States dollars. HEI has provided certain financial support to the Company in the past and is a guarantor of the Company's debt.

Other

   Korean and Chinese foreign currency exchange regulations place restrictions on the flow of foreign funds into and out of those countries. The Company is required to comply with these regulations when entering into transactions in foreign currencies in Korea and China.

   ChipPAC, through CPK, procures materials from local vendors in the ordinary course of business. Three vendors in South Korea supply approximately 40% of the Company's component parts used in performing packaging services. Management believes that they have sufficient suppliers such that the loss of these concentrated suppliers would not have a material impact on the Company's combined financial position, results of operations or cash flows.

Note 4: Selected Balance Sheet Accounts

   The components of inventories are as follows (in thousands):

                                                              December 31,
                                                         -----------------------
                                                          1996    1997    1998
                                                         ------- ------- -------
      Inventories
        Raw materials................................... $ 6,652 $10,420 $ 6,002
        Work in process.................................   1,785   2,015   2,159
        Finished goods..................................   2,459   1,714   2,164
                                                         ------- ------- -------
                                                         $10,896 $14,149 $10,325
                                                         ======= ======= =======

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Property, plant and equipment are comprised of the following (in thousands):

                                                        December 31,
                                                ------------------------------
                                                  1996       1997      1998
                                                ---------  --------  ---------
      Property, Plant and Equipment
        Land use rights........................ $   3,915  $  4,041  $   4,041
        Buildings and improvements.............    39,108    44,911     51,720
        Equipment..............................   233,464   199,079    319,382
                                                ---------  --------  ---------
                                                  276,487   248,031    375,143
        Less accumulated depreciation and
         amortization..........................  (104,196)  (77,805)  (146,141)
                                                ---------  --------  ---------
                                                $ 172,291  $170,226  $ 229,002
                                                =========  ========  =========

   Land use rights represents payments made to secure on a fully paid up basis the use of the property where the Company's facilities are located in Shanghai China for a period of 50 years.

   Interest costs of $152,000, $510,000, and $1.1 million were capitalized as part of the cost of buildings and improvements in 1995, 1996, and 1997 respectively. No interest costs were capitalized in 1998.

   As discussed in Notes 6, 7 and 8, certain equipment is pledged or encumbered under borrowing arrangements of the Company or HEI.

   Property, plan and equipment under capital leases (see Notes 7 and 8) are as follows (in thousands):

                                                         December 31,
                                                   --------------------------
                                                    1996     1997      1998
                                                   -------  -------  --------
      Property, Plant and Equipment under capital
       leases
        Cost.....................................  $31,082  $32,369  $ 44,501
        Less accumulated amortization............   (8,758)  (9,533)  (20,970)
                                                   -------  -------  --------
                                                   $22,324  $22,836  $ 23,531
                                                   =======  =======  ========

   Capital lease assets include equipment with a cost of $19.6 million, which the leasing companies have not granted to HEI the right to transfer such equipment to the Company. (See Note 8.)

   Management reviews fixed assets for impairment in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". Effective December 31, 1997, and based on management changes and deteriorating economic conditions in Asia, the Company undertook a detailed asset impairment analysis. Based on this analysis the Company recorded a change of $11.6 million to recognize the impairment of certain equipment. The impairment arose from a combination of management's decision to discontinue certain product lines which were projected to have limited future growth potential, and from the write down of production equipment judged to be in excess of foreseeable requirements. After recognition of the impairment write-down, the carrying value of the impaired assets was effectively reduced to $650,000 at December 31, 1997.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Other assets are comprised of the following (in thousands):

                                                              December 31,
                                                          ---------------------
                                                           1996   1997    1998
                                                          ------ ------- ------
      Other Assets
        Deposits for severance benefits.................. $5,909 $ 3,123 $1,618
        Long-term employee loans.........................  1,971   1,252  1,478
        Deferred taxes...................................    --    6,115  1,889
        Other............................................      3       3     16
                                                          ------ ------- ------
                                                          $7,883 $10,493 $5,001
                                                          ====== ======= ======

   Accrued expenses and other liabilities are comprised of the following (in thousands):

                                                               December 31,
                                                           --------------------
                                                            1996   1997   1998
                                                           ------ ------ ------
      Accrued Expenses & Other Liabilities
        Accrued personnel expenses........................ $3,609 $2,606 $3,645
        Accrued interest payable..........................    290    318    950
        Other accrued expenses............................    438  2,900  3,082
                                                           ------ ------ ------
                                                           $4,337 $5,824 $7,677
                                                           ====== ====== ======

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Note 5: Segments and Geographic Information

   The Company is engaged in one industry segment, the packaging and testing of integrated circuits. Finanical data, summarized by geographic area, is as follows (in thousands):

                             United
                             States   Korea     China    Eliminations Combined
                            -------- --------  --------  ------------ --------
Year ended December 31,
 1995
  Revenue from unaffiliated
   customers............... $ 67,230 $102,934       --          --    $170,164
  Revenue from affiliates..       78   71,488       --    $ (62,496)     9,070
                            -------- --------  --------   ---------   --------
    Total revenue.......... $ 67,308 $174,422       --    $ (62,496)  $179,234
                            ======== ========  ========   =========   ========
  Interest expense......... $     20 $  3,131       --          --    $  3,151
  Depreciation and
   amortization expense....        3   27,848  $     66         --      27,917
  Income tax expense.......    1,053      924       --          --       1,977
  Income (loss) from
   operations..............    2,585    5,403      (948)        --       7,040
  Acquisition of equipment
   under capital leases....      --    11,767       --          --      11,767
  Identifiable assets...... $ 10,174 $ 95,370  $ 36,104   $ (13,664)  $127,984
                            ======== ========  ========   =========   ========
Year ended December 31,
 1996
  Revenue from unaffiliated
   customers............... $110,943 $ 63,176       --          --    $174,119
  Revenue from affiliates..    2,277  122,704  $  6,889   $(114,334)    17,536
                            -------- --------  --------   ---------   --------
    Total revenue.......... $113,220 $185,880  $  6,889   $(114,334)  $191,655
                            ======== ========  ========   =========   ========
  Interest expense......... $      8 $  5,268  $    504         --    $  5,780
  Depreciation and
   amortization expense....        4   24,039     2,589         --      26,632
  Income tax expense.......    1,401    1,482       --          --       2,883
  Income (loss) from
   operations..............    3,421   12,597    (8,398)        --       7,620
  Acquisition of equipment
   under capital leases....      --    14,612       --          --      14,612
  Identifiable assets...... $ 17,237 $163,908  $ 62,398   $ (27,611)  $215,932
                            ======== ========  ========   =========   ========
Year ended December 31,
 1997
  Revenue from unaffiliated
   customers............... $231,615 $ 43,888       --          --    $275,503
  Revenue from affiliates..    4,206  232,381  $ 21,611   $(244,272)    13,926
                            -------- --------  --------   ---------   --------
    Total revenue.......... $235,821 $276,269  $ 21,611   $(244,272)  $289,429
                            ======== ========  ========   =========   ========
  Interest expense.........      --  $  9,858  $  1,114         --    $ 10,972
  Depreciation,
   amortization, and asset
   impairment expense...... $     75   40,515    11,661         --      52,251
  Income tax expense
   (benefit)...............    2,290  (11,961)      --          --      (9,671)
  Income (loss) from
   operations..............    5,538   33,639   (13,659)        --      25,518
  Acquisition of equipment
   under capital leases....      --    25,901       --          --      25,901
  Identifiable assets...... $ 28,613 $190,818  $ 87,108   $ (73,298)  $233,241
                            ======== ========  ========   =========   ========

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


                                United
                                States   Korea    China   Eliminations Combined
                               -------- -------- -------  ------------ --------
Year ended December 31, 1998
  Revenue from unaffiliated
   customers.................. $317,348 $ 11,529     --          --    $328,877
  Revenue from affiliates.....    2,330  305,334 $13,759   $(316,219)     5,204
                               -------- -------- -------   ---------   --------
    Total revenue............. $319,678 $316,863 $13,759   $(316,219)  $334,081
                               ======== ======== =======   =========   ========
  Interest expense............      --  $  9,973 $ 3,367         --    $ 13,340
  Depreciation and
   amortization expense....... $    489   35,584   9,782         --      45,855
  Income tax expense
   (benefit)..................      954   19,610     --          --      20,564
  Income (loss) from
   operations.................    1,885   51,334 (12,790)        --      40,429
  Acquisition of equipment
   under capital leases.......      --     2,191     --          --       2,191
  Identifiable assets......... $ 62,724 $316,288 $97,085   $(116,625)  $359,472
                               ======== ======== =======   =========   ========

   Revenue from unaffiliated and affiliated customers is based on the origin of the sale. Identifiable assets are those assets that can be directly associated with a particular geographic area. In determining each geographic location's income (loss) from operations and identifiable assets, the expenses and assets relating to general corporate activities are included in the amounts for the geographical area where they were incurred, acquired or utilized.

Note 6: Short-Term Debt and Credit Facilities

Korea

   CPK maintains credit facilities with two Korean banks that provide a total of $45 million of short-term credit against export invoices. The credit facilities allow CPK to borrow money at an interest rate of LIBOR plus 3.2%, against specific export invoices presented on the basis of document against acceptance ("D/A"). There were no outstanding borrowings under these facilities at December 31, 1998. The credit facility with one of the banks, which provides $30 million of credit, is guaranteed personally by the chairman of HEI.

   CPK has a $2.5 million overdraft facility with a Korean bank, collateralized by the personal guarantee of the chairman of HEI. Interest is charged against amounts borrowed at the rate of 12.8%. No amounts were outstanding under this facility at December 31, 1998.

   CPK has a credit facility of $17.7 million with a Korean bank for the issuance of sight letters of credit. A total of $11.7 million of this facility is restricted to letters of credit issued to Korean suppliers. The use of this credit facility is limited to providing guarantees to CPK's vendors for payment. It does not provide for the lending of money. At December 31, 1998, the portion allocated to Korean suppliers was overdrawn by $2.6 million. The amount outstanding under the portion allocated to foreign suppliers was $300,000 at December 31, 1998. This credit facility is personally guaranteed by the chairman of HEI and collateralized by CPK's bank deposits of $10 million.

   CPK also maintains credit facilities with two Korean banks that provide a total of $25 million of short-term credit, available for the issuance of bankers' usance and shippers' usance letters of credit. In both cases, the banks extend credit by making payment to the vendors upon document acceptance and by providing payment terms to CPK ranging from 30 to 120 days from document acceptance.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Under the bankers' usance letters of credit, interest is paid by CPK. Under the shippers' usance letters of credit, interest is paid by CPK's vendors. Amounts outstanding under the shippers' usance letters of credit are recorded as accounts payable as they represent money borrowed by the vendors. Amounts outstanding under bankers' usance are recorded as short-term debt of the Company.

   At December 31, 1998, CPK also had shippers' usance and bankers' usance letters of credit outstanding against credit facilities of HEI. The following table summarizes the bankers' and shippers' usance outstanding at December 31, 1998 (in thousands):

                                                 Under CPK
                                                  Credit    Under HEI
                                                   Line    Credit Line  Total
                                                 --------- ----------- -------
      Shippers' usance recorded as accounts
       payable..................................  $25,136    $7,413    $32,549
      Bankers' usance recorded as short-term
       debt.....................................    2,360       714      3,074
                                                  -------    ------    -------
                                                  $27,496    $8,127    $35,623
                                                  =======    ======    =======

   The $3.1 million of the Company's short-term debt consisted of borrowings under bankers' usance letters of credit, carrying an interest rate of LIBOR plus 5.0% to 6.0%.

   The credit facility provided by one of the banks, which totals $10 million, has been personally guaranteed by the chairman of HEI.

United States

   CPI has a short-term credit facility of $10 million from an American bank. The credit facility allows the bank to take a security interest in CPI's accounts receivable upon notification from CPI of its intent to utilize the credit facility. The credit facility provides for borrowing at the rate of the bank's prime rate plus 0.5%. As CPI has not notified the bank of its intent to utilize this facility as of December 31, 1998, no security interest in any of CPI's assets has been granted. The credit facility has certain covenants based on financial measurements. CPI was in compliance with the covenants at December 31, 1998; however, the plan of recapitalization as described below, may result in a violation of the covenants of this facility.

China

   At December 31, 1998, HECS had a $9.7 million loan due a Korean bank, which bears interest at the six month LIBOR rate plus 0.43%. This loan was due in January 1999 and is guaranteed by HEI. In January 1999, this loan was renewed for another year. At December 31, 1998, HECS also had loans totaling $6 million due to a Korean bank, which bears interest at 6%. These loans are guaranteed by Hyundai Electronics Co. (Dalian), a Hyundai affiliate company. A total of $3 million is due in March 1999, and the balance is due in April 1999.

                                    ChipPAC
(Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Note 7: Long-Term Debt and Capital Lease Obligations

   The following is a summary of the Company's long-term debt and capital lease obligations (in thousands):

                                                        December 31,
                                                 ----------------------------
                                                   1996      1997      1998
                                                 --------  --------  --------

   Notes payable to a Korean bank, principal maturing at various dates from December 9, 1998 to June 18, 2005, payable in aggregate monthly or quarterly installments together with interest at rates ranging from LIBOR
    (5.72% at December 31, 1998) plus 0.12% to
    1.5% per annum, collateralized by certain machinery and equipment, guaranteed by HEI.. $ 54,307 $ 76,009 $ 69,363

   Notes payable to a Japanese bank, principal
    payable in aggregate semi-annual
    installments beginning March 28, 1999,
    maturing September 28, 2000, together with
    interest at the 6-month LIBOR rate (5.5% at
    December 31, 1998) plus 0.4% per annum
    guaranteed by HEI...........................   14,400    12,342     8,228

   Note payable to a Korean bank, principal
    payable in aggregate semi-annual
    installments beginning May 22, 1999 maturing
    November 22, 2001 together with interest at
    the 3-month LIBOR rate (5.08% at December
    31, 1998) plus 3% per annum, guaranteed by
    HEI.........................................    9,000    20,000    20,000

   Capital lease obligations to institutions
    with interest at rates ranging from LIBOR
    (5.72% at December 31, 1998) plus .58% to
    2.2% per annum, collateralized by certain
    machinery and equipment, guaranteed by HEI..   13,323    17,064    10,945
   Less current maturities......................  (16,351)  (13,256)  (31,954)
                                                 --------  --------  --------
                                                 $ 81,772  $116,694  $ 80,943
                                                 ========  ========  ========

   Capital lease obligations in Korean Won to
    institutions with interest at rates ranging
    from 11% per annum to 14.58% per annum,
    collateralized by certain machinery and
    equipment, guaranteed by HEI................    7,093     4,535     4,361


   The debt repayment is guaranteed by HEI and certain Hyundai affiliated companies. Substantially all property, plant and equipment are pledged as collateral for the above loans. HEI has not yet received permission to transfer certain of the capital lease obligations included above to CPK. While HEI is endeavoring to transfer such leases, there is no assurance that the lessors will authorize transfer of these leases.

   Future maturities of long-term debt outstanding, excluding capital lease obligations, at December 31, 1998 are as follows (in thousands):

             Year Ending December 31,
             ------------------------
             1999............................. $23,792
             2000.............................  34,172
             2001.............................  18,068
             2002.............................   9,515
             2003.............................   7,684
             2004.............................   4,360

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The Company has entered into lease agreements with several leasing companies which are recorded as capital leases. Future annual payments under capital lease obligations as of December 31, 1998 are as follows (in thousands):

             Year Ending December 31,
             ------------------------
             1999............................. $ 8,852
             2000.............................   5,601
             2001.............................   2,033
             2002.............................      45
                                               -------
                                                16,531
             Less amounts representing
              interest........................  (1,225)
                                               -------
                                               $15,306
                                               =======

Note 8: Term Loans and HEI Capital Leases

   During the periods through June 30, 1998, HEI transferred certain machinery and equipment that it leased, amounting to $17.0 million at cost, with related accumulated depreciation of $6.8 million, to CPK; these leases qualify as capital lease obligations. HEI assumed all obligations under these leases and no amounts will be serviced by CPK; however, title to these assets used by CPK is held by the leasing companies under these agreements. Total capital lease obligations at December 31, 1996, 1997 and 1998, were $4.0 million, $16.7 million and $16.1 million, respectively. The lessors have not authorized HEI to transfer the leases to CPK, and a change of ownership of CPK without prior written consent may cause a technical default under the terms of the agreements. The assets and the related obligations have been reflected in the accompanying combined financial statements. The Company has recorded lease payments made by HEI as a reduction of the Company's capital lease obligations and a corresponding increase in capital amounting to $3.4 million, $7.2 million, and $10.0 million for the years ended December 31, 1996, 1997, and 1998, respectively.

   During the periods through June 30, 1998, HEI also transferred to CPK certain machinery and equipment which are pledged as collateral under dollar denominated loan agreements with banks. HEI has not transferred the debt obligations to CPK and remains the named borrower. Since the assets used by CPK are pledged as collateral for the related loan obligations, the Company has recorded these loan obligations as a liability due to HEI in the accompanying financial statements. At December 31, 1998 the outstanding balance on these loans amounted to $4.7 million. The Company has recorded payments made by HEI on these loans as a reduction of the liability to HEI and a corresponding increase in capital amounting to $1.2 million for the year ended December 31, 1998.

Note 9: Commitments and Contingencies

   During the periods through June 30, 1998, HEI transferred to CPK certain machinery and equipment acquired by HEI and which had been originally financed through dollar denominated loan agreements between HEI and Korean banks. HEI is named as the borrower under the loan agreements and the debt has not been transferred to CPK or reflected in the accompanying combined financial statements. As of December 31, 1998, approximately $38.0 million is outstanding under these loans. The loan agreements provide that the banks may request a collateral security interest in the assets transferred to CPK; however, as of December 31, 1998, no security agreements have been executed or requested with respect to the outstanding borrowings. Management believes that the lenders would be required to seek assets other than those held by CPK if they wish to assert a security interest. Also, HEI has represented to CPK that it has the ability and the intention to service repayment

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

of the borrowings from assets other than those transferred to CPK. Notwithstanding, it is reasonably possible that the banks may attempt to exert a security interest in the assets transferred to CPK. In the event that the lenders establish such a collateral security interest in CPK's assets, the Company will reflect such borrowings in its financial statements as a reduction of contributed capital.

   The Company's executive offices in the United States and its facilities in Korea are leased from HEA and HEI respectively, under noncancelable operating lease arrangements through 2001. Rent expense for the years ended December 31, 1995, 1996, 1997, and 1998 was $5.2 million, $5.0 million, $4.3 million and
$7.6 million, respectively. Future annual minimum lease payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1998 are as follows (in thousands):

             1999............................. $ 4,683
             2000............................. $ 4,859
             2001............................. $ 2,427
                                               -------
                                               $11,969
                                               =======

Note 10: Related Party Transactions

   The Company has sold packaging and testing services to HEI and to a subsidiary of HEA. The Company recorded sales of $9.0, $15.2, $9.7, and $2.9 million to HEI for the years ended December 31, 1995, 1996, 1997, and 1998 respectively. The Company recorded sales of $2.3, $4.2, and $2.3 million to a subsidiary of HEA for the years ended December 31, 1996, 1997, and 1998 respectively.

   During the periods prior to June 30, 1998, HEI reimbursed CPK for the use of a metal plating facility. After June 30, 1998, HEI entered into an agreement with CPK, whereby CPK charged for plating services on a per piece basis. During fiscal years 1995, 1996, 1997, and 1998 the Company recognized $6.8 million, $5.4 million, $8.5 million, and $6.2 million from HEI as reimbursement for plating services, respectively. These amounts exceeded actual costs by $623,000, $519,000, $832,000, and $57,000 for the years ended December 31,
1995, 1996, 1997, and 1998, respectively. The total amount receivable from HEI for plating services and from the sale of packaging services was $4.7 million at December 31, 1998, and additionally CPK had a receivable balance of $202,000 at December 31, 1998 for advances made to HEI.

   HEI has provided certain support functions for CPK, including sales, administration, finance and treasury management. In connection with these functions, HEI incurred certain expenses on behalf of CPK, which consist primarily of general, selling and administrative expenses. During the years ended December 31, 1995, 1996, 1997 and the six months ended June 30, 1998, HEI allocated $5.6 million, $5.3 million, $4.0 million and $1.2 million, respectively, which are included as an operating expense by the Company. No allocation of operating expenses was made after June 30, 1998, as CPK established its own administration functions.

   In addition, HEI allocated to CPK, $4.9 million, $4.8 million, and $4.3 million and $1.7 million for facilities and utilities costs during fiscal years ended December 31, 1995, 1996, 1997, and the six-month period ended June 30, 1998, respectively. CPK expenses which were paid by HEI during the periods prior to June 30, 1998, are recorded as capital contributions. For the six month period from June 30, 1998 to December 31, 1998, CPK paid HEI a total of $5.5 million for facilities, utilities, and employee welfare. During the periods prior to June 30, 1998, a portion of these costs was included in the operating expenses allocated to CPK.

   In December 1998, CPK declared a dividend payable of $9.7 million to HEI, which was paid in February 1999.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   HEI entered into an agreement with the Company to provide technical services and manufacturing support for the Company's facility in China. This agreement was terminated on June 30, 1998. Under this agreement, the Company owed HEI approximately, $4.2 million, $6.7 million and $7.2 million at December 31, 1996, 1997 and 1998, respectively. Through December 31, 1998, no payments had been made under this agreement.

   During 1995 through 1998, HECS contracted with Hyundai Engineering and Construction Co. Ltd. ("HEC"), a Hyundai affiliated company, to construct the Company's packaging and testing facilities in Shanghai, China. From inception through December 31, 1998, charges from HEC amounted to approximately $43.7 million. Amounts payable to HEC, included in the accompanying balance sheets, were $2.2 million and $1.2 million at December 31, 1996 and December 31, 1998 respectively. No amounts were due to HEC at December 31, 1997.

   At December 31, 1998, HECS had a payable of $4.4 million due HEI for the cost of certain equipment which had been transferred to HECS. This amount is included as a current liability in payables to affiliates.

   The following table summarized the payables to affiliates at December 31, 1996, 1997, and 1998 (in thousands):

                                                               December 31,
                                                           ---------------------
                                                            1996   1997   1998
                                                           ------ ------ -------
      Payables to Affiliates
        Dividend payable to HEI by CPK...................     --     --  $ 9,701
        Management fee due HEI...........................  $4,241 $6,659   7,187
        Payable to HEI from HECS for equipment purchases.     --     --    4,430
        Payable to HEA from CPI for current tax
         obligations.....................................     --     --      443
        Payable to HEC from HECS for construction work...   2,207    --    1,157
                                                           ------ ------ -------
                                                           $6,448 $6,659 $22,918
                                                           ====== ====== =======

   Since May 1998, CPI's primary office facility has been located on premises which it has subleased from HEA. During the year ended December 31, 1998, HEA charged $467,000 to CPI for rent and building related taxes, insurance, and maintenance.

   At December 31, 1997 and 1998, the Company had advances receivable of $7.5 million and $37.6 million, respectively, due from HEA. These advances are non-interest bearing and have no fixed repayment date. These advances have been classified as deductions from shareholders' equity in these financial statements. Amounts advanced between CPI and HEA prior to 1997 were not material.

   At June 30, 1998, Hyundai Information Technology ("HIT") entered into a three year agreement with CPK to provide information technology services. Substantially all of CPK's major information technology services are provided by HIT. HIT also entered into a six month agreement at October 1998 to provide CPK with services for Year 2000 remediation. For the six month period from June 30, 1998 to December 31, 1998, HIT charged CPK $1.0 million. Prior to June 30, 1998, while HIT provided substantially all of CPK's information technology services, such charges were included with the general allocation of general, selling and administrative operating expenses made by HEI.

   During 1998, CPI entered into an agreement with HIT for the installation of a significant portion of a modular software system. The installation of this portion of the software system was completed in February 1999. For the year ended December 31, 1998, CPI incurred charges of $700,000 from HIT.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Note 11: Shareholders' and Divisional Equity

   The Company's equity includes the preferred stock, and for earlier periods the divisional equity, of CPI, paid-in-capital of HECS, and the common stock or divisional equity of CPK.

Preferred Stock

   CPI is authorized to issue up to 45,500,000 shares of no par value preferred stock. The Company issued 33,333,333 shares of Series A Preferred Stock to HEA upon inception on September 30, 1997. As of June 30, 1998, 33,333,333 shares of Series A Preferred Stock were issued and outstanding.

   The holders of Series A Preferred Stock are entitled to receive a dividend as and when declared of $0.05 per share per year, before any distribution is paid on common stock or any other class of capital stock that is junior in right or priority of payment of dividends. Additionally, the holders of Series A Preferred Stock are entitled to receive dividends equal to those dividends paid on common or any other class of capital stock. Such dividend rights are not cumulative. No dividends have been declared.

   The Series A Preferred Stock is convertible, at the option of the holder, into such whole number of common stock as is determined by dividing $0.30 plus all declared but unpaid dividends on each share of Series A Preferred Stock by the Series A conversion price, in effect at the time of the conversion. The Series A conversion price will be adjusted for stock dividends, stock splits, capital reorganization or reclassification and in situations where the Company issues additional stock at a price less than $0.30, subject to the terms of an adjustment formula. Preferred stockholders vote with common stockholders on an as if converted basis. The Series A Preferred Stock has a liquidation preference equal to $0.30 per share plus any declared but unpaid dividends.

   In the event of a public offering in which the gross proceeds exceed $7.5 million and in which the offering price exceeds $5.00 per share, all Series A Preferred Stock will automatically convert into fully paid nonassessable shares of common stock.

Common Stock

   CPI is authorized to issue up to 40,000,000 shares of no par value Common Stock. As of December 31, 1997 and December 31, 1998, no shares of Common Stock were issued or outstanding. CPI has authorized the issuance of up to 2,508,960 shares of Common Stock through the exercise of stock options under CPI's 1997 Stock Option Plan (the "Plan"). CPI is required to reserve and keep available out of authorized but unissued common stock, that number necessary to affect the conversion of Preferred Stock.

   CPK is authorized to issue up to 80,000,000 shares of U.S. dollar equivalent $3.64 par value Common Stock. As of December 31, 1998, CPK issued 40,000,000 shares of Common Stock.

   Pursuant to Chinese commercial practices, no capital shares are issued by HECS. The registered capital invested in HECS amounted to approximately $53.3 million as of December 31, 1998.

Stock Options

   In November 1997, CPI's Board of Directors adopted a stock purchase plan, which provides for the grant of incentive stock purchase options, and non-qualified stock purchase options. In March 1999, HEI and HEA entered into an agreement to reorganize the Company and to terminate the CPI stock purchase plan. Under the

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

reorganization, option folders will receive $0.36 for each vested share. At December 31, 1998, options for 1,467,750 shares were outstanding, of which 160,239 options were vested.

   The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Had compensation cost been determined based on the fair value at the grant date, the impact on net operations as reported for the year ended December 31, 1997 and 1998 would have been $0 and $9,000, respectively.

   The following table summarizes stock option activity of CPI through December 31, 1998:

                                                             Weighted
                                       Options               Average
                                      Available    Options   Exercise Aggregate
                                      for Grant  Outstanding  Price     Value
                                      ---------  ----------- -------- ---------
      Balances at October 1, 1997....       --          --                 --
        Options reserved............. 2,508,960         --                 --
        Options granted..............  (952,750)    952,750   $0.30   $285,825
                                      ---------   ---------   -----   --------
      Balances at December 31, 1997.. 1,556,210     952,750   $0.30    285,825
        Options granted..............  (793,500)    793,500   $0.30    238,050
        Options canceled.............   278,500    (278,500)  $0.30    (83,550)
                                      ---------   ---------   -----   --------
      Balances at December 31, 1998.. 1,041,210   1,467,750   $0.30   $440,325
                                      =========   =========   =====   ========

   As of December 31, 1998, options for 160,239 shares were vested. No options were vested at December 31, 1997. The weighted average contractual life is approximately 9.7 years.

Note 12: Income Taxes

   The provision for (benefit from) income taxes is comprised of the following (in thousands):

                                                   Years Ended December 31,
                                                -------------------------------
                                                 1995   1996    1997     1998
                                                ------ ------ --------  -------
      Current
        Federal................................ $  813 $1,082 $  1,768  $ 1,099
        State..................................    239    317      519      279
        Foreign................................    --     574    4,817    3,012
      Deferred
        Federal................................    --     --       --      (358)
        State..................................    --     --       --       (62)
        Foreign................................    925    910  (16,775)  16,594
                                                ------ ------ --------  -------
        Tax expense............................ $1,977 $2,883 $ (9,671) $20,564
                                                ====== ====== ========  =======

   Income (loss) before taxes is comprised of the following (in thousands):

                                                 Years Ended December 31,
                                              ----------------------------------
                                               1995    1996      1997     1998
                                              ------  -------  --------  -------
      Domestic............................... $2,565  $ 3,413  $  5,579  $ 2,165
      Foreign................................   (490)  (6,155)  (61,368)  50,702
                                              ------  -------  --------  -------
                                              $2,075  $(2,742) $(55,789) $52,867
                                              ======  =======  ========  =======

                                    ChipPAC
(Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   A summary of the composition of net deferred income tax assets
(liabilities) is as follows (in thousands):

                                                          At December 31,
                                                      -------------------------
                                                       1996     1997     1998
                                                      -------  -------  -------
      Assets:
        Foreign currency transaction losses.......... $    12  $13,356  $   388
        Foreign lease obligations....................     --     1,806    1,366
        Impaired loss................................     --     1,355    1,484
        Provision for slow moving inventory..........     688    1,027      657
        Capitalized interest.........................     --     1,242    2,427
        Accrued expenses                                  --       --       420
                                                      -------  -------  -------
                                                          700   18,786    6,742
                                                      -------  -------  -------
      Less liabilities:
        Foreign currency transaction gains...........      (3)  (3,614)  (3,182)
        Foreign lease obligations....................    (651)     --       --
        Reserves deducted for tax, not for books.....  (1,262)  (4,864)    (868)
        Depreciation.................................    (630)     --       --
                                                      -------  -------  -------
                                                       (2,546)  (8,478)  (4,050)
                                                      -------  -------  -------
                                                      $(1,846) $10,308  $ 2,692
                                                      =======  =======  =======

   The differences between provision for (benefit from) income taxes at the statutory Federal income tax rate and income taxes reported in the combined statements of operations are as follows:

                                                  Years Ended December
                                                           31,
                                                  ---------------------------
                                                  1995   1996    1997    1998
                                                  ----   -----   -----   ----
      Federal statutory tax rate................. 35.0%  (35.0)% (35.0)% 35.0%
      State tax, net of Federal benefit..........  7.5%    7.5%    0.6%   0.3%
      Losses not benefitted, China............... 60.7%  128.8%   12.5%  11.4%
      Korean operations rate difference.......... (7.9)%   3.8%    4.6%  (7.8)%
                                                  ----   -----   -----   ----
                                                  95.3%  105.1%  (17.3)% 38.9%
                                                  ====   =====   =====   ====

   Since inception on September 30, 1997, CPI has been a party to a tax sharing agreement with its parent company HEA with which it has filed a consolidated US Federal income tax return, and various consolidated and separate state income tax returns. Under the tax sharing agreement CPI will remit to HEA its tax liability calculated on a separate company basis. For the year ended December 31, 1998, CPI recorded an income tax provision of $954,000, of which $443,000 was recorded as a current liability due to HEA. The balance of prior tax charges was accounted for as a reduction of shareholder receivable-HEA, and included in shareholders' and divisional equity.

   HECS operates under a business license in China whereby a tax holiday is granted to the Company. The tax holiday will result in reduced statutory tax rates being applied to taxable income generated in the five year period commencing from the first year HECS generates taxable income, after utilization of operating losses carried forward. Operating losses may be carried over for five years. No benefit for income taxes has been reflected in the accompanying combined financial statements for losses incurred by HECS, thereby increasing the effective tax rate.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   Under Korean tax law, CPK is allowed certain income tax deductions for the appropriation of retained earnings and the Company has established a deferred tax liability for such appropriations. In addition, CPK incurred certain unrealized foreign currency translation gains and losses, included in operations, which must be deferred for tax reporting purposes. The accompanying combined financial statements reflect the provision or benefit for such gains and losses and are reflected as deferred income tax assets and liabilities.

   Included in contributions to capital is approximately $4.2 million comprised primarily of income tax liability assumed by the Company's parent through December 31, 1998.

Note 13: Employee Benefit Plans

Retirement and Deferred Savings Plan--United States

   CPI has maintained a retirement and deferred savings plan for its employees (the "401(k) Plan") through its immediate parent company, HEA. The 401(k) Plan is intended to qualify as a tax qualified plan under the Internal Revenue Code. The 401(k) Plan provides that each participant may contribute up to 15% of tax gross compensation (up to a statutory limit). Under the 401(k) Plan, the Company is required to make contributions based on contributions made by employees. The Company's contributions to the 401(k) Plan for the years ended December 31, 1996, 1997 and 1998 were approximately $11,300, $49,100 and $118,600 respectively. No amounts were contributed during 1995. All amounts contributed by participants and related earnings are fully vested at all times.

Employee Welfare and Social Insurance Plan--China

   In accordance with the National and Shanghai Municipal Regulations on labor administration, HECS is required to provide a certain percentage of total employee salaries as a welfare and social insurance reserve. The rates of provision are as follows:

      Pension fund........................................................ 25.5%
      Welfare fund........................................................  5.5%
      Housing fund........................................................  6.0%
      Unemployment insurance fund.........................................  2.0%

   Employee welfare and social insurance expense for the years ended December 31, 1995, 1996, 1997 and 1998 amounted to approximately $13,300, $32,800,
$449,100 and $820,900 respectively. The Company is under a statutory requirement in China to establish and maintain a general reserve fund and an enterprise expansion fund by way of appropriations from net income. The board of directors determines the amount of the appropriations. There were no amounts appropriated for these funds during the periods presented.

Severance Benefits--Korea

   Employees and directors with more than one year of service are entitled to receive a lump-sum payment upon termination of their employment with CPK, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are adjusted annually for all eligible employees based on their employment as of the balance sheet date.

   In accordance with the National Pension Act, a certain portion of severance benefits is required to be remitted to the National Pension Fund and deducted from accrued severance benefits. The amounts contributed will be refunded to employees from the National Pension Fund upon retirement. The provision for severance

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

benefits for the years ended December 31, 1995, 1996, 1997 and 1998 amounted to approximately $5.0 million, $2.4 million, $3.0 million, and $2.9 million, respectively.

   Severance benefits are funded approximately 44%, 41% and 79% at December 31, 1996, 1997, and 1998, respectively through deposits to a group severance insurance plan with several life insurance companies. The amounts funded under this insurance plan are classified as long-term severance deposits. CPK may fund subsequent accruals at its discretion.

   Included in other long-term liabilities are accrued severance benefits of $12.5 million, $7.0 million, and $1.3 million at December 31, 1996, 1997 and 1998, respectively. All accrued severance benefits totaling $8.8 million were paid at June 30, 1998 in conjunction with the initiation of CPK as the legal employer of the former employees of the HEI Assembly and Test Division.

Note 14: Subsequent Events

   In January 1999, HEI made an additional equity investment of $20.0 million in HECS.

   On March 13, 1999, HEI and HEA (collectively "Hyundai") entered into an agreement and plan of recapitalization and merger (the "Recapitalization Agreement") with an outside investor group (the "Equity Investors"). The following steps are contemplated by the Recapitalization Agreement in order to consummate the recapitalization:

  . Under a series of planned transactions under common control Hyundai restructures the Company, such that ChipPAC, Inc. indirectly owns all of the outstanding equity of CPK, HECS, and CATS.

  . Hyundai forms ChipPAC (Barbados) Ltd. and ChipPAC Limited. ChipPAC
    (Barbados) Ltd. is to be wholly owned by ChipPAC, Inc. and is to own all of the outstanding equity of ChipPAC Limited, which is to own all the outstanding equity of CPK, HECS, and CATS.

  . Hyundai forms ChipPAC Operating Limited, which is to be wholly owned by ChipPAC, Inc. ChipPAC Operating Limited is to own all of the outstanding equity of two additional entities formed by Hyundai, ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management.

  . The ChipPAC Operating Limited borrows approximately $320 million through certain term loan facilities and the issuance of senior subordinated notes and, in connection with the equity investment discussed below, purchases from Hyundai 90% of the outstanding equity of the ~Company and repays previously existing indebtedness.

  . The Equity Investors invest an aggregate $90 million in cash in ChipPAC, Inc. in exchange for 90% of the common equity. Hyundai receives 10% of the common equity of ChipPAC, Inc. and redeemable preferred stock.

   The Company and HEI negotiated the terms of a special one-time change of control bonus and a compensation payment with the CPK labor union totaling approximately $12 million. According to the recapitalization agreement, certain termination payments will be paid by HEI, or if directly paid by CPK will be reimbursed to the Company by HEI, and therefore to the extent such payments are reimbursed, it is expected that there will be no net cash impact to the Company. The charges for these payments will be reflected as an operating expense of the Company.

                                    ChipPAC
 (Direct and Indirect Subsidiaries of Hyundai Electronics Industries Co., Ltd.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

Note 15: Supplemental Financial Statements of Guarantor/Non-Guarantor Entities

   In connection with the recapitalization, the Company anticipates that ChipPAC Operating Limited will issue senior subordinated debt securities which will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by CPI, ChipPAC (Barbados) Ltd., ChipPAC Limited, CPK, ChipPAC Luxembourg S.a.R.L., and ChipPAC Liquidity Management (the "Guarantor Subsidiaries"). HECS and CATS (collectively the Chinese entities), will not provide guarantees (the "Non-Guarantor Subsidiaries"). The following is combining financial information for CPI, CPK, HECS and CATS, segregated between the Guarantor and Non-Guarantor Subsidiaries. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented herein because management has determined that they are not material to investors. Financial information for ChipPAC Operating Limited has not been presented as this entity has no historical financial results and future transactions and balances will primarily relate to issuance of debt, payment of principal and interest, and inter-company transactions. Financial information for ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management has not been presented as these entities have no historical financial results and future transactions will primarily consist of inter-company transactions. The following HECS financial statements in the condensed combining financial statements include the accounts of CATS.

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF OPERATIONS

                          Year Ended December 31, 1995
                                 (In thousands)

                                                  Non-
                                Guarantors      Guarantor
                             -----------------  ---------
                               CPI      CPK       HECS    Eliminations Combined
                             -------  --------  --------- ------------ --------
Revenue
  Intercompany revenue.....  $   --   $ 62,496   $   --     $(62,496)  $    --
  Customer revenue.........   67,308   111,926       --          --     179,234
                             -------  --------   -------    --------   --------
  Revenue..................   67,308   174,422       --      (62,496)   179,234
Cost of revenue............   62,566   157,647       810     (62,496)   158,527
                             -------  --------   -------    --------   --------
Gross profit...............    4,742    16,775      (810)        --      20,707
Operating expenses:
  Selling, general &
   administrative..........    2,157     9,648       --          --      11,805
  Research & development...      --      1,724       --          --       1,724
  Management fees charged
   by affiliate............      --        --        138         --         138
  Writedown of impaired
   assets..................      --        --        --          --         --
                             -------  --------   -------    --------   --------
    Total operating
     expenses..............    2,157    11,372       138         --      13,667
                             -------  --------   -------    --------   --------
Operating income...........    2,585     5,403      (948)        --       7,040
Non-operating income
 (Expense)
  Interest income..........      --        --        --          --         --
  Interest expense.........      (20)   (3,131)      --                  (3,151)
  Foreign currency gains
   (losses)................      --       (980)      (32)                (1,012)
  Other income (expenses),
   net.....................      --      1,814    (2,616)        --        (802)
                             -------  --------   -------    --------   --------
  Non-operating income
   (expenses)..............      (20)   (2,297)   (2,648)        --      (4,965)
                             -------  --------   -------    --------   --------
Income (loss) before income
 taxes.....................    2,565     3,106    (3,596)        --       2,075
Provision for (benefit
 from) income taxes........    1,053       924       --          --       1,977
                             -------  --------   -------    --------   --------
    Net Income (loss)......  $ 1,512  $  2,182   $(3,596)   $    --    $     98
                             =======  ========   =======    ========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF CASH FLOWS

                          Year Ended December 31, 1995
                                 (In thousands)

                            Guarantors      Non-Guarantor
                         -----------------  -------------
                           CPI      CPK         HECS      Eliminations Combined
                         -------  --------  ------------- ------------ --------
Cash flows from
 operating activities:
  Net Income...........  $ 1,512  $  2,182    $ (3,596)     $   --     $     98
  Adjustments to recon-
   cile net income
   (loss) to net cash
   provided by operat-
   ing activities:
    Depreciation and
     amortization......        3    27,848          66          --       27,917
    Write down of
     impaired assets...      --        --          --           --          --
    Provision for
     inventory and
     receivables.......      --        799         --           --          799
    Foreign currency
     (gains) losses....      --      1,012         --           --        1,012
    (Gain) loss on
     intercompany sales
     of equipment......      --     (2,603)        --         2,603         --
    (Gain) loss on
     external sales of
     equipment.........      --        791         --           --          791
  Changes in assets and
   liabilities:
    Intercompany
     accounts
     receivable........      --     (9,934)        --         9,934         --
    Accounts
     receivable........   (3,187)       38         --           --       (3,149)
    Inventories........      --     (1,426)       (599)         --       (2,025)
    Prepaid expenses
     and other assets..    1,053    (4,700)       (156)         --       (3,803)
    Advances (to) from
     affiliates........   (1,817)      --          138          --       (1,679)
    Intercompany
     accounts payable..    2,326       --        7,608       (9,934)        --
    Accounts payable...      103    (4,979)        --           --       (4,876)
    Accrued expenses &
     other liabilities.        8       658       6,735          --        7,401
    Other long-term
     liabilities.......      --      5,774         --           --        5,774
                         -------  --------    --------      -------    --------
      Net cash provided
       by operating
       activities......        1    15,460      10,196        2,603      28,260
                         -------  --------    --------      -------    --------
Cash flows used in
 investing activities:
  Acquisition of
   property and
   equipment...........       (1)  (17,998)    (28,542)       6,846     (39,695)
  Proceeds,
   intercompany equip-
   ment sales..........      --      9,449         --        (9,449)        --
  Proceeds, external
   equipment sales.....      --         51         --           --           51
                         -------  --------    --------      -------    --------
      Net cash used in
       investing
       activities......       (1)   (8,498)    (28,542)      (2,603)    (39,644)
                         -------  --------    --------      -------    --------
Cash flows provided by
 financing activities:
  Advances to HEA......      --        --          --           --          --
  Proceeds from short-
   term loans..........      --     93,942         --           --       93,942
  Repayment of short-
   term loans..........      --    (78,990)        --           --      (78,990)
  Proceeds from term
   loans...............      --      7,049      13,700          --       20,749
  Repayment, term loans
   and capital leases..      --     (2,047)        --           --       (2,047)
  Contributions (with-
   drawals) of capital.      --    (24,792)      1,800          --      (22,992)
                         -------  --------    --------      -------    --------
      Net cash provided
       by financing
       activities......      --     (4,838)     15,500          --       10,662
                         -------  --------    --------      -------    --------
Effect from changes in
 exchange rates........      --     (2,124)         32          --       (2,092)
                         -------  --------    --------      -------    --------
Net increase (decrease)
 in cash...............      --        --       (2,814)         --       (2,814)
Cash and equivalents at
 beginning of period...      --        --        5,416          --        5,416
                         -------  --------    --------      -------    --------
Cash and equivalents at
 end of period.........  $   --   $    --     $  2,602      $   --     $  2,602
                         =======  ========    ========      =======    ========

                                    ChipPAC

                SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEETS

                               December 31, 1996
                                 (In thousands)

                            Guarantors      Non-Guarantor
                         -----------------  -------------
                           CPI      CPK         HECS      Eliminations Combined
                         -------  --------  ------------- ------------ --------
Assets
  Current assets:
    Cash and cash
     equivalents........ $   --   $     31     $ 2,292      $    --    $  2,323
    Receivable from
     shareholder........     --        --          --            --         --
    Intercompany
     accounts
     receivable.........     --     21,790       5,821       (27,611)       --
    Accounts receivable
     from customers.....  17,175     3,519         --            --      20,694
    Inventories.........     --      9,767       1,129           --      10,896
    Deferred taxes......     --        696         --            --         696
    Prepaid expenses &
     other current
     assets.............      30       209         910           --       1,149
                         -------  --------     -------      --------   --------
      Total current
       assets...........  17,205    36,012      10,152       (27,611)    35,758
  Property, plant and
   equipment, net.......      28   120,017      52,246           --     172,291
  Other assets..........       4     7,879         --            --       7,883
                         -------  --------     -------      --------   --------
      Total assets...... $17,237  $163,908     $62,398      $(27,611)  $215,932
                         =======  ========     =======      ========   ========
Liabilities and Equity
  Current liabilities:
    Intercompany
     accounts payable... $10,895  $  5,821     $10,895      $(27,611)  $    --
    Accounts payable....     301    14,889         --            --      15,190
    Accrued expenses and
     other liabilities..     114     3,344         879           --       4,337
    Short-term debt.....     --     10,267       1,808           --      12,075
    Current portion of
     long-term debt.....     --     14,293       2,058           --      16,351
    Current portion of
     HEI long-term debt.     --      1,597         --            --       1,597
    Payables to
     affiliates.........     781       --        5,667           --       6,448
                         -------  --------     -------      --------   --------
      Total current
       liabilities......  12,091    50,211      21,307       (27,611)    55,998
    Long-term debt, less
     current portion....     --     60,429      21,343           --      81,772
    HEI long-term debt,
     less current
     portion............     --      9,333         --            --       9,333
    Other long-term
     liabilities........     --     15,137         --            --      15,137
                         -------  --------     -------      --------   --------
      Total liabilities.  12,091   135,110      42,650       (27,611)   162,240
                         -------  --------     -------      --------   --------
Shareholders' and
 divisional equity:
  Preferred stock and
   paid in capital......  13,382    24,094      33,293           --      70,769
  Shareholder
   receivable-HEA.......     --        --          --            --         --
  Accumulated earnings
   (deficit)............  (8,236)    5,983     (13,983)          --     (16,236)
  Accumulated other
   comprehensive income
   (loss)...............     --     (1,279)        438           --        (841)
                         -------  --------     -------      --------   --------
      Shareholders' and
       divisional
       equity...........   5,146    28,798      19,748           --      53,692
                         -------  --------     -------      --------   --------
      Total liabilities
       and equity....... $17,237  $163,908     $62,398      $(27,611)  $215,932
                         =======  ========     =======      ========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF OPERATIONS

                          Year Ended December 31, 1996
                                 (In thousands)

                                                 Non-
                              Guarantors       Guarantor
                           ------------------  ---------
                             CPI       CPK       HECS     Eliminations Combined
                           --------  --------  ---------  ------------ --------
Revenue
  Intercompany revenue.... $    --   $107,445  $  6,889    $(114,334)  $    --
  Customer revenue........  113,220    78,435       --           --     191,655
                           --------  --------  --------    ---------   --------
  Revenue.................  113,220   185,880     6,889     (114,334)   191,655
Cost of revenue...........  107,471   161,563    11,965     (114,334)   166,665
                           --------  --------  --------    ---------   --------
Gross profit..............    5,749    24,317    (5,076)         --      24,990
Operating expenses:
  Selling, general &
   administrative.........    2,328     9,103       --           --      11,431
  Research & development..      --      2,617       --           --       2,617
  Management fees charged
   by affiliate...........      --        --      3,322          --       3,322
  Writedown of impaired
   assets.................      --        --        --           --         --
                           --------  --------  --------    ---------   --------
    Total operating
     expenses.............    2,328    11,720     3,322          --      17,370
                           --------  --------  --------    ---------   --------
Operating income..........    3,421    12,597    (8,398)         --       7,620
Non-operating Income
 (Expense)
  Interest income.........        1         1       106          --         108
  Interest expense........       (8)   (5,268)     (504)         --      (5,780)
  Foreign currency gains
   (losses)...............      --     (5,005)      (36)         --      (5,041)
  Other income (expenses),
   net....................      --      1,606    (1,255)         --         351
                           --------  --------  --------    ---------   --------
  Non-operating income
   (expenses).............       (7)   (8,666)   (1,689)         --     (10,362)
                           --------  --------  --------    ---------   --------
Income (loss) before
 income taxes.............    3,414     3,931   (10,087)         --      (2,742)
Provision for (benefit
 from) income taxes.......    1,401     1,482       --           --       2,883
                           --------  --------  --------    ---------   --------
    Net Income (loss)..... $  2,013  $  2,449  $(10,087)   $     --    $ (5,625)
                           ========  ========  ========    =========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF CASH FLOWS

                          Year Ended December 31, 1996
                                 (In thousands)

                                                 Non-
                               Guarantors      Guarantor
                            -----------------  ---------
                              CPI      CPK       HECS     Eliminations Combined
                            -------  --------  ---------  ------------ ---------
Cash flows from operating
 activities:
  Net Income..............  $ 2,013  $  2,449  $(10,087)    $    --    $  (5,625)
  Adjustments to reconcile
   net income
    Depreciation and
     amortization.........        4    24,039     2,589          --       26,632
    Write down of impaired
     assets...............      --        --        --           --          --
    Provision for
     inventory and
     receivables..........    1,401    (1,281)      --           --          120
    Foreign currency
     (gains) losses.......      --      5,041       --           --        5,041
    (Gain) loss on
     intercompany sales of
     equipment............      --     (1,283)      --         1,283         --
    (Gain) loss on
     external sales of
     equipment............      --        (16)      --           --          (16)
  Changes in assets and
   liabilities:
    Intercompany accounts
     receivable...........      --     (8,113)   (5,809)      13,922         --
    Accounts receivable...   (7,047)    3,022       --           --       (4,025)
    Inventories...........      --        172      (526)         --         (354)
    Prepaid expenses and
     other assets.........      --       (363)     (714)                  (1,077)
    Advances (to) from
     affiliates...........   (1,389)      --      3,322          --        1,933
    Intercompany accounts
     payable..............    4,859     5,821     3,242      (13,922)        --
    Accounts payable......      132    (1,040)      --           --         (908)
    Accrued expenses &
     other liabilities....       47      (233)   (3,686)         --       (3,872)
    Other long-term
     liabilities..........      --      1,403       --           --        1,403
                            -------  --------  --------     --------   ---------
      Net cash provided by
       operating
       activities.........       20    29,618   (11,669)       1,283      19,252
                            -------  --------  --------     --------   ---------
Cash flows used in
 investing activities:
  Acquisition of property
   and equipment..........      (20)  (86,666)  (22,011)       4,338    (104,359)
  Proceeds, intercompany
   equipment sales........      --      5,621       --        (5,621)        --
  Proceeds, external
   equipment sales........      --        240       --           --          240
                            -------  --------  --------     --------   ---------
      Net cash used in
       investing
       activities.........      (20)  (80,805)  (22,011)      (1,283)   (104,119)
                            -------  --------  --------     --------   ---------
Cash flows provided by
 financing activities:
  Advances to HEA.........      --        --        --           --          --
  Proceeds from short-term
   loans..................      --     81,709     1,804          --       83,513
  Repayment of short-term
   loans..................      --    (90,800)      --           --      (90,800)
  Proceeds from term
   loans..................      --     39,696     9,700          --       49,396
  Repayment, term loans
   and capital leases.....      --     (7,111)        1          --       (7,110)
  Contributions
   (withdrawals) of
   capital................      --     27,176    21,900          --       49,076
                            -------  --------  --------     --------   ---------
      Net cash provided by
       financing
       activities.........      --     50,670    33,405          --       84,075
                            -------  --------  --------     --------   ---------
Effect from changes in
 exchange rates...........      --        548       (35)         --          513
                            -------  --------  --------     --------   ---------
Net increase (decrease) in
 cash.....................      --         31      (310)         --         (279)
Cash and equivalents at
 beginning of period......      --        --      2,602          --        2,602
                            -------  --------  --------     --------   ---------
Cash and equivalents at
 end of period............  $   --   $     31  $  2,292     $    --    $   2,323
                            =======  ========  ========     ========   =========

                                    ChipPAC

                SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEETS

                               December 31, 1997
                                 (In thousands)

                                                 Non-
                               Guarantors      Guarantor
                            -----------------  ---------
                              CPI      CPK       HECS     Eliminations Combined
                            -------  --------  ---------  ------------ --------
Assets
  Current assets:
    Cash and cash
     equivalents........... $   973  $  1,091  $  1,003     $    --    $  3,067
    Receivable from
     shareholder...........     --        --        --           --         --
    Intercompany accounts
     receivable............     --     67,775     5,523      (73,298)       --
    Accounts receivable
     from customers........  26,822     3,334       --           --      30,156
    Inventories............     --     11,902     2,247          --      14,149
    Deferred taxes.........     --      4,193       --           --       4,193
    Prepaid expenses &
     other current assets..      24        69       864          --         957
                            -------  --------  --------     --------   --------
      Total current assets.  27,819    88,364     9,637      (73,298)    52,522
  Property, plant and
   equipment, net..........     790    91,965    77,471          --     170,226
  Other assets.............       4    10,489       --           --      10,493
                            -------  --------  --------     --------   --------
      Total assets......... $28,613  $190,818  $ 87,108     $(73,298)  $233,241
                            =======  ========  ========     ========   ========
Liabilities and Equity
  Current liabilities:
    Intercompany accounts
     payable............... $24,360  $  5,521  $ 43,417     $(73,298)  $    --
    Accounts payable.......     506    16,962       --           --      17,468
    Accrued expenses and
     other liabilities.....     488     3,479     1,857          --       5,824
    Short-term debt........     --     31,478     3,001          --      34,479
    Current portion of
     long-term debt........     --     11,199     2,057          --      13,256
    Current portion of HEI
     long-term debt........     --      4,473       --           --       4,473
    Payables to affiliates.     --        --      6,659          --       6,659
                            -------  --------  --------     --------   --------
      Total current
       liabilities.........  25,354    73,112    56,991      (73,298)    82,159
    Long-term debt, less
     current portion.......     --     86,408    30,286          --     116,694
    HEI long-term debt,
     less current portion..     --     17,987       --           --      17,987
    Other long-term
     liabilities...........     --      6,929       --           --       6,929
                            -------  --------  --------     --------   --------
      Total liabilities....  25,354   184,436    87,277      (73,298)   223,769
                            -------  --------  --------     --------   --------
Shareholders' and
 divisional equity
  Preferred stock and paid
   in capital..............  15,672    48,110    33,293          --      97,075
  Shareholder receivable-
   HEA.....................  (7,466)      --        --           --      (7,466)
  Accumulated earnings
   (deficit)...............  (4,947)  (23,469)  (33,938)         --     (62,354)
  Accumulated other
   comprehensive income
   (loss)..................     --    (18,259)      476          --     (17,783)
                            -------  --------  --------     --------   --------
      Shareholders' and
       divisional equity...   3,259     6,382      (169)         --       9,472
                            -------  --------  --------     --------   --------
      Total liabilities and
       equity.............. $28,613  $190,818  $ 87,108     $(73,298)  $233,241
                            =======  ========  ========     ========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF OPERATIONS

                          Year Ended December 31, 1997
                                 (In thousands)

                            Guarantors      Non-Guarantor
                         -----------------  -------------
                           CPI      CPK         HECS      Eliminations Combined
                         -------- --------  ------------- ------------ --------
Revenue
  Intercompany revenue.. $    --  $222,661    $ 21,611     $(244,272)  $    --
  Customer revenue......  235,821   53,608         --            --     289,429
                         -------- --------    --------     ---------   --------
  Revenue...............  235,821  276,269      21,611      (244,272)   289,429
Cost of revenue.........  222,628  227,041      23,841      (244,272)   229,238
                         -------- --------    --------     ---------   --------
Gross profit............   13,193   49,228     (2,230)           --      60,191
Operating expenses:
  Selling, general &
   administrative.......    6,814    9,039         --            --      15,853
  Research &
   development..........      841    3,211         --            --       4,052
  Management fees
   charged by affiliate.      --       --        3,199           --       3,199
  Writedown of impaired
   assets...............      --     3,339       8,230           --      11,569
                         -------- --------    --------     ---------   --------
    Total operating
     expenses...........    7,655   15,589      11,429           --      34,673
                         -------- --------    --------     ---------   --------
Operating income            5,538   33,639     (13,659)          --      25,518
Non-operating income
 (Expense)
  Interest income.......       41      --           55           --          96
  Interest expense......      --    (9,858)     (1,114)          --     (10,972)
  Foreign currency gains
   (losses).............      --   (69,691)         22           --     (69,669)
  Other income
   (expenses), net......      --     4,497      (5,259)          --        (762)
                         -------- --------    --------     ---------   --------
  Non-operating income
   (expenses)...........       41  (75,052)     (6,296)          --     (81,307)
                         -------- --------    --------     ---------   --------
Income (loss) before
 income taxes...........    5,579  (41,413)    (19,955)          --     (55,789)
Provision for (benefit
 from) income taxes.....    2,290  (11,961)        --            --      (9,671)
                         -------- --------    --------     ---------   --------
    Net Income (loss)... $  3,289 $(29,452)   $(19,955)    $     --    $(46,118)
                         ======== ========    ========     =========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF CASH FLOWS

                          Year Ended December 31, 1997
                                 (In thousands)

                            Guarantors       Non-Guarantor
                         ------------------  -------------
                           CPI       CPK         HECS      Eliminations Combined
                         -------  ---------  ------------- ------------ ---------
Cash flows from
 operating activities:
  Net Income...........  $ 3,289  $ (29,452)   $(19,955)     $    --    $ (46,118)
  Adjustments to
   reconcile net income
    Depreciation and
     amortization......       75     37,176       3,431           --       40,682
    Write down of
     impaired assets...      --       3,339       8,230           --       11,569
    Provision for
     inventory and
     receivables.......               3,502         --            --        3,502
    Foreign currency
     (gains) losses....      --      69,669         --            --       69,669
    (Gain) loss on
     intercompany sales
     of equipment......      --      (4,709)        --          4,709         --
    (Gain) loss on
     external sales of
     equipment.........      --         515         --            --          515
  Changes in assets and
   liabilities:
    Intercompany
     accounts
     receivable........      --     (45,898)        308        45,590         --
    Accounts
     receivable........   (9,647)      (445)        --            --      (10,092)
    Inventories........      --     (15,006)     (1,116)          --      (16,122)
    Prepaid expenses
     and other assets..        6    (16,526)         49           --      (16,471)
    Advances (to) from
     affiliates........     (781)       --        3,199           --        2,418
    Intercompany
     accounts payable..   13,465       (300)     32,425       (45,590)        --
    Accounts payable...      205      4,801         --            --        5,006
    Accrued expenses &
     other liabilities.    2,665     (4,053)     (1,181)          --       (2,569)
    Other long-term
     liabilities.......      --       1,226         --            --        1,226
                         -------  ---------    --------      --------   ---------
      Net cash provided
       by operating
       activities......    9,277      3,839      25,390         4,709      43,215
                         -------  ---------    --------      --------   ---------
Cash flows used in
 investing activities:
  Acquisition of
   property and
   equipment...........     (838)  (101,747)    (36,749)       28,641    (110,693)
  Proceeds,
   intercompany
   equipment sales.....      --      33,350         --        (33,350)        --
  Proceeds, external
   equipment sales.....      --          17         --                         17
                         -------  ---------    --------      --------   ---------
      Net cash used in
       investing
       activities......     (838)   (68,380)    (36,749)       (4,709)   (110,676)
                         -------  ---------    --------      --------   ---------
Cash flows provided by
 financing activities:
  Advances to HEA......   (7,466)       --          --            --       (7,466)
  Proceeds from short-
   term loans..........      --      83,014       3,000           --       86,014
  Repayment of short-
   term loans..........      --     (61,804)     (1,808)          --      (63,612)
  Proceeds from term
   loans...............      --      28,511      11,000           --       39,511
  Repayment, term loans
   and capital leases..      --     (15,124)     (2,057)          --      (17,181)
  Contributions
   (withdrawals) of
   capital.............      --      26,306         --            --       26,306
                         -------  ---------    --------      --------   ---------
      Net cash provided
       by financing
       activities......   (7,466)    60,903      10,135           --       63,572
                         -------  ---------    --------      --------   ---------
Effect from changes in
 exchange rates........      --       4,698         (65)          --        4,633
                         -------  ---------    --------      --------   ---------
Net increase (decrease)
 in cash...............      973      1,060      (1,289)          --          744
Cash and equivalents at
 beginning of period...      --          31       2,292           --        2,323
                         -------  ---------    --------      --------   ---------
Cash and equivalents at
 end of period.........  $   973  $   1,091    $  1,003      $    --    $   3,067
                         =======  =========    ========      ========   =========

                                    ChipPAC

                SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEETS

                               December 31, 1998
                                 (In thousands)

                            Guarantors       Non-Guarantor
                         ------------------  -------------
                           CPI       CPK         HECS      Eliminations Combined
                         --------  --------  ------------- ------------ --------
Assets
  Current assets:
    Cash and cash
     equivalents........ $ 10,827  $ 44,292    $ 13,648     $     --    $ 68,767
    Receivable from
     shareholder........      --      4,922         --            --       4,922
    Intercompany
     accounts
     receivable.........   10,845   103,833       1,947      (116,625)       --
    Accounts receivable
     from customers.....   34,741     2,988         --            --      37,729
    Inventories.........      --     10,110         215           --      10,325
    Deferred taxes......      420       383         --            --         803
    Prepaid expenses &
     other current
     assets.............       74     2,504         345           --       2,923
                         --------  --------    --------     ---------   --------
      Total current
       assets...........   56,907   169,032      16,155      (116,625)   125,469
  Property, plant and
   equipment, net.......    5,807   142,265      80,930           --     229,002
  Other assets..........       10     4,991         --            --       5,001
                         --------  --------    --------     ---------   --------
      Total assets...... $ 62,724  $316,288    $ 97,085     $(116,625)  $359,472
                         ========  ========    ========     =========   ========
Liabilities and Equity
  Current liabilities:
    Intercompany
     accounts payable... $ 83,556  $ (1,052)   $ 34,121     $(116,625)  $    --
    Accounts payable....    2,284    57,761       1,808           --      61,853
    Accrued expenses and
     other liabilities..    1,128     3,537       3,012           --       7,677
    Short-term debt.....      --      3,077      15,700           --      18,777
    Current portion of
     long-term debt.....      --     21,173      10,781           --      31,954
    Current portion of
     HEI long-term debt.      --      2,610         --            --       2,610
    Payables to
     affiliates.........      443    10,858      11,617           --      22,918
                         --------  --------    --------     ---------   --------
      Total current
       liabilities......   87,411    97,964      77,039      (116,625)   145,789
    Long-term debt, less
     current portion....      --     63,495      17,448           --      80,943
    HEI long-term debt,
     less current
     portion............      --     18,208         --            --      18,208
    Other long-term
     liabilities........      --      1,341         --            --       1,341
                         --------  --------    --------     ---------   --------
      Total liabilities.   87,411   181,008      94,487      (116,625)   246,281
                         --------  --------    --------     ---------   --------
Shareholders' and
 divisional equity
  Preferred stock and
   paid in capital......   16,674   110,124      53,293           --     180,091
  Shareholder
   receivable-HEA.......  (37,626)      --          --            --     (37,626)
  Accumulated earnings
   (deficit)............   (3,735)   15,149     (51,166)          --     (39,752)
  Accumulated other
   comprehensive income
   (loss)...............      --     10,007         471           --      10,478
                         --------  --------    --------     ---------   --------
      Shareholders' and
       divisional
       equity...........  (24,687)  135,280       2,598           --     113,191
                         --------  --------    --------     ---------   --------
      Total liabilities
       and equity....... $ 62,724  $316,288    $ 97,085     $(116,625)  $359,472
                         ========  ========    ========     =========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF OPERATIONS

                          Year Ended December 31, 1998
                                 (In thousands)

                            Guarantors      Non-Guarantor
                         -----------------  -------------
                           CPI      CPK         HECS      Eliminations Combined
                         -------- --------  ------------- ------------ --------
Revenue
  Intercompany revenue.. $    --  $302,460    $ 13,759     $(316,219)  $    --
  Customer revenue......  319,678   14,403         --            --     334,081
                         -------- --------    --------     ---------   --------
  Revenue...............  319,678  316,863      13,759      (316,219)   334,081
Cost of revenue.........  303,937  256,626      26,021      (316,219)   270,365
                         -------- --------    --------     ---------   --------
Gross profit............   15,741   60,237     (12,262)          --      63,716
Operating expenses:
  Selling, general &
   administrative.......   10,252    4,815         --            --      15,067
  Research &
   development..........    3,604    4,088         --            --       7,692
  Management fees
   charged by affiliate.      --       --          528           --         528
  Writedown of impaired
   assets...............      --       --          --            --         --
                         -------- --------    --------     ---------   --------
    Total operating
     expenses...........   13,856    8,903         528           --      23,287
                         -------- --------    --------     ---------   --------
Operating income........    1,885   51,334     (12,790)          --      40,429
Non-operating Income
 (Expense)
  Interest income.......      265      967          44           --       1,276
  Interest expense......      --    (9,973)     (3,367)          --     (13,340)
  Foreign currency gains
   (losses).............      --    24,699         (29)          --      24,670
  Other income
   (expenses), net......       15      903      (1,086)          --        (168)
                         -------- --------    --------     ---------   --------
  Non-operating income
   (expenses)...........      280   16,596      (4,438)          --      12,438
                         -------- --------    --------     ---------   --------
Income (loss) before
 income taxes...........    2,165   67,930     (17,228)          --      52,867
Provision for (benefit
 from) income taxes.....      954   19,610         --            --      20,564
                         -------- --------    --------     ---------   --------
    Net Income (loss)... $  1,211 $ 48,320    $(17,228)    $     --    $ 32,303
                         ======== ========    ========     =========   ========

                                    ChipPAC

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF CASH FLOWS

                          Year Ended December 31, 1998
                                 (In thousands)

                                                  Non-
                               Guarantors       Guarantor
                            ------------------  ---------
                              CPI       CPK       HECS     Eliminations Combined
                            --------  --------  ---------  ------------ --------
Cash flows from operating
 activities:
  Net Income..............  $  1,211  $ 48,320  $(17,228)    $    --    $ 32,303
  Adjustments to reconcile
   net income
    Depreciation and
     amortization.........       489    35,584     9,782          --      45,855
    Write down of impaired
     assets...............       --        --        --           --         --
    Provision for
     inventory and
     receivables..........       448      (873)      --           --        (425)
    Foreign currency
     (gains) losses.......       --    (24,670)      --           --     (24,670)
    (Gain) loss on
     intercompany sales of
     equipment............       --       (686)      --      $    686        --
    (Gain) loss on
     external sales of
     equipment............       --         26       --           --          26
  Changes in assets and
   liabilities:                            --
    Intercompany accounts
     receivable...........   (10,845)  (39,058)    3,576       46,327        --
    Accounts receivable...    (8,367)   (4,373)      --           --     (12,740)
    Inventories...........       --      7,056     2,033          --       9,089
    Prepaid expenses and
     other assets.........      (475)   11,761       519           54     11,859
    Advances (to) from
     affiliates...........       443      (730)    4,958          --       4,671
    Intercompany accounts
     payable..............    59,196    (3,573)   (9,242)     (46,381)       --
    Accounts payable......     1,777    36,395     1,807          --      39,979
    Accrued expenses &
     other liabilities....       642    (1,615)    1,099          --         126
    Other long-term
     liabilities..........       --     (7,326)      --           --      (7,326)
                            --------  --------  --------     --------   --------
      Net cash provided by
       operating
       activities.........    44,519    56,238    (2,696)         686     98,747
                            --------  --------  --------     --------   --------
Cash flows used in
 investing activities:
  Acquisition of property
   and equipment..........    (5,443)  (52,514)  (13,240)       9,865    (61,332)
  Proceeds, intercompany
   equipment sales........       --     10,551       --       (10,551)       --
  Proceeds, external
   equipment sales........       --      1,635       --                    1,635
                            --------  --------  --------     --------   --------
      Net cash used in
       investing
       activities.........    (5,443)  (40,328)  (13,240)        (686)   (59,697)
                            --------  --------  --------     --------   --------
Cash flows provided by
 financing activities:
  Advances to HEA.........   (30,160)      --        --           --     (30,160)
  Proceeds from short-term
   loans..................       --     50,735    12,656          --      63,391
  Repayment of short-term
   loans..................       --    (79,136)       43          --     (79,093)
  Proceeds from term
   loans..................       --        185    10,000          --      10,185
  Repayment, term loans
   and capital leases.....       --    (17,681)  (14,114)         --     (31,795)
  Contributions
   (withdrawals) of
   capital................       938    62,014    20,001          --      82,953
                            --------  --------  --------     --------   --------
      Net cash provided by
       financing
       activities.........   (29,222)   16,117    28,586          --      15,481
                            --------  --------  --------     --------   --------
Effect from changes in
 exchange rates...........       --     11,174        (5)         --      11,169
                            --------  --------  --------     --------   --------
Net increase (decrease) in
 cash.....................     9,854    43,201    12,645          --      65,700
Cash and equivalents at
 beginning of period......       973     1,091     1,003          --       3,067
                            --------  --------  --------     --------   --------
Cash and equivalents at
 end of period............  $ 10,827  $ 44,292  $ 13,648     $    --    $ 68,767
                            ========  ========  ========     ========   ========

         UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
  Condensed Consolidated Balance Sheets.................................... F-40

  Condensed Consolidated Statements of Operations.......................... F-41

  Condensed Consolidated Statements of Cash Flows.......................... F-42

  Notes to Condensed Consolidated Financial Statements..................... F-43

                                  ChipPAC Inc.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                     December 31, September 30,
                                                         1998         1999
                                                     ------------ -------------
                                                                   (Unaudited)
Assets
  Current assets:
    Cash and cash equivalents.......................   $ 68,767     $  33,142
    Accounts receivable, less allowance for doubtful
     accounts of $1,001 and $1,162..................     42,651        34,679
    Inventories.....................................     10,325        12,420
    Deferred taxes..................................        803         2,107
    Prepaid expenses and other current assets.......      2,923         8,141
                                                       --------     ---------
      Total current assets..........................    125,469        90,489
  Property, plant and equipment, net................    229,002       213,269
  Other assets......................................      5,001        18,703
                                                       --------     ---------
      Total assets..................................   $359,472     $ 322,461
                                                       ========     =========
Liabilities and Equity
  Current liabilities:
    Accounts payable................................   $ 61,853     $  39,985
    Accrued expenses and other liabilities..........      7,677        17,807
    Short-term debt.................................     18,777           --
    Current portion of long-term debt...............     31,954         2,600
    Current portion of HEI long-term debt...........      2,610           --
    Payable~s to affiliates.........................     22,918           --
                                                       --------     ---------
      Total current liabilities.....................    145,789        60,392
                                                       --------     ---------
    Long-term debt, less current portion............     80,943       297,400
    HEI long-term debt, less current portion........     18,208           --
    Other long-term liabilities.....................      1,341         3,052
                                                       --------     ---------
      Total liabilities.............................    246,281       360,844
                                                       --------     ---------
Commitments and contingencies
Mandatorily redeemable preferred stock..............        --         71,366
Shareholders' and divisional equity (deficit)
  Common and preferred stock, and paid in capital...    180,091       (75,927)
  Shareholder receivable--HEA.......................    (37,626)          --
  Accumulated deficit...............................    (39,752)      (44,357)
  Accumulated other comprehensive income............     10,478        10,535
                                                       --------     ---------
      Total shareholders' and divisional equity
       (deficit)....................................    113,191      (109,749)
                                                       --------     ---------
      Total liabilities and equity..................   $359,472     $ 322,461
                                                       ========     =========

  The accompanying notes form an integral part of these condensed consolidated financial statements.

                                  ChipPAC Inc.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                  (Unaudited)
                                 (In thousands)

                                       Three Months
                                     Ended September    Nine Months Ended
                                           30,            September 30,
                                     -----------------  ------------------
                                      1998      1999      1998      1999
                                     -------  --------  --------  --------
Revenue............................  $82,818  $101,270  $237,969  $267,671
Cost of revenue....................   66,907    84,492   186,000   227,792
                                     -------  --------  --------  --------
Gross profit.......................   15,911    16,778    51,969    39,879
Operating expenses:
  Selling, general &
   administrative..................    3,803     5,083    10,396    14,416
  Research & development...........    1,923     2,640     4,895     8,628
  Management fees charged by
   affiliate.......................      --        --        528       --
  Change of control expense........      --     11,842       --     11,842
                                     -------  --------  --------  --------
    Total operating expenses.......    5,726    19,565    15,819    34,886
                                     -------  --------  --------  --------
Operating income...................   10,185    (2,787)   36,150     4,993
Non-operating income (expenses)
  Interest income..................      345       595       491     2,334
  Interest expense.................   (3,265)   (6,295)  (10,037)  (12,089)
  Foreign currency~ gains (losses).      972      (869)   20,427       506
  Other income (expenses), net.....      (80)      384        50       566
                                     -------  --------  --------  --------
    Non-operating income
     (expenses)....................   (2,028)   (6,185)   10,931    (8,683)
                                     -------  --------  --------  --------
Income (loss) before income taxes,
 and extraordinary item............    8,157    (8,972)   47,081    (3,690)
Provision for (benefit from) income
 taxes.............................    3,529    (4,771)   17,933    (1,823)
                                     -------  --------  --------  --------
Income before extraordinary item...    4,628    (4,201)   29,148    (1,867)
Extraordinary item:
  Loss from early extinguishment of
   debt, net of related income tax
   benefit.........................      --      1,372       --      1,372
                                     -------  --------  --------  --------
Net income (loss)..................  $ 4,628  $ (5,573) $ 29,148  $ (3,239)
                                     =======  ========  ========  ========
Other comprehensive income:
  Currency translation gain (loss)... (2,741)   (5,978)   (2,741)   (5,978)
                                     -------  --------  --------  --------
Comprehensive income (loss)........  $ 1,887  $(11,551) $ 26,407  $ (9,217)
                                     =======  ========  ========  ========


  The accompanying notes form an integral part of these condensed consolidated financial statements.

                                  ChipPAC Inc.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)
                                 (In thousands)

                                                             Nine Months
                                                         Ended September 30,
                                                         ---------------------
                                                           1998        1999
                                                         ---------  ----------
Cash flows provided by operating activities:
  Net income (loss)..................................... $  29,148  $   (3,239)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Depreciation and amortization.......................    32,280      41,850
    Provision for inventory and accounts receivable.....      (407)       (427)
    Loss from early debt retirement.....................       --        1,372
    Foreign currency gains .............................   (20,427)       (506)
    (Gain) loss on sale of equipment....................        74        (241)
  Changes in assets and liabilities:
    Accounts receivable.................................    (8,651)      9,843
    Inventories.........................................     7,843      (1,889)
    Prepaid expenses and other assets...................     3,772     (20,780)
    Advances (to) from affiliates.......................     4,593      (6,190)
    Accounts payable....................................    27,522     (22,193)
    Accrued expenses and other current liabilities......     5,599       7,040
    Other long-term liabilities.........................    (7,807)      2,617
                                                         ---------  ----------
      Net cash provided by operating activities.........    73,539       7,257
                                                         ---------  ----------
Cash flows used in investing activities:
  Acquisition of property and equipment.................   (52,211)    (29,062)
  Proceeds from sale of equipment.......................       122       1,263
                                                         ---------  ----------
      Net cash used in investing activities.............   (52,089)    (27,799)
                                                         ---------  ----------
Cash flows provided by financing activities:
  Advances (to) from affiliates ........................   (30,514)     (4,430)
  Proceeds from short-term loans........................    37,585       1,169
  Repayment of short-term loans.........................   (50,745)    (19,469)
  Proceeds from term loans..............................    10,185     300,000
  Repayment of long-term debt and capital leases........   (26,039)   (134,987)
  Dividend paid.........................................       --       (9,435)
  Proceeds from stock issuance..........................       --      123,415
  Contributions to (withdrawals from) paid in capital...    68,546    (270,918)
                                                         ---------  ----------
      Net cash provided by (used in) financing
       activities.......................................     9,018     (14,655)
                                                         ---------  ----------
Effect on cash from changes in exchange rates...........      (522)       (428)
                                                         ---------  ----------
Net increase (decrease) in cash.........................    29,946     (35,625)
Cash and cash equivalents at beginning of period........     3,067      68,767
                                                         ---------  ----------
Cash and cash equivalents at end of period.............. $  33,013  $   33,142
                                                         =========  ==========
Supplemental disclosure of noncash investing and
 financing activities
  Acquisition of equipment under capital leases......... $     724  $      --
                                                         =========  ==========

  The accompanying notes form an integral part of these condensed consolidated financial statements.

                                 ChipPAC, Inc.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Business and Basis of Presentation

Business and Organization

   ChipPAC Inc. and its subsidiaries (the "Company") provide packaging and testing services to the worldwide semiconductor industry. The Company packages and tests integrated circuits from wafers provided by its customers. The Company markets its services worldwide, with emphasis on the North American market. The Company's packaging and testing operations are located in the Republic of Korea ("South Korea" or "Korea") and People's Republic of China ("China").

Interim Statements

   In the opinion of management of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information included therein. The Company believes that the disclosures are adequate to make the information not misleading. However, it is suggested that this financial data be read in conjunction with the audited consolidated financial statements and the related notes thereto for the years ended December 31, 1996, 1997, and 1998. The results of operations for the three month and nine month periods ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

   The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997. This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic area and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". The Company operates in one segment and accordingly, does not report product segment information but will report geographic and significant customer revenue in its annual financial report.

Note 2: Inventories

   The components of inventories are as follows (in thousands):

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
                                                                    (unaudited)
      Inventories
        Raw materials................................   $ 6,002       $ 9,148
        Work in process..............................     2,159         2,515
        Finished goods...............................     2,164           757
                                                        -------       -------
                                                        $10,325       $12,420
                                                        =======       =======

Note 3: Recapitalization

   On August 5, 1999, affiliates of Bain Capital, Inc. and SXI Group LLC, a portfolio concern of Citicorp Venture Capital Ltd., which we refer to collectively as the "Equity Investors," and management acquired a controlling interest in the Company from Hyundai Electronics and Hyundai Electronics America through a series of transactions, including a merger into ChipPAC, Inc. of a special purpose corporation organized by the Equity Investors. The merger was structured to be accounted for as a recapitalization. Specifically:

  . the Equity Investors, management and other parties, including members of our management, invested $92.0 million to acquire common stock of ChipPAC, Inc. which represented approximately 90.2% of its common stock outstanding immediately following the recapitalization;

                                 ChipPAC, Inc.

  . the prior stockholders of ChipPAC, Inc. retained a portion of their common stock in ChipPAC, Inc. equal to $10.0 million, or approximately 9.8% of ChipPAC, Inc.'s common stock outstanding immediately following the recapitalization; and

  . the prior stockholders received as consideration for the remainder of their common stock (i) an aggregate of $385.0 million in cash and (ii) mandatorily redeemable convertible preferred stock payable for up to an aggregate of $70.0 million.

   As a result of the Recapitalization, the Company was contractually required to make a one-time change of control payment to its unionized Korean employees of approximately $11.8 million. The payment was recorded as an operating expense during the quarter ended September 30, 1999.

Note 5: New Debt

   To finance part of the recapitalization, the Company borrowed $300.0 million of new debt, comprising $150.0 million of term loans and $150.0 million of senior subordinated notes. At September 30, 1999 our debt consisted of $300.0 million of borrowings which were comprised of $150.0 million in term loan facilities and $150.0 million of senior subordinated notes. The term loans bear interest at base rate plus 2.25% to 3.0% and the senior subordinated notes bear interest at 12.75% per annum. An amount of $70.0 million of the term loans matures on July 31, 2005, the remainder matures on July 21, 2006. The senior subordinated notes mature on July 21, 2009.

   We have a borrowing facility of $50.0 million for working capital and general corporate purposes under the revolving credit facility. In addition, borrowings of up to $20.0 million are available for acquiring equipment and making certain other capital expenditures under the capex facility. We may borrow and repay under the capex facility until August 5, 2001. Amounts that we repay under the capex facility after August 5, 2001 may not be borrowed by us later. The final maturity of these facilities will be on August 5, 2005. We have not drawn on these facilities at September 30, 1999.

Note 6: 1999 Stock Purchase and Option Plan

   Our board of directors has adopted the ChipPAC, Inc. 1999 Stock Purchase and Option Plan, or the "1999 Stock Plan," which authorizes the granting of stock options and the sale of Class A common stock or Class L common stock to current or future employees, directors, consultants or advisors of ChipPAC, Inc. or its subsidiaries. Under the 1999 Stock Plan, a committee of the board of directors is authorized to sell or otherwise issue Class A common stock or Class L common stock at any time prior to the termination of the 1999 Stock Plan in such quantity, at such price, on such terms and subject to such conditions as established by the committee up to an aggregate of 15,500,000 shares of Class A common stock and 500,000 shares of Class L common stock, including shares of common stock with respect to which options may be granted, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of September 30, 1999, no shares of Class A common stock or Class L common stock or options to purchase such stock were outstanding under the 1999 Stock Plan.

Note 7: Intel Materials Agreement

   On August 5, 1999, ChipPAC Limited and Intel entered into the Intel Materials Agreement pursuant to which Intel will outsource to ChipPAC Limited a portion of the semiconductor packaging needs. In return, we will provide Intel with rebates based upon the volume of packaging services outsourced to us. Rebates are estimated and accrued as current liabilities based on projected sales and the rebate percentages stated in the

                                 ChipPAC, Inc.

agreement. The Intel Materials Agreement covers semiconductor packaging services for which Intel has an ongoing purchasing requirement and for which we are a qualified source and where costs, yields and quality are equal to that of the same services provided by other semiconductor packaging companies

   The Intel Materials Agreement also provides that Intel will not enter into other agreements for packaging services that contain provisions relating to competitive pricing and volume guarantees similar to those contained in the Intel Materials Agreement. This restriction only applies to agreements with semiconductor packaging companies that (i) are qualified to provide packaging services to Intel and (ii) provide the same type of packaging services provided by us. The Intel Materials Agreement also obligates us to first offer to Intel rights to use intellectual property related to certain new packaging services technology developed by us. Following the expiration of its initial term on December 31, 2001, the Intel Materials Agreement may be extended upon the mutual consent of ChipPAC Limited and Intel.

Note 8: Supplemental Financial Statements of Guarantor/Non-Guarantor Entities

   In connection with the recapitalization, ChipPAC International Company Limited has issued senior subordinated debt securities which are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by ChipPAC Inc. (CPI), ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC Korea Co., Ltd, ("CPK"), ChipPAC Luxembourg S.a.R.L., and ChipPAC Liquidity Management (the "Guarantor Subsidiaries'). ChipPAC Shanghai Co. Ltd. ("CPS") and ChipPAC Assembly and Test (Shanghai) Co. Ltd, ("CATS"), (collectively the Chinese entities), will not provide guarantees (the "Non-Guarantor Subsidiaries"). The following is combining financial information for CPI and its subsidiaries, segregated between the issuer, the Guarantor and Non-Guarantor Subsidiaries. The following CPS financial statements in the condensed combining financial statements include the accounts of CATS.

                                 ChipPAC, Inc.
                Supplemental Combining Condensed Balance Sheets
                               September 30, 1998
                                 (In thousands)
                                  (Unaudited)

                            Guarantors       Non-Guarantor
                         ------------------  -------------
                           CPI       CPK          CPS      Eliminations Combined
                         --------  --------  ------------- ------------ --------
Assets
  Current assets:
    Cash and cash
     equivalents........ $ 11,604  $ 19,615    $  1,791           --    $ 33,010
    Intercompany
     accounts
     receivable.........    8,237   106,676       1,909     $(116,822)       --
    Accounts receivable
     from customers.....   35,056     8,870         --            --      43,926
    Inventories.........      --      9,423         389           --       9,812
    Deferred taxes......      281     1,026         --            --       1,307
    Prepaid expenses &
     other current
     assets.............      975     2,225         353           --       3,553
                         --------  --------    --------     ---------   --------
      Total current
       assets...........   56,153   147,835       4,442      (116,822)    91,608
  Property, plant and
   equipment, net.......    2,684   127,932      82,990           --     213,606
  Other assets..........      195     7,411         --            --       7,606
                         --------  --------    --------     ---------   --------
      Total assets...... $ 59,032  $283,178    $ 87,432     $(116,822)  $312,820
                         ========  ========    ========     =========   ========
Liabilities and Equity
  Current liabilities:
    Intercompany
     accounts payable... $ 82,996  $  1,908    $ 31,918     $(116,822)       --
    Accounts payable....    1,165    44,230          24           --    $ 45,419
    Accrued expenses and
     other liabilities..      710     6,458       1,934           --       9,102
    Short-term debt.....      --      2,541      18,778           --      21,319
    Current portion of
     long-term debt.....      --     15,575       7,449           --      23,024
    Current portion of
     HEI long-term debt.      --      3,076         --            --       3,076
    Payables to
     affiliates.........      --          1      17,276           --      17,276
                         --------  --------    --------     ---------   --------
      Total current
       liabilities......   84,871    73,788      77,379      (116,822)   119,216
    Long-term debt, less
     current portion....      --     73,304      20,449           --      93,753
    HEI long-term debt,
     less current
     portion............      --     18,153         --            --      18,153
    Other long-term
     liabilities........      --        687         --            --         687
                         --------  --------    --------     ---------   --------
      Total liabilities.   84,871   165,932      97,828      (116,822)   231,809
                         --------  --------    --------     ---------   --------
Mandatorily redeemable
 preferred stock........      --        --          --            --         --
Shareholders' and
 divisional equity
  Preferred stock and
   paid in capital......   16,729   110,489      33,292           --     160,510
  Shareholder
   receivable--HEA......  (37,981)      --          --            --     (37,981)
  Accumulated earnings
   (deficit)............   (4,587)   15,545     (44,165)          --     (33,207)
  Accumulated other
   comprehensive income
   (loss)...............      --     (8,788)        477           --      (8,311)
                         --------  --------    --------     ---------   --------
      Shareholders' and
       divisional equity
       (deficit)........  (25,839)  117,246     (10,396)          --      81,011
                         --------  --------    --------     ---------   --------
      Total liabilities
       and equity....... $ 59,032  $283,178    $ 87,432     $(116,822)  $312,820
                         ========  ========    ========     =========   ========

                                 ChipPAC, Inc.

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF OPERATIONS

                      Nine Months Ended September 30, 1998
                                 (In thousands)
                                  (Unaudited)

                            Guarantors       Non-Guarantor
                         ------------------  -------------
                           CPI       CPK          CPS      Eliminations Combined
                         --------  --------  ------------- ------------ --------
Revenue:
  Intercompany revenue..      --   $215,755    $ 11,168     $(226,923)       --
  Customer revenue...... $226,916    11,053         --            --    $237,969
                         --------  --------    --------     ---------   --------
  Revenue...............  226,916   226,808      11,168      (226,923)   237,969
Cost of revenue.........  216,537   178,516      17,870      (226,923)   186,000
                         --------  --------    --------     ---------   --------
Gross profit............   10,379    48,292      (6,702)          --      51,969
Operating expenses:
  Selling, general &
   administrative.......    7,273     3,123         --            --      10,396
  Research &
   development..........    2,434     2,461         --            --       4,895
  Management fees
   charged by affiliate.      --        --          528           --         528
  Change of control
   expenses.............      --        --          --            --         --
                         --------  --------    --------     ---------   --------
    Total operating
     expenses...........    9,707     5,584         528           --      15,819
                         --------  --------    --------     ---------   --------
Operating income........      672    42,708      (7,230)          --      36,150
Non-operating income
 (expense):
  Interest income.......      171       295          25           --         491
  Interest expense......      --     (7,676)     (2,361)          --     (10,037)
  Foreign currency gains
   (losses).............      --     20,427         --            --      20,427
  Other income
   (expenses), net......       (4)      715        (661)          --          50
                         --------  --------    --------     ---------   --------
    Non-operating income
     (expenses).........      167    13,761      (2,997)          --      10,931
                         --------  --------    --------     ---------   --------
Income (loss) before
 income taxes...........      839    56,469     (10,227)          --      47,081
Provision for (benefit
 from) income taxes.....      479    17,454         --            --      17,933
                         --------  --------    --------     ---------   --------
Net income (loss)....... $    360  $ 39,015    $(10,227)    $     --    $ 29,148
                         ========  ========    ========     =========   ========

                                 ChipPAC, Inc.

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF CASH FLOWS

                      Nine Months Ended September 30, 1998
                                 (In thousands)
                                  (Unaudited)

                            Guarantors       Non-Guarantor
                         ------------------  -------------
                           CPI       CPK          CPS      Eliminations Combined
                         --------  --------  ------------- ------------ --------
Cash flows from
 operating activities:
  Net Income...........  $    360  $ 39,015    $(10,227)          --    $ 29,148
  Adjustments to
   reconcile net
   income:
    Depreciation and
     amortization......       292    25,693       6,295           --      32,280
    Provision for
     inventory and
     receivables.......       374      (781)        --            --        (407)
    Foreign currency
     (gains) losses....       --    (20,427)        --            --     (20,427)
    (Gain) loss on
     external sales of
     equipment.........       --         74         --            --          74
  Changes in assets and
   liabilities:
    Intercompany
     accounts
     receivable........    (8,238)  (38,904)      3,614        43,528        --
    Accounts
     receivable........    (9,156)      505         --            --      (8,651)
    Inventories........       --      5,986       1,857           --       7,843
    Prepaid expenses
     and other assets..    (1,426)    4,688         510           --       3,772
    Advances (to) from
     affiliates........       --     (5,493)     10,086           --       4,593
    Intercompany
     accounts payable..    59,187    (1,951)    (13,708)      (43,528)       --
    Accounts payable...       659    26,839          24           --      27,522
    Accrued expenses &
     other liabilities.       221     2,558       2,820           --       5,599
    Other long-term
     liabilities.......       --     (7,807)        --            --      (7,807)
                         --------  --------    --------      --------   --------
      Net cash provided
       by operating
       activities......    42,273    29,995       1,271           --      73,539
                         --------  --------    --------      --------   --------
Cash flows used in
 investing activities:
  Acquisition of
   property and
   equipment...........    (2,121)  (38,273)    (11,817)          --     (52,211)
  Proceeds, equipment
   sales...............       --        122         --            --         122
                         --------  --------    --------      --------   --------
      Net cash used in
       investing
       activities......    (2,121)  (38,151)    (11,817)          --     (52,089)
                         --------  --------    --------      --------   --------
Cash flows provided by
 financing activities:
  Advances to HEA......   (30,514)      --          --            --     (30,514)
  Proceeds from short-
   term loans..........       --     21,929      15,656           --      37,585
  Repayment of short-
   term loans..........       --    (50,867)        122           --     (50,745)
  Proceeds from term
   loans...............       --        185      10,000           --      10,185
  Repayment, term loans
   and capital leases..       --    (11,595)    (14,444)          --     (26,039)
  Contributions
   (withdrawals) of
   capital.............       993    67,553         --            --      68,546
                         --------  --------    --------      --------   --------
      Net cash provided
       by financing
       activities......   (29,521)   27,205      11,334           --       9,018
                         --------  --------    --------      --------   --------
Effect from changes in
 exchange rates........       --       (525)        --            --        (525)
                         --------  --------    --------      --------   --------
Net increase (decrease)
 in cash...............    10,631    18,524         788           --      29,943
Cash and equivalents at
 beginning of period...       973     1,091       1,003           --       3,067
                         --------  --------    --------      --------   --------
Cash and equivalents at
 end of period.........  $ 11,604  $ 19,615    $  1,791           --    $ 33,010
                         ========  ========    ========      ========   ========

                                 ChipPAC, Inc.

                SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEETS

                               September 30, 1999
                                 (In thousands)
                                  (Unaudited)

                                                           Non-
                                  Guarantors             Guarantor
                         ------------------------------- ---------
                         CPI Int'l     CPI        CPK       CPS    Eliminations Combined
                         ---------  ---------  --------- --------- ------------ ---------
Assets
  Current assets:
    Cash and cash
     equivalents........ $       1  $  10,622  $  12,822  $ 9,697          --   $  33,142
    Intercompany
     accounts
     receivable.........     3,416     30,088     77,162    4,830     (115,496)       --
    Accounts receivab~le
     from customers.....       --      20,971     13,708      --           --      34,679
    Inventories.........       --           5     12,102      313          --      12,420
    Deferred taxes......       --         420      1,687      --           --       2,107
    Prepaid expenses &
     other current
     assets.............       --         416      7,344      381          --       8,141
                         ---------  ---------  ---------  -------   ----------  ---------
      Total current
       assets...........     3,417     62,522    124,825   15,221     (115,496)    90,489
  Property, plant and
   equipment, net.......                6,168    129,133   77,968          --     213,269
  Intercompany loans
   receivable...........   271,000    145,000        --       --      (416,000)       --
  Other assets..........    42,307      5,087      5,139      --       (33,830)    18,703
                         ---------  ---------  ---------  -------   ----------  ---------
      Total assets...... $ 316,724  $ 218,777  $ 259,097  $93,189   $ (565,326) $ 322,461
                         =========  =========  =========  =======   ==========  =========
Liabilities and Equity
  Current liabilities:
    Intercompany
     accounts payable...       --   $  77,162  $   8,148  $30,186   $ (115,496)       --
    Accounts payable.... $      40      2,580     36,284    1,081          --   $  39,985
    Accrued expenses and
     other liabilities..     3,861      5,002      5,127    3,817          --      17,807
    Short-term debt.....       --         --         --       --           --         --
    Current portion of
     long-term debt.....     2,600        --         --       --           --       2,600
                         ---------  ---------  ---------  -------   ----------  ---------
      Total current
       liabilities......     6,501     84,744     49,559   35,084     (115,496)    60,392
    Long-term debt, less
     current portion....   297,400        --         --                    --     297,400
    Intercompany loans
     payable............       --     237,000    145,000   34,000     (416,000)       --
    Other long-term
     liabilities........       --         --       3,052      --           --       3,052
                         ---------  ---------  ---------  -------   ----------  ---------
      Total liabilities.   303,901    321,744    197,611   69,084     (531,496)   360,844
                         ---------  ---------  ---------  -------   ----------  ---------
Mandatorily redeemable
 preferred stock........       --      71,366        --       --           --      71,366
Shareholders' and
 divisional equity
  Preferred stock and
   paid in capital......    13,399   (169,040)    29,627   85,283      (33,830)   (74,561)
  Accumulated earnings
   (deficit)............      (576)    (5,293)    23,154  (61,642)         --     (44,357)
  Accumulated other
   comprehensive income
   (loss)...............       --         --       8,705      464          --       9,169
                         ---------  ---------  ---------  -------   ----------  ---------
      Shareholders' and
       divisional
       equity...........    12,823   (174,333)    61,486   24,105      (33,830)  (109,749)
                         ---------  ---------  ---------  -------   ----------  ---------
      Total liabilities
       and equity....... $ 316,724  $ 218,777  $ 259,097  $93,189   $ (565,326) $ 322,461
                         =========  =========  =========  =======   ==========  =========

                                 ChipPAC, Inc.

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF OPERATIONS

                      Nine Months Ended September 30, 1999

                                 (In thousands)
                                  (Unaudited)

                                                         Non-
                                 Guarantors            Guarantor
                         ----------------------------  ---------
                         CP Int'l    CPI       CPK        CPS     Eliminations Combined
                         --------  --------  --------  ---------  ------------ --------
Revenue
  Intercompany revenue..     --         --   $231,903  $ 11,057    $ (242,960)      --
  Customer revenue......     --    $247,535    20,004       131           --   $267,671
                         -------   --------  --------  --------    ----------  --------
  Revenue...............     --     247,535   251,907    11,189      (242,960)  267,671
Cost of revenue.........     --     231,794   219,230    19,728      (242,960)  227,792
                         -------   --------  --------  --------    ----------  --------
Gross profit............     --      15,741    32,677    (8,539)          --     39,879
Operating expenses:
  Selling, general &
   administrative.......     --      10,019     4,397       --            --     14,416
  Research &
   development..........     --       4,278     4,350       --            --      8,628
  Change of control
   expenses.............     --         180    11,662       --            --     11,842
                         -------   --------  --------  --------    ----------  --------
    Total operating
     expenses...........     --      14,477    20,409       --            --     34,886
                         -------   --------  --------  --------    ----------  --------
Operating income........     --       1,264    12,268    (8,539)          --      4,993
Non-operating Income
 (Expense)
  Interest income....... $   119        588     1,275       352           --      2,334
  Interest (expense)....  (5,330)        (1)   (4,914)   (1,844)          --    (12,089)
  Intercompany interest
   income (expense).....   4,685     (1,522)   (2,626)     (538)          --        --
                         -------   --------  --------  --------    ----------  --------
  Interest expense......    (645)    (1,523)   (7,540)   (2,382)          --    (12,089)
  Foreign currency gains
   (losses).............     --         --        516       (10)          --        506
  Other income
   (expenses), net......     --        (568)    1,031       103           --        566
                         -------   --------  --------  --------    ----------  --------
    Non-operating income
     (expenses).........    (526)    (1,503)   (4,718)   (1,937)          --     (8,683)
                         -------   --------  --------  --------    ----------  --------
Income (loss) before
 income taxes...........    (526)      (239)    7,550   (10,476)          --     (3,690)
Provision for (benefit
 from) income taxes.....      50        (47)   (1,827)      --            --     (1,823)
                         -------   --------  --------  --------    ----------  --------
Income before
 extraordinary item.....    (576)      (192)    9,377   (10,476)          --     (1,867)
Extraordinary item:
  Loss from early
   extinguishment of
   debt, net of related
   income tax benefit...     --         --      1,372       --            --      1,372
                         -------   --------  --------  --------    ----------  --------
Net Income (loss)....... $  (576)  $   (192) $  8,005  $(10,476)          --   $ (3,239)
                         =======   ========  ========  ========    ==========  ========

                                 ChipPAC, Inc.

           SUPPLEMENTAL COMBINING CONDENSED STATEMENTS OF CASH FLOWS

                      Nine Months Ended September 30, 1999
                                 (In thousands)
                                  (Unaudited)

                                                         Non-
                                 Guarantors            Guarantor
                         ----------------------------  ---------
                         CP Int'l    CPI       CPK        CPS     Eliminations Combined
                         --------  --------  --------  ---------  ------------ --------
Cash flows from
 operating activities:
  Net income...........  $   (576) $   (192) $  8,005  $ (10,476)       --     $ (3,239)
  Adjustments to
   reconcile net income
    Depreciation and
     amortization......       250     1,070    32,726      7,804        --       41,850
    Provision for
     inventory and
     receivables.......       --       (110)     (317)       --         --         (427)
    Non-operating early
     debt
     extinguishment
     loss..............       --        --      1,372        --         --        1,372
    Foreign currency
     (gains) losses....       --        --       (516)        10        --         (506)
    (Gain) loss on
     external sales of
     equipment.........       --        --       (241)       --         --         (241)
  Changes in assets and
   liabilities:
    Intercompany
     accounts
     receivable........    (3,416)  (19,243)   21,638     (2,882)     3,903         --
    Accounts
     receivable........       --     13,881    (4,038)       --         --        9,843
    Inventories........       --         (5)   (1,785)       (99)       --       (1,889)
    Prepaid expenses
     and other assets..   (11,027)   (5,522)   (4,195)       (36)       --      (20,780)
    Advances (to) from
     affiliates........       --        791    (6,981)       --         --       (6,190)
    Intercompany
     accounts payable..       --     (6,563)   14,401     (3,935)    (3,903)        --
    Accounts payable...        40       296   (21,803)      (726)       --      (22,193)
    Accrued expenses &
     other liabilities.     3,911     2,756      (399)       772        --        7,040
    Other long-term
     liabilities.......       --        --      2,617        --         --        2,617
                         --------  --------  --------  ---------     ------    --------
      Net cash
       provided/(used)
       by operating
       activities......   (10,818)  (12,841)   40,484     (9,568)       --        7,257
                         --------  --------  --------  ---------     ------    --------
Cash flows used in
 investing activities:
  Acquisition of
   property and
   equipment...........       --     (1,430)  (26,990)    (6,651)     6,009     (29,062)
  Proceeds, external
   equipment sales.....       --        --      5,447      1,825     (6,009)      1,263
  Investment in
   subsidiaries........   (29,030)   29,030       --         --         --          --
                         --------  --------  --------  ---------     ------    --------
      Net cash used in
       investing
       activities......   (29,030)   27,600   (21,543)    (4,826)       --      (27,799)
                         --------  --------  --------  ---------     ------    --------
Cash flows provided by
 financing activities:
  Loans & advances with
   affiliates..........       --   (178,900)  144,900     29,570        --       (4,430)
  Proceeds from short-
   term loans..........       --        476       693        --         --        1,169
  Repayment of short-
   term loans..........       --        --     (3,769)   (15,700)       --      (19,469)
  Proceeds from term
   loans...............   300,000       --        --         --         --      300,000
  Repayment, term loans
   and capital leases..       --        --   (105,387)   (28,228)       --     (133,615)
  Intercompany loan
   (advances) payments.  (271,000)  271,000       --         --         --          --
  Payments made to
   extinguish debt
   early...............       --        --     (1,372)       --         --       (1,372)
  Dividend paid........       --        --     (9,435)       --         --       (9,435)
  Issuance of stock....    10,849   110,066     2,500        --         --      123,415
  Contributions
   (withdrawals) of
   capital.............       --   (217,606)  (78,114)    24,802        --     (270,918)
                         --------  --------  --------  ---------     ------    --------
      Net cash provided
       by financing
       activities......    39,849   (14,964)  (49,984)    10,444        --      (14,655)
                         --------  --------  --------  ---------     ------    --------
Effect from changes in
 exchange rat~es.......       --        --       (428)       --         --         (428)
                         --------  --------  --------  ---------     ------    --------
Net increase (decrease)
 in cash...............         1      (205)  (31,471)    (3,950)       --      (35,625)
Cash and equivalents at
 beginning of period...       --     10,827    44,293     13,647        --       68,767
                         --------  --------  --------  ---------     ------    --------
Cash and equivalents at
 end of period.........  $      1  $ 10,622  $ 12,822  $   9,697        --     $ 33,142
                         ========  ========  ========  =========     ======    ========

                                    GLOSSARY

Array......................  A group of items (elements, leads, bonding pads, circuits, etc.) arranged in rows and columns.

ASIC ......................  Application Specific Integrated Circuit. A
                             custom-designed integrated circuit that performs specific functions which would otherwise require a number of off-the-shelf integrated circuits to perform. The use of an ASIC in place of a conventional integrated circuit reduces product size and cost and also improves reliability.

Back-End Processing........  The packaging and testing portion of the semiconductor manufacturing process.

BGA........................  Ball grid array. A semiconductor package consisting of an encapsulated die mounted on top of a substrate. The bottom of the package has a matrix of solder balls; this matrix is attached to a printed circuit board by solder reflow. Its advantages over leaded packages include smaller size, greater assembly yield and better electrical performance. See "Business--Our Services."

Bonding....................  The process of attaching the chip (die) to a package substrate is called die bonding, or die attach. The next step is to attach the bonding pads of the die to a lead frame, using wire bonding or tape automated bonding techniques.

Bonding Wire...............  Fine wires, usually aluminum or gold, connecting the metal bonding pads on an integrated circuit to the internal terminations of the leads of the package.

Burn-In....................  Pretest operation of semiconductor devices, frequently at high temperatures, which stabilizes characteristics and identifies early failures.

Chip.......................  Usually refers to a single integrated circuit die, but also used as a generic term for semiconductor devices.

Chipset....................  Two or more chips designed to perform as a unit for one or more functions.

Chip-Scale Packages (CSP)..  Any semiconductor package in which the package is no more than 1.2 times the size of the bare semiconductor die.

Die........................  Individual integrated circuits, transistors, or diodes, separated from the original whole silicon wafer but not yet packaged. They vary in size from 20 mils on a side to larger than 250 mils on a side. The number of dice on a wafer may vary from tens to thousands. Also called a chip. Refers to a semiconductor that has not yet been packaged.

Die Attachment.............  A step in the packaging process of an integrated circuit in which the individual chip (or die) is mounted in a package in preparation for wire bonding. This step is usually accomplished using either an epoxy resin or a welding process to attach the chip to the substrate.

DRAM.......................  Dynamic Random Access Memory. A type of volatile memory product that is used in electronic systems to store data and program instructions. It is the most common type of RAM and must be refreshed with electricity thousands of times per send or else it will fade away.

DSP........................  Digital Signal Processor. A type of integrated circuit that processes and manipulates digital information after it has been converted from an analog source.

EconoCSP(TM)...............  A low cost version of CSP with construction similar to that of PBGA.

Fab........................  Short for wafer fabrication.

Fabless Semiconductor        A new class of semiconductor companies that
Companies..................  design, test and sell ICs, but subcontract wafer manufacturing by forming alliances with silicon wafer manufacturers.

FBGAT......................  Fine Pitch Ball Grid Array--Tape. A version of a
                             BGA package, mounted on tape substrate, that has a solder ball pitch of less than 1.0mm.

Flash......................  A type of non-volatile memory product that is used in electronic systems to store data and program instructions.

FlashPAC(TM)...............  A version of CSP where the silicon die is attached to the package using FlipChip
                             interconnect intended for Flash.

FlipChip...................  Package type where silicon die is attached to the packaging substrate using solder balls instead of wires. See "Business--Our Services."

FlipPAC(TM) ...............  A version of a BGA package where the silicon die is attached to the package using a FlipChip interconnect.

IC.........................  Integrated circuit. A combination of two or more transistors on a base material, usually silicon. All semiconductor chips, including memory chips and logic chips, are very complicated ICs with thousands of transistors.

IDMs.......................  Integrated Device Manufacturers. A semiconductor device manufacturer that has its own
                             manufacturing facilities.

I/O........................  A connector which interconnects the chip to the package or one package level to the next level in the hierarchy. Also referred to as pin out connections or terminals.

iQUAD(TM) .................  Package type with superior thermal performance to that of the conventional Plastic Quad Flat
                             Package.

ISDN.......................  Integrated Services Digital Network. An
                             international telecommunications standard for transmitting voice, video and data over digital lines running at 64 Kbps.

Leadframe..................  A metal frame, connected to the bonding pads of the die by leads, that provides electrical connection to the outside world.

Logic Device...............  A device that contains digital integrated circuits that process, rather than store, information.

LQFP.......................  A thinner version of the Quad Flat Package (1.4mm thick). See "Business--Our Services."

M/2/BGA(TM) ...............
                             Molded Multi Die Ball Grid Array. A version of a BGA package that contains 2 or more silicon die.

M/2/CSP(TM) ...............  Molded Multi Die Chip Scale Package. A version of a CSP that contains 2 or more silicon die.

BGA(TM) ...................  Micro Ball Grid Array. A version of a BGA package that is adapted to chip scale size. This is a proprietary package trademarked by the Tessera Corporation. See "Business--Our Services."

                             1/25,000 of an inch. Circuitry on an IC typically
Micron.....................  follows lines that are less than one micron wide.

Microprocessor (MPU).......  A standard circuit design that provides, in one or more chips, functions equivalent to those contained in the central processing unit of a computer. A microprocessor interprets and executes instructions and usually incorporates arithmetic capabilities. The CPU of a personal computer along with main memory and other components, typically contained on a single board.

MOS........................  A device which consists of three layers (metal, oxide and semiconductors) and operates as a transistor.

MQFP.......................  Metric Quad Flat Package. See "Business--Our
                             Services."

Package....................  The protective container for an electronic component that connects it to the printed circuit board. The most common IC package is a DIP, or dual-in-line package--a rectangular plastic or ceramic package in which the leads run along the two longer edges.

Packaging..................  A process whereby a wafer is diced into individual die which are then separated from the wafer and attached to a substrate via an epoxy adhesive. Leads on the substrate are then connected by extremely fine gold wires to the input/output ("I/O") terminals on the chips through the use of automated machines known as "wire bonders". Each die is then encapsulated in a plastic molding compound, thus forming the package. Semiconductor packaging serves to protect the chip, facilitate integration into electronic systems, and enable the dissipation of heat from the devices.

PBGA.......................  Plastic Ball Grid Array. See "Business--Our
                             Services."

Personal Computer Board....  See "Glossary--Printed Circuit Board."

PDA........................  Personal Digital Assistant.

PDIP.......................  Plastic Dual In-Line Packages. A semiconductor package with leads on two sides, bent vertically, so that the leads can be inserted into holes drilled through the printed circuit board. See "Business--Our Services."

PGA........................  Pin Grid Array. An IC package that has multiple rows of pins on the bottom.

Pitch......................  The center-to-center distance between adjacent leads on a package.

PLCC.......................
                             Plastic Leaded Chip Carrier. See "Business--Our Services."

PLD........................
                             A logic chip that is programmed at the customer's site.

PQFP.......................  Plastic Quad Flat Packages. See "Business--Our
                             Services."

Printed Circuit Board......  A laminate sheet into which integrated circuits are soldered. Wires in the board connect the circuits with each other, forming a larger functional unit. Printed circuit boards generally contain a subsystem of a larger electronic system, e.g., one board might hold the semiconductor memory of a computer.

QFP........................  Quad Flat Pack. A semiconductor package with leads on all four sides and which is attached to a printed circuit board by surface mounting.

RamPAC(TM) ................  A version of a CSP where the die is attached to the package using FlipChip interconnect intended for DRAM.

SIP........................  Single In-line Package. See "Business--Our
                             Services."

SOIC.......................  Small Outline IC packages. See "Business--Our
                             Services."

SOJ........................  An SOIC package with J-leads for high density memory.

SRAM.......................  Static Random Access Memory. A type of volatile memory product that is used in electronic systems to store data and program instructions. Unlike the more common DRAM, it does not need to be refreshed.

SSOP.......................  Shrink Small Outline Packages. See "Business--Our
                             Services."

Substrate..................  The underlying material upon which a device, circuit, or epitaxial layer is fabricated, normally a silicon wafer.

Surface Mount Technology...  A circuit board packaging technique in which the leads (pins) on the chips and components are soldered on top of the board.

TBGA.......................  Thermally Enhanced Ball Grid Array. A version of a BGA package with superior thermal properties compared to that of the conventional PBGA.

TQFP.......................  Thin Quad Flat Packages. See "Business--Our
                             Services."

TSOC.......................  Thin Small Outline IC packages. See "Business--
                             Our Services."

TSOP.......................  Thin Small Outline Packages. See "Business--Our
                             Services."

TSSOP......................  Thin Shrink Small Outline Packages. See
                             "Business--Our Services."

Wafer......................  Thin, round, flat piece of silicon that is the base of most integrated circuits.

Wafer Fabrication..........  The sequence of oxidation, diffusion, deposition and photolithographic process steps by which semiconductor devices are batch fabricated on wafers.

Wire Bonding...............
                             The method used to attach very fine wire to semiconductor components in order to provide electrical continuity between the semiconductor die and a terminal.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $150,000,000

[ChipPAC International Company Limited Logo]

                             ChipPAC International
                                Company Limited

                               Offer to Exchange

        $150,000,000 Series B 12 3/4% Senior Subordinated Notes due 2009
                          for any and all outstanding
                   12 3/4% Senior Subordinated Notes due 2009

                            -----------------------

                                   PROSPECTUS

                            -----------------------

                    Subject to completion,            , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

 ChipPAC International Company Limited

   As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of a company, the Board of Directors is entrusted with the power to manage the business and affairs of the company (hereinafter, the "Issuer"). In most United States jurisdictions, directors owe a fiduciary duty to a company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director or officer of a company director is, for the most part, limited to cases of willful malfeasance in the performance of duties or to cases where such director or officer, as applicable, has not acted honestly, in good faith and with a view to the company's best interests.

   Under its Memorandum of Association, the Issuer is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Issuer, provided such person acted honestly and in good faith and with a view to the best interests of the Issuer and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Issuer's Memorandum of Association also permits it to indemnify any director, officer or liquidator of the Issuer who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. The Issuer has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Issuer. The Issuer may obtain a directors' and officers' insurance policy.

 ChipPAC, Inc.

   ChipPAC, Inc. ("ChipPAC") is incorporated under the laws of the State of California. Section 317 of the General Corporation Law of the State of California provides that a California corporation may indemnify any person who is, or is threatened to be made, party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

   Under Article V of ChipPAC's Amended and Restated By-Laws, ChipPAC will indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of ChipPAC, against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of ChipPAC and, in the case of a criminal proceeding, if that person had no reasonable cause to believe his conduct was unlawful. Such right of indemnification will be a contract right and will not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any contract or otherwise. For purposes of the foregoing discussion, "agent" means any person who is or was a director, officer, employee or other agent of ChipPAC, or is or was serving at the request of ChipPAC as a director, officer, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of ChipPAC or of another enterprise at the request of such predecessor corporation

   In addition, Section 204 of the General Corporation Law of the State of California allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, provided, however, that:

     (A) such a provision may not eliminate or limit the liability of directors:

       (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

       (2) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

        (3) for any transaction from which a director derived an improper personal benefit;

       (4) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

       (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

        (6) under Section 310; or

        (7) under Section 316;

      (B) no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective; and

      (C) no such provision will eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

   Article IV of ChipPAC's Amended and Restated Articles of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the General Corporation Law of the State of California. ChipPAC maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

 ChipPAC (Barbados) Ltd.

   Paragraph 10 of ChipPAC (Barbados) Ltd.'s ("ChipPAC Barbados") By-Laws provides for the indemnification of its officers and directors (and such persons' executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of ChipPAC Barbados, or is or was serving at the request of ChipPAC Barbados as a director or officer, of any other corporation, partnership, joint venture, trust, enterprise or organization, except with respect to any matter for which indemnification would be void pursuant to the Companies Act, 1982 of Barbados (the "Companies Act"). Under the Companies Act, indemnification of the officers and directors of ChipPAC Barbados against any liability which would attach by reason of any contract entered into or act or thing done or omitted to be done by them in performance of their office or in any way in the discharge of their duties, if the same happens through their not acting in good faith and in the best interest of ChipPAC Barbados is void.

 ChipPAC Limited

   As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of a company, its Board of Directors is entrusted with the power to manage the company's business and affairs. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director or officer of a company is basically limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

   Under its Memorandum of Association, ChipPAC Limited is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of ChipPAC Limited, provided such person acted honestly and in good faith and with a view to the best interests of ChipPAC Limited and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. ChipPAC Limited's Memorandum of Association also permits it to indemnify any director, officer or liquidator who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. ChipPAC Limited has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of ChipPAC Limited. ChipPAC Limited may obtain a directors' and officers' insurance policy.

 ChipPAC Korea Company Ltd.

   The Republic of Korea Commercial Act (the "Commercial Act") governs the liability relationship between companies and their officers and directors in both joint stock companies (chusik hoesa) and limited liability companies (yuhan hoesa). Articles 399 and 400 of the Commercial Act describe the circumstances in which officers and directors may be held liable to the company, while Article 401 of the Commercial Act outlines the circumstances in which officers and directors may be held liable to third parties. The latter provides that third parties which are harmed by a wilful act or gross negligence of an officer or director may have recourse against both the applicable officer or director and the company. In the event that third parties are harmed through the mere negligence of an officer or director, such third party may only have recourse against the company. In the event the company incurs damages as a result of the negligence of its directors and officers, it may the seek indemnification from the negligent party.

   The organizational documents of ChipPAC Korea Company Ltd. ("ChipPAC Korea") are silent as to the issue of indemnification of officers and directors. In addition, ChipPAC Korea, like many Korean companies, does not carry directors and officers liability insurance.

 ChipPAC Luxembourg S.a.R.L.

   Under Luxembourg law, civil liability of directors both to ChipPAC Luxembourg S.a.R.L. ("ChipPAC Luxembourg") and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors' liability to ChipPAC Luxembourg. ChipPAC Luxembourg, however, can validly agree to indemnify its directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

   Under Luxembourg law, an employee of ChipPAC Luxembourg can only be liable to ChipPAC Luxembourg for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of ChipPAC Luxembourg would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with ChipPAC Luxembourg providing for indemnification against third party claims.

   Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

   ChipPAC Luxembourg's Articles of Incorporation are silent as to the issue of indemnification of its officers and directors.

 ChipPAC Liquidity Management Hungary Limited Liability Company

   The organizational documents of ChipPAC Liquidity Management Hungary Limited Liability Company ("ChipPAC Hungary") are silent as to the issue of indemnification of the managing director. ChipPAC Hungary has no other officers or directors. Therefore, in the event any case arises which involves the liability of a managing director, such case must be settled in accordance with the applicable provisions of the Hungarian Companies Act (the "Companies Act") and the Hungarian Civil Code (the "Civil Code").

   Under the Companies Act, a managing director must conduct himself in respect of the management of a company with "increased care," as opposed to the standard of "general care" which is prescribed by the Civil Code. A managing director may be held liable in the event of a culpable breach of any provision of the Companies Act, a company's Deed of Foundation or any validly enacted resolutions of the company's Founder. If the aforementioned duty of care is breached, a managing director may be held liable under the rules of the Civil Code for any damages to the company where such managing director's actions were (i) in contravention of Hungarian law, (ii) caused damage to the company and (iii) were not undertaken with the requisite degree of care specified in the Companies Act.

   Enforcement of liability claims against a managing director is in the sole discretion of the Founder. A Founder may exercise his or her rights against a managing director within one year of the company's deletion from the Company Registry. A managing director is only obliged to compensate the company for damages, and is not liable to third parties for acts that are within the scope of his or her role or responsibility as a managing director. Third parties may only seek damages from the company. Should the company be required to pay damages to a third party for acts of the managing director, however, it may have recourse against the managing director for damages incurred as a result of third party claims.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

     Exhibit
       No.                            Description
     -------                          -----------                           ---
      2.1    Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, by and among Hyundai Electronics
             Industries Co., Ltd., Hyundai Electronics America, ChipPAC,
             Inc. and ChipPAC Merger Corp.

      2.2 First Amendment to Agreement and Plan of Recapitalization and Merger, dated as of June 16, 1999 by and among Hyundai
             Electronics Industries Co., Ltd., Hyundai Electronics
             America, ChipPAC, Inc. and ChipPAC Merger Corp.

      2.3 Second Amendment to Agreement and Plan of Recapitalization and Merger, dated as of August 5, 1999, by and among Hyundai
             Electronics Industries Co., Ltd., Hyundai Electronics
             America, ChipPAC, Inc. and ChipPAC Merger Corp.

      3.1    Amended and Restated Articles of Incorporation of ChipPAC,
             Inc.

      3.2    Amended and Restated By-Laws of ChipPAC, Inc.

      3.3    Memorandum of Association of ChipPAC International Company
             Limited (formerly known as ChipPAC Finance Limited).

      3.4    Articles of Association of ChipPAC International Company
             Limited (formerly known as ChipPAC Finance Limited).

      3.5    Articles of Incorporation of ChipPAC (Barbados) Ltd.

      3.6    By-Law No. 1 of ChipPAC (Barbados) Ltd.

      3.7    Memorandum of Association of ChipPAC Limited.

      3.8    Articles of Association of ChipPAC Limited.

      3.9    Articles of Incorporation of ChipPAC Luxembourg S.a.R.L.

      3.10   Deed of Foundation of ChipPAC Liquidity Management Hungary
             Limited Liability Company.

      3.11   Policy and Operating Guidelines of ChipPAC Liquidity
             Management Hungary Limited Liability Company (abbreviated as
             ChipPAC Ltd.)

      3.12   Articles of Incorporation of ChipPAC Korea Company Ltd.

      4.1 Purchase Agreement, dated as of July 22, 1999, by and among ChipPAC International Limited, ChipPAC Merger Corp., Credit
             Suisse First Boston Corporation and Donaldson, Lufkin &
             Jenrette Securities Corporation (executed in counterpart on
             August 5, 1999 by ChipPAC (Barbados) Ltd., ChipPAC Limited,
             ChipPAC Korea Company Ltd., ChipPAC Luxembourg S.a.R.L. and
             ChipPAC Liquidity Management Hungary Limited Liability
             Company).

      4.2    Indenture, dated as of July 29, 1999, by and among ChipPAC
             International Limited, ChipPAC Merger Corp. and Firstar Bank of Minnesota, N.A., as trustee.

      4.3 First Supplemental Indenture, dated as of August 5, 1999, by and among ChipPAC International Company Limited, ChipPAC,
             Inc. and Firstar Bank of Minnesota, N.A., as trustee.

      4.4    12 3/4% Senior Subordinated Notes Due 2009.

      4.5    Form of Series B 12 3/4% Senior Subordinated Notes Due
             2009.*

      Exhibit
        No.                            Description
      -------                          -----------                          ---
        4.6    Registration Rights Agreement, dated as of July 29, 1999,
               by and among ChipPAC International Limited, ChipPAC Merger
               Corp., and Credit Suisse First Boston Corporation and
               Donaldson, Lufkin & Jenrette Securities Corporation, as
               Initial Purchasers.

        5.1    Opinion of Kirkland & Ellis

        8.1    Opinion of Kirkland & Ellis.

       10.1 Credit Agreement, dated as of August 5, 1999, by and among ChipPAC International Company Limited, ChipPAC, Inc., the
               Lenders listed therein and Credit Suisse First Boston, as
               Administrative Agent, Sole Lead Manager and Collateral
               Agent.

       10.2 Guaranty, dated as of August 5, 1999, by and among ChipPAC, Inc. and certain subsidiaries of ChipPAC, Inc., in favor of Credit Suisse First Boston.

       10.3 Subsidiary Guaranty Agreement, dated as of August 5, 1999, by and among ChipPAC Korea Company Ltd., ChipPAC Limited,
               ChipPAC (Barbados) Ltd., ChipPAC Luxembourg S.a.R.L.,
               ChipPAC Liquidity Management Hungary Limited Liability
               Company and ChipPAC International Company Limited, in favor of Firstar Bank of Minnesota, N.A.

       10.4    Amended and Restated Shareholders Agreement, dated as of
               August 5, 1999, by and among ChipPAC, Inc. the Hyundai
               Group (as defined therein), the Bain Group (as defined therein), the SXI Group (as defined therein), Intel
               Corporation, ChipPAC Equity Investors LLC, and Sankaty
               High Yield Asset Partners, L.P.

       10.5    Amended and Restated Registration Agreement, dated as of
               August 5, 1999, by and among ChipPAC, Inc., the Hyundai
               Shareholders (as defined therein), the Bain Shareholders
               (as defined therein), the SXI Shareholders (as defined therein), Intel Corporation, ChipPAC Equity Investors LLC, and Sankaty High Yield Asset Partners, L.P.

       10.6 Transition Services Agreement, dated as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd.,
               Hyundai Electronics America, ChipPAC, Inc., ChipPAC Korea
               Company Ltd., Hyundai Electronics Company (Shanghai) Ltd.,
               ChipPAC Assembly and Test (Shanghai) Company Ltd., ChipPAC
               Barbados Limited and ChipPAC Limited.

       10.7 Lease Agreement, dated as of June 30, 1998, by and between Hyundai Electronics Industries Co., Ltd. and ChipPAC Korea
               Ltd.

     10.7.1    Amendment Agreement, dated September 30, 1998, to Lease
               Agreement, dated June 30, 1998, by and between Hyundai
               Electronics Industries Co., Ltd. and ChipPAC Korea Ltd.

     10.7.2    Amendment Agreement 2, dated September 30, 1999, to Lease
               Agreement, dated June 30, 1998, by and between Hyundai
               Electronics Industries Co., Ltd. and ChipPAC Korea Ltd.

       10.8    Agreement Concerning Supply of Utilities, Use of Welfare
               Facilities and Management Services for Real Estate, dated as of June 30, 1998, by and between Hyundai Electronics
               Industries Co., Ltd. and ChipPAC Korea Ltd.

       10.9 Service Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co. Ltd. and
               ChipPAC Limited.*+

     Exhibit
       No.                            Description
     -------                          -----------

     10.10 Sublease Agreement, dated as of May 1, 1998, by and between Hyundai Electronics America and ChipPAC, Inc.

     10.11 Patent Sublicense Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co., Ltd. and
             ChipPAC Limited.*+

     10.12   TCC License Agreement, dated December 22, 1998, between
             Tessera Inc., the Tessera Affiliates (as defined therein),
             ChipPAC, Inc. and the Licensee Affiliates (as defined therein).*+

     10.12.1 Letter Agreement, dated July 15, 1999, by and among ChipPAC,
             Inc., Hyundai Electronics America, ChipPAC Limited and
             Tessera, Inc.*

     10.13 Materials Agreement, dated as of July 1, 1999, by and between ChipPAC Limited and Intel Corporation.*+

     10.14 Assembly Services Agreement, dated as of August 5, 1999, by and between Intel Corporation and ChipPAC Limited.*+

     10.15 Stock Purchase Agreement, dated as of August 5, 1999, by and between ChipPAC, Inc. and Intel Corporation.*

     10.16 Warrant to Purchase Class B Common Stock of ChipPAC, Inc., dated as of August 5, 1999, issued to Intel Corporation.*

     10.17 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and Bain Capital, Inc.

     10.18 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and SXI Group LLC.

     10.19   Employment Agreement, dated as of October 1, 1999, between
             ChipPAC, Inc. and Dennis McKenna.*
     10.20   ChipPAC, Inc. 1999 Stock Purchase and Option Plan.
     10.21   Form of Key Employee Purchased Stock Agreement.
     10.22   Form of Key Employee Purchased Stock Agreement (with Loan).
     10.23   Form of Directors Tranche I Stock Option Agreement.
     10.24   Form of Employees Tranche I Stock Option Agreement.
     10.25   Form of Tranche II Stock Option Agreement.

     12.1    Statement Regarding Computation of Ratio of Earnings to
             Fixed Charges.

     21.1    Subsidiaries of ChipPAC, Inc., ChipPAC International Company
             Limited, ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC
             Liquidity Management Limited Liability Company, ChipPAC
             Luxembourg S.a.R.L. and ChipPAC Korea Company Ltd.

     23.1    Consent of PricewaterhouseCoopers LLP.

     23.2    Consent of Kirkland & Ellis (included in Exhibit 5.1).

     24.1    Powers of Attorney (included in Part II to the Registration
             Statement).

     25.1    Statement of Eligibility on Form T-1 of Firstar Bank of
             Minnesota, N.A., as trustee, under the Indenture.

     27.1    Financial Data Schedule.

     99.1    Form of Letter of Transmittal.

     99.2    Form of Notice of Guaranteed Delivery.

     99.3    Form of Tender Instructions.

--------
*To be filed by amendment
+Confidential treatment requested.

(b) Financial Statement Schedules.

   The following financial statement schedules for the three years ended December 31, 1998 are included in this registration statement.

   Schedule II--Valuation and Qualifying Accounts and Reserves--Allowance for
                               Doubtful Accounts
                                 (in thousands)

                                           Additions charged
Year Ended                  Balance at       to Costs and    Deductions and Balance at End of
December 31              beginning of year     Expenses        Write-offs        Period
-----------              ----------------- ----------------- -------------- -----------------
1998....................        375               787              --             1,162
1997....................         85               404             (114)             375
1996....................         74                16               (5)              85

Item 22. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake:

     (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.


       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (3) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC International Company Limited has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tortola, British Virgin Islands, on November 24, 1999.

                                          ChipPAC International Company
                                           Limited

                                             /s/ Phang Guk Bing
                                          By: _________________________________
                                             (Peter) Phang Guk Bing
                                             President, Chief Executive
                                             Officer and Chief Financial
                                             Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the indicated capacities on November 24, 1999:

              Signatures                               Capacity
              ----------                               --------
          /s/ Phang Guk Bing          President, Chief Executive Officer, Chief
 ____________________________________  Financial Officer and Director
        (Peter) Phang Guk Bing         (Principal Executive, Financial and
                                       Accounting Officer)

            /s/ Curt Mason            Director
 ____________________________________
              Curt Mason

         /s/ Richard Parsons          Director
 ____________________________________
           Richard Parsons

             /s/ P.J. Kim             Director
 ____________________________________
               P.J. Kim


 Authorized Representative in
              the
        United States:


        /s/ Dennis P. McKenna
 ____________________________________
          Dennis P. McKenna
    President and Chief Executive
        Officer, ChipPAC, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 24, 1999.

                                          ChipPac, Inc.

                                                  /s/ Dennis P. McKenna
                                          By: _________________________________
                                                      Dennis P. McKenna
                                                President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on November 24, 1999:

             Signatures                        Capacity
             ----------                        --------

     /s/ Dennis P. McKenna           President, Chief Executive
____________________________________  Officer and Director
         Dennis P. McKenna            (Principal Executive
                                      Officer)

          /s/ Tony Lin               Chief Financial Officer
____________________________________  (Principal Financial
              Tony Lin                Officer)

           /s/ Curt Mason            Vice President of Finance
____________________________________  and Corporate Controller
             Curt Mason               (Principal Accounting
                                      Officer)

       /s/ David Dominik             Director
____________________________________
           David Dominik

       /s/ Edward Conard             Director
____________________________________
           Edward Conard


             Signatures                        Capacity
             ----------                        --------
       /s/ Prescott Ashe             Director
____________________________________
           Prescott Ashe

     /s/ Michael A. Delaney          Director
____________________________________
         Michael A. Delaney

     /s/ Paul C. Schorr IV           Director
____________________________________
         Paul C. Schorr IV

       /s/ Joseph Martin             Director
____________________________________
           Joseph Martin

       /s/ Chong Sup Park            Director
____________________________________
           Chong Sup Park

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC Korea Company Ltd. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ichon-Shi, Kyungai-Do, Korea, on November 24, 1999.

                                          ChipPAC Korea Company Ltd.

                                             /s/ Soo Nam Lee
                                          By: _________________________________
                                             Soo Nam Lee
                                             President and Managing Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the indicated capacities on November 24, 1999:

             Signatures                                 Capacity
             ----------                                 --------
          /s/ Soo Nam Lee            Director, President and Managing Director
____________________________________  (Principal Executive Officer)
            Soo Nam Lee

          /s/ Dong Woo Lee           Chief Financial Officer (Principal Financial
____________________________________  and Accounting Officer)
            Dong Woo Lee

       /s/ Dennis P. McKenna         Director
____________________________________
         Dennis P. McKenna

Authorized Representative in the United States:

       /s/ Dennis P. McKenna
____________________________________
         Dennis P. McKenna
   President and Chief Executive
       Officer, ChipPAC, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC (Barbados) Ltd. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Barbados, West Indes, on November 24, 1999.

                                          ChipPAC (Barbados) Ltd.

                                             /s/ Phang Guk Bing
                                          By: _________________________________
                                            (Peter) Phang Guk Bing
                                            President, Chief Executive Officer
                                            and Chief Financial Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the indicated capacities and on November 24, 1999.

              Signatures                             Capacity
              ----------                             --------
          /s/ Phang Guk Bing          President, Chief Executive Officer and
 ____________________________________  Chief Financial Officer (Principal
        (Peter) Phang Guk Bing         Executive,
                                       Financial and Accounting Officer)

        /s/ Eulalie Greenaway         Director
 ____________________________________
          Eulalie Greenaway

        /s/ Trevor Carmichael         Director
 ____________________________________
          Trevor Carmichael

            /s/ Curt Mason            Director
 ____________________________________
              Curt Mason


Authorized Representative in the United States

     /s/ Dennis P. McKenna
--------------------------------
       Dennis P. McKenna
 President and Chief Executive
    Officer, ChipPAC, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC Luxembourg S.a.R.L. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on November 24, 1999.

                                          ChipPAC Luxembourg S.a.R.L.

                                                     /s/ Michele Musty
                                          By: _________________________________
                                            Michele Musty
                                            Corporate Manager

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the indicated capacities and on November 24, 1999:

              Signatures             Capacity
              ----------             --------


          /s/ Michele Musty           Corporate Manager
 ____________________________________  (Co-Principal Executive, Financial and Accounting Officer
            Michele Musty              and Director)

        /s/ Eric Vanderkerken         Corporate Manager
 ____________________________________  (Co-Principal Executive, Financial and Accounting Officer
          Eric Vanderkerken            and Director)

          /s/ Phang Guk Bing          Corporate Manager
 ____________________________________  (Co-Principal Executive, Financial and Accounting Officer
    ChipPAC International Company      and Director)
  Limited by: (Peter) Phang Guk Bing
    President and Chief Executive
               Officer

Authorized Representative in the United States:

     /s/ Dennis P. McKenna
--------------------------------
       Dennis P. McKenna
 President and Chief Executive
    Officer, ChipPAC, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC Liquidity Management Hungary Limited Liability Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Budapest, Hungary on November 24, 1999.

                                          ChipPAC Liquidity Management Hungary
                                           Limited Liability Company

                                              /s/ Jozsef Veress
                                          By: _________________________________
                                             Jozsef Veress
                                             Managing Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the indicated capacities on November 24, 1999:

              Signatures                              Capacity
              ----------                              --------


        /s/ Jozsef Veress             Managing Director (Principal Executive,
 ____________________________________     Financial and Accounting Officer
            Jozsef Veress                        and Sole Director)

Authorized Representative in the United States:

      /s/ Dennis P. McKenna
 ____________________________________
          Dennis P. McKenna
    President and Chief Executive
        Officer, ChipPAC, Inc.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the ChipPAC Limited has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tortola, British Virgin Islands, on November 24, 1999.

                                          ChipPAC Limited

                                                     /s/ Phang Guk Bing
                                          By: _________________________________
                                             (Peter) Phang Guk Bing
                                             President, Chief Executive
                                             Officer and Chief Financial
                                             Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McKenna, Tony Lin, Curt Mason, David Dominik and Paul C. Schorr IV, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the indicated capacities on November 24, 1999:

              Signatures                          Capacity
              ----------                          --------


          /s/ Phang Guk Bing             President, Chief Executive
 ____________________________________     Officer, Chief Financial
        (Peter) Phang Guk Bing                  Officer and
                                                  Director
                                      (Principal Executive, Financial
                                          and Accounting Officer)
            /s/ Curt Mason                        Director
 ____________________________________
              Curt Mason
             /s/ P.J. Kim                         Director
 ____________________________________
               P.J. Kim
         /s/ Richard Parsons                      Director
 ____________________________________
           Richard Parsons

Authorized Representative in the United States:

        /s/ Dennis P. McKenna
 ____________________________________
          Dennis P. McKenna
    President and Chief Executive
        Officer, ChipPAC, Inc.